     As Filed with the Securities and Exchange Commission on April 12, 2011

                               File No.333-158192

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                   FORM S-1
                       POST-EFFECTIVE AMENDMENT NO. 3 TO
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          LINCOLN BENEFIT LIFE COMPANY
             (Exact name of Registrant as Specified in its Charter)

          Nebraska                    6300                   470221457
      (State or other          (Primary Standard          (I.R.S.Employer
      jurisdiction of              Industrial           Identification No.)
      incorporation or        Classification Code
       organization)                Number)

                                   ----------

                  2940 South 84th St., Lincoln, Nebraska 68506
                                 1-800-865-5237
              (Address of registrant's principal executive offices)

                             JAN FISCHER-WADE, ESQ.
                          LINCOLN BENEFIT LIFE COMPANY
                               2940 South 84th St.
                                LINCOLN, NE 68506
                                 1-800-865-5237
                           (Name of agent for service)

Approximate date of commencement of proposed sale to the Public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]  Accelerated filer [ ]  Non-accelerated filer [X]  Smaller reporting company [ ]
                                                    (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

                                     Proposed maximum   Proposed maximum
Title of securities   Amount to be    offering price   aggregate offering       Amount of
to be registered     registered (1)      per unit           price (1)      registration fee(2)
-------------------  --------------  ----------------  ------------------  -------------------
Deferred annuity           N/A             (1)                  N/A                N/A
interests and
participating
interests therein

(1) The Contract does not provide for a predetermined amount or number of units.
(2) By filing dated March 24, 2009, Lincoln Benefit Life Company registered $25,000,000 ($25 million) in market value adjusted annuity contract securities and paid a filing fee of $1,395.00 therefor. In this Registration Statement, Registrant continues that offering.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

================================================================================

Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Contingent on regulatory approval, ALFS, Inc ("ALFS") is expected to merge into Allstate Distributors, LLC ("ADLLC"), effective April 29, 2011. At that time, ALFS will assign its rights and delegate its duties as principal underwriter to ADLLC. This change will have no effect on Lincoln Benefit's obligations to you under your Contract.

Contingent on regulatory approval, ADLLC serves as distributor of the securities registered herein. The securities offered herein are sold on a continuous basis, and there is no specific end date for the offering. ADLLC, an affiliate of Lincoln Benefit, is a wholly owned subsidiary of Allstate Life Insurance Company. ADLLC is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority. ADLLC is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered.

                         LINCOLN BENEFIT LIFE COMPANY

                         Supplement Dated May 1, 2011
                To the following Prospectuses, as supplemented

CONSULTANT SOLUTIONS (CLASSIC, PLUS, ELITE, SELECT) PROSPECTUS DATED MAY 1, 2011
                   CONSULTANT I PROSPECTUS DATED MAY 1, 2011
                  LBL ADVANTAGE PROSPECTUS DATED MAY 1, 2004
                  CONSULTANT II PROSPECTUS DATED MAY 1, 2004
                 PREMIER PLANNER PROSPECTUS DATED MAY 1, 2004

   The following information supplements the prospectus for your variable annuity contract issued by Lincoln Benefit Life Company.

                           SUPPLEMENTAL INFORMATION
                      ABOUT LINCOLN BENEFIT LIFE COMPANY

                                     INDEX

                                                                                        PAGE
                                                                                        ----
Item 3(c)   Risk Factors...............................................................   1
Item 11(a)  Description of Business....................................................   8
Item 11(b)  Description of Property....................................................  10
Item 11(c)  Legal Proceedings..........................................................  10
Item 11(e)  Financial Statements and Notes to Financial Statements.....................  10
Item 11(f)  Selected Financial Data....................................................  44
Item 11(h)  Management's Discussion and Analysis of Financial Condition and Results of
              Operations...............................................................  44
Item 11(j)  Quantitative and Qualitative Disclosures About Market Risk.................  59
Item 11(k)  Directors, Executive Officers, Promoters and Control Persons...............  59
Item 11(l)  Executive Compensation.....................................................  61
Item 11(m)  Security Ownership of Certain Beneficial Owners and Management.............  87
Item 11(n)  Transactions with Related Persons, Promoters and Certain Control Persons...  89
Other Information......................................................................  91

ITEM 3(C). RISK FACTORS

   This document contains "forward-looking statements" that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We assume no obligation to update any forward-looking statements as a result of new information or future events or developments.

   These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like "plans," "seeks," "expects," "will," "should," "anticipates," "estimates," "intends," "believes," "likely," "targets" and other words with similar meanings. These statements may address, among other things, our strategy for growth, product development, investment results, regulatory approvals, market position, expenses, financial results, litigation and reserves. We believe that these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements.

   In addition to the normal risks of business, we are subject to significant risks and uncertainties, including those listed below, which apply to us as an insurer and a provider of other financial services. These risks constitute our cautionary statements under the Private Securities Litigation Reform Act of 1995 and readers should carefully review such cautionary statements as they identify certain important factors that could cause actual results to differ materially from those in the forward-looking statements and historical trends. These cautionary statements are not exclusive and are in addition to other factors discussed elsewhere in this document, in our filings with the Securities and Exchange Commission ("SEC") or in materials incorporated therein by reference.

CHANGES IN UNDERWRITING AND ACTUAL EXPERIENCE COULD MATERIALLY AFFECT PROFITABILITY OF BUSINESS CEDED TO ALLSTATE LIFE INSURANCE COMPANY ("ALIC")

   Our product pricing includes long-term assumptions regarding investment returns, mortality, morbidity, persistency and operating costs and expenses of the business, which is ceded to ALIC. We establish target returns for each product based upon these factors and the average amount of capital that we and ALIC must hold to support in-force contracts taking into account rating agencies and regulatory requirements. We monitor and manage our pricing and overall sales mix to achieve target new business returns on a portfolio basis, which could result in the discontinuation or de-emphasis of products or distribution relationships and a decline in sales. Profitability from new business emerges over a period of years depending on the nature and life of the product and is subject to variability as actual results may differ from pricing assumptions. Additionally, many of our products have fixed or guaranteed terms that limit our ability to increase revenues or reduce benefits, including credited interest, once the product has been issued.

   ALIC's profitability depends on the adequacy of investment spreads, the management of market and credit risks associated with investments, the sufficiency of premiums and contract charges to cover mortality and morbidity benefits, the persistency of policies to ensure recovery of acquisition expenses, and the management of operating costs and expenses within anticipated pricing allowances. Legislation and regulation of the insurance marketplace and products could also affect the profitability of our business ceded to ALIC.

CHANGES IN RESERVE ESTIMATES MAY ADVERSELY AFFECT OUR OPERATING RESULTS CEDED TO ALIC

   The reserve for life-contingent contract benefits is computed on the basis of long-term actuarial assumptions of future investment yields, mortality, morbidity, persistency and expenses. We periodically review the adequacy of these reserves on an aggregate basis and if future experience differs significantly from assumptions, adjustments to reserves may be required which could have a material adverse effect on our operating results ceded to ALIC.

CHANGES IN MARKET INTEREST RATES MAY LEAD TO A SIGNIFICANT DECREASE IN THE SALES AND PROFITABILITY OF SPREAD-BASED PRODUCTS CEDED TO ALIC

   Our ability to manage our spread-based products, such as fixed annuities, is dependent upon maintaining profitable spreads between investment yields and interest crediting rates on business ceded to ALIC. When market interest rates decrease or remain at relatively low levels, proceeds from investments that have matured or have been prepaid or sold may be reinvested at lower yields, reducing investment spread. Lowering interest crediting rates on some products in such an environment can partially offset decreases in investment yield. However, these changes could be limited by market conditions, regulatory minimum rates or contractual minimum rate guarantees on many contracts and may not match the timing or magnitude of changes in investment yields. Decreases in the interest crediting rates offered on products could make those products less attractive, leading to lower sales and/or changes in the level of policy loans, surrenders and withdrawals. Non-parallel shifts in interest rates, such as increases in short-term rates without accompanying increases in medium- and long-term rates, can influence customer demand for fixed annuities, which could impact the level and profitability of new customer deposits. Increases in market interest rates can also have negative effects on the business ceded to ALIC, for example by increasing the attractiveness of other investments to our customers, which can lead to higher surrenders at a time when our fixed income investment asset values are lower as a result of the increase in interest rates. This could lead to the sale of fixed income securities at a loss. For certain products, principally fixed annuity and interest-sensitive life products, the earned rate on assets could lag behind rising market yields. We may react to market conditions by increasing crediting rates, which could narrow spreads and reduce profitability on the business ceded to ALIC.

A LOSS OF KEY PRODUCT DISTRIBUTION RELATIONSHIPS COULD MATERIALLY AFFECT SALES, RESULTS OF OPERATIONS AND CASH FLOWS CEDED TO ALIC

   Certain products are distributed under agreements with other members of the financial services industry that are not affiliated with us. Termination of one or more of these agreements due to, for example, a change in control of one of these distributors or market conditions that make it difficult to achieve our target return on certain products, resulting in relatively uncompetitive pricing, or a decision by us to discontinue selling products through a distribution channel, could have a detrimental effect on our sales, results of operations or cash flows ceded to ALIC if it were to result in an elevated level of surrenders of in-force contracts sold through terminated distribution relationships.

CHANGES IN TAX LAWS MAY DECREASE SALES AND PROFITABILITY OF PRODUCTS CEDED TO
ALIC

   Under current federal and state income tax law, certain products we offer, primarily life insurance and annuities, receive favorable tax treatment. This favorable treatment may give certain of our products a competitive advantage over noninsurance products. Congress from time to time considers legislation that would reduce or eliminate the favorable policyholder tax treatment currently applicable to life insurance and annuities. Congress also considers proposals to reduce the taxation of certain products or investments that may compete with life insurance or annuities. Legislation that increases the taxation on insurance products or reduces the taxation on competing products could lessen the advantage or create a disadvantage for certain of our products making them less competitive. Such proposals, if adopted, could have a material adverse effect on ALIC's profitability and financial condition or our ability to sell such products and could result in the surrender of some existing contracts and policies. In addition, changes in the federal estate tax laws could negatively affect the demand for the types of life insurance used in estate planning.

RISKS RELATING TO INVESTMENTS

WE ARE SUBJECT TO MARKET RISK AND DECLINES IN CREDIT QUALITY WHICH MAY ADVERSELY IMPACT INVESTMENT INCOME, CAUSE ADDITIONAL REALIZED LOSSES, AND CAUSE INCREASED UNREALIZED LOSSES

   We are subject to the risk that we will incur losses due to adverse changes in interest rates or credit spreads. We are subject to risks associated with potential declines in credit quality related to specific issuers or specific industries and a general weakening in the economy, which are typically reflected through credit spreads. Credit spread is the additional yield on fixed income securities above the risk-free rate (typically defined as the yield on U.S. Treasury securities) that market participants require to compensate them for assuming credit, liquidity and/or prepayment risks. Credit spreads vary (i.e. increase or decrease) in response to the market's perception of risk and liquidity in a specific issuer or specific sector and are influenced by the credit ratings, and the reliability of those ratings, published by external rating agencies.

   A decline in market interest rates or credit spreads could have an adverse effect on our investment income as we invest cash in new investments that may earn less than the portfolio's average yield. In a declining interest rate environment, borrowers may prepay or redeem securities more quickly than expected as they seek to refinance at lower rates. An increase in market interest rates or credit spreads could have an adverse effect on the value of our investment portfolio by decreasing the fair values of the fixed income securities that comprise a substantial majority of our investment portfolio. A decline in the quality of our investment portfolio as a result of adverse economic conditions or otherwise could cause additional realized losses on securities.

DETERIORATING FINANCIAL PERFORMANCE IMPACTING SECURITIES COLLATERALIZED BY RESIDENTIAL AND COMMERCIAL MORTGAGE LOANS MAY LEAD TO WRITE-DOWNS AND IMPACT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION

   Changes in residential or commercial mortgage delinquencies, loss severities or recovery rates, declining residential or commercial real estate prices and the quality of service provided by service providers on securities in our portfolio could lead us to determine that write-downs are necessary in the future.

CONCENTRATION OF OUR INVESTMENT PORTFOLIO IN ANY PARTICULAR SEGMENT OF THE ECONOMY MAY HAVE ADVERSE EFFECTS ON OUR OPERATING RESULTS AND FINANCIAL CONDITION

   The concentration of our investment portfolio in any particular industry, collateral types, group of related industries or geographic sector could have an adverse effect on our investment portfolio and consequently on our results of operations and financial condition. Events or developments that have a negative impact on any particular industry, group of related industries or geographic region may have a greater adverse effect on the investment portfolio to the extent that the portfolio is concentrated rather than diversified.

THE DETERMINATION OF THE AMOUNT OF REALIZED CAPITAL LOSSES RECORDED FOR IMPAIRMENTS OF OUR INVESTMENTS IS HIGHLY SUBJECTIVE AND COULD MATERIALLY IMPACT OUR OPERATING RESULTS AND FINANCIAL CONDITION

   The determination of the amount of realized capital losses recorded for impairments vary by investment type and is based upon our periodic evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. We update our evaluations regularly and reflect changes in other-than-temporary impairments in our results of operations. The assessment of whether other-than-temporary impairments have occurred is based on our case-by-case evaluation of the underlying reasons for the decline in fair value. There can be no assurance that we have accurately assessed the level of or amounts recorded for other-than-temporary impairments taken in our financial statements. Furthermore, historical trends may not be indicative of future impairments and additional impairments may need to be recorded in the future.

THE DETERMINATION OF THE FAIR VALUE OF OUR FIXED INCOME SECURITIES IS HIGHLY SUBJECTIVE AND COULD MATERIALLY IMPACT OUR OPERATING RESULTS AND FINANCIAL CONDITION

   In determining fair values we generally utilize market transaction data for the same or similar instruments. The degree of management judgment involved in determining fair values is inversely related to the availability of market observable information. The fair value of assets may differ from the actual amount received upon sale of an asset in an orderly transaction between market participants at the measurement date. Moreover, the use of different valuation assumptions may have a material effect on the assets' fair values. The difference between amortized cost and fair value, net of deferred income taxes, is reflected as a component of accumulated other comprehensive income in shareholder's equity. Changing market conditions could materially effect the determination of the fair value of securities and unrealized net capital gains and losses could vary significantly. Determining fair value is highly subjective and could materially impact our operating results and financial condition.

RISKS RELATING TO THE INSURANCE INDUSTRY

OUR FUTURE RESULTS ARE DEPENDENT IN PART ON OUR ABILITY TO SUCCESSFULLY OPERATE IN AN INSURANCE INDUSTRY THAT IS HIGHLY COMPETITIVE

   The insurance industry is highly competitive. Our competitors include other insurers and, because many of our products include a savings or investment component, securities firms, investment advisers, mutual funds, banks and other financial institutions. Many of our competitors have well-established national reputations and market similar products. Because of the competitive nature of the insurance industry, including competition for producers such as exclusive and independent agents, there can be no assurance that we will continue to

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effectively compete with our industry rivals, or that competitive pressures will not have a material adverse effect on our business or operating results ceded to ALIC. Furthermore, certain competitors operate using a mutual insurance company structure and therefore may have dissimilar profitability and return targets. Our ability to successfully operate may also be impaired if we are not effective in filling critical leadership positions, in developing the talent and skills of our human resources, in assimilating new executive talent into our organization, or in deploying human resource talent consistently with our business goals.

DIFFICULT CONDITIONS IN THE ECONOMY GENERALLY COULD ADVERSELY AFFECT OUR BUSINESS AND OPERATING RESULTS

   As with most businesses, we believe difficult conditions in the economy, such as significant negative macroeconomic trends, including relatively high and sustained unemployment, reduced consumer spending, lower home prices, and substantial increases in delinquencies on consumer debt, including defaults on home mortgages, and the relatively low availability of credit could have an adverse effect on our business and operating results.

   General economic conditions could adversely affect us in the form of consumer behavior and pressure investment results. Consumer behavior changes could include decreased demand for our products. In addition, holders of some of our interest-sensitive life insurance and annuity products may engage in an elevated level of discretionary withdrawals of contractholder funds. Our investment results could be adversely affected as deteriorating financial and business conditions affect the issuers of the securities in our investment portfolio.

THERE CAN BE NO ASSURANCE THAT ACTIONS OF THE U.S. FEDERAL GOVERNMENT, FEDERAL RESERVE AND OTHER GOVERNMENTAL AND REGULATORY BODIES FOR THE PURPOSE OF STABILIZING THE FINANCIAL MARKETS AND STIMULATING THE ECONOMY WILL ACHIEVE THE INTENDED EFFECT

   In response to the financial crises affecting the banking system, the financial markets and the broader economy in recent years, the U.S. federal government, the Federal Reserve and other governmental and regulatory bodies have taken actions such as purchasing mortgage-backed and other securities from financial institutions, investing directly in banks, thrifts and bank and savings and loan holding companies and increasing federal spending to stimulate the economy. There can be no assurance as to the long term impact such actions will have on the financial markets or on economic conditions, including potential inflationary affects. Continued volatility and any further economic deterioration could materially and adversely affect our business, financial condition and results of operations.

LOSSES FROM LITIGATION MAY BE MATERIAL TO OUR OPERATING RESULTS OR CASH FLOWS CEDED TO ALIC

   As is typical for a large company, our ultimate parent The Allstate Corporation and its subsidiaries are involved in various legal actions, including class action litigation challenging a range of company practices and coverage provided by our insurance products. In the event of an unfavorable outcome in one or more of these matters, the ultimate liability may be in excess of amounts currently reserved and may be material to our operating results or cash flows ceded to ALIC for a particular annual period.

WE ARE SUBJECT TO EXTENSIVE REGULATION AND POTENTIAL FURTHER RESTRICTIVE REGULATION MAY INCREASE OUR OPERATING COSTS AND LIMIT OUR GROWTH

   As an insurance company with separate accounts that are regulated as investment companies, we are subject to extensive laws and regulations. These laws and regulations are complex and subject to change. Moreover, they are administered and enforced by a number of different governmental authorities, including state insurance regulators, state securities administrators, the SEC, the FINRA, the U.S. Department of Justice, and state attorneys general, each of which exercises a degree of interpretive latitude. Consequently, we are subject to the risk that compliance with any particular regulator's or enforcement authority's interpretation of a legal issue may not result in compliance with another's interpretation of the same issue, particularly when compliance is judged in hindsight. In addition, there is risk that any particular regulator's or enforcement authority's interpretation of a legal issue may change over time to our detriment, or that changes in the overall legal environment may, even absent any particular regulator's or enforcement authority's interpretation of a legal issue changing, cause us to change our views regarding the actions we need to take from a legal risk management perspective, thus necessitating changes to our practices that may, in some cases, limit our ability to grow and improve the profitability of our business ceded to ALIC. Furthermore, in some cases, these laws and regulations are designed to protect or benefit the interests of a specific constituency rather than a range of constituencies. For example, state insurance laws and regulations are generally intended to protect or benefit purchasers or users of insurance products. In many respects, these laws and regulations limit our ability to grow and improve the profitability of our business ceded to ALIC.

   In recent years, the state insurance regulatory framework has come under public scrutiny and members of Congress have discussed proposals to provide for federal chartering of insurance companies. We can make no assurances regarding the potential impact of state or federal measures that may change the nature or scope of insurance regulation.

REGULATORY REFORMS, AND THE MORE STRINGENT APPLICATION OF EXISTING REGULATIONS, MAY MAKE IT MORE EXPENSIVE FOR US TO CONDUCT OUR BUSINESS

   The federal government has enacted comprehensive regulatory reforms for financial services entities. As part of a larger effort to strengthen the regulation of the financial services market, certain reforms are applicable to the insurance industry, including the establishment of a Federal Insurance Office within the Department of Treasury.

   These regulatory reforms and any additional legislation or regulatory requirements imposed upon us in connection with the federal government's regulatory reform of the financial services industry and any more stringent enforcement of existing regulations by federal authorities, may make it more expensive for us to conduct our business.

REINSURANCE MAY BE UNAVAILABLE AT CURRENT LEVELS AND PRICES, WHICH MAY LIMIT OUR ABILITY TO WRITE NEW BUSINESS

   Market conditions beyond our control impact the availability and cost of the reinsurance we purchase. No assurances can be made that reinsurance will remain continuously available to us to the same extent and on the same terms and rates as is currently available. If we were unable to maintain our current level of reinsurance or purchase new reinsurance protection in amounts that we consider sufficient and at prices that we consider acceptable, either ALIC would have to accept an increase in exposure risk, or we would have to reduce our insurance writings, or develop or seek other alternatives.

REINSURANCE SUBJECTS US TO THE CREDIT RISK OF OUR REINSURERS AND MAY NOT BE ADEQUATE TO PROTECT US AGAINST LOSSES ARISING FROM CEDED INSURANCE, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR OPERATING RESULTS CEDED TO ALIC

   The collectability of reinsurance recoverables is subject to uncertainty arising from a number of factors, including changes in market conditions, whether insured losses meet the qualifying conditions of the reinsurance contract and whether reinsurers, or their affiliates, have the financial capacity and willingness to make payments under the terms of a reinsurance treaty or contract. Our inability to collect a material recovery from a reinsurer could have a material adverse effect on operating results ceded to ALIC.

A LARGE SCALE PANDEMIC, THE CONTINUED THREAT OF TERRORISM OR ONGOING MILITARY ACTIONS MAY HAVE AN ADVERSE EFFECT ON THE LEVEL OF CLAIM LOSSES WE INCUR AND CEDE TO ALIC, THE VALUE OF OUR INVESTMENT PORTFOLIO, OUR COMPETITIVE POSITION, MARKETABILITY OF PRODUCT OFFERINGS, LIQUIDITY AND OPERATING RESULTS

   A large scale pandemic, the continued threat of terrorism, within the United States and abroad, or ongoing military and other actions and heightened security measures in response to these types of threats, may cause significant volatility and losses in our investment portfolio from declines in the equity markets and from interest rate changes in the United States, Europe and elsewhere, and result in loss of life, disruptions to commerce and reduced economic activity. Some of the assets in our investment portfolio may be adversely affected by reduced economic activity caused by a large scale pandemic or the continued threat of terrorism. Additionally, a large scale pandemic or terrorist act could have a material adverse effect on the sales, profitability, competitiveness, marketability of product offerings, liquidity, and operating results.

A DOWNGRADE IN ALIC'S FINANCIAL STRENGTH RATINGS MAY HAVE AN ADVERSE EFFECT ON OUR COMPETITIVE POSITION, THE MARKETABILITY OF OUR PRODUCT OFFERINGS, AND OUR LIQUIDITY, OPERATING RESULTS CEDED TO ALIC AND FINANCIAL CONDITION

   Financial strength ratings are important factors in establishing the competitive position of insurance companies and generally have an effect on an insurance company's business. On an ongoing basis, rating agencies review the financial performance and condition of insurers and could downgrade or change the outlook on an insurer's ratings due to, for example, a change in an insurer's statutory capital; a change in a rating agency's determination of the amount of risk-adjusted capital required to maintain a particular rating; an increase in the perceived risk of an insurer's investment portfolio; a reduced confidence in management or a host of other considerations that may or may not be under the insurer's control. The insurance financial strength ratings of ALIC from A.M. Best, Standard & Poor's and Moody's are subject to continuous review, and the retention of current ratings cannot be assured. A downgrade in any of these ratings could have a material adverse effect on our sales, our competitiveness, the marketability of our product offerings, and our liquidity and operating results ceded to ALIC.

CHANGES IN ACCOUNTING STANDARDS ISSUED BY THE FINANCIAL ACCOUNTING STANDARDS BOARD ("FASB") OR OTHER STANDARD-SETTING BODIES MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION

   Our financial statements are subject to the application of generally accepted accounting principles, which are periodically revised, interpreted and/or expanded. Accordingly, we are required to adopt new guidance or interpretations, or could be subject to existing guidance as we enter into new transactions, which may have a material adverse effect on our results of operations and financial condition that is either unexpected or has a greater impact than expected. For a description of changes in accounting standards that are currently pending and, if known, our estimates of their expected impact, see Note 2 of the financial statements.

THE CHANGE IN OUR UNRECOGNIZED TAX BENEFIT DURING THE NEXT 12 MONTHS IS SUBJECT TO UNCERTAINTY

   We have disclosed our estimate of net unrecognized tax benefits and the reasonably possible increase or decrease in its balance during the next 12 months in Note 10 of the financial statements. However, actual results may differ from our estimate for reasons such as changes in our position on specific issues, developments with respect to the governments' interpretations of income tax laws or changes in judgment resulting from new information obtained in audits or the appeals process.

THE OCCURRENCE OF EVENTS UNANTICIPATED IN OUR DISASTER RECOVERY SYSTEMS AND MANAGEMENT CONTINUITY PLANNING OR A SUPPORT FAILURE FROM EXTERNAL PROVIDERS DURING A DISASTER COULD IMPAIR OUR ABILITY TO CONDUCT BUSINESS EFFECTIVELY

   The occurrence of a disaster such as a natural catastrophe, an industrial accident, a terrorist attack or war, events unanticipated in our disaster recovery systems or a support failure from external providers, could have an adverse effect on our ability to conduct business and on our results of operations ceded to ALIC and financial condition, particularly if those events affect our computer-based data processing, transmission, storage, and retrieval systems. In the event that a significant number of our managers could be unavailable in the event of a disaster, our ability to effectively conduct our business could be severely compromised.

ITEM 11(A).DESCRIPTION OF BUSINESS

   Lincoln Benefit Life Company ("Lincoln Benefit") was incorporated under the laws of the State of Nebraska in 1938. Lincoln Benefit is a wholly owned subsidiary of Allstate Life Insurance Company ("ALIC"), a stock life insurance company incorporated under the laws of the State of Illinois. ALIC is a wholly owned subsidiary of Allstate Insurance Company ("AIC"), a stock property-liability insurance company organized under the laws of the State of Illinois. All of the outstanding capital stock of Allstate Insurance Company is owned by Allstate Insurance Holdings, LLC, which is wholly owned by The Allstate Corporation (the "Corporation" or "Allstate"), a publicly owned holding company incorporated under the laws of the State of Delaware. The Allstate Corporation is the largest publicly held personal lines insurer in the United States. Widely known through the "You're In Good Hands With Allstate(R)" slogan, Allstate is reinventing protection and retirement to help individuals in approximately 16 million households protect what they have today and better prepare for tomorrow. Customers can access Allstate products and services such as auto insurance and homeowners insurance through more than 13,000 exclusive Allstate agencies and financial representatives in the United States and Canada. Allstate is the 2/nd/ largest personal property and casualty insurer in the United States on the basis of 2009 statutory direct premiums earned. In addition, according to A.M. Best, it is the nation's 16/th/ largest issuer of life insurance business on the basis of 2009 ordinary life insurance in force and 21/st/ largest on the basis of 2009 statutory admitted assets.

   In our reports, we occasionally refer to statutory financial information. All domestic United States insurance companies are required to prepare statutory-basis financial statements. As a result, industry data is available that enables comparisons between insurance companies, including competitors that are not subject to the requirement to prepare financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP"). We frequently use industry publications containing statutory financial information to assess our competitive position.

   We provide life insurance, retirement and investment products. Our principal products are interest-sensitive, traditional and variable life insurance, and fixed annuities including deferred and immediate. We sell products through multiple intermediary distribution channels, including Allstate exclusive agencies and exclusive financial specialists and independent agents (including master brokerage agencies). Through March 31, 2010, we also sold products through broker-dealers. Although we continue to service in force contracts sold through this distribution channel, we no longer solicit new sales through direct relationships with broker-dealers.

   We compete on a wide variety of factors, including the scope of our distribution systems, the type of our product offerings, the recognition of our brands, our financial strength and ratings, our differentiated product features and prices, and the level of customer service that we provide.

   The market for life insurance, retirement and investment products continues to be highly fragmented and competitive. As of December 31, 2010, there were approximately 470 groups of life insurance companies in the United States, most of which offered one or more similar products. In addition, because many of these products include a savings or investment component, our competition includes domestic and foreign securities firms, investment advisors, mutual funds, banks and other financial institutions. Competitive pressure continues to grow due to several factors, including cross marketing alliances between unaffiliated businesses, as well as consolidation activity in the financial services industry.

   We have reinsurance agreements whereby all premiums, contract charges, interest credited to contractholder funds, contract benefits and substantially all expenses are ceded to ALIC and non-affiliated reinsurers. Assets that support general account product liabilities are owned and managed by ALIC under the terms of the reinsurance agreements.

   Lincoln Benefit is subject to extensive regulation, primarily at the state level. The method, extent and substance of such regulation varies by state but generally has its source in statutes that establish standards and requirements for conducting the business of insurance and that delegate regulatory authority to a state regulatory agency. In general, such regulation is intended for the protection of those who purchase or use insurance products. These rules have a substantial effect on our business and relate to a wide variety of matters, including insurance company licensing and examination, agent licensing, price setting, trade practices, policy forms, statutory accounting methods, corporate governance, the nature and amount of investments, claims practices, participation in guaranty funds, reserve adequacy, insurer solvency, transactions with affiliates, the payment of dividends, and underwriting standards. For a discussion of statutory financial information, see Note 11 of the financial statements. For a discussion of regulatory contingencies, see
Note 9 of the financial statements. Notes 9 and 11 are incorporated in this
Item 11(a) by reference.

   In recent years, the state insurance regulatory framework has come under increased federal scrutiny. Legislation that would provide for increased federal regulation of insurance, including the federal chartering of insurance companies, has been proposed. Moreover, as part of an effort to strengthen the regulation of the financial services market, the Dodd-Frank Wall Street Reform and Consumer Protection Act was enacted. Hundreds of regulations must be promulgated and implemented pursuant to this new law, and we cannot predict what the final regulations will require but do not expect a material impact on Lincoln Benefit's operations. The new law also creates the Federal Office of Insurance ("FIO") within the Treasury Department. The FIO will monitor the insurance industry, provide advice to the new Financial Stability Oversight Council, represent the U.S. on international insurance matters and study the current regulatory system and submit a report to Congress in 2012. In addition, state legislators and insurance regulators continue to examine the appropriate nature and scope of state insurance regulation. We cannot predict whether any specific state or federal measures will be adopted to change the nature or scope of the regulation of insurance business or what effect any such measures would have on Lincoln Benefit.

ITEM 11(B).DESCRIPTION OF PROPERTY

   Lincoln Benefit occupies office space in Lincoln, Nebraska and Northbrook, Illinois that is owned by Allstate Insurance Company. Expenses associated with these facilities are allocated to us on a direct basis.

ITEM 11(C).LEGAL PROCEEDINGS

   Information required for Item 11(c) is incorporated by reference to the discussion under the heading "Regulation and Compliance" and under the heading "Legal and regulatory proceedings and inquiries" in Note 9 of the financial statements.

ITEM 11(E).FINANCIAL STATEMENTS AND NOTES TO FINANCIAL STATEMENTS

                         LINCOLN BENEFIT LIFE COMPANY

               STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

                                                     YEAR ENDED DECEMBER 31,
                                                     -----------------------
                                                      2010    2009     2008
  ($ IN THOUSANDS)                                   ------- ------- -------
  REVENUES
  Net investment income............................. $12,067 $11,783 $13,940
  Realized capital gains and losses.................     694   1,480   5,952
                                                     ------- ------- -------
  INCOME FROM OPERATIONS BEFORE INCOME TAX EXPENSE..  12,761  13,263  19,892
  Income tax expense................................   4,451   4,634   6,918
                                                     ------- ------- -------
  NET INCOME........................................   8,310   8,629  12,974
                                                     ------- ------- -------
  OTHER COMPREHENSIVE INCOME (LOSS), AFTER-TAX
  Change in unrealized net capital gains and losses.   4,584   5,783  (4,351)
                                                     ------- ------- -------
  COMPREHENSIVE INCOME.............................. $12,894 $14,412 $ 8,623
                                                     ======= ======= =======



                      See notes to financial statements.

                         LINCOLN BENEFIT LIFE COMPANY

                       STATEMENTS OF FINANCIAL POSITION

                                                                                      DECEMBER 31,
                                                                                 -----------------------
                                                                                    2010        2009
($ IN THOUSANDS, EXCEPT PAR VALUE DATA)                                          ----------- -----------
ASSETS
Investments
   Fixed income securities, at fair value (amortized cost $304,848 and
     $299,787).................................................................. $   320,456 $   308,343
   Short-term, at fair value (amortized cost $11,593 and $8,557)................      11,593       8,557
                                                                                 ----------- -----------
       Total investments........................................................     332,049     316,900
Cash............................................................................       3,550      10,063
Reinsurance recoverable from Allstate Life Insurance Company....................  18,365,058  18,689,074
Reinsurance recoverable from non-affiliates.....................................   1,906,574   1,766,824
Other assets....................................................................     105,159     110,400
Separate accounts...............................................................   2,017,185   2,039,647
                                                                                 ----------- -----------
       TOTAL ASSETS............................................................. $22,729,575 $22,932,908
                                                                                 =========== ===========
LIABILITIES
Contractholder funds............................................................ $17,247,071 $17,633,027
Reserve for life-contingent contract benefits...................................   3,011,317   2,805,387
Unearned premiums...............................................................      19,478      21,656
Deferred income taxes...........................................................       5,833       3,300
Payable to affiliates, net......................................................       4,931      14,749
Current income taxes payable....................................................       4,386       4,656
Other liabilities and accrued expenses..........................................      93,507      97,513
Separate accounts...............................................................   2,017,185   2,039,647
                                                                                 ----------- -----------
       TOTAL LIABILITIES........................................................  22,403,708  22,619,935
                                                                                 ----------- -----------
COMMITMENTS AND CONTINGENT LIABILITIES (NOTE 9)

SHAREHOLDER'S EQUITY
Common stock, $100 par value, 30 thousand shares authorized, 25 thousand shares
  issued and outstanding........................................................       2,500       2,500
Additional capital paid-in......................................................     180,000     180,000
Retained income.................................................................     133,222     124,912
Accumulated other comprehensive income:
   Unrealized net capital gains and losses......................................      10,145       5,561
                                                                                 ----------- -----------
       Total accumulated other comprehensive income.............................      10,145       5,561
                                                                                 ----------- -----------
       TOTAL SHAREHOLDER'S EQUITY...............................................     325,867     312,973
                                                                                 ----------- -----------
       TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY............................... $22,729,575 $22,932,908
                                                                                 =========== ===========

                      See notes to financial statements.

                         LINCOLN BENEFIT LIFE COMPANY

                      STATEMENTS OF SHAREHOLDER'S EQUITY

                                                     YEAR ENDED DECEMBER 31,
                                                   ---------------------------
                                                     2010     2009      2008
($ IN THOUSANDS)                                   -------- --------  --------
COMMON STOCK...................................... $  2,500 $  2,500  $  2,500
                                                   -------- --------  --------
ADDITIONAL CAPITAL PAID-IN........................  180,000  180,000   180,000
                                                   -------- --------  --------
RETAINED INCOME
Balance, beginning of year........................  124,912  116,283   103,309
Net income........................................    8,310    8,629    12,974
                                                   -------- --------  --------
Balance, end of year..............................  133,222  124,912   116,283
                                                   -------- --------  --------
ACCUMULATED OTHER COMPREHENSIVE INCOME
Balance, beginning of year........................    5,561     (222)    4,129
Change in unrealized net capital gains and losses.    4,584    5,783    (4,351)
                                                   -------- --------  --------
Balance, end of year..............................   10,145    5,561      (222)
                                                   -------- --------  --------
TOTAL SHAREHOLDER'S EQUITY........................ $325,867 $312,973  $298,561
                                                   ======== ========  ========


                      See notes to financial statements.

                         LINCOLN BENEFIT LIFE COMPANY

                           STATEMENTS OF CASH FLOWS

                                                                          YEAR ENDED DECEMBER 31,
                                                                       -----------------------------
                                                                         2010       2009      2008
($ IN THOUSANDS)                                                       --------  ---------  --------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income............................................................ $  8,310  $   8,629  $ 12,974
Adjustments to reconcile net income to net cash provided by (used in)
  operating activities:
   Amortization and other non-cash items..............................    1,241        932       143
   Realized capital gains and losses..................................     (694)    (1,480)   (5,952)
   Changes in:
       Policy benefit and other insurance reserves....................    4,240     19,349    (5,052)
       Income taxes...................................................     (205)    (2,174)    2,065
       Receivable/payable to affiliates, net..........................   (9,818)   (21,280)   14,117
       Other operating assets and liabilities.........................     (943)       369   (24,195)
                                                                       --------  ---------  --------
          Net cash provided by (used in) operating activities.........    2,131      4,345    (5,900)
                                                                       --------  ---------  --------
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sales of fixed income securities........................   27,166     46,330   101,584
Collections on fixed income securities................................   38,691     35,334     7,693
Purchases of fixed income securities..................................  (71,478)  (151,234)  (64,497)
Change in short-term investments, net.................................   (3,023)    72,143   (54,347)
                                                                       --------  ---------  --------
          Net cash (used in) provided by investing activities.........   (8,644)     2,573    (9,567)
                                                                       --------  ---------  --------
NET (DECREASE) INCREASE IN CASH.......................................   (6,513)     6,918   (15,467)
CASH AT BEGINNING OF YEAR.............................................   10,063      3,145    18,612
                                                                       --------  ---------  --------
CASH AT END OF YEAR................................................... $  3,550  $  10,063  $  3,145
                                                                       ========  =========  ========


                      See notes to financial statements.

                         NOTES TO FINANCIAL STATEMENTS

1. GENERAL

BASIS OF PRESENTATION

   The accompanying financial statements include the accounts of Lincoln Benefit Life Company (the "Company"), a wholly owned subsidiary of Allstate Life Insurance Company ("ALIC"), which is wholly owned by Allstate Insurance Company ("AIC"). All of the outstanding common stock of AIC is owned by Allstate Insurance Holdings, LLC, a wholly owned subsidiary of The Allstate Corporation (the "Corporation"). These financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP").

   To conform to the current year presentation, certain amounts in the prior years' financial statements and notes have been reclassified.

   The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NATURE OF OPERATIONS

   The Company sells life insurance, retirement and investment products. The principal products are interest-sensitive, traditional and variable life insurance and fixed annuities including deferred and immediate.

   The Company is authorized to sell life insurance and retirement products in all states except New York, as well as in the District of Columbia, the U.S. Virgin Islands and Guam. For 2010, the top geographic locations for statutory premiums and annuity considerations were California, Florida and Texas. No other jurisdiction accounted for more than 5% of statutory premiums and annuity considerations. All statutory premiums and annuity considerations are ceded under reinsurance agreements. The Company distributes its products through multiple distribution channels, including Allstate exclusive agencies, which include exclusive financial specialists, and independent agents (including master brokerage agencies).

   The Company has exposure to market risk as a result of its investment portfolio. Market risk is the risk that the Company will incur realized and unrealized net capital losses due to adverse changes in interest rates and credit spreads. The Company also has certain exposures to changes in equity prices in its equity-indexed annuities and separate accounts liabilities, which are transferred to ALIC in accordance with reinsurance agreements. Interest rate risk is the risk that the Company will incur a loss due to adverse changes in interest rates relative to the interest rate characteristics of its interest bearing assets. This risk arises from the Company's investment in interest-sensitive assets. Interest rate risk includes risks related to changes in U.S. Treasury yields and other key risk-free reference yields. Credit spread risk is the risk that the Company will incur a loss due to adverse changes in credit spreads. This risk arises from many of the Company's primary activities, as the Company invests substantial funds in spread-sensitive fixed income assets.

   The Company monitors economic and regulatory developments that have the potential to impact its business. The ability of banks to affiliate with insurers may have a material adverse effect on all of the Company's product lines by substantially increasing the number, size and financial strength of potential competitors. Furthermore, federal and state laws and regulations affect the taxation of insurance companies and life insurance and annuity products. Congress from time to time considers legislation that would reduce or eliminate the favorable policyholder tax treatment currently applicable to life insurance and annuities. Congress also considers proposals to reduce the taxation of certain products or investments that may compete with life insurance or annuities. Legislation that increases the taxation on insurance products or reduces the taxation on competing products could lessen the advantage or create a disadvantage for certain of the Company's products making them less competitive. Such proposals, if adopted, could have an adverse effect on the Company's and ALIC's financial position or ability to sell such products and could result in the surrender of some existing contracts and policies. In addition, changes in the federal estate tax laws could negatively affect the demand for the types of life insurance used in estate planning.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INVESTMENTS

   Fixed income securities include bonds, residential mortgage-backed securities ("RMBS"), commercial mortgage-backed securities ("CMBS") and asset-backed securities ("ABS"). Fixed income securities, which may be sold prior to their contractual maturity, are designated as available for sale and are carried at fair value. The difference between amortized cost and fair value, net of deferred income taxes, is reflected as a component of accumulated other comprehensive income. Cash received from calls, principal payments and make-whole payments is reflected as a component of proceeds from sales and cash received from maturities and pay-downs is reflected as a component of investment collections within the Statements of Cash Flows.

   Short-term investments, including money market funds and other short-term investments, are carried at fair value.

   Investment income consists primarily of interest and is recognized on an accrual basis using the effective yield method. Interest income for certain RMBS, CMBS and ABS is determined considering estimated principal repayments obtained from third party data sources and internal estimates. Actual prepayment experience is periodically reviewed and effective yields are recalculated on a retrospective basis when differences arise between the prepayments originally anticipated and the actual prepayments received and currently anticipated. For other-than-temporarily impaired fixed income securities, the effective yield method utilizes the difference between the amortized cost basis at impairment and the cash flows expected to be collected. Accrual of income is suspended for other-than-temporarily impaired fixed income securities when the timing and amount of cash flows expected to be received is not reasonably estimable.

   Realized capital gains and losses include gains and losses on investment sales and write-downs in value due to other-than-temporary declines in fair value. Realized capital gains and losses on investment sales include calls and prepayments and are determined on a specific identification basis.

   The Company recognizes other-than-temporary impairment losses on fixed income securities in earnings when a security's fair value is less than its amortized cost and the Company has made the decision to sell or it is more likely than not the Company will be required to sell the fixed income security before recovery of its amortized cost basis. Additionally, if the Company does not expect to receive cash flows sufficient to recover the entire amortized cost basis of a fixed income security, the credit loss component of the impairment is recorded in earnings, with the remaining amount of the unrealized loss related to other factors recognized in other comprehensive income ("OCI").

RECOGNITION OF PREMIUM REVENUES AND CONTRACT CHARGES, AND RELATED BENEFITS AND INTEREST CREDITED

   The Company has reinsurance agreements whereby all premiums, contract charges, interest credited to contractholder funds, contract benefits and substantially all expenses are ceded to ALIC and non-affiliated reinsurers (see Notes 3 and 8). Amounts reflected in the Statements of Operations and Comprehensive Income are presented net of reinsurance.

   Traditional life insurance products consist principally of products with fixed and guaranteed premiums and benefits, primarily term and whole life insurance products. Premiums from these products are recognized as revenue when due from policyholders. Benefits are reflected in contract benefits and recognized in relation to premiums, so that profits are recognized over the life of the policy.

   Immediate annuities with life contingencies provide insurance protection over a period that extends beyond the period during which premiums are collected. Premiums from these products are recognized as revenue when received at the inception of the contract. Benefits and expenses are recognized in relation to premiums. Profits from these policies come from investment income, which is recognized over the life of the contract.

   Interest-sensitive life contracts, such as universal life and single premium life, are insurance contracts whose terms are not fixed and guaranteed. The terms that may be changed include premiums paid by the contractholder, interest credited to the contractholder account balance and contract charges assessed against the contractholder account balance. Premiums from these contracts are reported as contractholder fund deposits. Contract charges consist of fees assessed against the contractholder account balance for the cost of insurance (mortality risk), contract administration and surrender of the contract prior to contractually specified dates. These contract charges are recognized as revenue when assessed against the contractholder account balance. Contract benefits include life-contingent benefit payments in excess of the contractholder account balance.

   Contracts that do not subject the Company to significant risk arising from mortality or morbidity are referred to as investment contracts. Fixed annuities, including market value adjusted annuities, equity-indexed annuities and immediate annuities without life contingencies, are considered investment contracts. Consideration received for such contracts is reported as contractholder fund deposits. Contract charges for investment contracts consist of fees assessed against the contractholder account balance for maintenance, administration and surrender of the contract prior to contractually specified dates, and are recognized when assessed against the contractholder account balance.

   Interest credited to contractholder funds represents interest accrued or paid on interest-sensitive life contracts and investment contracts. Crediting rates for certain fixed annuities and interest-sensitive life contracts are adjusted periodically by the Company to reflect current market conditions subject to contractually guaranteed minimum rates. Crediting rates for indexed annuities are generally based on an equity index, such as the Standard & Poor's ("S&P") 500 Index.

   Contract charges for variable life and variable annuity products consist of fees assessed against the contractholder account balances for contract maintenance, administration, mortality, expense and surrender of the contract prior to the contractually specified dates. Contract benefits incurred for variable annuity products include guaranteed minimum death, income, withdrawal and accumulation benefits.

REINSURANCE

   The Company has reinsurance agreements whereby all premiums, contract charges, interest credited to contractholder funds, contract benefits and substantially all expenses are ceded to ALIC and non-affiliated reinsurers (see Notes 3 and 8). Reinsurance recoverables and the related reserve for life-contingent contract benefits and contractholder funds are reported separately in the Statements of Financial Position. Reinsurance does not extinguish the Company's primary liability under the policies written. Therefore, the Company regularly evaluates the financial condition of its reinsurers and establishes allowances for uncollectible reinsurance as appropriate.

   Investment income earned on the assets that support contractholder funds and the reserve for life-contingent contract benefits is not included in the Company's financial statements as those assets are owned and managed by ALIC under the terms of the reinsurance agreements.

INCOME TAXES

   The income tax provision is calculated under the liability method. Deferred tax assets and liabilities are recorded based on the difference between the financial statement and tax bases of assets and liabilities at the enacted tax rates. The principal assets and liabilities giving rise to such differences are unrealized capital gains and losses on investments. A deferred tax asset valuation allowance is established when there is uncertainty that such assets will be realized.

RESERVE FOR LIFE-CONTINGENT CONTRACT BENEFITS

   The reserve for life-contingent contract benefits payable under insurance policies, including traditional life insurance and life-contingent immediate annuities, is computed on the basis of long-term actuarial assumptions of future investment yields, mortality, morbidity, policy terminations and expenses (see Note 7). These assumptions, which for traditional life insurance are applied using the net level premium method, include provisions for adverse deviation and generally vary by characteristics such as type of coverage, year of issue and policy duration.

CONTRACTHOLDER FUNDS

   Contractholder funds represent interest-bearing liabilities arising from the sale of products such as interest-sensitive life and fixed annuities. Contractholder funds are comprised primarily of deposits received and interest credited to the benefit of the contractholder less surrenders and withdrawals, mortality charges and administrative expenses (see Note 7). Contractholder funds also include reserves for secondary guarantees on interest-sensitive life insurance and certain fixed annuity contracts and reserves for certain guarantees on variable annuity contracts.

SEPARATE ACCOUNTS

   Separate accounts assets are carried at fair value. The assets of the separate accounts are legally segregated and available only to settle separate account contract obligations. Separate accounts liabilities represent the contractholders' claims to the related assets and are carried at an amount equal to the separate accounts assets. Investment income and realized capital gains and losses of the separate accounts accrue directly to the contractholders and therefore, are not included in the Company's Statements of Operations and Comprehensive Income. Deposits to and surrenders and withdrawals from the separate accounts are reflected in separate accounts liabilities and are not included in cash flows.

   Absent any contract provision wherein the Company provides a guarantee, variable annuity and variable life insurance contractholders bear the investment risk that the separate accounts' funds may not meet their stated investment objectives. The risk and associated cost of these contract guarantees are ceded to ALIC in accordance with the reinsurance agreements.

ADOPTED ACCOUNTING STANDARD

DISCLOSURES ABOUT FAIR VALUE MEASUREMENTS

   In January 2010, the Financial Accounting Standards Board ("FASB") issued new accounting guidance which expands disclosure requirements relating to fair value measurements. The guidance adds requirements for disclosing amounts of and reasons for significant transfers into and out of Levels 1 and 2 and requires gross rather than net disclosures about purchases, sales, issuances and settlements relating to Level 3 measurements. The guidance also provides clarification that fair value measurement disclosures are required for each class of assets and liabilities. Disclosures about the valuation techniques and inputs used to measure fair value for measurements that fall in either Level 2 or Level 3 are also required. The Company adopted the provisions of the new guidance as of December 31, 2010, except for disclosures about purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair value measurements, which are required for fiscal years beginning after December 15, 2010. Disclosures are not required for earlier periods presented for comparative purposes. The new guidance affects disclosures only; and therefore, the adoption had no impact on the Company's results of operations or financial position.

PENDING ACCOUNTING STANDARD

CONSOLIDATION ANALYSIS CONSIDERING INVESTMENTS HELD THROUGH SEPARATE ACCOUNTS

   In April 2010, the FASB issued guidance clarifying that an insurer is not required to combine interests in investments held in a qualifying separate account with its interests in the same investments held in the general account when performing a consolidation evaluation. The guidance is effective for fiscal years beginning after December 15, 2010 with early adoption permitted. The adoption of this guidance is not expected to have a material impact on the Company's results of operations or financial position.

3. RELATED PARTY TRANSACTIONS

BUSINESS OPERATIONS

   The Company uses services performed by its affiliates, AIC, ALIC and Allstate Investments LLC, and business facilities owned or leased and operated by AIC in conducting its business activities. In addition, the Company shares the services of employees with AIC. The Company reimburses its affiliates for the operating expenses incurred on behalf of the Company. The Company is charged for the cost of these operating expenses based on the level of services provided. Operating expenses, including compensation, retirement and other benefit programs, allocated to the Company were $204.8 million, $202.9 million and $227.0 million in 2010, 2009 and 2008, respectively. Of these costs, the Company retains investment related expenses on the invested assets of the Company. All other costs are ceded to ALIC under the reinsurance agreements.

BROKER-DEALER AGREEMENTS

   The Company has a service agreement with Allstate Distributors, LLC ("ADLLC"), a broker-dealer company owned by ALIC, whereby ADLLC promotes and markets products sold by the Company. In return for these services, the Company recorded expense of $6.9 million, $4.6 million and $5.1 million in 2010, 2009 and 2008, respectively, that was ceded to ALIC under the terms of the reinsurance agreements.

   The Company receives distribution services from Allstate Financial Services, LLC ("AFS"), an affiliated broker-dealer company, for certain variable life insurance contracts sold by Allstate exclusive agencies. For these services, the Company incurred commission and other distribution expenses of $8.5 million, $9.1 million and $18.4 million in 2010, 2009 and 2008, respectively, that were ceded to ALIC.

REINSURANCE

   The following table summarizes amounts that were ceded to ALIC and reported net in the Statements of Operations and Comprehensive Income under the reinsurance agreements:

                                                 2010       2009       2008
  ($ IN THOUSANDS)                            ---------- ---------- ----------
  Premiums and contract charges.............. $  782,113 $  734,369 $  691,267
  Interest credited to contractholder funds,
    contract benefits and expenses...........  1,683,487  1,621,011  1,468,505

   Reinsurance recoverables due from ALIC totaled $18.37 billion and $18.69 billion as of December 31, 2010 and 2009, respectively.

INCOME TAXES

   The Company is a party to a federal income tax allocation agreement with the Corporation (see Note 10).

INTERCOMPANY LOAN AGREEMENT

   The Company has an intercompany loan agreement with the Corporation. The amount of intercompany loans available to the Company is at the discretion of the Corporation. The maximum amount of loans the Corporation will have outstanding to all its eligible subsidiaries at any given point in time is limited to $1 billion. The Corporation may use commercial paper borrowings, bank lines of credit and repurchase agreements to fund intercompany borrowings. The Company had no amounts outstanding under the intercompany loan agreement as of December 31, 2010 and 2009.

4. INVESTMENTS

FAIR VALUES

   The amortized cost, gross unrealized gains and losses and fair value for fixed income securities are as follows:

                                                 GROSS UNREALIZED
                                       AMORTIZED ---------------   FAIR
                                         COST     GAINS   LOSSES   VALUE
     ($ IN THOUSANDS)                  --------- ------- -------  --------
     DECEMBER 31, 2010
     U.S. government and agencies..... $ 70,426  $ 3,513 $  (383) $ 73,556
     Municipal........................    2,999      177      --     3,176
     Corporate........................  154,261    9,345     (19)  163,587
     Foreign government...............    4,998       92      --     5,090
     RMBS.............................   55,376    2,429      (3)   57,802
     CMBS.............................    8,523      427     (87)    8,863
     ABS..............................    8,265      117      --     8,382
                                       --------  ------- -------  --------
        Total fixed income securities. $304,848  $16,100 $  (492) $320,456
                                       ========  ======= =======  ========
     DECEMBER 31, 2009
     U.S. government and agencies..... $ 79,982  $ 1,852 $  (283) $ 81,551
     Municipal........................    2,999       96      --     3,095
     Corporate........................  131,466    6,192     (85)  137,573
     RMBS.............................   66,326    1,733     (84)   67,975
     CMBS.............................   10,520       57    (873)    9,704
     ABS..............................    8,494       --     (49)    8,445
                                       --------  ------- -------  --------
        Total fixed income securities. $299,787  $ 9,930 $(1,374) $308,343
                                       ========  ======= =======  ========

SCHEDULED MATURITIES

   The scheduled maturities for fixed income securities are as follows as of December 31, 2010:

                                                   AMORTIZED  FAIR
                                                     COST     VALUE
           ($ IN THOUSANDS)                        --------- --------
           Due in one year or less................ $  4,501  $  4,585
           Due after one year through five years..  151,933   159,481
           Due after five years through ten years.   76,126    81,207
           Due after ten years....................    8,647     8,999
                                                   --------  --------
                                                    241,207   254,272
           RMBS and ABS...........................   63,641    66,184
                                                   --------  --------
              Total............................... $304,848  $320,456
                                                   ========  ========

   Actual maturities may differ from those scheduled as a result of prepayments by the issuers. Because of the potential for prepayment on RMBS and ABS, they are not categorized by contractual maturity. CMBS are categorized by contractual maturity because they generally are not subject to prepayment risk.

NET INVESTMENT INCOME

   Net investment income for the years ended December 31 is as follows:

                                                2010     2009     2008
        ($ IN THOUSANDS)                      -------  -------  -------
        Fixed income securities.............. $12,480  $12,098  $13,302
        Short-term and other investments.....      21      107      992
                                              -------  -------  -------
           Investment income, before expense.  12,501   12,205   14,294
           Investment expense................    (434)    (422)    (354)
                                              -------  -------  -------
               Net investment income......... $12,067  $11,783  $13,940
                                              =======  =======  =======

REALIZED CAPITAL GAINS AND LOSSES

   The Company recognized net realized capital gains of $694 thousand, $1.5 million and $6.0 million in 2010, 2009 and 2008, respectively. Realized capital gains and losses in 2010 and 2009 did not include any other-than-temporary impairment losses and therefore, none were included in other comprehensive income. No other-than-temporary impairment losses were included in accumulated other comprehensive income as of December 31, 2010 and 2009.

   Gross gains of $652 thousand, $1.5 million and $8.2 million were realized on sales of fixed income securities during 2010, 2009 and 2008, respectively. There were no gross losses realized on sales of fixed income securities in 2010 and 2008. Gross losses of $3 thousand were realized on sales of fixed income securities during 2009.

UNREALIZED NET CAPITAL GAINS AND LOSSES

   Unrealized net capital gains and losses included in accumulated other comprehensive income are as follows:

                                                                GROSS UNREALIZED
                                                        FAIR    ---------------  UNREALIZED NET
                                                        VALUE    GAINS   LOSSES  GAINS (LOSSES)
($ IN THOUSANDS)                                       -------- ------- -------  --------------
DECEMBER 31, 2010
Fixed income securities............................... $320,456 $16,100 $  (492)    $15,608
Short-term investments................................   11,593      --      --          --
                                                                                    -------
   Unrealized net capital gains and losses, pre-tax...                               15,608
   Deferred income taxes..............................                               (5,463)
                                                                                    -------
   Unrealized net capital gains and losses, after-tax.                              $10,145
                                                                                    =======

                                                                GROSS UNREALIZED
                                                        FAIR    ---------------  UNREALIZED NET
                                                        VALUE    GAINS   LOSSES  GAINS (LOSSES)
                                                       -------- ------- -------  --------------
DECEMBER 31, 2009
Fixed income securities............................... $308,343 $ 9,930 $(1,374)    $ 8,556
Short-term investments................................    8,557      --      --          --
                                                                                    -------
   Unrealized net capital gains and losses, pre-tax...                                8,556
   Deferred income taxes..............................                               (2,995)
                                                                                    -------
   Unrealized net capital gains and losses, after-tax.                              $ 5,561
                                                                                    =======

CHANGE IN UNREALIZED NET CAPITAL GAINS AND LOSSES

   The change in unrealized net capital gains and losses for the years ended December 31 is as follows:

                                                           2010     2009     2008
($ IN THOUSANDS)                                         -------  -------  -------
Fixed income securities................................. $ 7,052  $ 8,895  $(6,691)
Short-term investments..................................      --        2       (2)
                                                         -------  -------  -------
   Total................................................   7,052    8,897   (6,693)
Deferred income taxes...................................  (2,468)  (3,114)   2,342
                                                         -------  -------  -------
Increase (decrease) in unrealized net capital gains and
  losses................................................ $ 4,584  $ 5,783  $(4,351)
                                                         =======  =======  =======

PORTFOLIO MONITORING

   The Company has a comprehensive portfolio monitoring process to identify and evaluate each fixed income security whose carrying value may be other-than-temporarily impaired.

   For each fixed income security in an unrealized loss position, the Company assesses whether management with the appropriate authority has made the decision to sell or whether it is more likely than not the Company will be required to sell the security before recovery of the amortized cost basis for reasons such as liquidity, contractual or regulatory purposes. If a security meets either of these criteria, the security's decline in fair value is considered other than temporary and is recorded in earnings.

   If the Company has not made the decision to sell the fixed income security and it is not more likely than not the Company will be required to sell the fixed income security before recovery of its amortized cost basis, the

Company evaluates whether it expects to receive cash flows sufficient to recover the entire amortized cost basis of the security. The Company calculates the estimated recovery value by discounting the best estimate of future cash flows at the security's original or current effective rate, as appropriate, and compares this to the amortized cost of the security. If the Company does not expect to receive cash flows sufficient to recover the entire amortized cost basis of the fixed income security, the credit loss component of the impairment is recorded in earnings, with the remaining amount of the unrealized loss related to other factors recognized in other comprehensive income.

   The Company's portfolio monitoring process includes a quarterly review of all securities to identify instances where the fair value of a security compared to its amortized cost is below established thresholds. The process also includes the monitoring of other impairment indicators such as ratings, ratings downgrades and payment defaults. The securities identified, in addition to other securities for which the Company may have a concern, are evaluated for potential other-than-temporary impairment using all reasonably available information relevant to the collectability or recovery of the security. Inherent in the Company's evaluation of other-than-temporary impairment for these fixed income securities are assumptions and estimates about the financial condition and future earnings potential of the issue or issuer. Some of the factors considered in evaluating whether a decline in fair value is other than temporary are: 1) the financial condition, near-term and long-term prospects of the issue or issuer, including relevant industry specific market conditions and trends, geographic location and implications of rating agency actions and offering prices; 2) the specific reasons that a security is in an unrealized loss position, including overall market conditions which could affect liquidity; and 3) the length of time and extent to which the fair value has been less than amortized cost.

   The following table summarizes the gross unrealized losses and fair value of fixed income securities by the length of time that individual securities have been in a continuous unrealized loss position.

                                  LESS THAN 12 MONTHS           12 MONTHS OR MORE
                              ---------------------------  --------------------------    TOTAL
                               NUMBER    FAIR   UNREALIZED  NUMBER   FAIR   UNREALIZED UNREALIZED
                              OF ISSUES  VALUE    LOSSES   OF ISSUES VALUE    LOSSES     LOSSES
($ IN THOUSANDS)              --------- ------- ---------- --------- ------ ---------- ----------
DECEMBER 31, 2010
U.S. government and agencies.     1     $ 9,546   $(383)      --     $   --   $  --     $  (383)
Corporate....................     1       4,968     (19)      --         --      --         (19)
RMBS.........................     3         385      (3)      --         --      --          (3)
CMBS.........................    --          --      --        1      1,916     (87)        (87)
                                 --     -------   -----       --     ------   -----     -------
   Total.....................     5     $14,899   $(405)       1     $1,916   $ (87)    $  (492)
                                 ==     =======   =====       ==     ======   =====     =======
DECEMBER 31, 2009
U.S. government and agencies.     2     $41,469   $(283)      --     $   --   $  --     $  (283)
Corporate....................     5      11,269     (71)       1      3,485     (14)        (85)
RMBS.........................     1       4,543     (84)      --         --      --         (84)
CMBS.........................     2       3,475     (27)       1      1,158    (846)       (873)
ABS..........................     1       8,445     (49)      --         --      --         (49)
                                 --     -------   -----       --     ------   -----     -------
   Total.....................    11     $69,201   $(514)       2     $4,643   $(860)    $(1,374)
                                 ==     =======   =====       ==     ======   =====     =======

   As of December 31, 2010, all of the unrealized losses are related to fixed income securities with an unrealized loss position less than 20% of amortized cost, the degree of which suggests that these securities do not pose a high risk of being other-than-temporarily impaired. All of the unrealized losses are related to investment grade fixed income securities. Investment grade is defined as a security having a rating of Aaa, Aa, A or Baa from Moody's, a rating of AAA, AA, A or BBB from S&P, Fitch, Dominion or Realpoint, a rating of aaa, aa, a or bbb from A.M. Best, or a comparable internal rating if an externally provided rating is not available.

Unrealized losses on investment grade securities are principally related to widening credit spreads or rising interest rates since the time of initial purchase.

   As of December 31, 2010, the Company has not made the decision to sell and it is not more likely than not the Company will be required to sell fixed income securities with unrealized losses before recovery of the amortized cost basis.

MUNICIPAL BONDS

   The principal geographic distribution of municipal bond issuers represented in the Company's municipal bond portfolio included 84% and 16% in Washington and Puerto Rico, respectively, as of December 31, 2010 and 83% and 17% in Washington and Puerto Rico, respectively, as of December 31, 2009.

CONCENTRATION OF CREDIT RISK

   As of December 31, 2010, the Company is not exposed to any credit concentration risk of a single issuer and its affiliates greater than 10% of the Company's shareholder's equity.

OTHER INVESTMENT INFORMATION

   As of December 31, 2010, fixed income securities and short-term investments with a carrying value of $10.0 million were on deposit with regulatory authorities as required by law.

5. FAIR VALUE OF ASSETS AND LIABILITIES

   Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The hierarchy for inputs used in determining fair value maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that observable inputs be used when available. Assets and liabilities recorded on the Statements of Financial Position at fair value are categorized in the fair value hierarchy based on the observability of inputs to the valuation techniques as follows:

LEVEL 1:Assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market that the Company can access.

LEVEL 2:Assets and liabilities whose values are based on the following:

       (a)Quoted prices for similar assets or liabilities in active markets;
       (b)Quoted prices for identical or similar assets or liabilities in markets that are not active; or
       (c)Valuation models whose inputs are observable, directly or indirectly, for substantially the full term of the asset or liability.

LEVEL 3:Assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. Unobservable inputs reflect the Company's estimates of the assumptions that market participants would use in valuing the assets and liabilities.

   The availability of observable inputs varies by instrument. In situations where fair value is based on internally developed pricing models or inputs that are unobservable in the market, the determination of fair value requires more judgment. The degree of judgment exercised by the Company in determining fair value is typically greatest for instruments categorized in Level 3. In many instances, valuation inputs used to measure fair value fall into different levels of the fair value hierarchy. The category level in the fair value hierarchy is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company uses prices and inputs that are current as of the measurement date, including during periods of market disruption. In periods of market disruption, the ability to observe prices and inputs may be reduced for many instruments.

   The Company has two types of situations where investments are classified as Level 3 in the fair value hierarchy. The first is where quotes continue to be received from independent third-party valuation service providers and all significant inputs are market observable; however, there has been a significant decrease in the volume and level of activity for the asset when compared to normal market activity such that the degree of market observability has declined to a point where categorization as a Level 3 measurement is considered appropriate. The indicators considered in determining whether a significant decrease in the volume and level of activity for a specific asset has occurred include the level of new issuances in the primary market, trading volume in the secondary market, the level of credit spreads over historical levels, applicable bid-ask spreads, and price consensus among market participants and other pricing sources.

   The second situation where the Company classifies securities in Level 3 is where specific inputs significant to the fair value estimation models are not market observable. This relates to the Company's use of broker quotes.

   In determining fair value, the Company principally uses the market approach which generally utilizes market transaction data for the same or similar instruments. To a lesser extent, the Company uses the income approach which involves determining fair values from discounted cash flow methodologies. For the majority of Level 2 and Level 3 valuations, a combination of the market and income approaches is used.

SUMMARY OF SIGNIFICANT VALUATION TECHNIQUES FOR ASSETS AND LIABILITIES MEASURED AT FAIR VALUE ON A RECURRING BASIS

LEVEL 1 MEASUREMENTS

    . FIXED INCOME SECURITIES: Comprise U.S. Treasuries. Valuation is based on unadjusted quoted prices for identical assets in active markets that the Company can access.

    . SHORT-TERM: Comprise actively traded money market funds that have daily quoted net asset values for identical assets that the Company can access.

    . SEPARATE ACCOUNT ASSETS: Comprise actively traded mutual funds that have daily quoted net asset values for identical assets that the Company can access. Net asset values for the actively traded mutual funds in which the separate account assets are invested are obtained daily from the fund managers.

LEVEL 2 MEASUREMENTS

    .  FIXED INCOME SECURITIES:

       U.S. GOVERNMENT AND AGENCIES: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.

       MUNICIPAL: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.

       CORPORATE, INCLUDING PRIVATELY PLACED: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads. Also included are privately placed securities valued using a discounted cash flow model that is widely accepted in the financial services industry and uses market observable inputs and inputs derived principally from, or corroborated by, observable market data. The primary inputs to the discounted cash flow model include an interest rate yield curve, as well as published credit spreads for similar assets in markets that are not active that incorporate the credit quality and industry sector of the issuer.

       FOREIGN GOVERNMENT: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.

       RMBS--U.S. GOVERNMENT SPONSORED ENTITIES ("U.S. AGENCY"), PRIME RESIDENTIAL MORTGAGE-BACKED SECURITIES ("PRIME") AND ALT-A RESIDENTIAL MORTGAGE-BACKED SECURITIES ("ALT-A"); ABS: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields, prepayment speeds, collateral performance and credit spreads.

       CMBS: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields, collateral performance and credit spreads.

    . SHORT-TERM: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads. For certain short-term investments, amortized cost is used as the best estimate of fair value.

LEVEL 3 MEASUREMENTS

    .  FIXED INCOME SECURITIES:

       CORPORATE: Valued based on models that are widely accepted in the financial services industry with certain inputs to the valuation model that are significant to the valuation, but are not market observable.

       RMBS--PRIME AND ALT-A: Valued based on non-binding broker quotes.

       CMBS: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that exhibit less liquidity relative to those markets supporting Level 2 fair value measurements, contractual cash flows, benchmark yields, collateral performance and credit spreads. Due to the reduced availability of actual market prices or relevant observable inputs as a result of the decrease in liquidity that has been experienced in the market for these securities, certain CMBS are categorized as Level 3.

       CONTRACTHOLDER FUNDS: Derivatives embedded in certain life and annuity contracts are valued internally using models widely accepted in the financial services industry that determine a single best estimate of fair value for the embedded derivatives within a block of contractholder liabilities. The models primarily use stochastically determined cash flows based on the contractual elements of embedded derivatives, projected option cost and applicable market data, such as interest rate yield curves and equity index volatility assumptions. These are categorized as Level 3 as a result of the significance of non-market observable inputs.

   The following table summarizes the Company's assets and liabilities measured at fair value on a recurring and non-recurring basis as of December 31, 2010:

                                               QUOTED PRICES   SIGNIFICANT
                                                 IN ACTIVE        OTHER    SIGNIFICANT
                                                MARKETS FOR    OBSERVABLE  UNOBSERVABLE BALANCE AS OF
                                              IDENTICAL ASSETS   INPUTS       INPUTS    DECEMBER 31,
                                                 (LEVEL 1)      (LEVEL 2)   (LEVEL 3)       2010
($ IN THOUSANDS)                              ---------------- ----------- ------------ -------------
ASSETS:
Fixed income securities:
   U.S. government and agencies..............    $   31,007     $ 42,549    $      --    $   73,556
   Municipal.................................            --        3,176           --         3,176
   Corporate.................................            --      162,735          852       163,587
   Foreign government........................            --        5,090           --         5,090
   RMBS......................................            --       50,922        6,880        57,802
   CMBS......................................            --        6,947        1,916         8,863
   ABS.......................................            --        8,382           --         8,382
                                                 ----------     --------    ---------    ----------
       Total fixed income securities.........        31,007      279,801        9,648       320,456
Short-term investments.......................        11,543           50           --        11,593
Separate account assets......................     2,017,185           --           --     2,017,185
                                                 ----------     --------    ---------    ----------
       TOTAL RECURRING BASIS ASSETS..........     2,059,735      279,851        9,648     2,349,234
                                                 ----------     --------    ---------    ----------
TOTAL ASSETS AT FAIR VALUE...................    $2,059,735     $279,851    $   9,648    $2,349,234
                                                 ==========     ========    =========    ==========
% of total assets at fair value..............          87.7%        11.9%         0.4%        100.0%

LIABILITIES:
Contractholder funds:
   Derivatives embedded in life and annuity
     contracts...............................    $       --     $     --    $(494,149)   $ (494,149)
                                                 ----------     --------    ---------    ----------
TOTAL LIABILITIES AT FAIR VALUE..............    $       --     $     --    $(494,149)   $ (494,149)
                                                 ==========     ========    =========    ==========
% of total liabilities at fair value.........           -- %         -- %       100.0%        100.0%

   The following table summarizes the Company's assets and liabilities measured at fair value on a recurring and non-recurring basis as of December 31, 2009:

                                               QUOTED PRICES   SIGNIFICANT
                                                 IN ACTIVE        OTHER    SIGNIFICANT
                                                MARKETS FOR    OBSERVABLE  UNOBSERVABLE BALANCE AS OF
                                              IDENTICAL ASSETS   INPUTS       INPUTS    DECEMBER 31,
                                                 (LEVEL 1)      (LEVEL 2)   (LEVEL 3)       2009
($ IN THOUSANDS)                              ---------------- ----------- ------------ -------------
ASSETS:
Fixed income securities:
   U.S. government and agencies..............    $   29,273     $  52,278    $     --    $   81,551
   Municipal.................................            --         3,095          --         3,095
   Corporate.................................            --       136,484       1,089       137,573
   RMBS......................................            --        67,975          --        67,975
   CMBS......................................            --         8,546       1,158         9,704
   ABS.......................................            --         8,445          --         8,445
                                                 ----------     ---------    --------    ----------
       Total fixed income securities.........        29,273       276,823       2,247       308,343
Short-term investments.......................         8,507            50          --         8,557
Separate account assets......................     2,039,647            --          --     2,039,647
                                                 ----------     ---------    --------    ----------
       TOTAL RECURRING BASIS ASSETS..........     2,077,427       276,873       2,247     2,356,547
                                                 ----------     ---------    --------    ----------
TOTAL ASSETS AT FAIR VALUE...................    $2,077,427     $ 276,873    $  2,247    $2,356,547
                                                 ==========     =========    ========    ==========
% of total assets at fair value..............          88.2%         11.7%        0.1%        100.0%

LIABILITIES:
Contractholder funds:
   Derivatives embedded in life and annuity
     contracts...............................    $       --     $(199,765)   $(15,526)   $ (215,291)
                                                 ----------     ---------    --------    ----------
TOTAL LIABILITIES AT FAIR VALUE..............    $       --     $(199,765)   $(15,526)   $ (215,291)
                                                 ==========     =========    ========    ==========
% of total liabilities at fair value.........           -- %         92.8%        7.2%        100.0%

   The following table presents the rollforward of Level 3 assets and liabilities held at fair value on a recurring basis during the year ended December 31, 2010.

                                          TOTAL REALIZED AND UNREALIZED
                                          GAINS (LOSSES) INCLUDED IN:
                                          -----------------------------   PURCHASES,
                                                            OCI ON          SALES,
                            BALANCE AS OF                STATEMENT OF    ISSUANCES AND TRANSFERS  TRANSFERS BALANCE AS OF
                            DECEMBER 31,     NET          FINANCIAL      SETTLEMENTS,    INTO      OUT OF   DECEMBER 31,
                                2009      INCOME/(1)/      POSITION           NET       LEVEL 3    LEVEL 3      2010
($ IN THOUSANDS)            ------------- ----------     ------------    ------------- ---------  --------- -------------
ASSETS
Fixed income securities:
  Corporate................   $  1,089     $    (1)          $ --           $ 7,740    $      --  $ (7,976)   $     852
  RMBS.....................         --         (17)           131             9,459           --    (2,693)       6,880
  CMBS.....................      1,158          --            758                --           --        --        1,916
                              --------     -------           ----           -------    ---------  --------    ---------
   TOTAL RECURRING
    LEVEL 3 ASSETS.........   $  2,247     $   (18)          $889           $17,199    $      --  $(10,669)   $   9,648
                              ========     =======           ====           =======    =========  ========    =========
LIABILITIES
Contractholder funds:
  Derivatives embedded in
   life and annuity
   contracts...............   $(15,526)    $(4,877)          $ --           $    --    $(473,746) $     --    $(494,149)
                              --------     -------           ----           -------    ---------  --------    ---------
   TOTAL RECURRING
    LEVEL 3 LIABILITIES....   $(15,526)    $(4,877)          $ --           $    --    $(473,476) $     --    $(494,149)
                              ========     =======           ====           =======    =========  ========    =========

--------
/(1)/The amount above attributable to fixed income securities is reported in the Statements of Operations and Comprehensive Income as net investment income. The amount above attributable to derivatives embedded in life and annuity contracts is reported as a component of contract benefits and is ceded in accordance with the Company's reinsurance agreements.

   Transfers between level categorizations may occur due to changes in the availability of market observable inputs, which generally are caused by changes in market conditions such as liquidity, trading volume or bid-ask spreads. Transfers between level categorizations may also occur due to changes in the valuation source. For example, in situations where a fair value quote is not provided by the Company's independent third-party valuation service provider and as a result the price is stale or has been replaced with a broker quote, the security is transferred into Level 3. Transfers in and out of level categorizations are reported as having occurred at the beginning of the quarter in which the transfer occurred. Therefore, for all transfers into Level 3, all realized and changes in unrealized gains and losses in the quarter of transfer are reflected in the Level 3 rollforward table.

   There were no transfers between Level 1 and Level 2 during 2010.

   Transfers out of Level 3 during 2010, including those related to Corporate fixed income securities and RMBS, included situations where a broker quote was used in a prior period and a fair value quote became available from the Company's independent third-party valuation service provider in the current period. A quote utilizing the new pricing source was not available as of the prior period, and any gains or losses related to the change in valuation source for individual securities were not significant.

   Transfers into Level 3 during 2010 also included derivatives embedded in equity-indexed life and annuity contracts due to refinements in the valuation modeling resulting in an increase in significance of non-market observable inputs.

   The following table provides the total gains and (losses) included in net income during 2010 for Level 3 assets still held as of December 31, 2010.

        ($ IN THOUSANDS)
        ASSETS
        Fixed income securities:
           Corporate.......................................... $    (2)
           RMBS...............................................     (11)
           CMBS...............................................      (1)
                                                               -------
               TOTAL RECURRING LEVEL 3 ASSETS................. $   (14)
                                                               =======
        LIABILITIES
        Contractholder funds:
           Derivatives embedded in life and annuity contracts. $(4,877)
                                                               -------
               TOTAL RECURRING LEVEL 3 LIABILITIES............ $(4,877)
                                                               =======

   The amounts in the table above represent losses included in net income during 2010 for the period of time that the asset was determined to be in Level
3. The amounts attributable to fixed income securities are reported in the Statements of Operations and Comprehensive Income in net investment income. The amount attributable to derivatives embedded in life and annuity contracts is reported as a component of contract benefits and is ceded in accordance with the Company's reinsurance agreements.

   The following table presents the rollforward of Level 3 assets and liabilities held at fair value on a recurring basis during the year ended December 31, 2009.

                                                                                                               TOTAL GAINS
                                            TOTAL REALIZED AND                                                   (LOSSES)
                                             UNREALIZED GAINS                                                  INCLUDED IN
                                           (LOSSES) INCLUDED IN:                                                NET INCOME
-                                         ----------------------    PURCHASES,                                FOR FINANCIAL
                                                         OCI ON       SALES,     NET TRANSFERS                 INSTRUMENTS
                            BALANCE AS OF             STATEMENT OF ISSUANCES AND    IN AND/    BALANCE AS OF STILL HELD AS OF
                            DECEMBER 31,     NET       FINANCIAL   SETTLEMENTS,    OR (OUT)    DECEMBER 31,    DECEMBER 31,
                                2008      INCOME/(1)/   POSITION        NET       OF LEVEL 3       2009         2009/(2)/
($ IN THOUSANDS)            ------------- ----------  ------------ ------------- ------------- ------------- ----------------
ASSETS
Fixed income securities:
  Corporate................   $  1,307     $    (2)       $ 96        $  (216)       $(96)       $  1,089        $    (2)
  CMBS.....................         --          --         535             --         623           1,158             --
  ABS......................      6,002         288         (19)        (6,271)         --              --             --
                              --------     -------        ----        -------        ----        --------        -------
   TOTAL RECURRING
    LEVEL 3 ASSETS.........   $  7,309     $   286        $612        $(6,487)       $527        $  2,247        $    (2)
                              ========     =======        ====        =======        ====        ========        =======
LIABILITIES
Contractholder funds:
  Derivatives embedded in
   life and annuity
   contracts...............   $(36,544)    $19,984        $ --        $ 1,034        $ --        $(15,526)       $19,984
                              --------     -------        ----        -------        ----        --------        -------
   TOTAL RECURRING
    LEVEL 3 LIABILITIES....   $(36,544)    $19,984        $ --        $ 1,034        $ --        $(15,526)       $19,984
                              ========     =======        ====        =======        ====        ========        =======

--------
/(1)/The amount above attributable to fixed income securities is reported in the Statements of Operations and Comprehensive Income as follows: $288 thousand in realized capital gains and losses and $(2) thousand in net investment income. The amount above attributable to derivatives embedded in life and annuity contracts is reported as a component of contract benefits and is ceded in accordance with the Company's reinsurance agreements.
/(2)/The amount above attributable to fixed income securities is reported as a component of net investment income in the Statements of Operations and Comprehensive Income. The amount above attributable to derivatives embedded in life and annuity contracts is reported as a component of contract benefits and is ceded in accordance with the Company's reinsurance agreements.

   The following table presents the rollforward of Level 3 assets and liabilities held at fair value on a recurring basis during the year ended December 31, 2008.

                                                                                                            TOTAL GAINS
                                                     TOTAL REALIZED AND                                       (LOSSES)
                                                   UNREALIZED GAINS (LOSSES)                                INCLUDED IN
                                                        INCLUDED IN:                                         NET INCOME
                                                   ------------------------    PURCHASES,                  FOR FINANCIAL
                                                                   OCI ON        SALES,                     INSTRUMENTS
                                     BALANCE AS OF              STATEMENT OF  ISSUANCES AND BALANCE AS OF STILL HELD AS OF
                                      JANUARY 1,      NET        FINANCIAL    SETTLEMENTS,  DECEMBER 31,    DECEMBER 31,
                                         2008      INCOME/(1)/    POSITION         NET          2008         2008/(2)/
($ IN THOUSANDS)                     ------------- ----------   ------------  ------------- ------------- ----------------
ASSETS
Fixed income securities:
  Corporate.........................    $ 1,500     $     (1)      $  --         $  (192)     $  1,307        $     (2)
  ABS...............................     10,484          181        (434)         (4,229)        6,002              (1)
                                        -------     --------       -----         -------      --------        --------
   TOTAL RECURRING LEVEL 3 ASSETS...    $11,984     $    180       $(434)        $(4,421)     $  7,309        $     (3)
                                        =======     ========       =====         =======      ========        ========
LIABILITIES
Contractholder funds:
  Derivatives embedded in life and
   annuity contracts................    $  (256)    $(36,498)      $  --         $   210      $(36,544)       $(36,498)
                                        -------     --------       -----         -------      --------        --------
   TOTAL RECURRING LEVEL 3
    LIABILITIES.....................    $  (256)    $(36,498)      $  --         $   210      $(36,544)       $(36,498)
                                        =======     ========       =====         =======      ========        ========

--------
/(1)/The amount above attributable to fixed income securities is reported in the Statements of Operations and Comprehensive Income as follows: $185 thousand in realized capital gains and losses and $(5) thousand in net investment income. The amount above attributable to derivatives embedded in life and annuity contracts is reported as a component of contract benefits and is ceded in accordance with the Company's reinsurance agreements.
/(2)/The amount above attributable to fixed income securities is reported as a component of net investment income in the Statements of Operations and Comprehensive Income. The amount above attributable to derivatives embedded in life and annuity contracts is reported as a component of contract benefits and is ceded in accordance with the Company's reinsurance agreements.

   As of December 31, 2010 and 2009, financial instruments not carried at fair value included contractholder funds on investment contracts. The carrying value and fair value of contractholder funds on investment contracts were $12.69 billion and $11.66 billion, respectively, as of December 31, 2010 and were $13.64 billion and $12.64 billion, respectively, as of December 31, 2009.

   The fair value of contractholder funds on investment contracts is based on the terms of the underlying contracts utilizing prevailing market rates for similar contracts adjusted for the Company's own credit risk. Deferred annuities included in contractholder funds are valued using discounted cash flow models which incorporate market value margins, which are based on the cost of holding economic capital, and the Company's own credit risk. Immediate annuities without life contingencies are valued at the present value of future benefits using market implied interest rates which include the Company's own credit risk.

6. DERIVATIVE FINANCIAL INSTRUMENTS

   The Company has derivatives embedded in non-derivative host contracts that are required to be separated from the host contracts and accounted for at fair value. The Company does not use derivatives for trading purposes. The Company's embedded derivatives are equity options in life and annuity product contracts, which provide equity returns to contractholders; and guaranteed minimum accumulation and withdrawal benefits in variable annuity contracts.

   The following table provides a summary of the volume and fair value positions of embedded derivative financial instruments as well as their reporting location in the Statement of Financial Position as of December 31, 2010. None of these derivatives are designated as accounting hedging instruments.

                                                                    VOLUME -     FAIR
                                                                    NOTIONAL    VALUE,   GROSS   GROSS
                                           BALANCE SHEET LOCATION    AMOUNT      NET     ASSET LIABILITY
($ IN THOUSANDS)                           ----------------------  ---------- ---------  ----- ---------
Equity index and forward starting options
  in life and annuity product contracts... Contractholder funds    $4,351,559 $(473,746)  $--  $(473,746)
Guaranteed accumulation benefits.......... Contractholder funds       228,195   (18,422)   --    (18,422)
Guaranteed withdrawal benefits............ Contractholder funds        32,473    (1,981)   --     (1,981)
                                                                   ---------- ---------   ---  ---------
TOTAL DERIVATIVES.........................                         $4,612,227 $(494,149)  $--  $(494,149)
                                                                   ========== =========   ===  =========

   The following table provides a summary of the volume and fair value positions of embedded derivative financial instruments as well as their reporting location in the Statement of Financial Position as of December 31, 2009. None of these derivatives are designated as accounting hedging instruments.

                                                                    VOLUME -     FAIR
                                                                    NOTIONAL    VALUE,   GROSS   GROSS
                                           BALANCE SHEET LOCATION    AMOUNT      NET     ASSET LIABILITY
($ IN THOUSANDS)                           ----------------------  ---------- ---------  ----- ---------
Equity index and forward starting options
  in life and annuity product contracts... Contractholder funds    $4,018,238 $(199,765)  $--  $(199,765)
Guaranteed accumulation benefits.......... Contractholder funds       237,005   (13,690)   --    (13,690)
Guaranteed withdrawal benefits............ Contractholder funds        37,835    (1,836)   --     (1,836)
                                                                   ---------- ---------   ---  ---------
TOTAL DERIVATIVES.........................                         $4,293,078 $(215,291)  $--  $(215,291)
                                                                   ========== =========   ===  =========

   For the year ended December 31, 2010 gains and losses from valuation and settlements on embedded derivative financial instruments recorded in interest credited to contractholder funds and contract benefits were $31.0 million and $(4.9) million, respectively, which in turn were ceded to ALIC. For the year ended December 31, 2009 gains and losses from valuation and settlements on embedded derivative financial instruments recorded in interest credited to contractholder funds and contract benefits were $(166.3) million and $21.0 million, respectively, which in turn were ceded to ALIC.

OFF-BALANCE-SHEET FINANCIAL INSTRUMENTS

   There were no off-balance-sheet financial instruments as of December 31, 2010 or 2009.

7. RESERVE FOR LIFE-CONTINGENT CONTRACT BENEFITS AND CONTRACTHOLDER FUNDS

   As of December 31, the reserve for life-contingent contract benefits consists of the following:

                                                        2010       2009
     ($ IN THOUSANDS)                                ---------- ----------
     Traditional life insurance..................... $1,363,098 $1,280,461
     Immediate fixed annuities......................    680,467    686,057
     Accident and health insurance..................    961,030    831,211
     Other..........................................      6,722      7,658
                                                     ---------- ----------
        Total reserve for life-contingent contract
          benefits.................................. $3,011,317 $2,805,387
                                                     ========== ==========

   The following table highlights the key assumptions generally used in calculating the reserve for life-contingent contract benefits:

        PRODUCT                    MORTALITY               INTEREST RATE           ESTIMATION METHOD
-------------------------   ------------------------  ------------------------  ------------------------
Traditional life            Actual company            Interest rate             Net level premium
insurance                   experience plus loading   assumptions range from    reserve method using the
                                                      4.0% to 8.0%              Company's withdrawal
                                                                                experience rates

Immediate fixed annuities   1983 individual annuity   Interest rate             Present value of
                            mortality table with      assumptions range from    expected future benefits
                            internal modifications;   1.2% to 8.8%              based on historical
                            1983 individual annuity                             experience
                            mortality table; Annuity
                            2000 mortality table
                            with internal
                            modifications

Accident and health         Actual company                                      Unearned premium;
insurance                   experience plus loading                             additional contract
                                                                                reserves for mortality
                                                                                risk

Other:

   Variable annuity         100% of Annuity 2000      Interest rate             Projected benefit ratio
   guaranteed minimum       mortality table           assumptions range from    applied to cumulative
   death benefits                                     4.2% to 5.2%              assessments

   As of December 31, contractholder funds consist of the following:

                                                   2010        2009
         ($ IN THOUSANDS)                       ----------- -----------
         Interest-sensitive life insurance..... $ 4,314,502 $ 3,844,319
         Investment contracts:
            Fixed annuities....................  12,728,648  13,675,700
            Other investment contracts.........     203,921     113,008
                                                ----------- -----------
                Total contractholder funds..... $17,247,071 $17,633,027
                                                =========== ===========

   The following table highlights the key contract provisions relating to contractholder funds:

               PRODUCT                               INTEREST RATE                WITHDRAWAL/SURRENDER CHARGES
-------------------------------------    -------------------------------------  ----------------------------------
Interest-sensitive life insurance        Interest rates credited range from 0%  Either a percentage of account
                                         to 11.5% for equity-indexed life       balance or dollar amount
                                         (whose returns are indexed to the S&P  grading off generally over 20
                                         500) and 2.7% to 6.0% for all other    years
                                         products

Fixed annuities                          Interest rates credited range from 0%  Either a declining or a level
                                         to 8.8% for immediate annuities; 0%    percentage charge generally
                                         to 14.0% for equity-indexed annuities  over nine years or less.
                                         (whose returns are indexed to the S&P  Additionally, approximately
                                         500); and 1.0% to 8.5% for all other   19.0% of fixed annuities are
                                         products                               subject to market value
                                                                                adjustment for discretionary
                                                                                withdrawals.

Other investment contracts:

   Guaranteed minimum income,            Interest rates used in establishing    Withdrawal and surrender
   accumulation and withdrawal           reserves range from 1.8% to 10.3%      charges are based on the terms
   benefits on variable annuities and                                           of the related interest-sensitive
   secondary guarantees on                                                      life insurance or fixed annuity
   interest-sensitive life insurance                                            contract.
   and fixed annuities

   Contractholder funds activity for the years ended December 31 is as follows:

                                                  2010         2009
        ($ IN THOUSANDS)                      -----------  -----------
        Balance, beginning of year........... $17,633,027  $17,787,376
        Deposits.............................   1,521,086    1,751,516
        Interest credited....................     743,075      821,046
        Benefits.............................    (504,789)    (523,905)
        Surrenders and partial withdrawals...  (1,811,355)  (1,826,122)
        Contract charges.....................    (471,729)    (417,398)
        Net transfers from separate accounts.      18,788       14,400
        Other adjustments....................     118,968       26,114
                                              -----------  -----------
        Balance, end of year................. $17,247,071  $17,633,027
                                              ===========  ===========

   The table below presents information regarding the Company's variable annuity contracts with guarantees. The Company's variable annuity contracts may offer more than one type of guarantee in each contract; therefore, the sum of amounts listed exceeds the total account balances of variable annuity contracts' separate accounts with guarantees.

                                                              DECEMBER 31,
                                                           -------------------
                                                             2010      2009
  ($ IN MILLIONS)                                          --------- ---------
  IN THE EVENT OF DEATH
     Separate account value............................... $ 1,318.1 $ 1,405.4
     Net amount at risk/(1)/.............................. $   126.3 $   213.1
     Average attained age of contractholders..............  57 years  57 years

  AT ANNUITIZATION (INCLUDES INCOME BENEFIT GUARANTEES)
     Separate account value............................... $   252.8 $   263.7
     Net amount at risk/(2)/.............................. $    40.9 $    75.9
     Weighted average waiting period until annuitization
       options available..................................   3 years   3 years

  FOR CUMULATIVE PERIODIC WITHDRAWALS
     Separate account value............................... $    33.1 $    37.8
     Net amount at risk/(3)/.............................. $     0.3 $     0.6

  ACCUMULATION AT SPECIFIED DATES
     Separate account value............................... $   233.7 $   236.8
     Net amount at risk/(4)/.............................. $    18.9 $    26.9
     Weighted average waiting period until guarantee
       date...............................................   9 years  10 years

--------
/(1)/Defined as the estimated current guaranteed minimum death benefit in excess of the current account balance as of the balance sheet date. /(2)/Defined as the estimated present value of the guaranteed minimum annuity payments in excess of the current account balance.
/(3)/Defined as the estimated current guaranteed minimum withdrawal balance
     (initial deposit) in excess of the current account balance as of the balance sheet date.
/(4)/Defined as the estimated present value of the guaranteed minimum accumulation balance in excess of the current account balance.

   As of December 31, 2010, liabilities for guarantees included reserves for variable annuity death benefits of $6.7 million, variable annuity income benefits of $19.8 million, variable annuity accumulation benefits of $18.4 million, variable annuity withdrawal benefits of $2.0 million and interest-sensitive life and fixed annuity guarantees of $163.7 million. As of December 31, 2009, liabilities for guarantees included reserves for variable annuity death benefits of $7.7 million, variable annuity income benefits of $24.7 million, variable annuity accumulation benefits of $13.7 million, variable annuity withdrawal benefits of $1.8 million and interest-sensitive life and fixed annuity guarantees of $72.8 million.

8. REINSURANCE

   The Company has reinsurance agreements under which it reinsures all of its business to ALIC or other non-affiliated reinsurers. Under the agreements, premiums, contract charges, interest credited to contractholder funds, contract benefits and substantially all expenses are reinsured. The Company purchases reinsurance to limit aggregate and single losses on large risks. The Company cedes a portion of the mortality risk on certain life policies under coinsurance agreements to a pool of twelve non-affiliated reinsurers.

   As of December 31, 2010, 90.6% of the total reinsurance recoverables were related to ALIC and 9.4% were related to non-affiliated reinsurers. At both December 31, 2010 and 2009, 97% of the Company's non-affiliated reinsurance recoverables are due from companies rated A or better by S&P.

   The effects of reinsurance on premiums and contract charges for the years ended December 31 are as follows:

                                             2010        2009        2008
   ($ IN THOUSANDS)                       ----------  ----------  ----------
   PREMIUMS AND CONTRACT CHARGES
   Direct................................ $1,228,272  $1,194,526  $1,138,747
   Assumed...............................      7,465       7,849       8,576
   Ceded:
      Affiliate..........................   (782,113)   (734,369)   (691,267)
      Non-affiliate......................   (453,624)   (468,006)   (456,056)
                                          ----------  ----------  ----------
   Premiums and contract charges, net of
     reinsurance......................... $       --  $       --  $       --
                                          ==========  ==========  ==========

   The effects of reinsurance on interest credited to contractholder funds, contract benefits and expenses for the years ended December 31 are as follows:

                                                2010         2009         2008
($ IN THOUSANDS)                            -----------  -----------  -----------
INTEREST CREDITED TO CONTRACTHOLDER FUNDS,
  CONTRACT BENEFITS AND EXPENSES
Direct..................................... $ 2,186,031  $ 2,159,262  $ 2,065,299
Assumed....................................       8,153       11,101        8,922
Ceded:
   Affiliate...............................  (1,683,487)  (1,621,011)  (1,468,505)
   Non-affiliate...........................    (510,697)    (549,352)    (605,716)
                                            -----------  -----------  -----------
Interest credited to contractholder funds,
  contract benefits and expenses, net of
  reinsurance.............................. $        --  $        --  $        --
                                            ===========  ===========  ===========

9. GUARANTEES AND CONTINGENT LIABILITIES

GUARANTEES

   In the normal course of business, the Company provides standard indemnifications to contractual counterparties in connection with numerous transactions, including acquisitions and divestitures. The types of indemnifications typically provided include indemnifications for breaches of representations and warranties, taxes and certain other liabilities, such as third party lawsuits. The indemnification clauses are often standard contractual terms and are entered into in the normal course of business based on an assessment that the risk of loss would be remote. The terms of the indemnifications vary in duration and nature. In many cases, the maximum obligation is not explicitly stated and the contingencies triggering the obligation to indemnify have not occurred and are not expected to occur. Consequently, the maximum amount of the obligation under such indemnifications is not determinable. Historically, the Company has not made any material payments pursuant to these obligations.

   The aggregate liability balance related to all guarantees was not material as of December 31, 2010.

REGULATION AND COMPLIANCE

   The Company is subject to changing social, economic and regulatory conditions. From time to time, regulatory authorities or legislative bodies seek to impose additional regulations regarding agent and broker compensation, regulate the nature of and amount of investments, and otherwise expand overall regulation of insurance products and the insurance industry. The Company has established procedures and policies to facilitate compliance with laws and regulations, to foster prudent business operations, and to support financial reporting. The Company routinely reviews its practices to validate compliance with laws and regulations and with internal procedures and policies. As a result of these reviews, from time to time the Company may decide to modify some of its procedures and policies. Such modifications, and the reviews that led to them, may be accompanied by payments being made and costs being incurred. The ultimate changes and eventual effects of these actions on the Company's business, if any, are uncertain.

LEGAL AND REGULATORY PROCEEDINGS AND INQUIRIES

BACKGROUND

   The Company and certain affiliates are involved in a number of lawsuits, regulatory inquiries, and other legal proceedings arising out of various aspects of its business. As background to the "Proceedings" subsection below, please note the following:

    . These matters raise difficult and complicated factual and legal issues and are subject to many uncertainties and complexities, including the underlying facts of each matter; novel legal issues; variations between jurisdictions in which matters are being litigated, heard, or investigated; differences in applicable laws and judicial interpretations; the length of time before many of these matters might be resolved by settlement, through litigation, or otherwise; the fact that some of the lawsuits are putative class actions in which a class has not been certified and in which the purported class may not be clearly defined; the fact that some of the lawsuits involve multi-state class actions in which the applicable law(s) for the claims at issue is in dispute and therefore unclear; and the current challenging legal environment faced by large corporations and insurance companies.

    . The outcome of these matters may be affected by decisions, verdicts, and settlements, and the timing of such decisions, verdicts, and settlements, in other individual and class action lawsuits that involve the Company, other insurers, or other entities and by other legal, governmental, and regulatory actions that involve the Company, other insurers, or other entities. The outcome may also be affected by future state or federal legislation, the timing or substance of which cannot be predicted.

    . In the lawsuits, plaintiffs seek a variety of remedies which may include equitable relief in the form of injunctive and other remedies and monetary relief in the form of contractual and extra-contractual damages. In some cases, the monetary damages sought may include punitive or treble damages. Often specific information about the relief sought, such as the amount of damages, is not available because plaintiffs have not requested specific relief in their pleadings. When specific monetary demands are made, they are often set just below a state court jurisdictional limit in order to seek the maximum amount available in state court, regardless of the specifics of the case, while still avoiding the risk of removal to federal court. In the Company's experience, monetary demands in pleadings bear little relation to the ultimate loss, if any, to the Company.

    . In connection with regulatory examinations and proceedings, government authorities may seek various forms of relief, including penalties, restitution and changes in business practices. The Company may not be advised of the nature and extent of relief sought until the final stages of the examination or proceeding.

    . For the reasons specified above, it is not possible to make meaningful estimates of the amount or range of loss that could result from the matters described below in the "Proceedings" subsection. The Company reviews these matters on an ongoing basis and follows appropriate accounting guidance when making accrual and disclosure decisions. When assessing reasonably possible and probable outcomes, the Company bases its decisions on its assessment of the ultimate outcome following all appeals.

    . Due to the complexity and scope of the matters disclosed in the "Proceedings" subsection below and the many uncertainties that exist, the ultimate outcome of these matters cannot be reasonably predicted. In the event of an unfavorable outcome in one or more of these matters, the ultimate liability may be in excess of amounts currently reserved, if any, and may be material to the Company's operating results or cash flows for a particular quarterly or annual period. However, based on information currently known to it, management believes that the ultimate outcome of all matters described below, as they are resolved over time, is not likely to have a material adverse effect on the financial position of the Company.

PROCEEDINGS

   Legal proceedings involving Allstate agencies and AIC may impact the Company, even when the Company is not directly involved, because the Company sells its products through a variety of distribution channels including Allstate agencies. Consequently, information about the more significant of these proceedings is provided in the following paragraph.

   AIC is defending certain matters relating to its agency program reorganization announced in 1999. These matters are in various stages of development.

    . These matters include a lawsuit filed in 2001 by the U.S. Equal Employment Opportunity Commission ("EEOC") alleging retaliation under federal civil rights laws (the "EEOC I" suit) and a class action filed in 2001 by former employee agents alleging retaliation and age discrimination under the Age Discrimination in Employment Act ("ADEA"), breach of contract and ERISA violations (the "Romero I" suit). In 2004, in the consolidated EEOC I and Romero I litigation, the trial court issued a memorandum and order that, among other things, certified classes of agents, including a mandatory class of agents who had signed a release, for purposes of effecting the court's declaratory judgment that the release is voidable at the option of the release signer. The court also ordered that an agent who voids the release must return to AIC "any and all benefits received by the [agent] in exchange for signing the release." The court also stated that, "on the undisputed facts of record, there is no basis for claims of age discrimination." The EEOC and plaintiffs asked the court to clarify and/or reconsider its memorandum and order and in January 2007, the judge denied their request. In June 2007, the court granted AIC's motions for summary judgment. Following plaintiffs' filing of a notice of appeal, the U.S. Court of Appeals for the Third Circuit ("Third Circuit") issued an order in December 2007 stating that the notice of appeal was not taken from a final order within the meaning of the federal law and thus not appealable at this time. In March 2008, the Third Circuit decided that the appeal should not summarily be dismissed and that the question of whether the matter is appealable at this time will be addressed by the Third Circuit along with the merits of the appeal. In July 2009, the Third Circuit vacated the decision which granted AIC's summary judgment motions, remanded the cases to the trial court for additional discovery, and directed that the cases be reassigned to another trial court judge. In January 2010, the cases were assigned to a new judge for further proceedings in the trial court.

    . A putative nationwide class action has also been filed by former employee agents alleging various violations of ERISA, including a worker classification issue. These plaintiffs are challenging certain amendments to the Agents Pension Plan and are seeking to have exclusive agent independent contractors treated as employees for benefit purposes. This matter was dismissed with prejudice by the trial court, was the subject of further proceedings on appeal, and was reversed and remanded to the trial court in 2005. In June 2007, the court granted AIC's motion to dismiss the case. Following plaintiffs' filing of a notice of appeal, the Third Circuit issued an order in December 2007 stating that the notice of appeal was not taken from a final order within the meaning of the federal law and thus not appealable at this time. In March 2008, the Third Circuit decided that the appeal should not summarily be dismissed and that the question of whether the matter is appealable at this time will be addressed by the Third Circuit along with the merits of the appeal. In July 2009, the Third Circuit vacated the decision which granted AIC's motion to dismiss the case, remanded the case to the trial court for additional discovery, and directed that the case be reassigned to another trial court judge. In January 2010, the case was assigned to a new judge for further proceedings in the trial court.

   In these agency program reorganization matters, plaintiffs seek compensatory and punitive damages, and equitable relief. AIC has been vigorously defending these lawsuits and other matters related to its agency program reorganization.

OTHER MATTERS

   Various other legal, governmental, and regulatory actions, including state market conduct exams, and other governmental and regulatory inquiries are pending from time to time that involve the Company and specific aspects of its conduct of business. Like other members of the insurance industry, the Company is the target of a number of lawsuits and proceedings, some of which involve claims for substantial or indeterminate amounts. These actions are based on a variety of issues and target a range of the Company's practices. The outcome of these disputes is currently unpredictable. However, based on information currently known to it and the existence of the reinsurance agreements with ALIC, management believes that the ultimate outcome of all matters described in this "Other Matters" subsection, in excess of amounts currently reserved, if any, as they are resolved over time, is not likely to have a material effect on the operating results, cash flows or financial position of the Company.

10. INCOME TAXES

   The Company joins the Corporation and its other domestic subsidiaries (the "Allstate Group") in the filing of a consolidated federal income tax return and is party to a federal income tax allocation agreement (the "Allstate Tax Sharing Agreement"). Under the Allstate Tax Sharing Agreement, the Company pays to or receives from the Corporation the amount, if any, by which the Allstate Group's federal income tax liability is affected by virtue of inclusion of the Company in the consolidated federal income tax return. The Company also has a supplemental tax sharing agreement with respect to reinsurance ceded to ALIC to allocate the tax benefits and costs related to such reinsurance. Effectively, these agreements result in the Company's annual income tax provision being computed, with adjustments, as if the Company filed a separate return, adjusted for the reinsurance ceded to ALIC.

   The Internal Revenue Service ("IRS") is currently examining the Allstate Group's 2007 and 2008 federal income tax returns. The IRS has completed its examination of the Allstate Group's federal income tax returns through 2006 and the statute of limitations has expired on years prior to 2005. Any adjustments that may result from IRS examinations of tax returns are not expected to have a material effect on the results of operations, cash flows or financial position of the Company.

   The Company had no liability for unrecognized tax benefits as of December 31, 2010 or 2009, and believes it is reasonably possible that the liability balance will not significantly increase within the next twelve months. No amounts have been accrued for interest or penalties.

   The components of the deferred income tax assets and liabilities as of December 31 are as follows:

                                                       2010     2009
          ($ IN THOUSANDS)                           -------  -------
          DEFERRED ASSETS
          Tax credit carryforward................... $     7  $    --
                                                     -------  -------
             Total deferred assets..................       7       --
                                                     -------  -------
          DEFERRED LIABILITIES
             Unrealized net capital gains...........  (5,463)  (2,995)
             Other liabilities......................    (377)    (305)
                                                     -------  -------
                 Total deferred liabilities.........  (5,840)  (3,300)
                                                     -------  -------
                    Net deferred liabilities........ $(5,833) $(3,300)
                                                     =======  =======

   Although realization is not assured, management believes it is more likely than not that the deferred tax assets will be realized based on the Company's assessment that the deductions ultimately recognized for tax purposes will be fully utilized.

   The components of income tax expense for the years ended December 31 are as follows:

                                             2010   2009   2008
               ($ IN THOUSANDS)             ------ ------ ------
               Current..................... $4,386 $4,447 $7,054
               Deferred....................     65    187   (136)
                                            ------ ------ ------
                  Total income tax expense. $4,451 $4,634 $6,918
                                            ====== ====== ======

   As of December 31, 2010, the Company has tax credit carryforwards of $7 thousand which will be available to offset future tax liabilities. These carryforwards will expire at the end of 2029 and 2030.

   The Company paid income taxes of $4.7 million, $6.8 million and $4.9 million in 2010, 2009 and 2008, respectively.

   A reconciliation of the statutory federal income tax rate to the effective income tax rate on income from operations for the years ended December 31 is as follows:

                                                 2010  2009  2008
                                                 ----  ----  ----
              Statutory federal income tax rate. 35.0% 35.0% 35.0%
              Other............................. (0.1) (0.1) (0.2)
                                                 ----  ----  ----
              Effective income tax rate......... 34.9% 34.9% 34.8%
                                                 ====  ====  ====

11. STATUTORY FINANCIAL INFORMATION

   The Company prepares its statutory-basis financial statements in conformity with accounting practices prescribed or permitted by the State of Nebraska. Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners ("NAIC"), as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed. The State of Nebraska requires insurance companies domiciled in its state to prepare statutory-basis financial statements in conformity with the NAIC Accounting Practices and Procedures Manual, subject to any deviations prescribed or permitted by the State of Nebraska Insurance Commissioner.

   Statutory accounting practices differ from GAAP primarily since they require charging policy acquisition and certain sales inducement costs to expense as incurred, establishing life insurance reserves based on different actuarial assumptions, and valuing certain investments and establishing deferred taxes on a different basis.

   Statutory net income for 2010, 2009, and 2008 was $8.7 million, $8.5 million and $7.8 million, respectively. Statutory capital and surplus was $310.8 million and $306.0 million as of December 31, 2010 and 2009, respectively.

DIVIDENDS

   The ability of the Company to pay dividends is dependent on business conditions, income, cash requirements of the Company and other relevant factors. The payment of shareholder dividends by the Company without the prior approval of the state insurance regulator is limited to formula amounts based on net income and capital and surplus, determined in conformity with statutory accounting practices, as well as the timing and amount of dividends paid in the preceding twelve months. The maximum amount of dividends that the Company can pay during 2011 without prior approval of the Nebraska Department of Insurance is $31.1 million. The Company did not pay any dividends in 2010.

12. OTHER COMPREHENSIVE INCOME

   The components of other comprehensive income (loss) on a pre-tax and after-tax basis for the years ended December 31 are as follows:

                                                                                   2010
                                                                        --------------------------
                                                                        PRE-TAX    TAX    AFTER-TAX
($ IN THOUSANDS)                                                        -------  -------  ---------
Unrealized net holding gains arising during the period................. $ 7,746  $(2,711)  $ 5,035
Less: reclassification adjustment of realized capital gains and losses.     694     (243)      451
                                                                        -------  -------   -------
Unrealized net capital gains and losses................................   7,052   (2,468)    4,584
                                                                        -------  -------   -------
Other comprehensive income............................................. $ 7,052  $(2,468)  $ 4,584
                                                                        =======  =======   =======

                                                                                   2009
                                                                        --------------------------
                                                                        PRE-TAX    TAX    AFTER-TAX
                                                                        -------  -------  ---------
Unrealized net holding gains arising during the period................. $10,135  $(3,547)  $ 6,588
Less: reclassification adjustment of realized capital gains and losses.   1,238     (433)      805
                                                                        -------  -------   -------
Unrealized net capital gains and losses................................   8,897   (3,114)    5,783
                                                                        -------  -------   -------
Other comprehensive income............................................. $ 8,897  $(3,114)  $ 5,783
                                                                        =======  =======   =======

                                                                                   2008
                                                                        --------------------------
                                                                        PRE-TAX    TAX    AFTER-TAX
                                                                        -------  -------  ---------
Unrealized net holding losses arising during the period................ $(3,078) $ 1,077   $(2,001)
Less: reclassification adjustment of realized capital gains and losses.   3,615   (1,265)    2,350
                                                                        -------  -------   -------
Unrealized net capital gains and losses................................  (6,693)   2,342    (4,351)
                                                                        -------  -------   -------
Other comprehensive loss............................................... $(6,693) $ 2,342   $(4,351)
                                                                        =======  =======   =======

                         LINCOLN BENEFIT LIFE COMPANY

                      SCHEDULE I--SUMMARY OF INVESTMENTS
                   OTHER THAN INVESTMENTS IN RELATED PARTIES
                               DECEMBER 31, 2010

                                                                                              AMOUNT AT
                                                                                                WHICH
                                                                                              SHOWN IN
                                                                          AMORTIZED  FAIR    THE BALANCE
                                                                            COST     VALUE      SHEET
($ IN THOUSANDS)                                                          --------- -------- -----------
TYPE OF INVESTMENT
Fixed maturities:
   Bonds:
       United States government, government agencies and authorities..... $ 70,426  $ 73,556  $ 73,556
       States, municipalities and political subdivisions.................    2,999     3,176     3,176
       Foreign governments...............................................    4,998     5,090     5,090
       Public utilities..................................................   14,013    15,063    15,063
       All other corporate bonds.........................................  140,248   148,524   148,524
   Asset-backed securities...............................................    8,265     8,382     8,382
   Residential mortgage-backed securities................................   55,376    57,802    57,802
   Commercial mortgage-backed securities.................................    8,523     8,863     8,863
                                                                          --------  --------  --------
       Total fixed maturities............................................  304,848   320,456   320,456
Short-term investments...................................................   11,593    11,593    11,593
                                                                          --------  --------  --------
       Total investments................................................. $316,441  $332,049  $332,049
                                                                          ========  ========  ========

                         LINCOLN BENEFIT LIFE COMPANY

                           SCHEDULE IV--REINSURANCE

                                                                                PERCENTAGE
                                                 CEDED TO      ASSUMED          OF AMOUNT
                                     GROSS         OTHER      FROM OTHER  NET    ASSUMED
                                     AMOUNT    COMPANIES/(1)/ COMPANIES  AMOUNT   TO NET
($ IN THOUSANDS)                  ------------ -------------  ---------- ------ ----------
YEAR ENDED DECEMBER 31, 2010
Life insurance in force.......... $358,242,997 $364,544,022   $6,301,025  $--      -- %
                                  ============ ============   ==========  ===
Premiums and contract charges:
   Life and annuities............ $  1,111,971 $  1,119,436   $    7,465  $--      -- %
   Accident and health insurance.      116,301      116,301           --   --      -- %
                                  ------------ ------------   ----------  ---
                                  $  1,228,272 $  1,235,737   $    7,465  $--      -- %
                                  ============ ============   ==========  ===
YEAR ENDED DECEMBER 31, 2009
Life insurance in force.......... $349,952,260 $356,581,252   $6,628,992  $--      -- %
                                  ============ ============   ==========  ===
Premiums and contract charges:
   Life and annuities............ $  1,072,840 $  1,080,689   $    7,849  $--      -- %
   Accident and health insurance.      121,686      121,686           --   --      -- %
                                  ------------ ------------   ----------  ---
                                  $  1,194,526 $  1,202,375   $    7,849  $--      -- %
                                  ============ ============   ==========  ===
YEAR ENDED DECEMBER 31, 2008
Life insurance in force.......... $337,177,898 $344,250,029   $7,072,131  $--      -- %
                                  ============ ============   ==========  ===
Premiums and contract charges:
   Life and annuities............ $  1,017,339 $  1,025,915   $    8,576  $--      -- %
   Accident and health insurance.      121,408      121,408           --   --      -- %
                                  ------------ ------------   ----------  ---
                                  $  1,138,747 $  1,147,323   $    8,576  $--      -- %
                                  ============ ============   ==========  ===

--------
/(1)/No reinsurance or coinsurance income was netted against premiums ceded in 2010, 2009 and 2008.

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of Lincoln Benefit Life Company
Lincoln, NE

We have audited the accompanying Statements of Financial Position of Lincoln Benefit Life Company (the "Company"), an affiliate of The Allstate Corporation, as of December 31, 2010 and 2009, and the related Statements of Operations and Comprehensive Income, Shareholder's Equity, and Cash Flows for each of the three years in the period ended December 31, 2010. Our audits also included
Schedule I--Summary of Investments--Other than Investments in Related Parties and Schedule IV--Reinsurance. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Lincoln Benefit Life Company as of December 31, 2010 and 2009, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, Schedule I--Summary of Investments--Other than Investments in Related Parties and Schedule IV--Reinsurance, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP

Chicago, Illinois
March 11, 2011

ITEM 11(F).SELECTED FINANCIAL DATA

                         LINCOLN BENEFIT LIFE COMPANY

                   5-YEAR SUMMARY OF SELECTED FINANCIAL DATA

                                         2010        2009        2008         2007         2006
($ IN THOUSANDS)                      ----------- ----------- ----------- -----------  -----------
OPERATING RESULTS
Net investment income................ $    12,067 $    11,783 $    13,940 $    14,257  $    13,948
Realized capital gains and losses....         694       1,480       5,952        (417)      (1,255)
Total revenues.......................      12,761      13,263      19,892      13,840       12,693
Net income...........................       8,310       8,629      12,974       9,005        8,260

FINANCIAL POSITION
Investments.......................... $   332,049 $   316,900 $   310,031 $   301,201  $   276,322
Total assets.........................  22,729,575  22,932,908  22,655,371  23,700,007   23,862,919
Reserve for life-contingent contract
  benefits and contractholder
  funds..............................  20,258,388  20,438,414  20,368,562  20,169,001   20,322,077
Shareholder's equity.................     325,867     312,973     298,561     289,938      276,626

ITEM 11(H).MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
           RESULTS OF OPERATIONS

OVERVIEW

   The following discussion highlights significant factors influencing the financial position and results of operations of Lincoln Benefit Life Company (referred to in this document as "we", "Lincoln Benefit", "our", "us" or the "Company"). It should be read in conjunction with the financial statements and related notes found under Item 11(e) contained herein. We operate as a single segment entity, based on the manner in which we use financial information to evaluate business performance and to determine the allocation of resources.

   The most important factors we monitor to evaluate the financial condition and performance of our company include:

    . For operations: premiums and contract charges ceded to ALIC, and invested assets;

    . For investments: credit quality/experience, realized capital gains and losses, investment income, unrealized capital gains and losses, stability of long-term returns, cash flows and asset duration; and

    . For financial condition: financial strength ratings and capital positions.

APPLICATION OF CRITICAL ACCOUNTING ESTIMATES

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to adopt accounting policies and make estimates and assumptions that affect amounts reported in the financial statements. The most critical estimates include those used in determining:

    .  Fair value of financial assets

    .  Impairment of fixed income securities

   In making these determinations, management makes subjective and complex judgments that frequently require estimates about matters that are inherently uncertain. Many of these policies, estimates and related judgments are common in the insurance and financial services industries; others are specific to our businesses and operations. It is reasonably likely that changes in these estimates could occur from period to period and result in a material impact on our financial statements.

   A brief summary of each of these critical accounting estimates follows. For a more detailed discussion of the effect of these estimates on our financial statements, and the judgments and assumptions related to these estimates, see the referenced sections of this document. For a complete summary of our significant accounting policies, see Note 2 of the financial statements.

   FAIR VALUE OF FINANCIAL ASSETS Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. We categorize our financial assets measured at fair value into a three-level hierarchy based on the observability of inputs to the valuation techniques as follows:

LEVEL 1:Financial asset values are based on unadjusted quoted prices for identical assets in an active market that we can access.

LEVEL 2:Financial asset values are based on the following:

       (a)Quoted prices for similar assets in active markets;

       (b)Quoted prices for identical or similar assets in markets that are not active; or

       (c)Valuation models whose inputs are observable, directly or indirectly, for substantially the full term of the asset.

LEVEL 3:Financial asset values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. Unobservable inputs reflect our estimates of the assumptions that market participants would use in valuing the financial assets.

   Observable inputs are inputs that reflect the assumptions market participants would use in valuing financial assets that are developed based on market data obtained from independent sources. In the absence of sufficient observable inputs, unobservable inputs reflect our estimates of the assumptions market participants would use in valuing financial assets and are developed based on the best information available in the circumstances. The degree of management judgment involved in determining fair values is inversely related to the availability of market observable information.

   We are responsible for the determination of fair value of financial assets and the supporting assumptions and methodologies. We gain assurance on the overall reasonableness and consistent application of valuation input assumptions, valuation methodologies and compliance with accounting standards for fair value determination through the execution of various processes and controls designed to ensure that our financial assets are appropriately valued. We monitor fair values received from third parties and those derived internally on an ongoing basis.

   We employ independent third-party valuation service providers, broker quotes and internal pricing methods to determine fair values. We obtain or calculate only one single quote or price for each financial instrument.

   Valuation service providers typically obtain data about market transactions and other key valuation model inputs from multiple sources and, through the use of proprietary models, produce valuation information in the form of a single fair value for individual securities for which a fair value has been requested under the terms of our agreements. For certain security types, fair values are derived from the valuation service providers' proprietary valuation models. The inputs used by the valuation service providers include, but are not limited to, market prices from recently completed transactions and transactions of comparable securities, interest rate yield curves, credit spreads, liquidity spreads, currency rates, and other information, as applicable. Credit and liquidity spreads are typically implied from completed transactions and transactions of comparable securities. Valuation service providers also use proprietary discounted cash flow models that are widely accepted in the financial services industry and similar to those used by other market participants to value the same financial instruments. The valuation models take into account, among other things, market observable information as of the measurement date, as described above, as well as the specific attributes of the security being valued including its term, interest rate, credit rating, industry sector, and where applicable, collateral quality and other issue or issuer specific information. Executing valuation models effectively requires seasoned professional judgment and experience. In cases where market transactions or other market observable data is limited, the extent to which judgment is applied varies inversely with the availability of market observable information.

   For certain of our financial assets measured at fair value, where our valuation service providers cannot provide fair value determinations, we obtain a single non-binding price quote from a broker familiar with the security who, similar to our valuation service providers, may consider transactions or activity in similar securities among other information. The brokers providing price quotes are generally from the brokerage divisions of leading financial institutions with market making, underwriting and distribution expertise regarding the security subject to valuation.

   The fair value of certain financial assets, including privately placed corporate fixed income securities, for which our valuation service providers or brokers do not provide fair value determinations, is determined using valuation methods and models widely accepted in the financial services industry. Internally developed valuation models, which include inputs that may not be market observable and as such involve some degree of judgment, are considered appropriate for each class of security to which they are applied.

   Our internal pricing methods are primarily based on models using discounted cash flow methodologies that develop a single best estimate of fair value. Our models generally incorporate inputs that we believe are representative of inputs other market participants would use to determine fair value of the same instruments, including yield curves, quoted market prices of comparable securities, published credit spreads, and other applicable market data. Additional inputs that are used include internally-derived assumptions such as liquidity premium and credit ratings, as well as instrument-specific characteristics that include, but are not limited to, coupon rate, expected cash flows, sector of the issuer, and call provisions. Our internally assigned credit ratings are developed at a more detailed level than externally published ratings and allow for a more precise match of these ratings to other market observable valuation inputs, such as credit and sector spreads, when performing these valuations. Due to the existence of non-market observable inputs, such as liquidity premiums, judgment is required in developing these fair values. As a result, the fair value of these financial assets may differ from the amount actually received to sell an asset in an orderly transaction between market participants at the measurement date. Moreover, the use of different valuation assumptions may have a material effect on the financial assets' fair values.

   For the majority of our financial assets measured at fair value, all significant inputs are based on market observable data and significant management judgment does not affect the periodic determination of fair value. The determination of fair value using discounted cash flow models involves management judgment when significant model inputs are not based on market observable data. However, where market observable data is available, it takes precedence, and as a result, no range of reasonably likely inputs exists from which the basis of a sensitivity analysis could be constructed.

   We believe our most significant exposure to changes in fair value is due to market risk. Our exposure to changes in market conditions is discussed fully in the Market Risk section of the MD&A.

   We employ specific control processes to determine the reasonableness of the fair values of our financial assets. Our processes are designed to ensure that the values received or internally estimated are accurately recorded and that the data inputs and the valuation techniques utilized are appropriate, consistently applied, and that the assumptions are reasonable and consistent with the objective of determining fair value. For example, on a continuing basis, we assess the reasonableness of individual security values received from valuation service providers and those derived from internal models that exceed certain thresholds as compared to previous values received from those valuation service providers or derived from internal models. In addition, we may validate the reasonableness of fair value by comparing information obtained from our valuation service providers to other third party valuation sources for selected securities. We perform ongoing price validation procedures such as back-testing of actual sales, which corroborate the various inputs used in internal pricing models to market observable data. When fair value determinations are expected to be more variable, we validate them through reviews by members of management who have relevant expertise and who are independent of those charged with executing investment transactions.

   We also perform an analysis to determine whether there has been a significant decrease in the volume and level of activity for the asset when compared to normal market activity, and if so, whether transactions may not be orderly. Among the indicators we consider in determining whether a significant decrease in the volume and level of market activity for a specific asset has occurred include the level of new issuances in the primary market, trading volume in the secondary market, level of credit spreads over historical levels, bid-ask spread, and price consensuses among market participants and sources. If evidence indicates that prices are based on transactions that are not orderly, we place little, if any, weight on the transaction price and will estimate fair value using an internal pricing model. As of December 31, 2010 and 2009, we did not alter fair values provided by our valuation service providers or brokers or substitute them with an internal pricing model.

   The following table identifies fixed income and short-term investments as of December 31, 2010 by source of value determination:

                                                       FAIR    PERCENT
                                                       VALUE   TO TOTAL
        ($ IN THOUSANDS)                              -------- --------
        Fair value based on internal sources......... $ 12,444    3.7%
        Fair value based on external sources/(1)/....  319,605   96.3
                                                      --------  -----
        Total........................................ $332,049  100.0%
                                                      ========  =====

--------
/(1)/Includes $6.9 million that are valued using broker quotes.

   For more detailed information on our accounting policy for the fair value of financial assets and the financial assets by level in the fair value hierarchy, see Notes 2 and 5 of the financial statements.

   IMPAIRMENT OF FIXED INCOME SECURITIES For fixed income securities classified as available for sale, the difference between fair value and amortized cost, net of deferred income taxes, is reported as a component of accumulated other comprehensive income on the Statements of Financial Position and is not reflected in the operating results of any period until reclassified to net income upon the consummation of a transaction with an unrelated third party or when a write-down is recorded due to an other-than-temporary decline in fair value. We have a comprehensive portfolio monitoring process to identify and evaluate each fixed income security whose carrying value may be other-than-temporarily impaired.

   For each fixed income security in an unrealized loss position, we assess whether management with the appropriate authority has made the decision to sell or whether it is more likely than not we will be required to sell the security before recovery of the amortized cost basis for reasons such as liquidity, contractual or regulatory purposes. If a security meets either of these criteria, the security's decline in fair value is considered other than temporary and is recorded in earnings.

   If we have not made the decision to sell the fixed income security and it is not more likely than not we will be required to sell the fixed income security before recovery of its amortized cost basis, we evaluate whether we expect to receive cash flows sufficient to recover the entire amortized cost basis of the security. We use our best estimate of future cash flows expected to be collected from the fixed income security discounted at the security's original or current effective rate, as appropriate, to calculate a recovery value and determine whether a credit loss exists. The determination of cash flow estimates is inherently subjective and methodologies may vary depending on facts and circumstances specific to the security. All reasonably available information relevant to the collectability of the security, including past events, current conditions, and reasonable and supportable assumptions and forecasts, are considered when developing the estimate of cash flows expected to be collected. That information generally includes, but is not limited to, the remaining payment terms of the security, prepayment speeds, foreign exchange rates, the financial condition and future earnings potential of the issue or issuer, expected defaults, expected recoveries, the value of underlying collateral, vintage, geographic concentration, available reserves or escrows, current subordination levels, third party guarantees and other credit enhancements. Other information, such as industry analyst reports and forecasts, sector credit ratings, financial condition of the bond insurer for insured fixed income securities, and other market data relevant to the realizability of contractual cash flows, may also be considered. The estimated fair value of collateral will be used to estimate recovery value if we determine that the security is dependent on the liquidation of collateral for ultimate settlement. If the estimated recovery value is less than the amortized cost of the security, a credit loss exists and an other-than-temporary impairment for the difference between the estimated recovery value and amortized cost is recorded in earnings. The portion of the unrealized loss related to factors other than credit remains classified in accumulated other comprehensive income. If we determine that the fixed income security does not have sufficient cash flow or other information to estimate a recovery value for the security, we may conclude that the entire decline in fair value is deemed to be credit related and the loss is recorded in earnings.

   Once assumptions and estimates are made, any number of changes in facts and circumstances could cause us to subsequently determine that a fixed income security is other-than-temporarily impaired, including: 1) general economic conditions that are worse than previously forecasted or that have a greater adverse effect on a particular issuer or industry sector than originally estimated; 2) changes in the facts and circumstances related to a particular issue or issuer's ability to meet all of its contractual obligations; and 3) changes in facts and circumstances that result in changes to management's intent to sell or result in our assessment that it is more likely than not we will be required to sell before recovery of the amortized cost basis. Changes in assumptions, facts and circumstances could result in additional charges to earnings in future periods to the extent that losses are realized. The charge to earnings, while potentially significant to net income, would not have a significant effect on shareholder's equity, since our securities are designated as available for sale and carried at fair value and as a result, any related unrealized loss, net of deferred income taxes, would already be reflected as a component of accumulated other comprehensive income in shareholder's equity.

   The determination of the amount of other-than-temporary impairment is an inherently subjective process based on periodic evaluation of the factors described above. Such evaluations and assessments are revised as conditions change and new information becomes available. We update our evaluations regularly and reflect changes in other-than-temporary impairments in results of operations as such evaluations are revised. The use of different methodologies and assumptions in the determination of the amount of other-than-temporary impairments may have a material effect on the amounts presented within the financial statements.

   For additional detail on investment impairments, see Note 4 of the financial statements.

OPERATIONS

   OVERVIEW AND STRATEGY We are a wholly owned subsidiary of Allstate Life Insurance Company ("ALIC"), which is a wholly owned subsidiary of Allstate Insurance Company ("AIC"), a wholly owned subsidiary of Allstate Insurance Holdings, LLC, which is wholly owned by The Allstate Corporation (the "Corporation"). We provide life insurance, retirement and investment products. Our products include interest-sensitive, traditional and variable life insurance and fixed annuities such as deferred and immediate annuities. Our products are sold through multiple distribution channels including Allstate exclusive agencies, which include exclusive financial specialists, and independent agents (including master brokerage agencies).

   NET INCOME Net income for the years ended December 31 is presented in the following table:

                                              2010     2009     2008
         ($ IN THOUSANDS)                   -------  -------  -------
         Net investment income............. $12,067  $11,783  $13,940
         Realized capital gains and losses.     694    1,480    5,952
         Income tax expense................  (4,451)  (4,634)  (6,918)
                                            -------  -------  -------
         Net income........................ $ 8,310  $ 8,629  $12,974
                                            =======  =======  =======

   We have reinsurance agreements whereby all premiums, contract charges, interest credited to contractholder funds, contract benefits and substantially all expenses are ceded to ALIC and other non-affiliated reinsurers, and are reflected net of such reinsurance in the Statements of Operations and Comprehensive Income. Our results of operations include net investment income and realized capital gains and losses recognized in connection with the assets that are not transferred under the reinsurance agreements.

   NET INCOME decreased 3.7% in 2010 compared to 2009 and 33.5% in 2009 compared to 2008. The decrease in 2010 was due to lower net realized capital gains. The decrease in 2009 was due to lower net realized capital gains and lower net investment income.

   INCOME TAX EXPENSE decreased 3.9% in 2010 compared to 2009 and 33.0% in 2009 compared to 2008. These changes were due to the proportional change in the income on which the income tax expense was determined.

   FINANCIAL POSITION The financial position for the years ended December 31 is presented in the following table:

                                                       2010        2009
     ($ IN THOUSANDS)                               ----------- -----------
     Fixed income securities/(1)/.................. $   320,456 $   308,343
     Short-term/(2)/...............................      11,593       8,557
                                                    ----------- -----------
        Total investments.......................... $   332,049 $   316,900
                                                    =========== ===========
     Cash.......................................... $     3,550 $    10,063
     Reinsurance recoverable from ALIC.............  18,365,058  18,689,074
     Reinsurance recoverable from non-affiliates...   1,906,574   1,766,824
     Contractholder funds..........................  17,247,071  17,633,027
     Reserve for life-contingent contract benefits.   3,011,317   2,805,387
     Separate accounts assets and liabilities......   2,017,185   2,039,647

--------
/(1)/Fixed income securities are carried at fair value. Amortized cost basis for these securities was $304.8 million and $299.8 million as of December 31, 2010 and 2009, respectively.
/(2)/Short-term investments are carried at fair value. Amortized cost basis for these securities was $11.6 million and $8.6 million as of December 31, 2010 and 2009, respectively.

   Total investments increased to $332.0 million as of December 31, 2010 from $316.9 million as of December 31, 2009 primarily due to purchases of fixed income securities and increased net unrealized capital gains on fixed income securities.

   FIXED INCOME SECURITIES by type are listed in the table below.

                                                          PERCENT TO                    PERCENT TO
                                        FAIR VALUE AS OF     TOTAL    FAIR VALUE AS OF     TOTAL
                                        DECEMBER 31, 2010 INVESTMENTS DECEMBER 31, 2009 INVESTMENTS
($ IN THOUSANDS)                        ----------------- ----------- ----------------- -----------
U.S. government and agencies...........     $ 73,556         22.1%        $ 81,551         25.7%
Municipal..............................        3,176          1.0            3,095          1.0
Corporate..............................      163,587         49.3          137,573         43.4
Foreign government.....................        5,090          1.5               --           --
Residential mortgage-backed securities
  ("RMBS").............................       57,802         17.4           67,975         21.4
Commercial mortgage-backed securities
  ("CMBS").............................        8,863          2.7            9,704          3.1
Asset-backed securities ("ABS")........        8,382          2.5            8,445          2.7
                                            --------         ----         --------         ----
Total fixed income securities..........     $320,456         96.5%        $308,343         97.3%
                                            ========         ====         ========         ====

   As of December 31, 2010, all of the fixed income securities portfolio was rated investment grade, which is defined as a security having a rating of Aaa, Aa, A or Baa from Moody's, a rating of AAA, AA, A or BBB from Standard & Poor's ("S&P"), Fitch, Dominion, or Realpoint, a rating of aaa, aa, a, or bbb from A.M. Best, or a comparable internal rating if an externally provided rating is not available.

   The following table summarizes the fair value and unrealized net capital gains and losses for fixed income securities by credit rating as of December 31, 2010.

                                                AAA                  AA                   A
                                        -------------------- ------------------  --------------------
                                         FAIR    UNREALIZED   FAIR   UNREALIZED   FAIR    UNREALIZED
                                         VALUE   GAIN/(LOSS)  VALUE  GAIN/(LOSS)  VALUE   GAIN/(LOSS)
($ IN THOUSANDS)                        -------- ----------- ------- ----------- -------- -----------
U.S. government and agencies........... $ 73,556   $3,130    $    --   $   --    $     --   $   --

Municipal
   Tax exempt..........................       --       --        509        9          --       --
   Taxable.............................       --       --      2,667      168          --       --

Corporate
   Public..............................    3,094       99     32,761    1,740     102,130    6,641
   Privately placed....................    5,079       79     15,824      639          --       --

Foreign government.....................       --       --      5,090       92          --       --

RMBS
   U.S. government sponsored entities
     ("U.S. Agency")...................   48,133    2,292         --       --          --       --
   Prime residential mortgage-backed
     securities ("Prime")..............    2,789        5         --       --       4,180       77
   Alt-A residential mortgage-backed...
   securities ("Alt-A")................       --       --         --       --       2,700       52

CMBS...................................    6,947      427      1,916      (87)         --       --

ABS....................................       --       --      8,382      117          --       --
                                        --------   ------    -------   ------    --------   ------
Total fixed income securities.......... $139,598   $6,032    $67,149   $2,678    $109,010   $6,770
                                        ========   ======    =======   ======    ========   ======

                                           BAA                TOTAL
                                    ------------------ --------------------
                                    FAIR   UNREALIZED   FAIR    UNREALIZED
                                    VALUE  GAIN/(LOSS)  VALUE   GAIN/(LOSS)
                                    ------ ----------- -------- -----------
     U.S. government and agencies.. $   --    $ --     $ 73,556   $ 3,130

     Municipal
        Tax exempt.................     --      --          509         9
        Taxable....................     --      --        2,667       168

     Corporate
        Public.....................  4,699     128      142,684     8,608
        Privately placed...........     --      --       20,903       718

     Foreign government............     --      --        5,090        92

     RMBS
        U.S. Agency................     --      --       48,133     2,292
        Prime......................     --      --        6,969        82
        Alt-A......................     --      --        2,700        52

     CMBS..........................     --      --        8,863       340

     ABS...........................     --      --        8,382       117
                                    ------    ----     --------   -------
     Total fixed income securities. $4,699    $128     $320,456   $15,608
                                    ======    ====     ========   =======

   RMBS, CMBS AND ABS are structured securities that are primarily collateralized by residential and commercial real estate loans and other consumer or corporate borrowings. The cash flows from the underlying collateral paid to the securitization trust are generally applied in a pre-determined order and are designed so that each security issued by the trust, typically referred to as a "class", qualifies for a specific original rating. For example, the "senior" portion or "top" of the capital structure, or rating class, which would originally qualify for a rating of Aaa typically has priority in receiving principal repayments on the underlying collateral and retains this priority until the class is paid in full. In a sequential structure, underlying collateral principal repayments are directed to the most senior rated Aaa class in the structure until paid in full, after which principal repayments are directed to the next most senior Aaa class in the structure until it is paid in full. Senior Aaa classes generally share any losses from the underlying collateral on a pro-rata basis after losses are absorbed by classes with lower original ratings. The payment priority and class subordination included in these securities serves as credit enhancement for holders of the senior or top portions of the structures. These securities continue to retain the payment priority features that existed at the origination of the securitization trust. Other forms of credit enhancement may include structural features embedded in the securitization trust, such as overcollateralization, excess spread and bond insurance. The underlying collateral can have fixed interest rates, variable interest rates (such as adjustable rate mortgages ("ARM")) or may contain features of both fixed and variable rate mortgages.

   RMBS, including U.S. Agency, Prime and Alt-A, totaled $57.8 million, with 100% rated investment grade, as of December 31, 2010. The RMBS portfolio is subject to interest rate risk, but unlike other fixed income securities, is additionally subject to significant prepayment risk from the underlying residential mortgage loans. The credit risk associated with our RMBS portfolio is mitigated due to the fact that 83.3% of the portfolio consists of securities that were issued by or have underlying collateral guaranteed by U.S. government agencies.

   CMBS totaled $8.9 million, with 100% rated investment grade, as of December 31, 2010. The CMBS portfolio is subject to credit risk, but unlike certain other structured securities, is generally not subject to prepayment risk due to protections within the underlying commercial mortgage loans. All of the CMBS investments are traditional conduit transactions collateralized by commercial mortgage loans, broadly diversified across property types and geographical area.

   ABS totaled $8.4 million, with 100% rated investment grade, as of December 31, 2010. Credit risk is managed by monitoring the performance of the underlying collateral. Many of the securities in the ABS portfolio have credit enhancement with features such as overcollateralization, subordinated structures, reserve funds, guarantees and/or insurance.

   SHORT-TERM INVESTMENTS Our short-term investment portfolio was $11.6 million and $8.6 million as of December 31, 2010 and 2009, respectively.

   UNREALIZED NET CAPITAL GAINS totaled $15.6 million as of December 31, 2010 compared to $8.6 million as of December 31, 2009. The improvement since December 31, 2009 was primarily a result of declining risk-free interest rates and tightening of credit spreads in certain sectors. The following table presents unrealized net capital gains and losses, pre-tax and after-tax as of December 31.

                                                           2010     2009
     ($ IN THOUSANDS)                                    -------  -------
     U.S. government and agencies....................... $ 3,130  $ 1,569
     Municipal..........................................     177       96
     Corporate..........................................   9,326    6,107
     Foreign government.................................      92       --
     RMBS...............................................   2,426    1,649
     CMBS...............................................     340     (816)
     ABS................................................     117      (49)
                                                         -------  -------
     Unrealized net capital gains and losses, pre-tax...  15,608    8,556
     Deferred income taxes..............................  (5,463)  (2,995)
                                                         -------  -------
     Unrealized net capital gains and losses, after-tax. $10,145  $ 5,561
                                                         =======  =======

   The unrealized net capital gain for the fixed income portfolio totaled $15.6 million and comprised $16.1 million of gross unrealized gains and $492 thousand of gross unrealized losses as of December 31, 2010. This is compared to unrealized net capital gain for the fixed income portfolio totaling $8.6 million, comprised of $9.93 million of gross unrealized gains and $1.37 million of gross unrealized losses as of December 31, 2009.

   Gross unrealized gains and losses as of December 31, 2010 on fixed income securities by type and sector are provided in the table below.

                                                                            AMORTIZED
                                                  GROSS UNREALIZED          COST AS A    FAIR VALUE
                                 PAR    AMORTIZED ---------------   FAIR    PERCENT OF AS A PERCENT OF
                                VALUE     COST     GAINS   LOSSES   VALUE   PAR VALUE     PAR VALUE
($ IN THOUSANDS)               -------- --------- -------  ------  -------- ---------- ---------------
Corporate:
   Consumer goods (cyclical
     and non-cyclical)........ $ 56,050 $ 56,363  $ 3,573  $ (19)  $ 59,917   100.6%        106.9%
   Financial services.........   19,000   19,000      872     --     19,872   100.0         104.6
   Banking....................   17,000   16,994    1,103     --     18,097   100.0         106.5
   Energy.....................   16,000   16,098      719     --     16,817   100.6         105.1
   Utilities..................   14,000   14,013    1,050     --     15,063   100.1         107.6
   Capital goods..............   11,000   11,110    1,046     --     12,156   101.0         110.5
   Transportation.............    7,350    7,565      374     --      7,939   102.9         108.0
   Basic industry.............    7,000    7,123      372     --      7,495   101.8         107.1
   Technology.................    6,000    5,995      236     --      6,231    99.9         103.9
                               -------- --------  -------  -----   --------
Total corporate fixed income
  portfolio...................  153,400  154,261    9,345    (19)   163,587   100.6         106.6
                               -------- --------  -------  -----   --------
U.S. government and
  agencies....................   67,320   70,426    3,513   (383)    73,556   104.6         109.3
Municipal.....................    3,000    2,999      177     --      3,176   100.0         105.9
Foreign government............    5,000    4,998       92     --      5,090   100.0         101.8
RMBS..........................   55,362   55,376    2,429     (3)    57,802   100.0         104.4
CMBS..........................    8,500    8,523      427    (87)     8,863   100.3         104.3
ABS...........................    8,070    8,265      117     --      8,382   102.4         103.9
                               -------- --------  -------  -----   --------
Total fixed income securities. $300,652 $304,848  $16,100  $(492)  $320,456   101.4         106.6
                               ======== ========  =======  =====   ========

   The consumer goods sector had the only gross unrealized losses in our corporate fixed income securities portfolio as of December 31, 2010. In general, credit spreads remain wider than at initial purchase for most of the securities with gross unrealized losses.

   We have a comprehensive portfolio monitoring process to identify and evaluate each fixed income security that may be other-than-temporarily impaired. The process includes a quarterly review of all securities to identify instances where the fair value of a security compared to its amortized cost is below established thresholds. The process also includes the monitoring of other impairment indicators such as ratings, ratings downgrades and payment defaults. The securities identified, in addition to other securities for which we may have a concern, are evaluated based on facts and circumstances for inclusion on our watch-list. All investments in an unrealized loss position as of December 31, 2010 were included in our portfolio monitoring process for determining whether declines in value were other than temporary.

   The extent and duration of a decline in fair value for fixed income securities have become less indicative of actual credit deterioration with respect to an issue or issuer. While we continue to use declines in fair value and the length of time a security is in an unrealized loss position as indicators of potential credit deterioration, our determination of whether a security's decline in fair value is other than temporary has placed greater emphasis on our analysis of the underlying credit and collateral and related estimates of future cash flows.

   As of December 31, 2010, all of the $492 thousand of unrealized losses are related to fixed income securities with an unrealized loss position less than 20% of amortized cost, the degree of which suggests that these securities do not pose a high risk of being other-than-temporarily impaired. As of December 31, 2010, we do not have the intent to sell and it is not more likely than not we will be required to sell these securities before the recovery of their amortized cost basis.

   We also monitor the quality of our fixed income portfolio by categorizing certain investments as "problem," "restructured," or "potential problem." Problem fixed income securities are in default with respect to principal or interest and/or are investments issued by companies that have gone into bankruptcy subsequent to our acquisition. Fixed income securities are categorized as restructured when the debtor is experiencing financial difficulty and we grant a concession. Potential problem fixed income securities are current with respect to contractual principal and/or interest, but because of other facts and circumstances, we have concerns regarding the borrower's ability to pay future principal and interest according to the original terms, which causes us to believe these investments may be classified as problem or restructured in the future.

   As of December 31, 2010 and 2009, we did not have any fixed income securities categorized as problem, restructured or potential problem.

   NET INVESTMENT INCOME The following table presents net investment income for the years ended December 31.

                                              2010     2009     2008
         ($ IN THOUSANDS)                   -------  -------  -------
         Fixed income securities........... $12,480  $12,098  $13,302
         Short-term and other investments..      21      107      992
                                            -------  -------  -------
         Investment income, before expense.  12,501   12,205   14,294
         Investment expense................    (434)    (422)    (354)
                                            -------  -------  -------
         Net investment income............. $12,067  $11,783  $13,940
                                            =======  =======  =======

   Net investment income increased 2.4% or $284 thousand in 2010 compared to 2009, after decreasing 15.5% or $2.2 million in 2009 compared to 2008. The 2010 increase was primarily due to higher average investment balances. The 2009 decrease was primarily due to lower yields.

   REALIZED CAPITAL GAINS AND LOSSES The following table presents realized capital gains and losses and the related tax effect for the years ended December 31.

                                                    2010   2009     2008
     ($ IN THOUSANDS)                              -----  ------  -------
     Realized capital gains and losses, pre-tax... $ 694  $1,480  $ 5,952
     Income tax expense...........................  (243)   (518)  (2,083)
                                                   -----  ------  -------
     Realized capital gains and losses, after-tax. $ 451  $  962  $ 3,869
                                                   =====  ======  =======

   Net realized capital gains in 2010 comprised entirely of gross gains of $694 thousand. Net realized capital gains of $1.5 million in 2009 comprised gross gains of $1.5 million and gross losses of $8 thousand. The net realized capital gains in 2010, 2009 and 2008 were related to sales of investments.

   CASH As of December 31, 2010, our cash balance was $3.6 million compared to $10.1 million as of December 31, 2009. Fluctuations in our cash flows generally result from differences in the timing of reinsurance payments to and from ALIC and changes in short-term investments.

   REINSURANCE RECOVERABLE, CONTRACTHOLDER FUNDS AND RESERVE FOR LIFE-CONTINGENT CONTRACT BENEFITS Under GAAP, when reinsurance contracts do not relieve the ceding company of legal liability to contractholders, the ceding company is required to report reinsurance recoverables arising from these contracts separately as assets. The liabilities for the contracts are reported as contractholder funds, reserve for life-contingent contract benefits, or separate accounts liabilities depending on the characteristics of the contracts. We reinsure all reserve liabilities with ALIC or other non-affiliated reinsurers. Reinsurance recoverables and the related reserve for life-contingent contract benefits and contractholder funds are reported separately in the Statements of Financial Position, while the assets which support the separate accounts liabilities are reflected as separate accounts assets.

   As of December 31, 2010, contractholder funds decreased to $17.25 billion from $17.63 billion as of December 31, 2009 as a result of new and additional deposits on fixed annuities and interest-sensitive life policies and interest credited to contractholder funds being more than offset by surrenders, withdrawals, benefit payments and related contract charges. The reserve for life-contingent contract benefits increased to $3.01 billion as of December 31, 2010 from $2.81 billion as of December 31, 2009 due primarily to the aging of the in-force block of certain business and sales of traditional life insurance, partially offset by benefits paid and policy lapses. Reinsurance recoverables from ALIC decreased by $324.0 million and reinsurance recoverables from non-affiliates increased $139.8 million.

   We purchase reinsurance after evaluating the financial condition of the reinsurer, as well as the terms and price of coverage. As of December 31, 2010, 97% of reinsurance recoverables due from non-affiliated companies were reinsured under uncollateralized reinsurance agreements with companies that had a financial strength rating of A or above, as measured by S&P. In certain cases, these ratings refer to the financial strength of the affiliated group or parent company of the reinsurer. We continuously monitor the creditworthiness of reinsurers in order to determine our risk of recoverability on an individual and aggregate basis, and a provision for uncollectible reinsurance is recorded if needed. No amounts have been deemed unrecoverable in the three years ended December 31, 2010.

MARKET RISK

   Market risk is the risk that we will incur losses due to adverse changes in interest rates and credit spreads. We also have certain exposures to changes in equity prices in our equity-indexed annuities and separate accounts liabilities, which are transferred to ALIC in accordance with our reinsurance agreements.

   OVERVIEW In formulating and implementing guidelines for investing funds, we seek to earn returns that contribute to attractive and stable profits and long-term capital growth.

   We manage our exposure to market risk through the use of asset allocation, duration, and as appropriate, through the use of stress tests. We have asset allocation limits that place restrictions on the total funds that may be invested within an asset class. We have duration limits on our investment portfolio and, as appropriate, on individual components of the portfolio. These duration limits place restrictions on the amount of interest rate risk that may be taken. Comprehensive day-to-day management of market risk within defined tolerance ranges occurs as portfolio managers buy and sell within their respective markets based upon the acceptable boundaries established by investment policies.

   INTEREST RATE RISK is the risk that we will incur a loss due to adverse changes in interest rates relative to the interest rate characteristics of our interest bearing assets. This risk arises from our investment in interest-sensitive assets. Interest rate risk includes risks related to changes in U.S. Treasury yields and other key risk-free reference yields.

   One of the measures used to quantify interest rate exposure is duration. Duration measures the price sensitivity of assets to changes in interest rates. For example, if interest rates increase 100 basis points, the fair value of an asset with a duration of 5 is expected to decrease in value by 5%. Our asset duration was 3.4 and 3.7 as of December 31, 2010 and 2009, respectively.

   To calculate duration, we project asset cash flows and calculate their net present value using a risk-free market interest rate adjusted for credit quality, sector attributes, liquidity and other specific risks. Duration is calculated by revaluing these cash flows at alternative interest rates and determining the percentage change in aggregate fair value. The projections include assumptions (based upon historical market experience and our experience) that reflect the effect of changing interest rates on the prepayment, lapse, leverage and/or option features of instruments, where applicable. The preceding assumptions relate primarily to mortgage-backed securities, and municipal and corporate obligations.

   Based upon the information and assumptions used in the duration calculation, and interest rates in effect as of December 31, 2010, we estimate that a 100 basis point immediate, parallel increase in interest rates ("rate shock") would decrease the net fair value of the assets by $11.3 million, which is the same amount as December 31, 2009. The selection of a 100 basis point immediate parallel change in interest rates should not be construed as our prediction of future market events, but only as an illustration of the potential effect of such an event.

   To the extent that conditions differ from the assumptions we used in these calculations, duration and rate shock measures could be significantly impacted. Additionally, our calculations assume that the current relationship between short-term and long-term interest rates (the term structure of interest rates) will remain constant over time. As a result, these calculations may not fully capture the effect of non-parallel changes in the term structure of interest rates and/or large changes in interest rates.

   CREDIT SPREAD RISK is the risk that we will incur a loss due to adverse changes in credit spreads ("spreads"). This risk arises from many of our primary activities, as we invest funds in spread-sensitive fixed income assets.

   We manage the spread risk in our assets. One of the measures used to quantify this exposure is spread duration. Spread duration measures the price sensitivity of the assets to changes in spreads. For example, if spreads increase 100 basis points, the fair value of an asset exhibiting a spread duration of 5 is expected to decrease in value by 5%.

   Spread duration is calculated similarly to interest rate duration. As of December 31, 2010, the spread duration of assets was 3.5, compared to 3.6 as of December 31, 2009. Based upon the information and assumptions we use in this spread duration calculation, and spreads in effect as of December 31, 2010, we estimate that a 100 basis point immediate, parallel increase in spreads across all asset classes, industry sectors and credit ratings ("spread shock") would decrease the net fair value of the assets by $10.1 million, compared to $8.4 million as of December 31, 2009. The selection of a 100 basis point immediate parallel change in spreads should not be construed as our prediction of future market events, but only as an illustration of the potential effect of such an event.

   EQUITY PRICE RISK is the risk that we will incur losses due to adverse changes in the general levels of the equity markets. As of December 31, 2010 and 2009, we had separate accounts assets related to variable annuity and variable life contracts with account values totaling $2.02 billion and $2.04 billion, respectively. Equity risk exists for contract charges based on separate account balances and guarantees for death and/or income benefits provided by our variable products. All variable life and annuity contract charges and fees, liabilities and benefits, including guarantees for death and/or income are ceded to ALIC in accordance with the reinsurance agreements, thereby limiting our equity risk exposure. In 2006, ALIC disposed of substantially all of its variable annuity business through reinsurance agreements with The Prudential Insurance Company of America, a subsidiary of Prudential Financial Inc. and therefore mitigated this aspect of ALIC's risk. The Company was not a direct participant of this agreement and its reinsurance agreements with ALIC remain unchanged.

   As of December 31, 2010 and 2009 we had $4.38 billion and $4.16 billion, respectively, in equity-indexed annuity liabilities that provide customers with interest crediting rates based on the performance of the S&P 500. All contract charges and fees, and liabilities and benefits related to equity-indexed annuity liabilities are ceded to ALIC in accordance with the reinsurance agreements, thereby limiting our equity risk exposure.

CAPITAL RESOURCES AND LIQUIDITY

   CAPITAL RESOURCES consist of shareholder's equity. The following table summarizes our capital resources as of December 31.

                                                    2010     2009     2008
   ($ IN THOUSANDS)                               -------- -------- --------
   Common stock, retained income and additional
     capital paid-in............................. $315,722 $307,412 $298,783
   Accumulated other comprehensive income (loss).   10,145    5,561     (222)
                                                  -------- -------- --------
   Total shareholder's equity.................... $325,867 $312,973 $298,561
                                                  ======== ======== ========

   SHAREHOLDER'S EQUITY increased in 2010 due to net income and increased unrealized net capital gains. Shareholder's equity increased in 2009, due to net income and a favorable change in unrealized net capital gains and losses.

   FINANCIAL RATINGS AND STRENGTH We share the insurance financial strength ratings of our parent, ALIC, as our business is reinsured to ALIC. The following table summarizes ALIC's financial strength ratings as of December 31, 2010.

         RATING AGENCY                                 RATING
         -------------                                 ----------------
         A.M. Best Company, Inc....................... A+ ("Superior")
         Standard & Poor's Ratings Services........... A+ ("Strong")
         Moody's Investors Service, Inc............... A1 ("Good")

   ALIC's ratings are influenced by many factors including operating and financial performance, asset quality, liquidity, asset/liability management, overall portfolio mix, financial leverage (i.e., debt), exposure to risks, the current level of operating leverage and AIC's ratings.

   State laws specify regulatory actions if an insurer's risk-based capital ("RBC"), a measure of an insurer's solvency, falls below certain levels. The NAIC has a standard formula for annually assessing RBC. The formula for calculating RBC for life insurance companies takes into account factors relating to insurance, business, asset and interest rate risks. As of December 31, 2010, our RBC was within the range that we target.

   The NAIC has also developed a set of financial relationships or tests known as the Insurance Regulatory Information System to assist state regulators in monitoring the financial condition of insurance companies and identifying companies that require special attention or actions by insurance regulatory authorities. The NAIC analyzes financial data provided by insurance companies using prescribed ratios, each with defined "usual ranges". Generally, regulators will begin to monitor an insurance company if its ratios fall outside the usual ranges for four or more of the ratios. If an insurance company has insufficient capital, regulators may act to reduce the amount of insurance it can issue. Our ratios are within these ranges.

   LIQUIDITY SOURCES AND USES Our potential sources of funds principally include the activities as follows.

    .  Receipt of insurance premiums

    .  Contractholder fund deposits

    .  Reinsurance recoveries

    .  Receipts of principal and interest on investments

    .  Sales of investments

    .  Intercompany loans

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

    .  Capital contributions from parent

   Our potential uses of funds principally include the activities as follows.

    .  Payment of contract benefits, surrenders and withdrawals

    .  Reinsurance cessions and payments

    .  Operating costs and expenses

    .  Purchase of investments

    .  Repayment of intercompany loans

    .  Dividends to parent

    .  Tax payments/settlements

   CASH FLOWS As reflected in our Statements of Cash Flows, net cash provided by (used in) operating activities was $2.1 million, $4.3 million and $(5.9) million in 2010, 2009 and 2008, respectively. Fluctuations in net cash provided by operating activities primarily occur as a result of changes in net investment income and differences in the timing of reinsurance payments to and from ALIC.

   Under the terms of reinsurance agreements, all premiums and deposits, excluding variable annuity and life contract deposits allocated to separate accounts and those reinsured to non-affiliated reinsurers, are transferred to ALIC, which maintains the investment portfolios supporting our products. Payments of contractholder claims, benefits, contract surrenders and withdrawals and certain operating costs (excluding investment-related expenses), are reimbursed by ALIC, under the terms of the reinsurance agreements. We continue to have primary liability as a direct insurer for risks reinsured. Our ability to meet liquidity demands is dependent on ALIC's and other reinsurers' ability to meet those obligations under the reinsurance programs.

   Our ability to pay dividends is dependent on business conditions, income, cash requirements and other relevant factors. The payment of shareholder dividends without the prior approval of the state insurance regulator is limited by Nebraska law to formula amounts based on net income and capital and surplus, determined in conformity with statutory accounting practices, as well as the timing and amount of dividends paid in the preceding twelve months. The maximum amount of dividends that we can pay during 2011 without prior approval of the Nebraska Department of Insurance is $31.1 million.

   CONTRACTUAL OBLIGATIONS Due to the reinsurance agreements that we have in place, our contractual obligations are ceded to ALIC and other non-affiliated reinsurers.

REGULATION AND LEGAL PROCEEDINGS

   We are subject to extensive regulation and we are involved in various legal and regulatory actions, all of which have an effect on specific aspects of our business. For a detailed discussion of the legal and regulatory actions in which we are involved, see Note 9 of the financial statements.

PENDING ACCOUNTING STANDARDS

   There are several pending accounting standards that we have not implemented either because the standard has not been finalized or the implementation date has not yet occurred. For a discussion of these pending standards, see Note 2 of the financial statements.

   The effect of implementing certain accounting standards on our financial results and financial condition is often based in part on market conditions at the time of implementation of the standard and other factors we are

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

unable to determine prior to implementation. For this reason, we are sometimes unable to estimate the effect of certain pending accounting standards until the relevant authoritative body finalizes these standards or until we implement them.

ITEM 11(J).QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

   Information required for Item 11(j) is incorporated by reference to the material under the caption "Market Risk" in Item 11(h) of this report.

ITEM 11(K).DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS:

   Directors are elected at each annual meeting of shareholders, for a term of one year. The biographies of each of the directors below contains information regarding the person's service as a director, business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the company management to determine that a director should serve as such for Lincoln Benefit. Unless otherwise indicated, each director and executive officer has served for at least five years in the business position currently or most recently held.

   ROBERT K. BECKER, 55, has been Senior Vice President since March 2010.
Mr. Becker is also the Chairman of the Board, Chief Executive Officer and Manager of Allstate Financial Services, LLC ("AFS, LLC") and Vice President of Allstate Life Insurance Company. Mr. Becker is responsible for Allstate's broker dealer operations as well as recruiting, training and product strategy for registered representatives of AFS, LLC and third party relationships. At Allstate since 2000, Mr. Becker has progressed through various roles, including Regional Financial Services Manager, Regional Distribution Leader and Assistant Field Vice President. Prior to joining Allstate, Mr. Becker spent over 20 years with MetLife Insurance Company, where he held various leadership positions.
Mr. Becker's professional designations include LUTCF, CLU, ChFC, CFP, and CLTC. Currently, Mr. Becker also serves as a director with Allstate Life Insurance Company, which is affiliated with Lincoln Benefit. Mr. Becker has proven leadership experience with using excellent customer service to grow business in a competitive environment.

   ANURAG CHANDRA, 33, has been a director and Senior Vice President since March 2011. Mr. Chandra is also a Senior Vice President of Allstate Life Insurance Company. Mr. Chandra has broad responsibilities for driving long-term strategy and for improving the operational base for the Allstate Financial group of companies. More specifically, Mr. Chandra will have direct accountability for product development, underwriting, wholesaling and asset liability management. Prior to joining Allstate in January 2011, Mr. Chandra was an executive vice president and chief operating officer for HealthMarkets, Inc. Under his leadership, the company transformed from a niche individual health insurance manufacturer to one of the largest independent distributors in the United States. Prior to that role, Mr. Chandra was a principal at Aquiline Capital Partners, a global private equity firm that took advantage of market conditions to launch successful new insurance and financial services companies. Mr. Chandra has also held senior operating and strategic development roles at Nationwide Financial Services and Conseco/Bankers Life and Casualty. Currently, Mr. Chandra also serves as a director for Allstate Life Insurance Company, which is affiliated with Lincoln Benefit. Mr. Chandra has extensive experience with the day-to-day management of company operations.

   LAWRENCE W. DAHL, 51, has been a director since 1999 and President and Chief Operating Officer since November 2005. In his current role, Mr. Dahl manages the distribution relationships for Lincoln Benefit. Mr. Dahl began his Allstate career in 1987 in the Tax Department before becoming the Executive Vice President of Administration for Lincoln Benefit, where he was responsible for Marketing, Field Technology, Compliance, Planning and Strategy. Mr. Dahl progressed through various other leadership positions, including Executive Vice President of Sales and President of Distribution before becoming the President and Chief Operating Officer.

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

Mr. Dahl has also earned a JURIS DOCTOR degree and a Certified Public Account designation. Over the course of his career with Lincoln Benefit, Mr. Dahl has gained deep knowledge of the life insurance industry as well as extensive experience with distribution and sales.

   MATTHEW S. EASLEY, 55, has been a director since March 2009 and Senior Vice President since March 2010. Mr. Easley is also a Vice President for Allstate Life Insurance Company. Mr. Easley is responsible for Product Management, Underwriting, and Asset Liability Management within the Allstate Financial group of companies. Prior to joining Allstate, Mr. Easley spent 23 years at Nationwide Financial including 11 years as the head of Annuity and Pension Actuarial, where he started a 401(k) business with a new-to-the-world business model, created a synthetic asset segmentation method, co-invented a patented retirement planning software and led a team to create a new strategic plan as part of the initial public offering of Nationwide Financial Services stock. Currently, Mr. Easley also serves as a director for Allstate Life Insurance Company, which is affiliated with Lincoln Benefit. Mr. Easley possesses extensive insurance business, product and liability management experience.

   SUSAN L. LEES, 53, has been director and Senior Vice President, General Counsel and Secretary since August 2008. Ms. Lees is also Senior Vice President, General Counsel and Secretary of Allstate Life Insurance Company. At Allstate for over 20 years, Ms. Lees progressed through various counsel positions throughout Allstate before become an assistant vice president in 1999. As the leader of the Corporate Law division of Allstate Law and Regulation, Ms. Lees gained extensive experience working with a number of the business areas throughout the enterprise, including Allstate Life Insurance Company. Currently, Ms. Lees serves as a director for Life Insurance Council of New York. She also serves as a director for Allstate Life Insurance Company, which is affiliated with Lincoln Benefit. Ms. Lees has a deep understanding of insurance business generally, as well as applicable laws and regulations, including corporate and securities laws and corporate governance matters. In addition, Ms. Lees has extensive knowledge regarding Lincoln Benefit's business, including its employees, products, agencies and customers.

   JOHN C. PINTOZZI, 45, has been director, Senior Vice President and Chief Financial Officer since March 2005. Mr. Pintozzi also is Senior Vice President and Chief Financial Officer for Allstate Life Insurance Company. In these positions, Mr. Pintozzi is responsible for the planning and analysis, capital allocation, valuation and compliance functions as well as Allstate Federal Savings Bank. Prior to Allstate, Mr. Pintozzi was an audit partner with Deloitte & Touche, specializing in the insurance and financial services industries. He is a Certified Public Accountant and holds memberships with the American Institute of Certified Public Accountants and the Illinois CPA Society. In addition, Mr. Pintozzi currently serves as a director for Allstate Life Insurance Company, which is affiliated with Lincoln Benefit. Mr. Pintozzi has extensive experience in corporate and insurance company finance and accounting.

   MATTHEW E. WINTER, 54, has been a director since December 2009, Chief Executive Officer and Chairman of the Board since March 2010. Mr. Winter is also the President and Chief Executive Officer of Allstate Life Insurance Company and Senior Vice President of Allstate Insurance Company, each a parent organization of Lincoln Benefit. Prior to Allstate, Mr. Winter was the Vice Chairman of American International Group, President and Chief Executive Officer of American General Life Companies, and Executive Vice President for MassMutual Financial Group. For a brief period in 2009, Mr. Winter served as a director of EP Global Communications, a magazine publication and distribution company. Currently, Mr. Winter also serves as a director for Allstate Insurance Company and Allstate Life Insurance Company, each of which is affiliated with Lincoln Benefit. Mr. Winter was also a former Chairman of the Houston Food Bank Board of Directors. Mr. Winter has extensive experience leading major life insurance and financial services providers, working with financial and estate planning products and overseeing the operations of insurance companies.

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

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS.

   No directors or executive officers have been involved in any legal proceedings that are material to an evaluation of the ability or integrity of any director or executive officer of Lincoln Benefit.

ITEM 11(L).EXECUTIVE COMPENSATION

                 COMPENSATION DISCUSSION AND ANALYSIS ("CD&A")

OVERVIEW

   Executive officers of Lincoln Benefit also serve as officers of other subsidiaries of The Allstate Corporation ("Allstate") and receive no compensation directly from Lincoln Benefit. They are employees of an Allstate subsidiary. Allocations have been made for each named executive based on the amount of the named executive's compensation allocated to Lincoln Benefit under the Amended and Restated Service and Expense Agreement among Allstate Insurance Company, Allstate and certain affiliates, as amended effective January 1, 2009, to which Lincoln Benefit is a party (the "Service and Expense Agreement"). Those allocations are reflected in the Summary Compensation Table set forth below and in this disclosure, except where noted. The named executives may have received additional compensation for services rendered to other Allstate subsidiaries, and those amounts are not reported. Lincoln Benefit's directors receive no compensation for serving as directors in addition to their compensation as employees of an Allstate affiliate.

   Each year the Compensation and Succession Committee (the "Committee") of the Allstate Board of Directors and members of Allstate management review the overall design of Allstate's executive compensation program to ensure compensation is aligned with both annual and long-term performance. At target levels of performance, annual and long-term incentive awards are designed to constitute a significant percentage of an executive's total core compensation and provide a strong link to Allstate's performance. Additionally, the delivery of the largest portion of incentive compensation through stock options provides even greater alignment with stockholder interests because the stock price must appreciate from the date of grant for any value to be delivered to executives.

   Allstate has made changes to its executive compensation program for 2011. Allstate has eliminated any excise tax gross-ups in new change-in-control agreements. Allstate has also made changes to the annual incentive program for 2011 to continue to better align executive compensation with enterprise performance. The key program change, which will apply to all bonus eligible employees across the enterprise, will be to reduce the number of measures and provide for greater use of enterprise-wide corporate goals. Allstate believes this action will focus employees on those goals which will more effectively drive sustainable long-term growth for stockholders.

COMPENSATION PHILOSOPHY

   Allstate's compensation philosophy is based on these central beliefs:

    . Executive compensation should be aligned with performance and stockholder value. Accordingly, a significant amount of executive compensation should be in the form of equity.

    . The compensation of our executives should vary both with appreciation in the price of Allstate stock and with Allstate's performance in achieving strategic short and long-term business goals designed to drive stock price appreciation.

    . Allstate's compensation program should inspire our executives to strive for performance that is better than the industry average.

    . A greater percentage of compensation should be at risk for executives who bear higher levels of responsibility for Allstate's performance.

    . Allstate should provide competitive levels of compensation for competitive levels of performance and superior levels of compensation for superior levels of performance.

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

   Allstate's executive compensation program has been designed around these beliefs and includes programs and practices that ensure alignment between the interests of its stockholders and executives and delivery of compensation consistent with the corresponding level of performance. These objectives are balanced with the goal of attracting, motivating, and retaining highly talented executives to compete in our complex and highly regulated industry.

   Some of Allstate's key practices we believe support this approach include:

    . Providing a significant portion of executive pay through stock options, creating direct alignment with stockholder interests.

    . Establishment of stock ownership guidelines for senior executives that drive further alignment with stockholder interests. Each named executive officer, except Mr. Dahl, is required to hold four times salary.

    .  Stock option repricing is not permitted.

    . A robust governance process for the design, approval, administration, and review of our overall compensation program.

    . Utilization of annual incentive plan caps to limit maximum award opportunities and support enterprise risk management strategies.

    . Inclusion of a clawback feature in the Annual Executive Incentive Plan and the 2009 Equity Incentive Plan that provides the ability to recover compensation from Allstate executive officers in the event of certain financial restatements.

    . Incorporation of discretion in the annual executive incentive plan to allow for the adjustment of awards to reflect individual performance.

   Allstate's philosophy and practices have provided us with the tools to create an effective executive compensation program as detailed below.

NAMED EXECUTIVES

   This CD&A describes the executive compensation program at Allstate and specifically describes total 2010 compensation for the following named executives of Lincoln Benefit*:

    .  Matthew E. Winter--Chairman of the Board and Chief Executive Officer

    .  John C. Pintozzi--Senior Vice President and Chief Financial Officer

    .  Lawrence W. Dahl--President and Chief Operating Officer

    .  Matthew S. Easley--Senior Vice President

    .  Robert K. Becker--Senior Vice President

* Reflects titles in effect as of December 31, 2010.

COMPENSATION PRACTICES

   Allstate reviews the design of its executive compensation program and executive pay levels on an annual basis and performance and goal attainment within this design throughout the year. As part of that review, Allstate considers available data regarding compensation paid to similarly-situated executives at companies against which it competes for executive talent. With respect to the compensation program for 2010, the Committee considered compensation data for the peer companies listed on page 56 for Mr. Winter, as well as proxy information from select S&P 100 companies with fiscal 2009 revenue of between $15 and $60 billion with which Allstate competes for executive talent. Towers Watson, an independent compensation consultant, recommended

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

modifications to the peer insurance companies that Allstate uses in benchmarking compensation for certain executives for 2010. The Committee approved removing from the peer insurance companies Cincinnati Financial Corporation due to its relative size and CNA Financial Corporation because it is closely held. ACE Ltd, AFLAC Inc., and Manulife Financial Corporation were added to augment the peer insurance companies with similarly sized insurers.

   With respect to the named executives other than Mr. Winter, Allstate management considered compensation surveys that provided information on companies of broadly similar size and business mix as Allstate, as well as companies with a broader market context. The compensation surveys considered include the Mercer Property & Casualty Insurance Company Survey, the 2009 Towers Perrin Diversified Insurance Survey, and the Towers Perrin Compensation Data Bank. The Diversified Insurance Survey includes 18 insurance organizations with assets ranging from $848 million to $108 billion. The Towers Perrin Compensation Data Bank provides compensation data on 90 of the Fortune 100 companies. The Mercer Property & Casualty Insurance Company Survey includes compensation data for 27 property and casualty insurance companies with at least $2 billion in annual premiums. In addition, in its executive pay and performance discussions, Allstate management considered information regarding other companies in the financial services industries.

                           PEER INSURANCE COMPANIES

 ACE Ltd.*                              Manulife Financial Corporation*
 AFLAC Inc.*                            MetLife Inc.
 The Chubb Corporation                  The Progressive Corporation
 The Hartford Financial Services        Prudential Financial, Inc.
 Group, Inc.
 Lincoln National Corporation           The Travelers Companies, Inc.
--------
* Added in 2010

CORE ELEMENTS OF EXECUTIVE COMPENSATION PROGRAM

   Allstate's executive compensation program design balances fixed and variable compensation elements and provides alignment with both short and long term business goals through annual and long-term incentives. Allstate's incentives are designed to balance overall corporate, business unit, and individual performance with respect to measures Allstate believes correlate to the creation of stockholder value and align with Allstate's strategic vision and operating priorities. The following table lists the core elements of Allstate's executive compensation program.

                                                                           POTENTIAL FOR
                                                                          VARIABILITY WITH
CORE ELEMENT                                      PURPOSE                   PERFORMANCE
------------                       -------------------------------------- ----------------
Annual salary                      Provides a base level of competitive   Low
                                   cash compensation for executive talent

Annual cash incentive awards       Reward performance on key strategic,   High
                                   operational, and financial measures
                                   over the year

Long-term equity incentive awards  Align the interests of executives      Moderate to High
                                   with long-term shareholder value and
                                   retain executive talent

SALARY

   Mr. Winter's salary was set by the Allstate Board of Directors based on the Committee's recommendation. The salaries of the other named executives are set by Allstate management. In recommending executive base salary levels, Allstate uses the 50/th/ percentile of its peer insurance companies for Mr. Winter and the 50/th/ percentile of insurance and general industry data for the other named executives as a guideline to align with Allstate's pay philosophy for competitive positioning in the market for executive talent.

    . The average enterprise-wide merit and promotional increases are based on a combination of U.S. general and insurance industry market data and are set at levels intended to be competitive.

    . Annual merit increases for the named executives are based on evaluations of their performance using the average enterprise-wide merit increase as a guideline.

       . The base salaries for each named executive were reviewed in February of 2010. Allstate established a new base salary for each named executive other than Mr. Winter based on individual performance and in line with the enterprise-wide merit increase.

       . Allstate did not adjust the base salary for Mr. Winter, which had just been established in the last quarter of 2009 when he joined the corporation.

INCENTIVE COMPENSATION

   The Committee approves performance measures and goals for cash incentive awards during the first quarter of the year. The performance measures and goals are aligned with Allstate's objectives and tied to its strategic vision and its operating priorities. They are designed to reward Allstate executives for actual performance, to reflect objectives that will require significant effort and skill to achieve, and to drive Allstate stockholder value.

   After the end of the year for annual cash incentive awards and after the end of the three-year cycle for long-term cash incentive awards, the Committee reviews the extent to which Allstate has achieved the various performance measures and approves the actual amount of all cash incentive awards for Allstate executive officers. The Committee may adjust the amount of an annual cash incentive award but has no authority to increase the amount of an award payable to Mr. Winter above the described plan limits. Allstate management approves the actual amount of cash incentive awards to the other named executives. Allstate pays the cash incentive awards in March, after the end of the year for the annual cash incentive awards and after the end of the three-year cycle for the long-term cash incentive awards. Long-term cash incentives have been discontinued, and the last three year cycle ended in 2010.

   Typically the Committee also approves grants of equity awards on an annual basis during a meeting in the first quarter. By making these awards and approving performance measures and goals for the annual cash incentive awards during the first quarter, Allstate is able to balance these elements of core compensation to align with its business goals.

ANNUAL CASH INCENTIVE AWARDS

   In 2010 Allstate executives had the opportunity to earn an annual cash incentive award based on the achievement of performance measures over a one-year period. The annual incentive plans are designed to provide all of the named executives with cash awards based on a combination of corporate and business unit performance measures for each of Allstate's main business units:
Allstate Protection, Allstate Financial, and Allstate Investments. Lincoln Benefit is part of Allstate Financial.

   The maximum amount of Mr. Winter's award was the lesser of a stockholder approved maximum under the Annual Executive Incentive Plan of $8.5 million or 25% of the 1.0% of Operating Income pool. Operating Income is defined under the "Performance Measures" caption on page 78. Although these limits established the maximum annual cash incentive awards that could be paid to Mr. Winter, the Committee retained complete discretion to pay any lesser amount. Mr. Winter's actual award was based on the achievement of certain performance measures as detailed below, including assessments of his individual performance and overall corporate and Allstate Financial business unit performance. None of the named executives other than Mr. Winter participate in the Operating Income pool.

   For 2010, the Committee adopted corporate and Allstate Financial business unit level annual performance measures and weighted them as applied to Mr. Winter in accordance with his responsibility for Allstate's overall corporate performance and the performance of the Allstate Financial business unit. Allstate management utilized the same performance measures and weighting with respect to each of the named executives other than Mr. Winter. Each measure is assigned a weight expressed as a percentage of the total annual cash incentive award opportunity, with all weights adding to 100%.

   The following table lists the performance measures and related target goals for 2010 as well as the weighting factors and the actual results applicable to the named executives. The performance measures were designed to focus executive attention on key strategic, operational, and financial measures including top line growth and profitability. For each performance measure, the Committee approved a threshold, target, and maximum goal. The target goals for the performance measures were based on evaluations of our historical performance and plans to drive projected performance. A description of each performance measure is provided under the "Performance Measures" caption on page 78.

 ANNUAL CASH INCENTIVE AWARD PERFORMANCE MEASURES, TARGET, AND WEIGHTING/(1)/

                                                                                      ACHIEVEMENT
                                                                                      RELATIVE TO
                                                                                       THRESHOLD,
PERFORMANCE                                                                             TARGET,
MEASURE                                        WEIGHTING    TARGET     ACTUAL/(2)/   MAXIMUM GOALS
-----------                                    --------- ------------- ------------- ---------------
CORPORATE-LEVEL PERFORMANCE MEASURE...........    20%
   Adjusted Operating Income Per Diluted                    $4.30         $3.00         Between
     Share....................................                                       threshold and
                                                                                         target
ALLSTATE FINANCIAL PERFORMANCE MEASURES.......    80%
   Adjusted Operating Income..................           $425 million  $474 million     Exceeded
                                                                                        maximum
   Adjusted Operating Return on Equity........               6.6%          7.7%         Exceeded
                                                                                        maximum
   Allstate Exclusive Agency Proprietary and             $256 million  $262 million  Between target
     AWD Weighted Sales.......................                                        and maximum
   Allstate Financial Portfolio Excess Total                  55            63       Between target
     Return (in basis points).................                                        and maximum

--------
/(1)/Information regarding Allstate's performance measures is disclosed in the limited context of its annual cash incentive awards and should not be understood to be statements of Allstate management's expectations or estimates of results or other guidance. Allstate specifically cautions investors not to apply these statements to other contexts.
/(2)/Stated as a percentage of target goals with a range from 0% to 250%, the actual performance comprises 54% for Adjusted Operating Income Per Diluted Share performance, and 189% for Allstate Financial performance. The weighted results stated as a percentage of the target goals for all named executives was 162%.

   Target award opportunities approved by Allstate are stated as a percentage of annual base salary. Annual cash incentive awards are calculated using base salary, as adjusted by any merit and promotional increases granted during the year on a prorated basis. In setting target incentive levels for named executives, Allstate gives the most consideration to market data primarily focusing on pay levels at peer group companies with which it directly competes for executive talent and stockholder investment. As a result of leveraging external market data, Mr. Winter had the highest target award opportunity of 125%, followed by Mr. Pintozzi with a target award opportunity of 60%, followed by Messrs. Easley and Becker with a target award opportunity of 50%, followed by Mr. Dahl with a target award opportunity of 35%.

   In calculating the annual cash incentive awards, Allstate achievement with respect to each performance measure is expressed as a percentage of the target goal, with interpolation applied between the threshold and target goals and between the target and maximum goals. Unless otherwise adjusted by Allstate, the amount of each named executive's annual cash incentive award is the sum of the amounts calculated using the calculation below for all of the performance measures.

Actual performance interpolated relative to  X   Weighting  X   Target award opportunity as a  X   Salary**
threshold and target on a range of 50% to                          percentage of salary**
100% and relative to target and maximum
on a range of 100% to 250%*

--------
*  Actual performance below threshold results in 0%
** Base salary, as adjusted by any merit and promotional increases granted during the year on a prorated basis.

   Following the end of the performance year, the performance of each named executive was evaluated. Based on a subjective evaluation of each executive's contributions and performance individual adjustments were made to the formula driven annual incentive amounts. The recommendations were considered and approved by the Committee for Mr. Winter and by Allstate management for the other named executives.

LONG-TERM INCENTIVE AWARDS--CASH AND EQUITY

   As part of total core compensation, Allstate historically has provided three forms of long-term incentive awards: stock options, restricted stock units, and long-term cash incentive awards. In 2009, Allstate discontinued future cycles of the long-term cash incentive plan. The relative mix of various forms of these awards is driven by Allstate's objectives in providing the specific form of award, as described below.

LONG-TERM INCENTIVE AWARDS--EQUITY

   Allstate grants larger equity awards to executives with the broadest scope of responsibility, consistent with Allstate's philosophy that a significant amount of executive compensation should be in the form of equity and that a greater percentage of compensation should be at risk for executives who bear higher levels of responsibility for Allstate's performance. However, from time to time, larger equity awards are granted to attract new executives. Allstate annually reviews the mix of equity incentives provided to the named executives. The mix consisted of 65% stock options and 35% restricted stock units for Mr. Winter. Other employees eligible for equity incentive awards, including the named executives other than Mr. Winter, had the choice of receiving the value of their equity incentive awards in the following proportions between stock options and restricted stock units:

    .  25% stock options and 75% restricted stock units;

    .  65% stock options and 35% restricted stock units;

    .  50% stock options and 50% restricted stock units; or

    .  75% stock options and 25% restricted stock units

   The elections are reflected in the Grants of Plan-Based Awards at Fiscal Year-End 2010 table. Stock options, which are performance-based, require growth in the Allstate stock price to deliver any value to an executive. The restricted stock units provide alignment with Allstate stockholder interests along with providing an effective retention tool.

STOCK OPTIONS

   Stock options represent the opportunity to buy shares of Allstate's stock at a fixed exercise price at a future date. Allstate uses them to align the interests of Allstate's executives with long-term stockholder value, as the stock price must appreciate from the date of grant for any value to be delivered to executives.

   Key elements:

    . Under Allstate's stockholder-approved equity incentive plan, the exercise price cannot be less than the fair market value of a share on the date of grant.

    . Stock option repricing is not permitted. In other words, absent an event such as a stock split, if the Committee cancels an award and substitutes a new award, the exercise price of the new award cannot be less than the exercise price of the cancelled award.

    . All stock option awards have been made in the form of nonqualified stock options.

    . The options granted to the named executives in 2010 become exercisable in three installments, 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversary dates, and expire in ten years, except in certain change-in-control situations or under other special circumstances approved by the Committee.

RESTRICTED STOCK UNITS

   Each restricted stock unit represents Allstate's promise to transfer one fully vested share of stock in the future if and when the restrictions expire (when the unit "vests"). Because restricted stock units are based on and payable in stock, they serve to reinforce the alignment of interests of Allstate's executives and Allstate's stockholders. In addition, because restricted stock units have a real, current value that is forfeited, except in some circumstances, if an executive terminates employment before the restricted stock units vest, they provide a retention incentive. Under the terms of the restricted stock unit awards, the executives have only the rights of general unsecured creditors of Allstate and no rights as stockholders until delivery of the underlying shares.

   Key elements:

    . The restricted stock units granted to the named executives in 2010 vest in three installments, 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversary dates, except in certain change-in-control situations or under other special circumstances approved by Allstate.

    . The restricted stock units granted to the named executives in 2010 include the right to receive previously accrued dividend equivalents when the underlying restricted stock unit vests.

TIMING OF EQUITY AWARDS AND GRANT PRACTICES

   The Committee grants equity incentive awards to current employees on an annual basis normally during a meeting in the first fiscal quarter, after the issuance of Allstate's prior fiscal year-end earnings release. Throughout the year, the Committee grants equity incentive awards in connection with new hires and promotions and in recognition of achievements. Equity incentive awards to employees other than Allstate executive officers also may be granted by an equity award committee which currently consists of Allstate's chief executive officer. The equity award committee may grant restricted stock units and stock options in connection with new hires and promotions and in recognition of achievements. The grant date for awards other than annual awards is fixed as the first business day of a month following the committee action.

STOCK OWNERSHIP GUIDELINES

   Because Allstate believes management's interests must be linked with those of Allstate's stockholders, Allstate instituted stock ownership guidelines in 1996 that require each of the named executives, other than Mr. Dahl, to own common stock, including restricted stock units, worth a multiple of base salary, as of March 1 following the fifth year after assuming a senior management position. Unexercised stock options do not count towards meeting the stock ownership guidelines. For the named executives, the goal is four times salary. Mr. Winter has until March 2015 to meet his goal. Messrs. Easley and Pintozzi have met their respective goals. Mr. Becker has until March 2014 to meet his goal. After a named executive meets the guideline for the position, if the value of his or her shares does not equal the specified multiple of base salary solely due to the fact that the value of the shares has declined, the executive is still deemed to be in compliance with the guideline. However, an executive in that situation may not sell shares acquired upon the exercise of an option or conversion of an equity award except to satisfy tax withholding obligations, until the value of his or her shares again equals the specified multiple of base salary. In accordance with Allstate's policy on insider trading, all officers, directors, and employees are prohibited from engaging in transactions with respect to any securities issued by Allstate or any of its subsidiaries that might be considered speculative or regarded as hedging, such as selling short or buying or selling options.

LONG-TERM INCENTIVE AWARDS--CASH

   There were no pay-outs on any long-term cash incentive awards for the 2008-2010 cycle, the final cycle under the Long-Term Executive Incentive Compensation Plan. Long-term cash incentive awards were originally designed to reward executives for collective results attained over a three-year performance cycle. Only Messrs. Pintozzi and Easley were eligible for these awards. There were three performance measures for the 2008-2010 cycle: average adjusted return on equity relative to peers, which was weighted at 50% of the potential award, Allstate Protection growth in policies in force, and Allstate Financial return on total capital, both weighted at 25% of the potential award. The Allstate Protection growth in policies in force measure had target set at 5.0%, with actual performance of -5.9%. The Allstate Financial return on total capital measure had target set at 9.5%, with actual performance of -12.6%. The selection and weighting of these measures was intended to focus executive attention on the collective achievement of Allstate's long-term financial goals across its various product lines. A description of each performance measure is provided under the "Performance Measures" caption on page 78.

   The average adjusted return on equity relative to peers measure compared Allstate's performance to a group of other insurance companies. If the average adjusted return on equity had exceeded the average risk free rate of return on three-year Treasury notes over the three-year cycle, plus 200 basis points, Allstate's ranked position relative to the peer group would have determined the percentage of the total target award for this performance measure to be paid. However, the average adjusted return on equity did not exceed the average risk free rate of return, plus 200 basis points, resulting in no payout.

OTHER ELEMENTS OF COMPENSATION

   To remain competitive with other employers and to attract, retain, and motivate highly talented executives and other employees, we provide the benefits listed in the following table.

                                                                                           OTHER       ALL FULL-TIME
                                                                                         OFFICERS       AND REGULAR
                                                                           NAMED        AND CERTAIN      PART-TIME
BENEFIT OR PERQUISITE                                                    EXECUTIVES      MANAGERS        EMPLOYEES
---------------------                                                   ------------ ---------------   -------------
401(k)/(1)/ and defined benefit pension................................ (check mark) (check mark)      (check mark)
Supplemental retirement benefit........................................ (check mark) (check mark)
Health and welfare benefits/(2)/....................................... (check mark) (check mark)      (check mark)
Supplemental long-term disability and executive physical program....... (check mark) (check mark)/(3)/
Deferred compensation.................................................. (check mark) (check mark)
Tax preparation and financial planning services........................ (check mark) (check mark)/(4)/
Mobile phones, ground transportation and personal use of aircraft/(5)/. (check mark) (check mark)

--------
/(1)/Allstate contributed $.50 for every dollar of basic pre-tax deposits made in 2010 on the first 3 percent of eligible pay and $.25 for every dollar of basic pre-tax deposits made in 2010 on the next 2 percent of eligible pay for eligible participants, including the named executives.
/(2)/Including medical, dental, vision, life, accidental death and dismemberment, long-term disability, and group legal insurance.
/(3)/An executive physical program is available to all officers.
/(4)/All officers are eligible for tax preparation services. Financial planning services were provided to Mr. Winter only.
/(5)/Ground transportation is available to Mr. Winter. In limited circumstances approved by Allstate's CEO, Mr. Winter is permitted to use Allstate's corporate aircraft for personal purposes. Mr. Winter did not use the corporate aircraft for personal purposes in 2010. Mobile phones are available to members of Allstate's senior management team, other officers, and certain managers, and certain employees depending on their job responsibilities.

RETIREMENT BENEFITS

   Each named executive participates in two different defined benefit pension plans. The Allstate Retirement Plan (ARP) is a tax qualified defined benefit pension plan available to all of Allstate's regular full-time and regular part-time employees who meet certain age and service requirements. The ARP provides an assured retirement income related to an employee's level of compensation and length of service at no cost to the employee. As the ARP is a tax qualified plan, federal tax law places limits on (1) the amount of an individual's compensation that can be used to calculate plan benefits and
(2) the total amount of benefits payable to a participant under the plan on an annual basis. These limits may result in a lower benefit under the ARP than would have been payable if the limits did not exist for certain of our employees. Therefore, the Allstate Insurance Company Supplemental Retirement Income Plan (SRIP) was created for the purpose of providing ARP-eligible employees whose compensation or benefit amount exceeds the federal limits with an additional defined benefit in an amount equal to what would have been payable under the ARP if the federal limits described above did not exist.

CHANGE-IN-CONTROL AND POST-TERMINATION BENEFITS

   Since a change-in-control or other triggering event may never occur, Allstate does not view change-in-control benefits or post-termination benefits as compensation. Consistent with Allstate compensation objectives, Allstate offers these benefits to attract, motivate, and retain certain highly talented executives. A change-in-control of Allstate could have a disruptive impact on both Allstate and its executives. Allstate's change-in-control benefits and post-termination benefits are designed to mitigate that impact and to maintain the connection between the interests of Allstate's executives and Allstate stockholders. Allstate's change-in-control agreements entered into prior to January 1, 2011, provide an excise tax gross-up to mitigate the possible disparate tax treatment for similarly situated employees. However, starting in 2011, new change-in-control agreements will not include an excise tax gross-up provision. Of the named executives, Messrs. Winter, Pintozzi, and Easley are subject to change-in-control agreements.

   As part of the change-in-control benefits, executives with change-in-control agreements receive previously deferred compensation and equity awards that might otherwise be eliminated by new directors elected in connection with a change-in-control, and also receive certain protections for cash incentive awards and benefits if an executive's employment is terminated within a two-year period after a change-in-control. The change-in-control and post-termination arrangements which are described in the "Potential Payments as a Result of Termination or Change-in-Control" section are not provided exclusively to the named executives. A larger group of management employees is eligible to receive many of the post-termination benefits described in that section.

EXECUTIVE COMPENSATION TABLES

                          SUMMARY COMPENSATION TABLE

   The following table sets forth information concerning the compensation of the named executives for all services rendered to Lincoln Benefit in 2009 and 2010, allocated to Lincoln Benefit in a manner consistent with the allocation of compensation expenses under the Service and Expense Agreement.

                                                                                    CHANGE IN
                                                                                  PENSION VALUE
                                                                                       AND
                                                                                  NONQUALIFIED
                                                                     NON-EQUITY     DEFERRED
                                                  STOCK   OPTION   INCENTIVE PLAN COMPENSATION      ALL OTHER
                                  SALARY   BONUS AWARDS   AWARDS    COMPENSATION    EARNINGS       COMPENSATION   TOTAL
NAME/(1)/                    YEAR ($)/(2)/  ($)  ($)/(3)/ ($)/(4)/    ($)/(5)/      ($)/(6)/         ($)/(7)/      ($)
--------                     ---- -------  ----- -------  -------  -------------- -------------    ------------ ---------
Matthew E. Winter........... 2010 172,200      0 210,943  391,756     347,930          1,100/(8)/     10,082    1,134,011
(CHAIRMAN OF THE BOARD AND
 CHIEF EXECUTIVE OFFICER)                     --

John C. Pintozzi............ 2010 130,757      0  94,860   94,859     157,535          8,735/(9)/      7,528      494,274
(SENIOR VICE PRESIDENT AND
 CHIEF FINANCIAL OFFICER)    2009 120,224  7,436  55,594  106,439      75,456         10,673           9,053      384,875

Lawrence W. Dahl............ 2010 274,586      0  53,428   17,810     137,159        136,233/(10)/    36,639      655,855
(PRESIDENT--CHIEF OPERATING
 OFFICER)                    2009 253,299      0  25,195   48,246     113,091        235,494          97,306      772,631

Matthew S. Easley........... 2010 121,588      0  87,172   29,058      94,335          6,276/(11)/     9,496      347,925
(SENIOR VICE PRESIDENT)      2009 114,709      0  45,652   87,398      72,160          6,064           8,708      334,691

Robert K. Becker............ 2010  89,294      0  18,609   55,811      81,067         35,616/(12)/     6,763      287,160
(SENIOR VICE PRESIDENT)

--------
/(1)/Messrs. Winter and Becker were not named executives for fiscal year 2009. /(2)/Reflects amounts for 2009 that were paid in 2009 which, due to the timing of Allstate's payroll cycle, included amounts earned in 2008.
/(3)/The aggregate grant date fair value of restricted stock unit awards computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification Topic 718 ("ASC 718"). The number of restricted stock units granted in 2010 to each named executive is provided in the Grants of Plan-Based Awards table on page 66. The fair value of restricted stock unit awards is based on the final closing price of Allstate's stock as of the date of grant. The final closing price in part reflects the payment of future dividends expected.

/(4)/The aggregate grant date fair value of option awards computed in accordance with FASB ASC 718. The fair value of each option award is estimated on the date of grant using a binomial lattice model. The fair value of each option award is estimated on the date of grant using the assumptions as set forth in the following table:

                                                     2010          2009
                                                 ------------- -------------
   Weighted average expected term...............  7.8 years     8.1 years
   Expected volatility.......................... 23.7 - 52.3%  26.3 - 79.2%
   Weighted average volatility..................    35.1%         38.3%
   Expected dividends...........................  2.4 - 2.8%       2.6%
   Weighted average expected dividends..........     2.6%          2.6%
   Risk-free rate...............................  0.1 - 3.9%    0.0 - 3.7%

   The number of options granted in 2010 to each named executive is provided in the Grants of Plan-Based Awards table on page 66.

/(5)/Amounts earned under the annual incentive plan are paid in the year following performance. Amounts earned under the Long-Term Executive Incentive Compensation Plan are paid in the year following the performance cycle. The amounts shown in the table above include amounts earned in 2010 and 2009 and payable under these plans in 2011 and 2010, respectively. The break-down for each component is as follows:

                               ANNUAL CASH              LONG-TERM
                                INCENTIVE             CASH INCENTIVE
            NAME          YEAR AWARD AMOUNT   CYCLE    AWARD AMOUNT
            ----          ---- ------------ --------- --------------
            Mr. Winter... 2010   $347,930   2008-2010    $     0
            Mr. Pintozzi. 2010   $157,535   2008-2010    $     0
                          2009   $ 54,970   2007-2009    $20,486
            Mr. Dahl..... 2010   $137,159   2008-2010    $     0
                          2009   $ 50,748*  2007-2009    $     0
            Mr. Easley... 2010   $ 94,335   2008-2010    $     0
                          2009   $ 52,444   2007-2009    $19,716
            Mr. Becker... 2010   $ 81,067   2008-2010    $     0

   -----
*  In 2009, as President and Chief Operating Officer of Lincoln Benefit,
   Mr. Dahl participated in a cash-based sales incentive plan (the "Sales Incentive Plan") based on first year premiums for universal life and term policies as well as annuity deposits sold by one of Lincoln Benefit's distribution channels. Payments related to the Sales Incentive Plan totaled $62,343 for 2009. Mr. Dahl did not participate in the Sales Incentive Plan in 2010. No other named executives of Lincoln Benefit participated in the Sales Incentive Plan.
/(6)/Amounts reflect the aggregate increase in actuarial value of the pension benefits as set forth in the Pension Benefits table, accrued during 2010 and 2009. These are benefits under the Allstate Retirement Plan (ARP) and the Allstate Insurance Company Supplemental Retirement Income Plan (SRIP). Non-qualified deferred compensation earnings are not reflected since our Deferred Compensation Plan does not provide above-market earnings. The pension plan measurement date is December 31. (See note 16 to Allstate's audited financial statements for 2010.)
/(7)/The "All Other Compensation for 2010--Supplemental Table" provides details regarding the amounts for 2010 for this column.
/(8)/Reflects increases in the actuarial value of the benefits provided to
     Mr. Winter pursuant to the SRIP of $1,100.
/(9)/Reflects increases in the actuarial value of the benefits provided to Mr. Pintozzi pursuant to the ARP and SRIP of $4,396 and $4,339, respectively.
/(10)/Reflects increases in the actuarial value of the benefits provided to Mr. Dahl pursuant to the ARP and SRIP of $82,402 and $53,831, respectively.
/(11)/Reflects increases in the actuarial value of the benefits provided to Mr. Easley pursuant to the ARP and SRIP of $3,098 and $3,178, respectively.
/(12)/Reflects increases in the actuarial value of the benefits provided to Mr. Becker pursuant to the ARP and SRIP of $23,305 and $12,311, respectively.

              ALL OTHER COMPENSATION FOR 2010--SUPPLEMENTAL TABLE

                                 (In dollars)

   The following table describes the incremental cost of other benefits provided in 2010 that are included in the "All Other Compensation" column.

                                                             TOTAL
                              401(K)     PTO               ALL OTHER
          NAME               MATCH/(1)/ PAYOUT OTHER/(2)/ COMPENSATION
          ----               ---------  ------ ---------  ------------
          Mr. Winter... 2010   1,400         0   8,682       10,082
          Mr. Pintozzi. 2010   2,009         0   5,519        7,528
          Mr. Dahl..... 2010   4,900    21,539  10,200       36,639
          Ms. Easley... 2010   2,009         0   7,487        9,496
          Mr. Becker... 2010   1,986         0   4,777        6,763

--------
/(1)/Each of the named executives participated in our 401(k) plan during 2010.
     The amount shown is the amount allocated to their accounts as employer matching contributions. Mr. Winter will not be vested in the employer matching contribution until he has completed three years of vesting service.
/(2)/"Other" consists of premiums for group life insurance and personal benefits and perquisites consisting of cell phones, tax preparation services, financial planning, executive physicals, ground transportation, and supplemental long-term disability coverage. There was no incremental cost for the use of mobile phones. Allstate provides supplemental long-term disability coverage to regular full-time and regular part-time employees whose annual earnings exceed the level which produces the maximum monthly benefit provided by the Group Long Term Disability Insurance Plan. This coverage is self-insured (funded and paid for by Allstate when obligations are incurred). No obligations for the named executives were incurred in 2010 and so no incremental cost is reflected in the table. None of the personal benefits and perquisites individually exceeded the greater of $25,000 or 10% of the total amount of these benefits for the named executives, except for the payment to Mr. Dahl, in accordance with Nebraska law, of $21,539 for paid time off accrued but not taken in 2010.

           GRANTS OF PLAN-BASED AWARDS AT FISCAL YEAR-END 2010/(1)/

   The following table provides information about non-equity incentive plan awards and equity awards granted to our named executives during the fiscal year 2010 to the extent the expense for such awards was allocated to Lincoln Benefit under the Service and Expense Agreement.

                                                                                 ALL OTHER ALL OTHER
                                                                                   STOCK     OPTION
                                                      ESTIMATED FUTURE PAYOUTS    AWARDS:   AWARDS:    EXERCISE
                                                     UNDER NON-EQUITY INCENTIVE  NUMBER OF NUMBER OF    OR BASE
                                                          PLAN AWARDS/(2)/       SHARES OF SECURITIES  PRICE OF
                                                     --------------------------- STOCK OR  UNDERLYING   OPTION
                  GRANT                              THRESHOLD TARGET   MAXIMUM    UNITS    OPTIONS     AWARDS
NAME              DATE             PLAN NAME            ($)     ($)       ($)       (#)       (#)     ($/SHR)/(3)/
----          -------------- ----------------------- --------- ------- --------- --------- ---------- -----------
Mr. Winter... --             Annual cash incentive    107,625  215,250 1,104,233
              Feb. 22, 2010  Restricted stock units                                6,716
              Feb. 22, 2010  Stock options                                                   39,571     $31.41

Mr. Pintozzi. --             Annual cash incentive     39,219   78,439   196,097
              Feb. 22, 2010  Restricted stock units                                3,020
              Feb. 22, 2010  Stock options                                                    9,582     $31.41

Mr. Dahl..... --             Annual cash incentive     48,006   96,012   240,029
              Feb. 22, 2010  Restricted stock units                                1,701
              Feb. 22, 2010  Stock options                                                    1,799     $31.41

Mr. Easley... --             Annual cash incentive     36,475   72,949   182,373
              Feb. 22, 2010  Restricted stock units                                2,775
              Feb. 22, 2010  Stock options                                                    2,935     $31.41

Mr. Becker... --             Annual cash incentive     22,307   44,613   111,533
              Feb. 22, 2010  Restricted stock units                                  592
              Feb. 22, 2010  Stock options                                                    5,638     $31.41



                 GRANT DATE
              FAIR VALUE ($)/(4)/
              -------------------
               STOCK     OPTION
NAME           AWARDS    AWARDS
----          --------  --------
Mr. Winter...
              $210,943
                        $391,756

Mr. Pintozzi.
              $ 94,860
                        $ 94,859

Mr. Dahl.....
              $ 53,428
                        $ 17,810

Mr. Easley...
              $ 87,172
                        $ 29,058

Mr. Becker...
              $ 18,609
                        $ 55,811

--------
/(1)/Awards under the annual executive incentive plans and the 2009 Equity
     Incentive Plan.
/(2)/The amounts in these columns consist of the threshold, target, and maximum annual cash incentive awards for the named executives. The threshold amount for each named executive is fifty percent of target, as the minimum amount payable if threshold performance is achieved. If threshold is not achieved the payment to named executives would be zero. The target amount is based upon achievement of certain performance measures set forth in the "Annual Cash Incentive Awards" section. The maximum amount payable to Mr. Winter is the lesser of a stockholder approved maximum under the Annual Executive Incentive Plan of $8.5 million or 25% of the award pool. The award pool is equal to 1.0% of Operating Income. None of the other named executives participate in the operating income pool. A description of the Operating Income performance measure is provided under the "Performance Measures" caption on page 78.
/(3)/The exercise price of each option is equal to the fair market value of Allstate's common stock on the date of grant. Fair market value is equal to the closing sale price on the date of grant or, if there was no such sale on the date of grant, then on the last previous day on which there was a sale.
/(4)/The aggregate grant date fair value of restricted stock units was $31.41 and for stock option awards was $9.90 for 2010, computed in accordance with FASB ASC 718. The assumptions used in the valuation are discussed in footnotes 3 and 4 to the Summary Compensation Table on pages 63 and 64.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2010

               OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2010

   The following table summarizes the outstanding equity awards of the named executives as of December 31, 2010, allocated in a manner consistent with the allocation of compensation expenses to Lincoln Benefit under the Service and Expense Agreement for 2010. The percentage of each equity award actually allocated to Lincoln Benefit has varied over the years during which these awards were granted depending on the extent of services rendered by such executive to Lincoln Benefit and the arrangements in place at the time of such equity awards between Lincoln Benefit and the executive's Allstate-affiliated employer. Because the aggregate amount of such equity awards attributable to services rendered to Lincoln Benefit by each named executive cannot be calculated without unreasonable effort, the allocated amount of each equity award provided for each named executive in the following table is the amount determined by multiplying each named executive's equity award for services rendered to Allstate and all of its affiliates by the percentage used for allocating such named executive's compensation to Lincoln Benefit in 2010 under the Service and Expense Agreement.

                                        OPTION AWARDS/(1)/                                          STOCK AWARDS
              ------------------------------------------------------------------------   ------------------------------------
                                                                                                         NUMBER
                                                                                                           OF
                                                                                                         SHARES
                                                                                                        OR UNITS
                                NUMBER OF         NUMBER OF                                             OF STOCK MARKET VALUE
                               SECURITIES        SECURITIES                                               THAT   OF SHARES OR
                               UNDERLYING        UNDERLYING                                               HAVE     UNITS OF
                 OPTION        UNEXERCISED       UNEXERCISED      OPTION     OPTION                       NOT     STOCK THAT
                  GRANT        OPTIONS (#)       OPTIONS (#)     EXERCISE  EXPIRATION     STOCK AWARD    VESTED    HAVE NOT
NAME              DATE       EXERCISABLE/(2)/ UNEXERCISABLE/(3)/  PRICE       DATE        GRANT DATE    (#)/(4)/ VESTED/(5)/
----          -------------- ---------------  -----------------  -------- -------------- -------------- -------- ------------
Mr. Winter... Nov. 2, 2009        2,406             7,219         $29.64  Nov. 2, 2019   Nov. 2, 2009    1,694     $ 54,019
              Feb. 22, 2010           0            39,571         $31.41  Feb. 22, 2020  Feb. 22, 2010   6,716     $214,100

                                                                                                                  AGGREGATE
                                                                                                                 MARKET VALUE
                                                                                                                 ------------
                                                                                                                   $268,119
Mr. Pintozzi. Sep. 30, 2002         513                 0         $35.17  Sep. 30, 2012
              Feb. 7, 2003        1,435                 0         $31.78  Feb. 7, 2013
              Feb. 6, 2004        2,041                 0         $45.96  Feb. 6, 2014
              Feb. 22, 2005       5,616                 0         $52.57  Feb. 22, 2015
              Feb. 21, 2006       5,562                 0         $53.84  Feb. 21, 2016
              Feb. 21, 2006       3,690                 0         $53.84  Feb. 21, 2016
              Feb. 20, 2007       4,094             1,365         $62.24  Feb. 20, 2017  Feb. 20, 2007     753     $ 23,998
              Feb. 26, 2008       4,872             4,872         $48.82  Feb. 26, 2018  Feb. 26, 2008   1,057     $ 33,710
              Feb. 27, 2009       2,542            15,312         $16.83  Feb. 27, 2019  Feb. 27, 2009   3,592     $114,526
              Feb. 22, 2010           0             9,582         $31.41  Feb. 22, 2020  Feb. 22, 2010   3,020     $ 96,279

                                                                                                                  AGGREGATE
                                                                                                                 MARKET VALUE
                                                                                                                 ------------
                                                                                                                   $268,513
Mr. Dahl..... May 15, 2001        4,224                 0         $42.00  May 15, 2011
              Feb. 7, 2002        5,868                 0         $33.38  Feb. 7, 2012
              Feb. 7, 2003        3,200                 0         $31.78  Feb. 7, 2013
              Feb. 6, 2004        3,333                 0         $45.96  Feb. 6, 2014
              Feb. 22, 2005       2,492                 0         $52.57  Feb. 22, 2015
              Feb. 21, 2006       3,418                 0         $53.84  Feb. 21, 2016
              Feb. 20, 2007       2,154               719         $62.24  Feb. 20, 2017  Feb. 20, 2007     397     $ 12,656
              Feb. 26, 2008       2,747             2,747         $48.82  Feb. 26, 2018  Feb. 26, 2008     596     $ 19,001
              Feb. 27, 2009       1,127             6,382         $16.83  Feb. 27, 2019  Feb. 27, 2009   1,497     $ 47,724
              Feb. 22, 2010           0             1,799         $31.41  Feb. 22, 2020  Feb. 22, 2010   1,701     $ 54,228

                                                                                                                  AGGREGATE
                                                                                                                 MARKET VALUE
                                                                                                                 ------------
                                                                                                                   $133,609

                                      OPTION AWARDS/(1)/                                          STOCK AWARDS
            ------------------------------------------------------------------------   ------------------------------------
                                                                                                       NUMBER
                                                                                                         OF
                                                                                                       SHARES
                                                                                                      OR UNITS
                              NUMBER OF         NUMBER OF                                             OF STOCK MARKET VALUE
                             SECURITIES        SECURITIES                                               THAT   OF SHARES OR
                             UNDERLYING        UNDERLYING                                               HAVE     UNITS OF
               OPTION        UNEXERCISED       UNEXERCISED      OPTION     OPTION                       NOT     STOCK THAT
                GRANT        OPTIONS (#)       OPTIONS (#)     EXERCISE  EXPIRATION     STOCK AWARD    VESTED    HAVE NOT
NAME            DATE       EXERCISABLE/(2)/ UNEXERCISABLE/(3)/  PRICE       DATE        GRANT DATE    (#)/(4)/ VESTED/(5)/
----        -------------- ---------------  -----------------  -------- -------------- -------------- -------- ------------
Mr. Easley. May 9, 2005         6,150                 0         $57.04  May 9, 2015
            Feb. 21, 2006       5,274                 0         $53.84  Feb. 21, 2016
            Feb. 21, 2006       3,690                 0         $53.84  Feb. 21, 2016
            Feb. 20, 2007       3,940             1,314         $62.24  Feb. 20, 2017  Feb. 20, 2007     724     $ 23,096
            Feb. 26, 2008       4,712             4,712         $48.82  Feb. 26, 2018  Feb. 26, 2008   1,023     $ 32,599
            Feb. 27, 2009       4,191            12,573         $16.83  Feb. 27, 2019  Feb. 27, 2009   2,950     $ 94,044
            Feb. 22, 2010           0             2,935         $31.41  Feb. 22, 2020  Feb. 22, 2010   2,775     $ 88,476

                                                                                                                AGGREGATE
                                                                                                               MARKET VALUE
                                                                                                               ------------
                                                                                                                 $238,215
Mr. Becker. Feb. 6, 2004          595                 0         $45.96  Feb. 6, 2014
            Feb. 22, 2005         465                 0         $52.57  Feb. 22, 2015
            Feb. 21, 2006         561                 0         $53.84  Feb. 21, 2016
            Feb. 20, 2007         410               137         $62.24  Feb. 20, 2017  Feb. 20, 2007      76     $  2,418
            Feb. 26, 2008         501               501         $48.82  Feb. 26, 2018  Feb. 26, 2008     109     $  3,464
            Feb. 27, 2009       1,190             3,569         $16.83  Feb. 27, 2019  Feb. 27, 2009     838     $ 26,704
            Feb. 22, 2010           0             5,638         $31.41  Feb. 22, 2020  Feb. 22, 2010     592     $ 18,887

                                                                                                                AGGREGATE
                                                                                                               MARKET VALUE
                                                                                                               ------------
                                                                                                                 $ 51,473

--------
/(1)/The options granted in 2010 vest in three installments of 50% on the second anniversary date and 25% on each of the third and fourth anniversaries dates. The other options vest in four installments on the first four anniversaries of the grant date. The exercise price of each option is equal to the fair market value of Allstate's common stock on the date of grant. For options granted prior to 2007, fair market value is equal to the average of high and low sale prices on the date of grant, and for options granted in 2007 and thereafter, fair market value is equal to the closing sale price on the date of grant or in each case, if there was no sale on the date of grant, then on the last previous day on which there was a sale.
/(2)/The aggregate value and aggregate number of exercisable in-the-money options as of December 31, 2010, for each of the named executives is as follows: Mr. Winter $5,391 (2,406 aggregate number exercisable), Mr. Pintozzi $38,401 (3,977 aggregate number exercisable), Mr. Dahl $17,281 (4,327 aggregate number exercisable), Mr. Easley $63,069 (4,191 aggregate number exercisable), and Mr. Becker $17,907 (1,190 aggregate number exercisable)
/(3)/The aggregate value and aggregate number of unexercisable in-the-money options as of December 31, 2010, for each of the named executives is as follows: Mr. Winter $34,770 (46,791 aggregate number exercisable), Mr. Pintozzi $234,947 (24,894 aggregate number unexercisable), Mr. Dahl $96,895 (8,181 aggregate number unexercisable), Mr. Easley $190,598 (15,508 aggregate number unexercisable), and Mr. Becker $56,370 (9,207 aggregate number unexercisable).
/(4)/The restricted stock unit awards granted in 2010 vest in three installments of 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversary dates. The other restricted stock unit awards vest in one installment on the fourth anniversary of the grant date, unless otherwise noted.
/(5)/Amount is based on the closing price of Allstate common stock of $31.88 on December 31, 2010.

OPTION EXERCISES AND STOCK VESTED AT FISCAL YEAR-END 2010

   The following table summarizes the options exercised by the named executives during 2010 and the restricted stock and restricted stock unit awards that vested during 2010, allocated in a manner consistent with the allocation of compensation expenses to Lincoln Benefit under the Service and Expense Agreement for 2010.

           OPTION EXERCISES AND STOCK VESTED AT FISCAL YEAR-END 2010

                        OPTION AWARDS
                       (AS OF 12/31/10)                  STOCK AWARDS
               -------------------------------- -------------------------------
               NUMBER OF SHARES                 NUMBER OF SHARES
                 ACQUIRED ON    VALUE REALIZED    ACQUIRED ON    VALUE REALIZED
 NAME            EXERCISE (#)   ON EXERCISE ($)   VESTING (#)    ON VESTING ($)
 ----          ---------------- --------------- ---------------- --------------
 Mr. Winter...          0           $     0          $    0         $     0
 Mr. Pintozzi.      2,562           $36,015           1,087         $33,921
 Mr. Dahl.....      4,851           $33,820             516         $16,110
 Mr. Easley...          0           $     0           1,043         $32,551
 Mr. Becker...          0           $     0              84         $ 2,637

RETIREMENT BENEFITS

   Each named executive participates in two different defined benefit pension plans. Pension expense for each named executive under these plans has been accrued annually over the course of the executive's career with Allstate. The aggregate amount of the annual accrual specifically allocated to Lincoln Benefit over that period of time has varied depending on the extent of services rendered by such executive to Lincoln Benefit and the arrangements in place at the time of accrual between Lincoln Benefit and the executive's Allstate-affiliated employer. Because the aggregate amount of such annual accruals earned prior to 2010 attributable to services rendered to Lincoln Benefit by each named executive cannot be calculated without unreasonable effort, the present value of accumulated benefit provided for each named executive in the following table is the amount determined by multiplying the present value of such named executive's accumulated pension benefit for services rendered to Allstate and all of its affiliates over the course of such named executive's career with Allstate by the percentage used for allocating such named executive's compensation to Lincoln Benefit under the Service and Expense Agreement in 2010.

                               PENSION BENEFITS

                                                       NUMBER OF       PRESENT
                                                         YEARS        VALUE OF           PAYMENTS
                                                       CREDITED      ACCUMULATED        DURING LAST
NAME                          PLAN NAME               SERVICE (#) BENEFIT/(1)(2)/ ($) FISCAL YEAR ($)
----             ------------------------------------ ----------- -----------------   ---------------
Mr. Winter/(3)/. Allstate Retirement Plan                 1.2                0               0
                 Supplemental Retirement Income Plan      1.2            1,100               0
Mr. Pintozzi.... Allstate Retirement Plan                 8.3           19,939               0
                 Supplemental Retirement Income Plan      8.3           20,553               0
Mr. Dahl........ Allstate Retirement Plan                23.9          522,155               0
                 Supplemental Retirement Income Plan     23.9          437,358               0
Mr. Easley...... Allstate Retirement Plan                 5.7           10,343               0
                 Supplemental Retirement Income Plan      5.7           15,229               0
Mr. Becker...... Allstate Retirement Plan                10.0          116,258               0
                 Supplemental Retirement Income Plan     10.0           90,137               0

--------
/(1)/These amounts are estimates and do not necessarily reflect the actual amounts that will be paid to the named executives, which will only be known at the time they become eligible for payment. Accrued benefits were calculated as of December 31, 2010, and used to calculate the Present Value of Accumulated Benefits at December 31, 2010. December 31 is our pension plan measurement date used for financial statement reporting purposes.

   The amounts listed in this column are based on the following assumptions:

    . Discount rate of 6%, payment form assuming 80% paid as a lump sum and 20% paid as an annuity, lump-sum/annuity conversion segmented interest rates of 5.0% for the first five years, 6.5% for the next 15 years, and 7% for all years after 20 and the 2011 combined static
       Pension Protection Act funding mortality table with a blend of 50% males and 50% females (as required under the Internal Revenue Code), and post-retirement mortality for annuitants using the 2011 Internal Revenue Service mandated annuitant table; these are the same as those used for financial reporting year-end disclosure as described in the notes to Allstate's consolidated financial statements. (See note 16 to Allstate's audited financial statements for 2010.)

    . Based on guidance provided by the Securities and Exchange Commission, we have assumed normal retirement age which is age 65 under both the ARP and SRIP, regardless of any announced or anticipated retirements.

    . No assumption for early termination, disability, or pre-retirement mortality.

/(2)/The figures shown in the table above reflect the present value of the current accrued pension benefits calculated using the assumptions described in the preceding footnote. If the named executives' employment terminated on December 31, 2010, the present value of the non-qualified pension benefits for each named executive earned through December 31, 2010, is shown in the following table:

                                                             LUMP SUM
         NAME                       PLAN NAME               AMOUNT ($)
         ----          ------------------------------------ ----------
         Mr. Winter... Supplemental Retirement Income Plan     1,159
         Mr. Pintozzi. Supplemental Retirement Income Plan    22,528
         Mr. Dahl..... Supplemental Retirement Income Plan   660,832
         Mr. Easley... Supplemental Retirement Income Plan    15,895
         Mr. Becker... Supplemental Retirement Income Plan   118,725

   The amount shown is based on the lump sum methodology (i.e., interest rate and mortality table) used by the Allstate pension plans in 2011, as required under the Pension Protection Act. Specifically, the interest rate for 2011 is based on 20% of the average August 30-year Treasury Bond rate from the prior year and 80% of the average corporate bond segmented yield curve from August of the prior year. The mortality table for 2011 is the 2011 combined static Pension Protection Act funding mortality table with a blend of 50% males and 50% females, as required under the Internal Revenue Code.

/(3)/Mr. Winter is not currently vested in the Allstate Retirement Plan or the Supplemental Retirement Income Plan.

   The benefits and value of benefits shown in the Pension Benefits table are based on the following material factors:

  ALLSTATE RETIREMENT PLAN ("ARP")

   The ARP has two different types of benefit formulas (final average pay and cash balance) which apply to participants based on their date of hire or individual choice made prior to the January 1, 2003 introduction of a cash balance design. Of the named executives, Messrs. Winter, Pintozzi, and Easley are eligible to earn cash balance benefits. Benefits under the final average pay formula are earned and stated in the form of a straight life annuity payable at the normal retirement date (age 65). Participants who earn final average pay benefits may do so under one or more benefit formulas based on when they become members of the ARP and their years of service.

   Mr. Dahl and Mr. Becker earn ARP benefits under the post-1988 final average pay formula which is the sum of the Base Benefit and the Additional Benefit, as defined as follows:

    . Base Benefit =1.55% of the participant's average annual compensation, multiplied by credited service after 1988 (limited to 28 years of credited service)

    . Additional Benefit =0.65% of the amount, if any, of the participant's average annual compensation that exceeds the participant's covered compensation (the average of the maximum annual salary taxable for Social Security over the 35-year period ending the year the participant would reach Social Security retirement age) multiplied by credited service after 1988 (limited to 28 years of credited service)

   Since Mr. Dahl earned benefits between January 1, 1978, and December 31, 1988, one component of his ARP benefit will be based on the following benefit formula:

1. Multiply years of credited service from 1978 through 1988 by 2 1/8%.

2. Then, multiply the percentage from step (1) by

       a. Average annual compensation (five-year average) at December 31, 1988, and by

       b. Estimated Social Security at December 31, 1988.

3. Then, subtract 2(b) from 2(a). The result is the normal retirement allowance for service from January 1, 1978, through December 31, 1988.

4. The normal retirement allowance is indexed for final average pay. In addition, there is an adjustment of 18% of the normal retirement allowance as of December 31, 1988, to reflect a conversion to a single life annuity.

   For participants eligible to earn cash balance benefits, pay credits are added to the cash balance account on a quarterly basis as a percent of compensation and based on the participant's years of vesting service as follows:

                         CASH BALANCE PLAN PAY CREDITS

                                                    PAY CREDIT
                  VESTING SERVICE                       %
                  ---------------                   ----------
                  Less than 1 year.................      0%
                  1 year, but less than 5 years....    2.5%
                  5 years, but less than 10 years..      3%
                  10 years, but less than 15 years.      4%
                  15 years, but less than 20 years.      5%
                  20 years, but less than 25 years.      6%
                  25 years or more.................      7%

  SUPPLEMENTAL RETIREMENT INCOME PLAN ("SRIP")

   SRIP benefits are generally determined using a two-step process:
(1) determine the amount that would be payable under the ARP formula specified above if the federal limits described above did not apply, then (2) reduce the amount described in (1) by the amount actually payable under the ARP formula. The normal retirement date under the SRIP is age 65. If eligible for early retirement under the ARP, an eligible employee is also eligible for early retirement under the SRIP.

  OTHER ASPECTS OF THE PENSION PLANS

   For the ARP and SRIP, eligible compensation consists of salary, annual cash incentive awards, pre-tax employee deposits made to Allstate's 401(k) plan and Allstate's cafeteria plan, holiday pay, and vacation pay. Eligible compensation also includes overtime pay, payment for temporary military service, and payments for short term disability, but does not include long-term cash incentive awards or income related to the exercise of stock options and the vesting of restricted stock and restricted stock units. Compensation used to determine benefits under the ARP is limited in accordance with the Internal Revenue Code. For final average pay benefits, average annual compensation is the average compensation of the five highest consecutive calendar years within the last ten consecutive calendar years preceding the actual retirement or termination date.

   Payment options under the ARP include a lump sum, straight life annuity, and various survivor annuity options. The lump sum under the final average pay benefit is calculated in accordance with the applicable interest rate and mortality as required under the Internal Revenue Code. The lump sum payment under the cash balance benefit is generally equal to a participant's cash balance account balance. Payments from the SRIP are paid in the form of a lump sum using the same interest rate and mortality assumptions used under the ARP.

  TIMING OF PAYMENTS

   The earliest retirement age that a named executive may retire with unreduced retirement benefits under the ARP and SRIP is age 65. However, a participant earning final average pay benefits is entitled to an early retirement benefit on or after age 55 if he or she terminates employment after the completion of 20 or more years of service. A participant earning cash balance benefits who terminates employment with at least three years of vesting service is entitled to a lump sum benefit equal to his or her cash balance account balance. Currently, none of the named executives are eligible for an early retirement benefit.

   SRIP benefits earned through December 31, 2004 (Pre 409A SRIP Benefits) are generally payable at age 65, the normal retirement date under the ARP. Pre 409A SRIP Benefits may be payable earlier upon reaching age 50 if disabled, following early retirement at age 55 or older with 20 years of service, or following death in accordance with the terms of the SRIP. SRIP benefits earned after December 31, 2004 (Post 409A SRIP Benefits) are paid on the January 1 following termination of employment after reaching age 55 (a minimum six month deferral period applies), or following death in accordance with the terms of the SRIP.

   Eligible employees are vested in the normal retirement benefit under the ARP and the SRIP on the earlier of the completion of five years of service or upon reaching age 65 for participants with final average pay benefits or the completion of three years of service or upon reaching age 65 for participants whose benefits are calculated under the cash balance formula.

    . Mr. Winter's SRIP benefit is not currently vested but would become payable following death. Mr. Winter will turn 65 on January 22, 2022.

    . Mr. Pintozzi's Pre 409A SRIP benefit would become payable as early as January 1, 2011, but is immediately payable upon death. Mr. Pintozzi's Post 409A Benefit would be paid on January 1, 2021, or immediately upon death. Mr. Pintozzi will turn 65 on May 18, 2030.

    . Mr. Dahl's Pre 409A SRIP Benefit would become payable as early as January 1, 2015, but is immediately payable upon death or disability. Mr. Dahl's Post 409A Benefit would be paid on January 1, 2015, or immediately upon death. Mr. Dahl will turn 65 on August 2, 2024.

    . Mr. Easley's Post 409A Benefit would become payable as early as January 1, 2011, but is immediately payable upon death. Mr. Easley's Post 409A Benefit would be paid on January 1, 2012, or immediately upon death. Mr. Easley will turn 65 on March 28, 2021.

    . Mr. Becker's Pre 409A SRIP Benefit would become payable as early as January 1, 2021, but is immediately payable upon death or disability. Mr. Becker's Post 409A Benefit would be paid on January 1, 2011, or immediately upon death. Mr. Becker will turn 65 on July 9, 2020.

  EXTRA SERVICE AND PENSION BENEFIT ENHANCEMENT

   No additional service is granted under the ARP or the SRIP. Generally, Allstate has not granted additional service credit outside of the actual service used to calculate ARP and SRIP benefits.

NON-QUALIFIED DEFERRED COMPENSATION

   The aggregate amount of the annual accrual specifically allocated to Lincoln Benefit over each named executive's career with Allstate has varied depending on the extent of services rendered by such executive to

Lincoln Benefit and the arrangements in place at the time of accrual between Lincoln Benefit and the executive's Allstate-affiliated employer. Because the aggregate earnings and balance attributable to services rendered to Lincoln Benefit by each named executive cannot be calculated without unreasonable effort, the aggregate earnings and aggregate balance provided for each named executive in the following table is the amount determined by multiplying the value of such named executive's non-qualified deferred compensation benefit for services rendered to Allstate and all of its affiliates over the course of such named executive's career with Allstate by the percentage used for allocating such named executive's compensation to Lincoln Benefit under the Service and Expense Agreement in 2010.

          NON-QUALIFIED DEFERRED COMPENSATION AT FISCAL YEAR-END 2010

                 EXECUTIVE    REGISTRANT   AGGREGATE    AGGREGATE    AGGREGATE
               CONTRIBUTIONS CONTRIBUTIONS  EARNINGS  WITHDRAWALS/    BALANCE
                IN LAST FY    IN LAST FY   IN LAST FY DISTRIBUTIONS AT LAST FYE
 NAME               ($)           ($)       ($)/(1)/       ($)       ($)/(2)/
 ----          ------------- ------------- ---------- ------------- -----------
 Mr. Winter...       0             0           0            0            0
 Mr. Pintozzi.       0             0           0            0            0
 Mr. Dahl.....       0             0           0            0            0
 Ms. Easley...       0             0           0            0            0
 Mr. Becker...       0             0           0            0            0

--------
/(1)/Aggregate earnings were not included in the named executive's prior year compensation.
/(2)/There are no amounts reported in the Aggregate Balance at Last FYE column that were reported in the 2010 or 2009 Summary Compensation Tables.

   In order to remain competitive with other employers, Allstate allows employees, including the named executives, whose annual compensation exceeds the amount specified in the Internal Revenue Code (e.g., $245,000 in 2010), to defer up to 80% of their salary and/or up to 100% of their annual cash incentive award that exceeds that amount under the Deferred Compensation Plan. Allstate does not match participant deferrals and does not guarantee a stated rate of return.

   Deferrals under the Deferred Compensation Plan are credited with earnings, or are subject to losses, based on the results of the investment option or options selected by the participants. The investment options available in 2010 under the Deferred Compensation Plan are Stable Value, S&P 500, International Equity, Russell 2000, and Bond Funds--options available in 2010 under our 401(k) plan. Under the Deferred Compensation Plan, deferrals are not actually invested in these funds, but instead are credited with earnings or losses based on the funds' investment experience, which are net of administration and investment expenses. Because the rate of return is based on actual investment measures in our 401(k) plan, no above-market earnings are paid. Similar to participants in our 401(k) plan, participants can change their investment elections daily. Investment changes are effective the next business day. The Deferred Compensation Plan is unfunded; participants have only the rights of general unsecured creditors.

   Deferrals under the Deferred Compensation Plan are segregated into Pre 409A balances and Post 409A balances. A named executive may elect to begin receiving a distribution of a Pre 409A balance upon separation from service or in one of the first through fifth years after separation from service. In either event, the named executive may elect to receive payment of a Pre 409A balance in a lump sum or in annual cash installment payments over a period of two to ten years. An irrevocable distribution election is required before making any Post 409A deferrals into the plan. The distribution options available to the Post 409A balances are similar to those available to the Pre 409A balances, except the earliest distribution date is six months following separation from service. Upon a showing of unforeseeable emergency, a plan participant may be allowed to access certain funds in a deferred compensation account earlier than the dates specified above.

POTENTIAL PAYMENTS AS A RESULT OF TERMINATION OR CHANGE-IN-CONTROL

   The following table lists the compensation and benefits that Allstate would pay or provide to the named executives in various scenarios involving a termination of employment, other than compensation and benefits generally available to all salaried employees.

                             COMPENSATION ELEMENTS

                                                                                                          NON-
                                                                                                        QUALIFIED
                            BASE         SEVERANCE         ANNUAL                        RESTRICTED      PENSION
TERMINATION SCENARIOS      SALARY           PAY           INCENTIVE     STOCK OPTIONS   STOCK UNITS   BENEFITS/(1)/
---------------------    ------------ ----------------- -------------- ---------------- ------------- --------------
VOLUNTARY TERMINATION... Ceases       None              Forfeited      Unvested are     Forfeited     Distributions
                         immediately                    unless         forfeited,                     commence
                                                        terminated     vested expire                  per plan
                                                        on last day    at the earlier
                                                        of fiscal      of three
                                                        year           months or
                                                                       normal
                                                                       expiration

INVOLUNTARY              Ceases       None              Forfeited      Unvested are     Forfeited     Distributions
 TERMINATION/(3)/....... immediately                    unless         forfeited,                     commence
                                                        terminated     vested expire                  per plan
                                                        on last day    at the earlier
                                                        of fiscal      of three
                                                        year           months or
                                                                       normal
                                                                       expiration

RETIREMENT/(4)/......... Ceases       None              Pro rated for  Continue to      RSUs          Distributions
                         Immediately                    the year       vest upon        continue to   commence
                                                        based on       normal or        vest upon     per plan
                                                        actual         health           normal
                                                        performance    retirement;      retirement.
                                                        for the year   unvested         Forfeited in
                                                                       forfeited upon   early
                                                                       early            retirement.
                                                                       retirement. All
                                                                       expire at
                                                                       earlier of five
                                                                       years or
                                                                       normal
                                                                       expiration

TERMINATION DUE TO       Ceases       Lump sum          Pro rated at   Vest             Vest          Immediately
 CHANGE IN CONTROL/(5)/. Immediately  equal to a        target         immediately      immediately   payable
                                      multiple of       (reduced by    upon a change    upon a        upon a
                                      salary, a         any actually   in control       change in     change in
                                      multiple of       paid)                           control       control
                                      annual
                                      incentive at
                                      target and
                                      pension
                                      enhancement/(6)/

DEATH................... One month    None              Pro rated for  Vest             Vest          Distributions
                         salary paid                    year based     immediately      immediately   commence
                         upon death                     on actual      and expire at                  per plan
                                                        performance    earlier of two
                                                        for the year   years or
                                                                       normal
                                                                       expiration

                                               HEALTH,
                                              WELFARE AND
                             DEFERRED           OTHER
TERMINATION SCENARIOS    COMPENSATION/(2)/     BENEFITS
---------------------    ------------------ ----------------
VOLUNTARY TERMINATION... Distributions      None
                         commence per
                         participant
                         election





INVOLUNTARY              Distributions      None
 TERMINATION/(3)/....... commence per
                         participant
                         election





RETIREMENT/(4)/......... Distributions      None
                         commence per
                         participant
                         election











TERMINATION DUE TO       Immediately        Outplacement
 CHANGE IN CONTROL/(5)/. payable upon a     services
                         change in control  provided;
                          continuation
                          coverage
                           subsidized/(7)/





DEATH................... Payable within     None
                         90 days






                                                                                              NON-
                                                                                            QUALIFIED
                          BASE      SEVERANCE     ANNUAL                      RESTRICTED     PENSION         DEFERRED
TERMINATION SCENARIOS    SALARY       PAY        INCENTIVE    STOCK OPTIONS   STOCK UNITS  BENEFITS/(1)/  COMPENSATION/(2)/
---------------------  ------------ ---------  -------------- --------------- -----------  ------------   ----------------
     DISABILITY....... Ceases         None     Pro rated for  Vest            Forfeited    Participant     Distributions
                       Immediately             year based     immediately                  may             commence per
                                               on actual      and expire at                request         participant
                                               performance    earlier of two               payment if      election
                                               for the year   years or                     age 50 or
                                                              normal                       older
                                                              expiration

                         HEALTH,
                       WELFARE AND
                          OTHER
TERMINATION SCENARIOS    BENEFITS
---------------------  -------------
     DISABILITY....... Supplemental
                       Long Term
                       Disability
                       benefits



--------
/(1)/See the section titled Pension Benefits for further detail on non-qualified pension benefits and timing of payments.
/(2)/See the Non-Qualified Deferred Compensation section for additional information on the Deferred Compensation Plan and distribution options available.
/(3)/Examples of "Involuntary Termination" independent of a change-in-control include performance-related terminations; terminations for employee dishonesty and violation of Allstate rules, regulations, or policies; and terminations resulting from lack of work, rearrangement of work, and reduction in force.
/(4)/Retirement for purposes of the annual cash incentive plans is defined as voluntary termination on or after the date the named executive attains age 55 with at least 20 years of service. The "normal retirement date" under the equity awards is the date on or after the date the named executive attains age 60 with at least one year of service. The "health retirement date" is the date on which the named executive terminates for health reasons after attaining age 50, but before attaining age 60, with at least ten years of continuous service. The "early retirement date" is the date the named executive attains age 55 with 20 years of service.
/(5)/Of the named executives, only Messrs. Winter, Pintozzi, and Easley are subject to change-in-control agreements. In general, a change-in-control is one or more of the following events: (1) any person acquires 30% or more of the combined voting power of Allstate common stock within a 12-month period; (2) any person acquires more than 50% of the combined voting power of Allstate common stock; (3) certain changes are made to the composition of the Board; or (4) the consummation of a merger, reorganization, or similar transaction. These triggers were selected because, in a widely held company the size of Allstate, they could each result in a substantial change in management. Effective upon a change-in-control, the named executives become subject to covenants prohibiting competition and solicitation of employees, customers, and suppliers at any time until one year after termination of employment. During the two-year period following a change-in-control, the change-in-control agreements provide for a minimum salary, annual cash incentive awards, and other benefits. In addition, they provide that the named executives' positions, authority, duties, and responsibilities will be at least commensurate in all material respects with those held prior to the change-in-control. If a named executive incurs legal fees or other expenses in an effort to enforce the change-in-control agreement, Allstate will reimburse the named executive for these expenses unless it is established by a court that the named executive had no reasonable basis for the claim or acted in bad faith.
/(6)/For those named executives subject to change-in-control agreements, severance benefits would be payable if the named executive's employment is terminated either by Allstate without "cause" or by the executive for "good reason" as defined in the agreements during the two-year period following the change-in-control. Cause means the named executive has been convicted of a felony or other crime involving fraud or dishonesty, has willfully or intentionally breached the change-in-control agreement, has habitually neglected his or her duties, or has engaged in willful or reckless material misconduct in the performance of his or her duties. Good reason includes a material diminution in a named executive's base compensation, authority, duties, or responsibilities, a material change in the geographic location where the named executive performs services, or a material breach of the change-in-control agreement by Allstate. Mr. Winter's cash severance payment would be three times salary and three times annual incentive at target. Messrs. Pintozzi's and Easley's cash severance payments would be two times their respective salary and two times their respective annual incentive at target.

   For the named executives subject to change-in-control agreements, the pension enhancement is a lump sum payment equal to the positive difference, if any, between: (a) the sum of the lump-sum values of each maximum annuity that would be payable to the named executive under any defined benefit plan (whether or not qualified under Section 401(a) of the Internal Revenue Code) if the named executive had: (i) become fully vested in all such benefits,
   (ii) attained as of the named executive's termination date an age that is two years (three years for Mr. Winter) greater than the named executive's actual age, (iii) accrued a number of years of service that is two years (three years for Mr. Winter) greater than the number of years of service actually accrued by the named executive as of the named executive's termination date, and (iv) received a lump-sum severance benefit consisting of two times base salary (three for Mr. Winter), two (three for Mr. Winter) times annual incentive cash compensation calculated at target, plus the 2010 annual incentive cash award as covered compensation in equal monthly installments during the two-year period following the named executive's termination date (a three-year period applies to Mr. Winter); and (b) the lump-sum values of the maximum annuity benefits vested and payable to named executive under each defined benefit plan that is qualified under
   Section 401(a) of the Internal Revenue Code plus the aggregate amounts simultaneously or previously paid to the named executive under the defined benefit plans (whether or not qualified under Section 401(a)). The calculation of the lump sum amounts payable under this formula does not impact the benefits payable under the ARP or the SRIP.

/(7)/For the named executives subject to change-in-control agreements, if the named executive's employment is terminated by reason of death during the two-year period commencing on the date of a change-in-control, the named executive's estate or beneficiary will be entitled to survivor and other benefits, including retiree medical coverage, if eligible, that are not less favorable than the most favorable benefits available to the estates or surviving families of peer executives at Allstate. In the event of termination by reason of disability, Allstate will pay disability and other benefits, including supplemental long-term disability benefits and retiree medical coverage, if eligible, that are not less favorable than the most favorable benefits available to disabled peer executives. In addition, such survivor or disability benefits shall not be materially less favorable, in the aggregate, than the most favorable benefits in effect during the 90-day period preceding the change-in-control.

             ESTIMATE OF POTENTIAL PAYMENTS UPON TERMINATION/(1)/

   The table below describes the amount of compensation payable to each named executive or the value of benefits provided to the named executives, calculated in a manner consistent with the allocation of compensation expenses to Lincoln Benefit under the Service and Expense Agreement for 2010, that exceed the compensation or benefits generally available to all salaried employees in each termination scenario. The "Total" column in the following table does not reflect compensation or benefits previously accrued or earned by the named executives such as deferred compensation and non-qualified pension benefits. The payment of the 2010 annual cash incentive award and any 2010 salary earned but not paid in 2010 due to Allstate's payroll cycle are not included in these tables because these amounts are payable to the named executives regardless of termination, death, or disability. Benefits and payments are calculated assuming a December 31, 2010, employment termination date.

                                                                    RESTRICTED
                                                        STOCK          STOCK
                                                      OPTIONS--       UNITS--        WELFARE       EXCISE TAX
                                                      UNVESTED       UNVESTED      BENEFITS AND   REIMBURSEMENT
                                                         AND            AND        OUTPLACEMENT      AND TAX
                                           SEVERANCE ACCELERATED    ACCELERATED      SERVICES     GROSS-UP/(2)/   TOTAL
NAME                                          ($)        ($)            ($)            ($)             ($)         ($)
----                                       --------- -----------    -----------    ------------   ------------- ---------
MR. WINTER
Voluntary Termination/Retirement/(3)/.....         0         0              0              0               0            0
Involuntary Termination...................                   0              0              0               0            0
Termination due to Change-in-Control/(4)/. 1,202,254    34,770        268,119         10,263/(5)/    448,200    1,963,606
Death.....................................              34,770        268,119              0               0      302,889
Disability................................              34,770              0        637,274/(6)/          0      672,044
MR. PINTOZZI
Voluntary Termination/Retirement/(3)/.....         0         0              0              0               0            0
Involuntary Termination...................                   0              0              0               0            0
Termination due to Change-in-Control/(4)/.   442,285   234,947        268,513         13,593/(5)/          0      959,338
Death.....................................         0   234,947        268,513              0               0      503,460
Disability................................         0   234,947              0        707,459/(6)/          0      942,406
MR. DAHL
Voluntary Termination/Retirement/(3)/.....         0         0              0              0               0            0
Involuntary Termination...................                   0              0              0               0            0
Termination due to Change-in-Control/(4)/.         0    96,895/(7)/   133,609/(7)/         0               0      230,504
Death.....................................              96,895        133,609              0               0      230,504
Disability................................              96,895              0        703,387/(6)/          0      800,282
MR. EASLEY
Voluntary Termination/Retirement/(3)/.....         0         0              0              0               0            0
Involuntary Termination...................                   0              0              0               0            0
Termination due to Change-in-Control/(4)/.   381,650   190,598        238,215         12,614/(5)/          0      823,077
Death.....................................             190,598        238,215              0               0      428,813
Disability................................             190,598              0        397,373/(6)/          0      587,971
MR. BECKER
Voluntary Termination/Retirement/(3)/.....         0         0              0              0               0            0
Involuntary Termination...................                   0              0              0               0            0
Termination due to Change-in-Control/(4)/.         0    56,370/(7)/    51,473/(7)/         0               0      107,843
Death.....................................         0    56,370         51,473              0               0      107,843
Disability................................         0    56,370              0        186,591/(6)/          0      242,961

--------
/(1)/A "0" indicates that either there is no amount payable to the named executive or no amount payable to the named executive that is not also made available to all salaried employees.
/(2)/Certain payments made as a result of a change in control are subject to a 20% excise tax imposed on the named executive by Section 4999 of the Code. The Excise Tax Reimbursement and Tax Gross-up is the amount Allstate would pay to the named executive as reimbursement for the 20% excise tax plus a tax gross-up for any taxes incurred by the named executive resulting from the reimbursement of such excise tax. The estimated amounts of reimbursement of any resulting excise taxes were determined without regard to the effect that restrictive covenants and any other facts and circumstances may have on the amount of excise taxes, if any, that ultimately might be payable in the event these payments were made to a named executive which is not subject to reliable advance prediction or a reasonable estimate. Allstate believes providing an excise tax gross-up mitigates the possible disparate tax treatment for similarly situated employees and is appropriate in this limited circumstance to prevent the intended value of a benefit from being significantly and arbitrarily reduced. However, starting in 2011, new change-in-control agreements will not include an excise tax gross-up provision.

/(3)/As of December 31, 2010 none of the named executives was eligible to retire in accordance with Allstate's policy or the terms of any of the Allstate compensation and benefit plans including the equity incentive plans.
/(4)/The values in this change-in-control row represent amounts paid if both the change-in-control and termination occur on December 31, 2010. If there was a change-in-control that did not result in a termination, the amounts payable to each named executive would be as follows:

                    STOCK OPTIONS--                            TOTAL--
                     UNVESTED AND   RESTRICTED STOCK UNITS-- UNVESTED AND
                      ACCELERATED   UNVESTED AND ACCELERATED ACCELERATED
      NAME                ($)                 ($)                ($)
      ----          --------------- ------------------------ ------------
      Mr. Winter...      34,770             268,119            302,889
      Mr. Pintozzi.     234,947             268,513            503,460
      Mr. Dahl.....      96,895             133,609            230,504
      Mr. Easley...     190,598             238,215            428,813
      Mr. Becker...      56,370              51,473            107,843

   A change-in-control also would accelerate the distribution of non-qualified deferred compensation and SRIP benefits for Messrs. Winter, Pintozzi, and Easley. Within five business days after the effective date of a change-in-control, each named executive subject to a change-in-control agreement would receive any deferred compensation account balances and a lump sum payment equal to the present value of the named executive's SRIP benefit. Please see the Non-Qualified Deferred Compensation at Fiscal Year End 2010 table and footnote 2 to the Pension Benefits table in the Retirement Benefits section for details regarding the applicable amounts for each named executive.

/(5)/The Welfare Benefits and Outplacement Services amount includes the cost to provide certain welfare benefits to the named executive and family during the period which the named executive is eligible for continuation coverage under applicable law. The amount shown reflects Allstate's costs for these benefits or programs assuming an 18-month continuation period. The value of outplacement services for Mr. Winter is $20,000 and $15,000 for Messrs. Pintozzi and Easley.
/(6)/The named executives are eligible to participate in Allstate's supplemental long-term disability plan for employees whose annual earnings exceed the level which produces the maximum monthly benefit provided by the Allstate Long Term Disability Plan (Basic Plan). The benefit is equal to 50% of the named executive's qualified annual earnings divided by twelve and rounded to the nearest one hundred dollars, reduced by $7,500, which is the maximum monthly benefit payment that can be received under the Basic Plan. The amount reflected assumes the named executive remains totally disabled until age 65 and represents the full present value of the monthly benefit payable until age 65.
/(7)/Messrs. Dahl and Becker did not have change-in control agreements in place. However, pursuant to the terms of their equity awards unvested stock options and restricted stock units would have become immediately payable upon a change-in control.

RISK MANAGEMENT AND COMPENSATION

   Allstate management has reviewed its compensation policies and practices and believes that they are appropriately structured, that they are consistent with its key operating priority of keeping Allstate financially strong, and that they avoid providing incentives for employees to engage in unnecessary and excessive risk taking. Allstate believes that executive compensation has to be examined in the larger context of an effective risk management framework and strong internal controls. The Allstate Board and its Audit Committee both play an important role in risk management oversight, including reviewing how management measures, evaluates, and manages the corporation's exposure to risks posed by a wide variety of events and conditions. In addition, the Compensation and Succession Committee of Allstate employs an independent executive compensation consultant each year to assess Allstate's executive pay levels, practices, and overall program design.

   A review and assessment of potential compensation-related risks was conducted by Allstate management and reviewed by the Chief Risk Officer. Performance related incentive plans were analyzed using a process developed in conjunction with our independent executive compensation consultant.

   The 2010 risk assessment specifically noted that our compensation programs:

    . provide a balanced mix of cash and equity through annual and long-term incentives to align with short-term and long-term business goals.

    . utilize a full range of performance measures that Allstate believes correlate to long-term Allstate shareholder value creation.

    . incorporate strong governance practices, including paying cash incentive awards only after a review of executive and corporate performance.

    . enable the use of negative discretion to adjust annual incentive compensation payments when formulaic payouts are not warranted due to other circumstances.

   Furthermore, to ensure Allstate's compensation programs do not motivate imprudent risk taking, awards to Allstate executive officers, including
Mr. Winter, made after May 19, 2009, under the 2009 Equity Incentive Plan and awards made under the Annual Executive Incentive Plan are subject to clawback in the event of certain financial restatements.

PERFORMANCE MEASURES

   Information regarding our performance measures is disclosed in the limited context of Allstate's annual and long-term cash incentive awards and should not be understood to be statements of management's expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

   The following are descriptions of the performance measures used for Allstate's annual cash incentive awards for 2010 and its long-term cash incentive awards for the 2008-2010 cycle which may be applied to compensation of Lincoln Benefit's named executives. These measures are not GAAP measures. They were developed uniquely for incentive compensation purposes and are not reported items in our financial statements. Some of these measures use non-GAAP measures and operating measures. The Committee has approved the use of non-GAAP and operating measures when appropriate to drive executive focus on particular strategic, operational, or financial factors or to exclude factors over which our executives have little influence or control, such as capital market conditions.

ANNUAL CASH INCENTIVE AWARDS FOR 2010

   OPERATING INCOME: This measure is used to assess financial performance. This measure is equal to net income adjusted to exclude the after tax effects of the items listed below:

    . Realized capital gains and losses (which includes the related effect on the amortization of deferred acquisition and deferred sales inducement costs) except for periodic settlements and accruals on certain non-hedge derivative instruments.

    .  Gains and losses on disposed operations.

    . Adjustments for other significant non-recurring, infrequent, or unusual items, when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years or (b) there has been no similar charge or gain within the prior two years.

CORPORATE MEASURE

   ADJUSTED OPERATING INCOME PER DILUTED SHARE: This measure is used to assess financial performance. The measure is equal to net income adjusted to exclude the after-tax effects of the items listed below, divided by the weighted average shares outstanding on a diluted basis:

    . Realized capital gains and losses (which includes the related effect on the amortization of deferred acquisition and deferred sales inducement costs) except for periodic settlements and accruals on certain non-hedge derivative instruments.

    .  Gains and losses on disposed operations.

    . Adjustments for other significant non-recurring, infrequent, or unusual items, when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years or (b) there has been no similar charge or gain within the prior two years.

    .  Restructuring and related charges.

    .  Effects of acquiring businesses.

    .  Negative operating results of sold businesses.

    .  Underwriting results of the Discontinued Lines and Coverages segment.

    . Any settlement, awards, or claims paid as a result of lawsuits and other proceedings brought against Allstate subsidiaries regarding the scope and nature of coverage provided under insurance policies issued by such companies.

ALLSTATE FINANCIAL MEASURES

   ADJUSTED OPERATING INCOME: This is a measure Allstate management uses to assess the profitability of the business. The Allstate Financial segment measure, operating income, is adjusted to exclude the after tax effects of restructuring and related charges and the potential amount by which 2010 guaranty fund assessments related to insured solvencies exceed $6 million. For disclosure of the Allstate Financial segment measure see footnote 18 to Allstate's audited financial statements.

   ADJUSTED OPERATING RETURN ON EQUITY: This is a measure Allstate management uses to assess profitability and capital efficiency. This measure is calculated using adjusted operating income, as defined above, as the numerator, and Allstate Financial's adjusted average subsidiary shareholder's equity as the denominator. Adjusted subsidiary shareholder's equity is the sum of subsidiaries' shareholder's equity for Allstate Life Insurance Company, Allstate Bank, a proportionate share of American Heritage Life Investment Corporation and certain other minor entities and excludes the effect of unrealized net capital gains and losses, net of tax and deferred acquisition costs. The average adjusted shareholder's equity is calculated by dividing the sum of Allstate Financial's adjusted shareholder's equity at year-end 2009 and at the end of each quarter of 2010 by five.

   ALLSTATE EXCLUSIVE AGENCY PROPRIETARY AND AWD WEIGHTED SALES: This operating measure is used to quantify the current year sales of financial products through Allstate's Exclusive Agency proprietary distribution channel, including agencies and direct, and the Allstate Workplace Division. The measure is calculated by applying a percentage or factor against the premium or deposits of life insurance, annuities and Allstate Workplace Division products that vary based on the relative expected profitability of the specific product. For non-Allstate Workplace Division proprietary products sold through Allstate Financial Services channel, the percentage or factors are consistent with those used for production credits by Allstate Protection.

ALLSTATE FINANCIAL PORTFOLIO RELATIVE TOTAL RETURN:

   PORTFOLIO RELATIVE TOTAL RETURN: Management uses the three following measures to assess the value of active portfolio management relative to the total return of a market based benchmark. The measure is calculated as the difference, in basis points, of the specific portfolio total return over a designated benchmark. Total return is principally determined using industry standards and the same sources used in preparing the financial statements to determine fair value. (See footnotes to our audited financial statements for our methodologies for estimating the fair value of our investments.) In general, total return represents the annualized increase or decrease, expressed as a percentage, in the value of the portfolio. Time weighted returns are utilized. The designated benchmark is a composite of pre-determined, customized indices which reflect the investment risk parameters established in investment policies by the boards of the relevant subsidiaries, weighted in proportion to our investment plan, in accordance with our investment policy. The specific measures and investments included are listed below:

    . PROPERTY LIABILITY PORTFOLIO RELATIVE TOTAL RETURN: Total return for Property-liability investments and Kennett investments.

    . ALLSTATE FINANCIAL PORTFOLIO RELATIVE TOTAL RETURN: Total return for Allstate Financial investments.

    . ALLSTATE PENSION PLANS PORTFOLIO RELATIVE TOTAL RETURN: Total return for the Allstate Retirement Plan and Agents Pension Plan investments.

LONG-TERM CASH INCENTIVE AWARDS

   AVERAGE ADJUSTED RETURN ON EQUITY RELATIVE TO PEERS: This measure is used to assess Allstate's financial performance against its peers. It is calculated as Allstate's ranked position relative to the insurance company peer group based upon three-year average adjusted return on equity, calculated on the same basis for Allstate and each of the peer insurance companies. Three-year average adjusted return on equity is the sum of the annual adjusted return on equity for each of the three years in the cycle divided by three. The annual adjusted return on equity is calculated as the ratio of net income divided by the average of shareholders' equity at the beginning and at the end of the year after excluding the component of accumulated other comprehensive income for unrealized net capital gains and losses.

   ALLSTATE FINANCIAL RETURN ON TOTAL CAPITAL: This is a measure management uses to measure the efficiency of capital utilized in the business. Three-year Allstate Financial return on total capital is the sum of the annual adjusted return on subsidiaries' shareholder's equity for each of the three years divided by three. The annual adjusted return on subsidiaries' shareholder's equity is the Allstate Financial measure, net income, divided by the average subsidiaries' shareholder's equity at the beginning and at the end of the year. The subsidiaries' shareholder's equity is the sum of the subsidiaries' shareholder's equity for Allstate Life Insurance Company, Allstate Bank, American Heritage Life Investment Corporation, and certain other minor entities, adjusted to exclude the loan protection business and excluding the component of accumulated other comprehensive income for unrealized net capital gains. (See note 18 to Allstate's audited financial statements for Allstate Financial net income.)

   ALLSTATE PROTECTION GROWTH IN POLICIES IN FORCE OVER THREE-YEAR CYCLE: This is a measure used by management to assess growth in the number of policies in force, which is a driver of premiums written. The measure is calculated as the sum of the percent increase in each of the three years in the total number of policies in force at the end of the year over the beginning of the year. The measure excludes property insurance, Allstate Motor Club, and the loan protection business and includes Allstate Canada.

ITEM 11(M).SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.

   The following table shows the number of Lincoln Benefit shares owned by any beneficial owner who owns more than five percent of any class of Lincoln Benefit's voting securities.

                      NAME AND ADDRESS OF             AMOUNT AND NATURE OF       PERCENT OF
TITLE OF CLASS         BENEFICIAL OWNER               BENEFICIAL OWNERSHIP         CLASS
    (A)                      (B)                              (C)                   (D)
--------------  -------------------------------- ------------------------------- ----------
Capital Stock   Allstate Life Insurance Company             100,000                100%
                3100 Sanders Road,
                Northbrook, IL 60062

N/A             Allstate Insurance Company       Indirect voting and investment    N/A
                2775 Sanders Road,                  power of shares owned by
                Northbrook, IL 60062                Allstate Life Insurance
                                                            Company

N/A             The Allstate Corporation         Indirect voting and investment    N/A
                2775 Sanders Road,                  power of shares owned by
                Northbrook, IL 60062                Allstate Life Insurance
                                                            Company

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

   The following table shows the number of shares of Allstate common stock beneficially owned by each director and named executive officer of Lincoln Benefit individually, and by all executive officers and directors of Lincoln Benefit as a group. Shares reported as beneficially owned include shares held indirectly through the Allstate 401(k) Savings Plan and other shares held indirectly, as well as shares subject to stock options exercisable on or prior to May 9, 2011 and restricted stock units for which restrictions expire on or prior to May 9, 2011. The percentage of Allstate shares of common stock beneficially owned by any Lincoln Benefit director, named executive officer or by all directors and executive officers of Lincoln Benefit as a group does not exceed 1%. The following share amounts are as of March 10, 2011. As of March 10, 2010, none of these shares were pledged as security.

                                                     COMMON STOCK SUBJECT TO
                                                     OPTIONS EXERCISABLE AND
                                                      RESTRICTED STOCK UNITS
                                                      FOR WHICH RESTRICTIONS
                                                        EXPIRE ON OR PRIOR
                             AMOUNT AND NATURE OF        TO MAY 9, 2011 -
                           BENEFICIAL OWNERSHIP OF         INCLUDED IN
                            ALLSTATE COMMON STOCK           COLUMN (A)
 NAME OF BENEFICIAL OWNER            (A)                       (B)
 ------------------------  ------------------------  ------------------------
 Anurag Chandra...........            0                         0
 Robert K. Becker.........          17,535                    12,162
 Lawrence W. Dahl.........          34,755                    33,178
 Matthew S. Easley........          95,825                    89,126
 Susan L. Lees............          39,344                    27,732
 John C. Pintozzi.........         102,679                    97,514
 Matthew E. Winter........           8539                      8385
 ALL DIRECTORS AND
   EXECUTIVE OFFICERS AS
   A GROUP................         281,142                   255,935

ITEM 11(N)TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS.

TRANSACTIONS WITH RELATED PERSONS.

   This table describes certain intercompany agreements involving Lincoln Benefit and the following companies:

    . Allstate Life Insurance Company ("ALIC"), the direct parent of Lincoln Benefit;

    . Allstate Insurance Company ("AIC"), an indirect parent of Lincoln Benefit; and

    . The Allstate Corporation ("AllCorp"), the ultimate indirect parent of Lincoln Benefit.

                                         APPROXIMATE DOLLAR VALUE
                                         OF THE AMOUNT INVOLVED IN   RELATED PERSON(S) INVOLVED IN THE TRANSACTION/1/ AND
                                         THE TRANSACTION, PER FISCAL THE APPROXIMATE DOLLAR VALUE OF THE AMOUNT OF THE
TRANSACTION DESCRIPTION                           YEAR               RELATED PERSON'S INTEREST IN THE TRANSACTION ($)
-----------------------                  -----------------------     ---------------------------------------------------
                                                       ($)                ALIC                AIC            ALLCORP
Investment Management Agreement          2008      131,668,584         68,941,225/2/      51,404,171           677,981
among Allstate Investments, LLC,
Allstate Insurance Company, The          2009      142,073,012         76,392,634/2/      54,248,353         1,151,990
Allstate Corporation and certain
affiliates effective January 1, 2007.    2010      130,793,008         73,282,918/2/      47,445,127           687,957

Tax Sharing Agreement among The          2008      465,439,826/3/    (109,322,083)       633,316,282      (121,960,368)
Allstate Corporation and certain
affiliates dated as of November 12,      2009   (1,173,212,154)/3/   (534,572,879)      (467,570,173)     (121,813,486)
1996, as supplemented by Supplemental
Intercompany Tax Sharing Agreement       2010     (113,770,599)/3/   (621,234,096)       647,559,256      (146,676,325)
between Allstate Life Insurance
Company and Lincoln Benefit Life
Company effective December 21, 2000.

Cash Management Services Master          2008        1,338,376/4/         198,098/5/         816,143/5/            N/A
Agreement between Allstate Insurance
Company, Allstate Bank (aka Allstate     2009        1,527,072/4/         158,312/5/       1,052,781/5/
Federal Savings Bank), and certain
affiliates dated March 16, 1999, as      2010          967,620/4/          76,166/5/         694,117/5/
amended by Amendment No.1 effective
January 5, 2001, and Amendment No. 2
entered into November 8, 2002, between
Allstate Insurance Company, Allstate
Bank and Allstate Motor Club, Inc., and
as supplemented by the Premium
Depository Service Supplement dated as
of September 30, 2005, the Variable
Annuity Service Supplement dated
November 10, 2005, and the Sweep
Agreement Service Supplement dated as
of October 11, 2006.

--------
/1/  Each identified Related Person is a Party to the transaction.
/2/  Gross amount of expense received under the transaction.
/3/  Total amounts paid to Internal Revenue Service.
/4/  Each identified Related Person is a Party to the transaction.
/5/  Total fees collected for all bank accounts covered under the transaction.

                                              APPROXIMATE DOLLAR VALUE
                                              OF THE AMOUNT INVOLVED IN   RELATED PERSON(S) INVOLVED IN THE TRANSACTION/1/ AND
                                              THE TRANSACTION, PER FISCAL THE APPROXIMATE DOLLAR VALUE OF THE AMOUNT OF THE
TRANSACTION DESCRIPTION                               YEAR                RELATED PERSON'S INTEREST IN THE TRANSACTION ($)
-----------------------                       ------------------------    -------------------------------------------------
                                                            ($)                ALIC              AIC             ALLCORP
Amended and Restated Service and              2008    3,295,180,640       215,640,945/2/   2,186,281,461/2/     5,351,262/2/
Expense Agreement between Allstate
Insurance Company, The Allstate               2009    3,451,765,246       180,154,068/2/   1,937,571,496/2/     2,510,800/2/
Corporation and certain affiliates effective
January 1, 2004, as amended by                2010    3,619,106,706       175,950,701/2/   1,823,391,816/2/     4,191,150/2/
Amendment No. 1 effective January 1,
2009, and as supplemented by New York
Insurer Supplement to Amended and
Restated Service and Expense Agreement
between Allstate Insurance Company, The
Allstate Corporation, Allstate Life
Insurance Company of New York and
Intramerica Life Insurance Company,
effective March 5, 2005.

Reinsurance Agreements between Lincoln        2008      766,582,944/6/    766,582,944/6/             N/A              N/A
Benefit Life Company and Allstate Life
Insurance Company: Coinsurance                2009      873,759,209/6/    873,759,209/6/
Agreement effective December 31, 2001;
Modified Coinsurance Agreement                2010      888,764,276/6/    888,764,276/6/
effective December 31, 2001; Modified
Coinsurance Agreement effective
December 31, 2001.

Intercompany Loan Agreement among             2008      400,040,660        50,014,792/7/       1,732,736      400,040,660
The Allstate Corporation, Allstate Life
Insurance Company, Lincoln Benefit Life       2009       86,111,674                 0/8/      86,111,674       86,111,674
Company and other certain subsidiaries of
The Allstate Corporation dated                2010      149,971,764       149,971,764        149,971,764      149,971,764
February 1, 1996.

Agreement for the Settlement of State and     2008        2,089,067           356,331/9/       1,732,736              N/A
Local Tax Credits among Allstate
Insurance Company and certain affiliates      2009          941,379           193,504/9/         441,024
effective January 1, 2007.
                                              2010          835,435           236,540/9/         474,132

--------
/1/ Each identified Related Person is a Party to the transaction. /2/ Gross amount of expense received under the transaction.
/6/  Net reinsurance income.
/7/  Amounts loaned and repaid.
/8/  No loans outstanding at year end.
/9/  Value of transfer transactions.

REVIEW AND APPROVAL OF INTERCOMPANY AGREEMENTS

   All intercompany agreements to which Lincoln Benefit is a party are approved by Lincoln Benefit's Board of Directors as well as by the board of any other affiliate of The Allstate Corporation which is a party to the agreement. Intercompany agreements are also submitted for approval to the Nebraska Department of Insurance, Lincoln Benefit's domestic regulator, and any additional states in which Lincoln Benefit might be commercially domiciled pursuant to the applicable state's insurance holding company systems act. This process is documented in an internal procedure that captures the review and approval process of all intercompany agreements. All approvals are maintained in Lincoln Benefit's corporate records.

   While there is no formal process for the review and approval of related person transactions between unaffiliated entities specific to Lincoln Benefit, all directors and executive officers of Lincoln Benefit are subject to the Allstate Code of Ethics ("Code"). The Code includes a written conflict of interest policy that was adopted by the Board of Directors of the Allstate Corporation, the ultimate parent company of Lincoln Benefit. Any potential relationship or activity that could impair independent thinking and judgment, including holding a financial interest in a business venture that is similar to Allstate, or in a business that has a relationship with Allstate, must be disclosed to Human Resources. Human Resources will work with representatives from the Law Department, including Enterprise Business Conduct, to determine whether an actual conflict of interest exists. Each director and executive officer must sign a Code of Ethics certification annually.

INDEPENDENCE STANDARDS FOR DIRECTORS

   Although not subject to the independence standards of the New York Stock Exchange, for purposes of this S-1 registration statement, Lincoln Benefit has applied the independence standards required for listed companies of the New York Stock Exchange to the Board of Directors. Applying these standards, Lincoln Benefit has been determined that none of the directors are considered to be independent.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Board of Directors of Lincoln Benefit does not have a compensation committee. All compensation decisions are made by The Allstate Corporation, as the ultimate parent company of Lincoln Benefit. No executive officer of Lincoln Benefit served as a member of the compensation committee of another entity for which any executive officer served as a director for Lincoln Benefit.

  OTHER INFORMATION

   A section entitled "Experts" is added to your prospectus as follows:

  EXPERTS

   The financial statements and the related financial statement schedules included herein have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements and financial statement schedules are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

  PRINCIPAL UNDERWRITER

   Contingent on regulatory approval, ALFS, Inc ("ALFS") is expected to merge into Allstate Distributors, LLC ("ADLLC"), effective April 29, 2011. At that time, ALFS will assign its rights and delegate its duties as principal underwriter to ADLLC. This change will have no effect on Lincoln Benefit's obligations to you under your Contract. The section of your prospectus concerning the principal underwriter is amended accordingly.

   Contingent on regulatory approval, ADLLC serves as distributor of the securities registered herein. The securities offered herein are sold on a continuous basis, and there is no specific end date for the offering.

ADLLC, an affiliate of Lincoln Benefit, is a wholly owned subsidiary of Allstate Life Insurance Company. ADLLC is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority. ADLLC is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered.

ADMINISTRATION

   We have primary responsibility for all administration of the Contracts and the Variable Account. We entered into an administrative services agreement with The Prudential Insurance Company of America ("PICA") whereby, PICA or an affiliate provides administrative services to the Variable Account and the Contracts on our behalf. In addition, PICA entered into a master services agreement with se/2/, inc., of 5801 SW 6th Avenue, Topeka, Kansas 66636, whereby se/2/, inc. provides certain business process outsourcing services with respect to the Contracts. se/2/, inc. may engage other service providers to provide certain administrative functions. These service providers may change over time, and as of December 31, 2010, consisted of the following: Keane BPO, LLC (administrative services) located at 625 North Michigan Avenue, Suite 1100, Chicago, IL 60611; RR Donnelly Global Investment Markets (compliance printing and mailing) located at 111 South Wacker Drive, Chicago, IL 60606; Jayhawk File Express, LLC (file storage and document destruction) located at 601 E. 5th Street, Topeka, KS 66601-2596; Co-Sentry.net, LLC (back-up printing and disaster recovery) located at 9394 West Dodge Rd, Suite 100, Omaha, NE 68114; Convey Compliance Systems, Inc. (withholding calculations and tax statement mailing) located at 3650 Annapolis Lane, Suite 190, Plymouth, MN 55447; Spangler Graphics, LLC (compliance mailings) located at 29305 44th Street, Kansas City, KS 66106; Veritas Document Solutions, LLC (compliance mailings) located at 913 Commerce Ct, Buffalo Grove, IL 60089; Records Center of Topeka, a division of Underground Vaults & Storage, Inc. (back-up tapes storage) located at 1540 NW Gage Blvd. #6, Topeka, KS 66618; EquiSearch Services, Inc. (lost shareholder search) located at 11 Martime Avenue, Suite 665, White Plains, NY 10606; ZixCorp Systems, Inc. (email encryption) located at 2711 N. Haskell Ave., Suite 2300, Dallas, TX 75204; DST Systems, Inc. (FAN mail, positions, prices) located at 333 West 11 Street, 5th Floor, Kansas City, MO 64105.

   In administering the Contracts, the following services are provided, among others:

    .  maintenance of Contract Owner records;

    .  Contract Owner services;

    .  calculation of unit values;

    .  maintenance of the Variable Account; and

    .  preparation of Contract Owner reports.

                   CONSULTANT I VARIABLE ANNUITY PROSPECTUS

                               FLEXIBLE PREMIUM

                INDIVIDUAL DEFERRED VARIABLE ANNUITY CONTRACTS

                                   ISSUED BY

                         LINCOLN BENEFIT LIFE COMPANY

                              IN CONNECTION WITH

                 LINCOLN BENEFIT LIFE VARIABLE ANNUITY ACCOUNT

            STREET ADDRESS: 5801 SW 6TH AVE., TOPEKA, KS 66606-0001

            MAILING ADDRESS: P.O. BOX 758561, TOPEKA, KS 66675-8566

                       TELEPHONE NUMBER: 1-800-457-7617

                          FAX NUMBER: 1-785-228-4584

The Contract is a deferred annuity contract designed to aid you in long-term financial planning. You may purchase it on either a tax qualified or non-tax qualified basis. LINCOLN BENEFIT LIFE NO LONGER OFFERS THIS CONTRACT. IF YOU HAVE ALREADY PURCHASED THE CONTRACT YOU MAY CONTINUE TO MAKE PURCHASE PAYMENTS ACCORDING TO THE CONTRACT.

Because this is a flexible premium annuity contract, you may pay multiple premiums. We allocate your premium to the investment options under the Contract and our Fixed Account in the proportions that you choose. The Contract currently offers 49 investment options, each of which is a Sub-Account of the Lincoln Benefit Life Variable Annuity Account ("Separate Account"). Each Sub-Account invests exclusively in shares of Portfolios in one of the following underlying Funds:


 AIM VARIABLE INSURANCE FUNDS (INVESCO  MFS(R) VARIABLE INSURANCE TRUST/(SM)
 VARIABLE INSURANCE FUNDS) (SERIES I)   /(INITIAL CLASS)

 THE ALGER PORTFOLIOS (CLASS O)         OPPENHEIMER VARIABLE ACCOUNT FUNDS
                                        (SERVICE SHARES)
 DWS VARIABLE SERIES I (CLASS A)
                                        PIMCO VARIABLE INSURANCE TRUST
 DWS VARIABLE SERIES II (CLASS A)       (ADMINISTRATIVE SHARES)

 FEDERATED INSURANCE SERIES             PUTNAM VARIABLE TRUST (CLASS IB)

 FIDELITY(R) VARIABLE INSURANCE         T. ROWE PRICE EQUITY SERIES, INC. (I)
 PRODUCTS (INITIAL CLASS)
                                        T. ROWE PRICE INTERNATIONAL SERIES,
 JANUS ASPEN SERIES (INSTITUTIONAL      INC. (I)
 SHARES AND SERVICE SHARES)
                                        WELLS FARGO VARIABLE TRUST FUNDS
 LEGG MASON PARTNERS VARIABLE EQUITY
 TRUST (CLASS I)



--------------------------------------------------------------------------------
THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES NOR HAS IT PASSED ON THE ACCURACY OR THE ADEQUACY OF THIS
PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


THE DATE OF THIS PROSPECTUS IS MAY 1, 2011.


--------------------------------------------------------------------------------
Some of the portfolios described in this prospectus may not be available in your Contract. We may make available other investment options in the future.

You may not purchase a Contract if either you or the Annuitant are older than 90 years before we receive your application.

Your Contract Value will vary daily as a function of the investment performance of the Sub-Accounts to which you have allocated Purchase Payments and any interest credited to the Fixed Account. We do not guarantee any minimum Contract Value for amounts allocated to the Sub-Accounts. Benefits provided by this Contract, when based on the Fixed Account, are subject to a Market Value Adjustment, which may result in an upwards or downwards adjustment in withdrawal benefits, death benefits, settlement values, transfers to the Sub-Accounts.

In certain states the Contract may be offered as a group contract with individual ownership represented by Certificates. The discussion of Contracts in this prospectus applies equally to Certificates under group contracts, unless the content specifies otherwise.

This prospectus sets forth the information you ought to know about the Contract. You should read it before investing and keep it for future reference.

                               1     PROSPECTUS

We have filed a Statement of Additional Information with the Securities and Exchange Commission ("SEC"). The current Statement of Additional Information is dated May 1, 2011. The information in the Statement of Additional Information is incorporated by reference in this prospectus. You can obtain a free copy by writing us or calling us at the telephone number given above. The Table of Contents of the Statement of Additional Information appears on page 46 of this prospectus.


At least once each year we will send you an annual statement. The annual statement details values and specific information for your Contract. It does not contain our financial statements. Our financial statements are set forth in the Statement of Additional Information. Lincoln Benefit will file annual and quarterly reports and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can obtain copies of these documents by writing to the SEC and paying a duplicating fee. Please call the SEC at 1-202-551-8090 for further information as to the operation of the public reference room. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

PLEASE READ THIS PROSPECTUS CAREFULLY AND RETAIN IT FOR YOUR FUTURE REFERENCE.

                               2     PROSPECTUS

TABLE OF CONTENTS
--------------------------------------------------------------------------------


      DEFINITIONS                                                       4
      --------------------------------------------------------------------
      FEE TABLES                                                        5
      --------------------------------------------------------------------
      QUESTIONS AND ANSWERS ABOUT YOUR CONTRACT                         7
      --------------------------------------------------------------------
      CONDENSED FINANCIAL INFORMATION                                  11
      --------------------------------------------------------------------
      DESCRIPTION OF THE CONTRACTS                                     11
      --------------------------------------------------------------------
         Summary                                                       11
      --------------------------------------------------------------------
         Contract Owner                                                11
      --------------------------------------------------------------------
         Annuitant                                                     11
      --------------------------------------------------------------------
         Modification of the Contract                                  11
      --------------------------------------------------------------------
         Assignment                                                    11
      --------------------------------------------------------------------
         Free Look Period                                              11
      --------------------------------------------------------------------
      PURCHASES AND CONTRACT VALUE                                     12
      --------------------------------------------------------------------
         Minimum Purchase Payment                                      12
      --------------------------------------------------------------------
         Automatic Payment Plan                                        12
      --------------------------------------------------------------------
         Allocation of Purchase Payments                               12
      --------------------------------------------------------------------
         Contract Value                                                12
      --------------------------------------------------------------------
         Separate Account Accumulation Unit Value                      13
      --------------------------------------------------------------------
         Transfer During Accumulation Period                           13
      --------------------------------------------------------------------
         Market Timing & Excessive Trading                             13
      --------------------------------------------------------------------
         Trading Limitations                                           14
      --------------------------------------------------------------------
         Automatic Dollar Cost Averaging Program                       15
      --------------------------------------------------------------------
         Portfolio Rebalancing                                         15
      --------------------------------------------------------------------
      THE INVESTMENT AND FIXED ACCOUNT OPTIONS                         16
      --------------------------------------------------------------------
         Separate Account Investments                                  16
      --------------------------------------------------------------------
           The Portfolios                                              16
      --------------------------------------------------------------------
           Voting Rights                                               18
      --------------------------------------------------------------------
           Additions, Deletions, and Substitutions of Securities       19
      --------------------------------------------------------------------
         The Fixed Account                                             19
      --------------------------------------------------------------------
           General                                                     19
      --------------------------------------------------------------------
           Guaranteed Maturity Fixed Account Option                    19
      --------------------------------------------------------------------
           Market Value Adjustment                                     21
      --------------------------------------------------------------------
           Dollar Cost Averaging Fixed Account Option                  21
      --------------------------------------------------------------------
      ANNUITY BENEFITS                                                 21
      --------------------------------------------------------------------
         Annuity Date                                                  21
      --------------------------------------------------------------------
         Annuity Options                                               22
      --------------------------------------------------------------------
         Other Options                                                 22
      --------------------------------------------------------------------
         Annuity Payments: General                                     22
      --------------------------------------------------------------------
         Variable Annuity Payments                                     23
      --------------------------------------------------------------------
         Fixed Annuity Payments                                        23
      --------------------------------------------------------------------
         Transfers During the Annuity Period                           23
      --------------------------------------------------------------------


            Death Benefit During Annuity Period                    23
         -------------------------------------------------------------
            Certain Employee Benefit Plans                         24
         -------------------------------------------------------------
         OTHER CONTRACT BENEFITS                                   24
         -------------------------------------------------------------
            Death Benefit                                          24
         -------------------------------------------------------------
            Beneficiary                                            28
         -------------------------------------------------------------
            Contract Loans for 403(b) Contracts                    28
         -------------------------------------------------------------
            Withdrawals (Redemptions)                              29
         -------------------------------------------------------------
            Systematic Withdrawal Program                          30
         -------------------------------------------------------------
            ERISA Plans                                            31
         -------------------------------------------------------------
            Minimum Contract Value                                 31
         -------------------------------------------------------------
         CONTRACT CHARGES                                          31
         -------------------------------------------------------------
            Mortality and Expense Risk Charge                      31
         -------------------------------------------------------------
            Administrative Charges                                 31
         -------------------------------------------------------------
              Contract Maintenance Charge                          31
         -------------------------------------------------------------
              Administrative Expense Charge                        32
         -------------------------------------------------------------
              Transfer Fee                                         32
         -------------------------------------------------------------
            Sales Charges                                          32
         -------------------------------------------------------------
            Premium Taxes                                          34
         -------------------------------------------------------------
            Deduction for Separate Account Income Taxes            34
         -------------------------------------------------------------
            Other Expenses                                         34
         -------------------------------------------------------------
         TAXES                                                     35
         -------------------------------------------------------------
            Taxation of Lincoln Benefit Life Company               35
         -------------------------------------------------------------
            Taxation of Variable Annuities in General              35
         -------------------------------------------------------------
            Income Tax Withholding                                 38
         -------------------------------------------------------------
            Tax Qualified Contracts                                38
         -------------------------------------------------------------
         DESCRIPTION OF LINCOLN BENEFIT LIFE COMPANY AND THE
          SEPARATE ACCOUNT                                         43
         -------------------------------------------------------------
            Lincoln Benefit Life Company                           43
         -------------------------------------------------------------
            Separate Account                                       43
         -------------------------------------------------------------
            State Regulation of Lincoln Benefit                    43
         -------------------------------------------------------------
            Financial Statements                                   44
         -------------------------------------------------------------
         ADMINISTRATION                                            44
         -------------------------------------------------------------
         DISTRIBUTION OF CONTRACTS                                 44
         -------------------------------------------------------------
         LEGAL PROCEEDINGS                                         45
         -------------------------------------------------------------
         LEGAL MATTERS                                             45
         -------------------------------------------------------------
         ABOUT LINCOLN BENEFIT LIFE COMPANY                        45
         -------------------------------------------------------------
         REGISTRATION STATEMENT                                    45
         -------------------------------------------------------------
         TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION  46
         -------------------------------------------------------------
         APPENDIX A ACCUMULATION UNIT VALUES                       47
         -------------------------------------------------------------
         APPENDIX B ILLUSTRATION OF A MARKET VALUE ADJUSTMENT      73
         -------------------------------------------------------------

--------------------------------------------------------------------------------
THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

--------------------------------------------------------------------------------

                               3     PROSPECTUS

DEFINITIONS

--------------------------------------------------------------------------------

Please refer to this list for the meaning of the following terms:

ACCUMULATION PERIOD - The period, beginning on the Issue Date, during which Contract Value builds up under Your Contract.

ACCUMULATION UNIT - A unit of measurement which we use to calculate Contract Value.

ANNUITANT - The living person on whose life the annuity benefits under a Contract are based.

ANNUITIZATION - The process to begin annuity payments under the Contract.

ANNUITIZED VALUE - The Contract Value adjusted by any applicable Market Value Adjustment and less any applicable taxes.

ANNUITY DATE - The date on which annuity payments are scheduled to begin.

ANNUITY PERIOD - The period during which annuity payments are paid. The Annuity Period begins on the Annuity Date.

ANNUITY UNIT - A unit of measurement which we use to calculate the amount of Variable Annuity payments.

BENEFICIARY(IES) - The person(s) designated to receive any death benefits under the Contract.

COMPANY ("WE," "US," "OUR," "LINCOLN BENEFIT") - Lincoln Benefit Life Company.

CONTRACT ANNIVERSARY - Each anniversary of the Issue Date.

CONTRACT OWNER ("YOU," "YOUR") - The person(s) having the privileges of ownership defined in the Contract. If Your Contract is issued as part of a retirement plan, Your ownership privileges may be modified by the plan.

CONTRACT VALUE - The sum of the values of Your investment in the Sub-Accounts of the Separate Account and the Fixed Account.

CONTRACT YEAR - Each twelve-month period beginning on the Issue Date and each Contract Anniversary.

CONTRIBUTION YEAR - Each twelve-month period beginning on the date a Purchase Payment is allocated to a Sub-Account, or each anniversary of that date.

FIXED ACCOUNT - The portion of the Contract Value allocated to Our general account.

FIXED ANNUITY - A series of annuity payments that are fixed in amount.

GUARANTEE PERIODS - A period of years for which we have guaranteed a specific effective annual interest rate on an amount allocated to the Fixed Account.

ISSUE DATE - The date when the Contract becomes effective.

LATEST ANNUITY DATE - The latest date by which you must begin annuity payments under the Contract.

LOAN ACCOUNT - An account established for amounts transferred from the Sub-Accounts or the Fixed Account as security for outstanding Contract loans.

MARKET VALUE ADJUSTMENT - An amount added to or subtracted from certain transactions involving Your interest in the Fixed Account, to reflect the impact of changing interest rates.

NET INVESTMENT FACTOR - The factor used to determine the value of an Accumulation Unit and Annuity Unit in any Valuation Period. We determine the Net Investment Factor separately for each Sub-Account.

NON-QUALIFIED PLAN - A retirement plan which does not receive special tax treatment under Sections 401, 403(b), 408, 408A or 457 of the Tax Code.

PORTFOLIO(S) - The underlying funds in which the Sub- Accounts invest. Each Portfolio is an investment company registered with the SEC or a separate investment series of a registered investment company.

PURCHASE PAYMENTS - Amounts paid to Us as premium for the Contract by you or on Your behalf.

QUALIFIED PLAN - A retirement plan which receives special tax treatment under Sections 401, 403(b), 408 or 408A of the Tax Code or a deferred compensation plan for a state and local government or another tax exempt organization under
Section 457 of the Tax Code.

SEPARATE ACCOUNT - The Lincoln Benefit Life Variable Annuity Account, which is a segregated investment account of the Company.

SUB-ACCOUNT - A subdivision of the Separate Account, which invests wholly in shares of one of the Portfolios.

SURRENDER VALUE - The amount paid upon complete surrender of the Contract, equal to the Contract Value, less any applicable premium taxes, Withdrawal Charge, and the contract maintenance charge and increased or decreased by any Market Value Adjustment.

TAX CODE - The Internal Revenue Code of 1986, as amended.

TREASURY RATE - The U.S. Treasury Note Constant Maturity Yield for the preceding week as reported in Federal Reserve Bulletin Release H.15.

VALUATION DATE - Each day the New York Stock Exchange is open for business.

VALUATION PERIOD - The period of time over which we determine the change in the value of the Sub-Accounts in order to price Accumulation Units and Annuity Units. Each Valuation Period begins at the close of normal trading on the New York Stock Exchange ("NYSE") currently 4:00 p.m. Eastern time on each Valuation Date and ends at the close of the NYSE on the next Valuation Date.

VARIABLE ANNUITY - A series of annuity payments that vary in amount based on changes in the value of the Sub- Accounts to which Your Contract Value has been allocated.

WITHDRAWAL CHARGE - The contingent deferred sales charge that may be required upon some withdrawals.

                               4     PROSPECTUS

FEE TABLES
--------------------------------------------------------------------------------

THE FOLLOWING TABLES DESCRIBE THE FEES AND EXPENSES THAT YOU WILL PAY WHEN BUYING, OWNING, AND SURRENDERING THE CONTRACT. THE FIRST TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY AT THE TIME THAT YOU BUY THE CONTRACT, SURRENDER THE CONTRACT, OR TRANSFER CASH VALUE BETWEEN INVESTMENT OPTIONS. STATE PREMIUM TAXES MAY ALSO BE DEDUCTED.

Maximum Contingent Deferred Sales Charge - Withdrawal Charge (as a percentage of Purchase Payments) - 7%

                      CONTRIBUTION YEAR APPLICABLE CHARGE
                             1-2                7%
                             3-4                6%
                               5                5%
                               6                4%
                               7                3%
                               8 +              0%

TRANSFER FEE (Applies solely to the second and subsequent transfers
within a calendar month. We are currently waiving the transfer fee)    $ 10.00

THE NEXT TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY PERIODICALLY DURING THE TIME THAT YOU OWN THE CONTRACT, NOT INCLUDING PORTFOLIO FEES AND EXPENSES.

Annual Contract Maintenance Charge                                     $35.00
Separate Account Annual Expenses (as a percentage of daily net asset value deducted from each of the Sub-Accounts of the Separate Account)
Base Contract (without optional riders)
 Mortality and Expense Risk Charge                                      1.15%
 Administrative Expense Charge                                          0.10%
                                                                       ------
 Total Separate Account Annual Expenses                                 1.25%
Base Contract (with Enhanced Death Benefit Rider)
 Mortality and Expense Risk Charge                                      1.35%
 Administrative Expense Charge                                          0.10%
                                                                       ------
 Total Separate Account Annual Expenses                                 1.45%
Base Contract (with Enhanced Income Benefit Rider)
 Mortality and Expense Risk Charge                                      1.50%
 Administrative Expense Charge                                          0.10%
                                                                       ------
 Total Separate Account Annual Expenses                                 1.60%
Base Contract (with Enhanced Death and Income Benefit Riders)
 Mortality and Expense Risk Charge                                      1.55%
 Administrative Expense Charge                                          0.10%
                                                                       ------
 Total Separate Account Annual Expenses                                 1.65%
Base Contract (with Enhanced Death and Income Benefit Riders II)
 Mortality and Expense Risk Charge                                      1.70%
 Administrative Expense Charge                                          0.10%
                                                                       ------
 Total Separate Account Annual Expenses                                 1.80%

THE NEXT TABLE SHOWS THE MINIMUM AND MAXIMUM TOTAL ANNUAL OPERATING EXPENSES CHARGED BY THE PORTFOLIOS THAT YOU MAY PAY PERIODICALLY DURING THE TIME THAT YOU OWN THE CONTRACT. ADVISERS AND/OR OTHER SERVICE PROVIDERS OF CERTAIN PORTFOLIOS MAY HAVE AGREED TO WAIVE THEIR FEES AND/OR REIMBURSE PORTFOLIO EXPENSES IN ORDER TO KEEP THE PORTFOLIOS' EXPENSES BELOW SPECIFIED LIMITS. THE RANGE OF EXPENSES SHOWN IN THIS TABLE DOES NOT SHOW THE EFFECT OF ANY SUCH FEE WAIVER OR EXPENSE REIMBURSEMENT. MORE DETAIL CONCERNING EACH PORTFOLIO'S FEES AND EXPENSES IS CONTAINED IN THE PROSPECTUS FOR EACH PORTFOLIO.


                                                              Minimum  Maximum
 ------------------------------------------------------------------------------
 Total Annual Portfolio Operating Expenses(1) (expenses that are deducted from Portfolio assets, which may include
 management fees, distribution and/or service (12b-1) fees,
 and other expenses) (without waivers or reimbursements)      0.56%    1.46%
 ------------------------------------------------------------------------------



(1)Expenses are shown as a percentage of Portfolio average daily net assets before any waiver or reimbursement as of December 31, 2010.


                               5     PROSPECTUS

EXAMPLE 1

This Example is intended to help you compare the cost of investing in the Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Separate Account annual expenses, and Portfolio fees and expenses and assumes no transfers or exchanges were made. The Example shows the dollar amount of expenses that you would bear directly or indirectly if you:

..   Invested $10,000 in the Contract for the time periods indicated,

..   earned a 5% annual return on your investment,

..   surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period, and,

..   elected the Enhanced Death and Income Benefit Riders II (with total
    Separate Account expenses of 1.80%).

The first line of the example assumes that the maximum fees and expenses of any of the Portfolios are charged. The second line of the example assumes that the minimum fees and expenses of any of the Portfolios are charged. Your actual expenses may be higher or lower than those shown below.

THE EXAMPLE DOES NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO PAY IF YOU SURRENDER YOUR CONTRACT.


                                                  1 Year 3 Years 5 Years 10 Years
---------------------------------------------------------------------------------
Costs Based on Maximum Annual Portfolio Expenses   $927  $1,523  $2,142   $3,585
---------------------------------------------------------------------------------
Costs Based on Minimum Annual Portfolio Expenses   $839  $1,262  $1,711   $2,747
---------------------------------------------------------------------------------


EXAMPLE 2

This Example uses the same assumptions as Example 1 above, except that it assumes you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each time period.


                                                  1 Year 3 Years 5 Years 10 Years
---------------------------------------------------------------------------------
Costs Based on Maximum Annual Portfolio Expenses   $332  $1,013  $1,717   $3,585
---------------------------------------------------------------------------------
Costs Based on Minimum Annual Portfolio Expenses   $244  $  752  $1,286   $2,747
---------------------------------------------------------------------------------


EXPLANATION OF EXPENSE EXAMPLES

PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. YOUR RATE OF RETURN MAY BE HIGHER OR LOWER THAN 5%, WHICH IS NOT GUARANTEED. THE EXAMPLES DO NOT ASSUME THAT ANY PORTFOLIO EXPENSE WAIVERS OR REIMBURSEMENT ARRANGEMENTS ARE IN EFFECT FOR THE PERIODS PRESENTED. EXAMPLES 1 AND 2 ASSUME THE ELECTION OF THE ENHANCED DEATH AND INCOME BENEFIT RIDERS II (TOTAL SEPARATE ACCOUNT EXPENSES OF 1.80%). IF THESE RIDERS WERE NOT ELECTED, THE EXPENSE FIGURES SHOWN WOULD BE SLIGHTLY LOWER. THE EXAMPLES REFLECT THE FREE WITHDRAWAL AMOUNTS, IF ANY, AND AN ANNUAL CONTRACT MAINTENANCE CHARGE OF $35.

                               6     PROSPECTUS

QUESTIONS AND ANSWERS ABOUT YOUR CONTRACT
The following are answers to some of the questions you may have about some of the more important features of the Contract. The Contract is more fully described in the rest of the prospectus. Please read the prospectus carefully.

1. WHAT IS THE CONTRACT?

The Contract is a flexible premium deferred variable annuity contract. It is designed for tax-deferred retirement investing. The Contract is available for non- qualified or qualified retirement plans. The Contract, like all deferred annuity contracts, has two phases: the Accumulation Period and the Annuity Period. During the Accumulation Period, earnings accumulate on a tax- deferred basis and are taxed as income when you make a withdrawal. The Annuity Period begins when you begin receiving payments under one of the annuity payment options described in the answer to Question 2. The amount of money accumulated under your Contract during the Accumulation Period will be used to determine the amount of your annuity payments during the Annuity Period.

Your premiums are invested in one or more of the Sub- Accounts of the Separate Account or allocated to the Fixed Account, as you instruct us. You may allocate your Contract Value to up to twenty-one options under the Contract, counting each Sub-Account and the Fixed Account as one option. We will treat all of your Contract Value allocated to the Fixed Account as one option for purposes of this limit, even if you have chosen more than one Guarantee Period. The value of your Contract will depend on the investment performance of the Sub- Accounts and the amount of interest we credit to the Fixed Account.

Each Sub-Account will invest in a single investment portfolio (a "Portfolio") of an underlying fund. The Portfolios offer a range of investment objectives, from conservative to aggressive. You bear the entire investment risk on amounts allocated to the Sub-Accounts. The investment policies and risks of each Portfolio are described in the accompanying prospectuses for the Portfolios.

In some states, you may also allocate all or part of your Contract Value to the "Fixed Account", as described in the answer to Question 5.

2. WHAT ANNUITY OPTIONS DOES THE CONTRACT OFFER?

You may receive annuity payments on a fixed or a variable basis or a combination of the two. We offer a variety of annuity options including:

..   a life annuity with payments guaranteed for zero to thirty years;

..   a joint and full survivorship annuity, with payments guaranteed for zero to thirty years; and

..   fixed payments for a specified period of five to thirty years.

Call us to inquire about other options.

You may change your annuity option at any time before annuitization. You may select the date to annuitize the Contract. The date you select, however, may be no later than the later of the tenth Contract Anniversary or the youngest Annuitant's 90th birthday. If your Contract was issued in connection with a qualified plan, different deadlines may apply.

If you select annuity payments on a variable basis, the amount of our payments to you will be affected by the investment performance of the Sub-Accounts you have selected. The fixed portion of your annuity payments, on the other hand, generally will be equal in amount to the initial payment we determine. As explained in more detail below, however, during the Annuity Period you will have a limited ability to change the relative weighting of the Sub-Accounts on which your variable annuity payments are based or to increase the portion of your annuity payments consisting of Fixed Annuity payments.

3. HOW DO I BUY A CONTRACT?

You can obtain a Contract application from your Lincoln Benefit agent. You must pay at least $1,200 in Purchase Payments during the first Contract Year. Purchase Payments must be at least $100, unless you enroll in an automatic payment plan. Your periodic payments in an automatic payment plan must be at least $25 per month. We may lower these minimums at our sole discretion. The maximum age of the oldest Contract Owner and Annuitant cannot exceed age 90 as of the date we receive the completed application.

4. WHAT ARE MY INVESTMENT CHOICES UNDER THE CONTRACT?

You can allocate and reallocate your investment among the Sub-Accounts, each of which in turn invests in a single Portfolio. Under the Contract, the Separate Account currently invests in the Portfolios described in "The Investment and Fixed Account Options: Separate Account Investments."

Some of the Portfolios described in this prospectus may not be available in your Contract.

Each Portfolio holds its assets separately from the assets of the other Portfolios. Each Portfolio has distinct investment objectives and policies which are described in the prospectuses for the Portfolios.

5. WHAT IS THE FIXED ACCOUNT OPTION?

We offer two Fixed Account interest crediting options: the Guaranteed Maturity Fixed Account Option and the Dollar Cost Averaging Fixed Account Option.

You may allocate Purchase Payments to the Sub- Account(s) and the Fixed Account(s). Loan payments may not be allocated to the Fixed Account(s). You may

                               7     PROSPECTUS
not transfer amounts into the DCA Fixed Account. The minimum amount that may be transferred into any one of the Guarantee Maturity Fixed Account Options is $500.

We will credit interest to amounts allocated to the Guaranteed Maturity Fixed Account Option at a specified rate for a specified Guarantee Period. You select the Guarantee Period for each amount that you allocate to the Guaranteed Maturity Fixed Account Option. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. At the end of each Guarantee Period, you may select a new Guarantee Period from among the choices we are then making available or transfer or withdraw the relevant amount from the Fixed Account without any Market Value Adjustment.

We may offer Guarantee Periods ranging from one to ten years in length. We are currently offering Guarantee Periods of one, three, five, seven, and ten years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

We will not change the interest rate credited to a particular allocation until the end of the relevant Guarantee Period. From time to time, however, we may change the interest rate that we offer to credit to new allocations to the Guaranteed Maturity Fixed Account Option and to amounts rolled over in the Fixed Account for new Guarantee Periods.

In addition, if you participate in our dollar cost averaging program, you may designate amounts to be held in the Dollar Cost Averaging Fixed Account Option until they are transferred monthly to the Sub-Accounts or Guarantee Periods of your choosing. When you make an allocation to the Fixed Account for this purpose, we will set an interest rate applicable to that amount. We will then credit interest at that rate to that amount until it has been entirely transferred to your chosen Sub-Accounts or Guarantee Periods. We will complete the transfers within one year of the allocation. In our discretion we may change the rate that we set for new allocations to the Fixed Account for the dollar cost averaging program. We will never, however, set a rate less than an effective annual rate of 3%.

A Market Value Adjustment may increase or decrease the amount of certain transactions involving the Fixed Account, to reflect changes in interest rates. As a general rule, we will apply a Market Value Adjustment to the following transactions:

1) when you withdraw funds from the Guaranteed Maturity Fixed Account Option in an amount greater than the Free Withdrawal Amount (which is described in the answer to Question 6);

2) when you transfer funds from the Guaranteed Maturity Fixed Account Option to the Sub-Accounts;

3) when you allocate part of your balance in the Guaranteed Maturity Fixed Account Option to a new Guarantee Period before the end of the existing Guarantee Period;

4) when you annuitize your Contract; and

5) when we pay a death benefit.

We will not apply a Market Value Adjustment to a transaction to the extent that:

1) it occurs within 30 days after the end of a Guarantee Period applicable to the funds involved in the transaction;

2) it is necessary to meet IRS minimum withdrawal requirements; or

3) it is a transfer that is part of a Dollar Cost Averaging program.

We determine the amount of a Market Value Adjustment using a formula that takes into consideration:

1) whether current interest rates differ from interest rates at the beginning of the applicable Guarantee Period; and

2) how many years are left until the end of the Guarantee Period.

As a general rule, if interest rates have dropped, the Market Value Adjustment will be an addition; if interest rates have risen, the Market Value Adjustment will be a deduction. It is therefore possible that if you withdraw an amount from the Fixed Account during a Guarantee Period, a Market Value Adjustment may cause you to receive less than you initially allocated to the Fixed Account.

6. WHAT ARE MY EXPENSES UNDER THE CONTRACT?

CONTRACT MAINTENANCE CHARGE. During the Accumulation Period, each year we subtract an annual contract maintenance charge of $35 from your Contract Value allocated to the Sub-Accounts. We will waive this charge if you pay $50,000 or more in Purchase Payments or if you allocate all of your Contract Value to the Fixed Account.

During the Annuity Period, we will subtract the annual contract maintenance charge in equal parts from your annuity payments. We waive this charge if on the Annuity Date your Contract Value is $50,000 or more or if all payments are Fixed Annuity payments.

ADMINISTRATIVE EXPENSE CHARGE AND MORTALITY AND EXPENSE RISK CHARGE. We impose a mortality and expense risk charge at an annual rate of 1.15% of average daily net assets and an administrative expense charge at an annual rate of .10% of average daily net assets. If you select one of our optional enhanced benefit riders, however, we may charge you a higher mortality and expense risk charge. These charges are assessed each day during the Accumulation Period and the Annuity Period. We guarantee that we will not raise these charges.

                               8     PROSPECTUS

TRANSFER FEE. Although we currently are not charging a transfer fee, the Contract permits us to charge you up to $10 per transfer for each transfer after the first transfer in each month.

WITHDRAWAL CHARGE (CONTINGENT DEFERRED SALES CHARGE). During the Accumulation Period, you may withdraw all or part of the value of your Contract before your death or, if the Contract is owned by a company or other legal entity, before the Annuitant's death. Certain withdrawals may be made without payment of any Withdrawal Charge, which is a contingent deferred sales charge. Other withdrawals are subject to the Withdrawal Charge.

The Withdrawal Charge will vary depending on how many complete years have passed since you paid the Purchase Payment being withdrawn. The Withdrawal Charge applies to each Purchase Payment for seven complete years from the date of the Payment (each a "Contribution Year") as follows:

                      CONTRIBUTION YEAR APPLICABLE CHARGE
                      ----------------- -----------------
                             1-2                7%
                             3-4                6%
                               5                5%
                               6                4%
                               7                3%
                               8+               0%

In determining Withdrawal Charges, we will deem your Purchase Payments to be withdrawn on a first-in, first- out basis.

Each year, free of Withdrawal Charges or any otherwise applicable Market Value Adjustment, you may withdraw the Free Withdrawal Amount, which equals:

   (a)  the greater of:
   earnings not previously withdrawn; or
   15% of your total Purchase Payments made in the most recent seven years; plus

   (b) an amount equal to your total Purchase Payments made more than seven years ago, to the extent not previously withdrawn.

In most states, we also may waive the Withdrawal Charge if you:

1) require long-term medical or custodial care outside the home;
2) become unemployed; or

3) are diagnosed with a terminal illness.

These provisions will apply to the Annuitant, if the Contract is owned by a company or other legal entity. Additional restrictions and costs may apply to Contracts issued in connection with qualified plans. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. You should consult with your tax counselor to determine what effect a withdrawal might have on your tax liability. As described in the answer to Question 5, we may increase or decrease certain withdrawals by a Market Value Adjustment.

PREMIUM TAXES. Certain states impose a premium tax on annuity purchase payments received by insurance companies. Any premium taxes relating to the Contract may be deducted from Purchase Payments or the Contract Value when the tax is incurred or at a later time. State premium taxes generally range from 0% to 3.5%.

OTHER EXPENSES. In addition to our charges under the Contract, each Portfolio deducts amounts from its assets to pay its investment advisory fees and other expenses.

7. HOW WILL MY INVESTMENT IN THE CONTRACT BE TAXED?

You should consult a qualified tax adviser for personalized answers. Generally, earnings under variable annuities are not taxed until amounts are withdrawn or distributions are made. This deferral of taxes is designed to encourage long-term personal savings and supplemental retirement plans. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

Special rules apply if the Contract is owned by a company or other legal entity. Generally, such an owner must include in income any increase in the excess of the Contract Value over the "investment in the contract" during the taxable year.

8. DO I HAVE ACCESS TO MY MONEY?

At any time during the Accumulation Period, we will pay you all or part of the value of your Contract, minus any applicable charge, if you surrender your Contract or request a partial withdrawal. Under some qualified plans, you may also take a loan against the value of your Contract. Generally, a partial withdrawal must equal at least $50, and after the withdrawal your remaining Contract Value must at least equal $500.

Although you have access to your money during the Accumulation Period, certain charges, such as the contract maintenance charge, the Withdrawal Charge, and premium tax charges, may be deducted on a surrender or withdrawal. You may also incur federal income tax liability or tax penalties. In addition, if you have allocated some of the value of your Contract to the Fixed Account, the amount of your surrender proceeds or withdrawal may be increased or decreased by a Market Value Adjustment.

After annuitization, under certain settlement options you may be entitled to withdraw the commuted value of the remaining payments.

9. WHAT IS THE DEATH BENEFIT?

We will pay a death benefit while the Contract is in force and before the Annuity Date, if the Contract Owner dies, or if the Annuitant dies and the Contract Owner is not a living person. To obtain payment of the Death Benefit,

                               9     PROSPECTUS
the Beneficiary must submit to us a complete request for payment of the death benefit, which includes due proof of death as specified in the Contract.

The standard death benefit is the greatest of the following:

1) your total Purchase Payments reduced by a withdrawal adjustment;

2) your Contract Value;

3) the amount you would have received by surrendering your Contract; or

4) your Contract Value on each Contract Anniversary evenly divisible by seven increased by the total Purchase Payments since that anniversary and reduced by a withdrawal adjustment.

We also offer an optional enhanced death benefit rider, which is described later in this prospectus.

We will determine the value of the death benefit on the day that we receive all of the information that we need to process the claim.

10. WHAT ELSE SHOULD I KNOW?

ALLOCATION OF PURCHASE PAYMENTS. You allocate your initial Purchase Payment among the Sub-Accounts and the Fixed Account in your Contract application. You may make your allocations in specific dollar amounts or percentages, which must be whole numbers that add up to 100%. When you make subsequent Purchase Payments, you may again specify how you want your payments allocated. If you do not, we will automatically allocate the payment based on your most recent instructions. You may not allocate Purchase Payments to the Fixed Account if it is not available in your state.

TRANSFERS. During the Accumulation Period, you may transfer Contract Value among the Sub-Accounts and from the Sub-Accounts to the Fixed Account. You may not make a transfer, however, that would result in your allocating your Contract Value to more than twenty-one options under the Contract. While you may also transfer amounts from the Fixed Account, a Market Value Adjustment may apply. You may instruct us to transfer Contract Value by writing or calling us.

You may also use our Automatic Dollar Cost Averaging or Portfolio Rebalancing programs. You may not use both programs at the same time.

Under the Dollar Cost Averaging program, amounts are automatically transferred at regular intervals from the Fixed Account or a Sub-Account of your choosing, including other Sub-Accounts or the Fixed Account. Transfers from the Dollar Cost Averaging Fixed Account may be made monthly only. Transfers from Sub-Accounts may be made monthly, quarterly, or annually.

Under the Portfolio Rebalancing Program, you can maintain the percentage of your Contract Value allocated to each Sub-Account at a pre-set level. Investment results will shift the balance of your Contract Value allocations. If you elect rebalancing, we will automatically transfer your Contract Value back to the specified percentages at the frequency (monthly, quarterly, semiannually, annually) that you specify. We will automatically terminate this program if you request a transfer outside of the program. You may not include the Fixed Account in a Portfolio Rebalancing Program. You also may not elect rebalancing after annuitization.

During the Annuity Period, you may not make any transfers for the first six months after the Annuity Date. Thereafter, you may make transfers among the Sub- Accounts or from the Sub-Accounts to increase your Fixed Annuity payments. Your transfers, however, must be at least six months apart. You may not, however, convert any portion of your right to receive Fixed Annuity payments into Variable Annuity payments.

FREE LOOK PERIOD. You may cancel the Contract by returning it to us within 10 days after you receive it, or after whatever longer period may be permitted by state law. You may return it by delivering it or mailing it to us. If you return the Contract, the Contract terminates and, in most states, we will pay you an amount equal to the Contract Value on the date we receive the Contract from you. The Contract Value may be more or less than your Purchase Payments. In some states, we are required to send you the amount of your Purchase Payments. Since state laws differ as to the consequences of returning a Contract, you should refer to your Contract for specific information about your circumstances. If your Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.

11. WHO CAN I CONTACT FOR MORE INFORMATION?

You can write to us at Lincoln Benefit Life Company, P.O. Box 758565, Topeka, KS 66675-8565, or call us at (800) 457-7617.

                               10     PROSPECTUS

CONDENSED FINANCIAL INFORMATION

Attached as Appendix A is a table showing selected information concerning Accumulation Unit Values for each Sub-Account for 2001 through 2010. Accumulation Unit Value is the unit of measure that we use to calculate the value of your interest in a Sub-Account. Accumulation Unit Value does not reflect the deduction of certain charges that are subtracted from your Contract Value, such as the Contract Administration Charge. The Separate Account's financial statements, which are comprised of the financial statements of the underlying sub-accounts, as of December 31, 2010, are included in the Statement of Additional Information. Lincoln Benefit's financial statements as of December 31, 2010, are included in the Statement of Additional Information.


DESCRIPTION OF THE CONTRACTS
SUMMARY. The Contract is a deferred annuity contract designed to aid you in long-term financial planning. You may add to the Contract Value by making additional Purchase Payments. In addition, the Contract Value will change to reflect the performance of the Sub-Accounts to which you allocate your Purchase Payments and your Contract Value, as well as to reflect interest credited to amounts allocated to the Fixed Account. You may withdraw your Contract Value by making a partial withdrawal or by surrendering your Contract. Upon Annuitization, we will pay you benefits under the Contract in the form of an annuity, either for the life of the Annuitant or for a fixed number of years. All of these features are described in more detail below.

CONTRACT OWNER. As the Contract Owner, you are the person usually entitled to exercise all rights of ownership under the Contract. You usually are also the person entitled to receive benefits under the Contract or to choose someone else to receive benefits. The Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Code may limit or modify your rights and privileges under the Contract. The maximum age of the oldest Contract Owner and Annuitant cannot exceed age 90 as of the date we receive the completed application. The Contract cannot be jointly owned by both a non-living person and a living person. Changing ownership of this contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner. If the Contract Owner is a grantor trust, the Contract Owner will be considered a non-living person for purposes of this section and the Death Benefit section.

ANNUITANT. The Annuitant is the living person whose life span is used to determine annuity payments. You initially designate an Annuitant in your application. You may change the Annuitant at any time before annuity payments begin. If a non-Qualified contract is held by a non-living person, any change in the Annuitant will be treated as the death of the Annuitant and will activate the distribution requirements outlined in the Death Benefit section. If your Contract was issued under a plan qualified under Section 403(b), 408 or 408A of the Tax Code, you must be the Annuitant. If the Contract is a non-qualified Contract, you may also designate a Joint Annuitant, who is a second person on whose life annuity payments depend. Additional restrictions may apply in the case of Qualified Plans. If you are not the Annuitant and the Annuitant dies before annuity payments begin, then either you become the new Annuitant or you must name another person as the new Annuitant. You must attest that the Annuitant is alive in order to annuitize your Contract.

MODIFICATION OF THE CONTRACT. Only a Lincoln Benefit officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract.

We are permitted to change the terms of the Contract if it is necessary to comply with changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT. Before the Annuity Date, if the Annuitant is still alive, you may assign an interest in the Contract if it is a non-qualified Contract. If a Contract is issued pursuant to a Qualified Plan, the law prohibits some types of assignments, pledges and transfers and imposes special conditions on others. An assignment may also result in taxes or tax penalties.

We will not be bound by any assignment until we receive written notice of it. Accordingly, until we receive written notice of an assignment, we will continue to act as though the assignment had not occurred. We are not responsible for the validity of any assignment.

BECAUSE OF THE POTENTIAL TAX CONSEQUENCES AND ERISA ISSUES ARISING FROM AN ASSIGNMENT, YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.

FREE LOOK PERIOD. You may cancel the Contract by returning it to us within 10 days after you receive it, or within whatever longer period may be permitted by state law. You may return it by delivering it to your agent or mailing it to us. If you return the Contract, the Contract terminates and, in most states, we will pay you an amount equal to the Contract Value on the date we receive the Contract from you. The Contract Value at that time may be more or less than your Purchase Payments.

In some states, if you exercise your "free look" rights, we are required to return the amount of your Purchase Payments. Currently, if you live in one of those states, on the Issue Date we will allocate your Purchase Payment to the Sub-Accounts and the Fixed Account Options as you specified in your application. However, we reserve the right in the future to delay allocating your Purchase

                               11     PROSPECTUS

Payments to the Sub-Accounts you have selected or to the Fixed Account until 20 days after the Issue Date or, if your state's free look period is longer than ten days, for ten days plus the period required by state law. During that time, we will allocate your Purchase Payment to the Fidelity Money Market Sub-Account. Your Contract will contain specific information about your free-look rights in your state.

PURCHASES AND CONTRACT VALUE
MINIMUM PURCHASE PAYMENT. The minimum initial Purchase Payment for a Contract is $1,200. You may pay it in a lump sum or in installments of your choice over the first Contract Year. You may not pay more than $1 million in Purchase Payments without our prior approval. As a general rule, subsequent Purchase Payments may be made in amounts of $100 or more. Subsequent Purchase Payments made as part of an Automatic Payment Plan, however, may be as small as $25 per month. However, each purchase payment made to the Dollar Cost Averaging Fixed Account must be at least $1,200. If we receive purchase payments designated for the Dollar Cost Averaging Fixed Account that are lower than the required minimum of $1,200, or purchase payments designated for the Guaranteed Maturity Fixed Account Option that are lower than $500, such amounts will be allocated to the Fidelity Money Market Portfolio. We may lower these minimums if we choose. We may refuse any Purchase Payment at any time. We may apply certain limitations, restrictions, and/or underwriting standards as a condition of acceptance of purchase payments.

AUTOMATIC PAYMENT PLAN. You may make scheduled Purchase Payments of $25 or more per month by automatic payment through your bank account. Call or write us for an enrollment form.

ALLOCATION OF PURCHASE PAYMENTS. Your Purchase Payments are allocated to the Sub-Account(s) and the Fixed Account in the proportions that you have selected. You must specify your allocation in your Contract application, either as percentages or specific dollar amounts. If you make your allocation in percentages, the total must equal 100%. We will allocate your subsequent Purchase Payments in those percentages, until you give us new allocation instructions. You may not allocate Purchase Payments to the Fixed Account if it is not available in your state.

You initially may allocate your Purchase Payments to up to twenty-one options, counting each Sub-Account and the Fixed Account as one option. For this purpose, we will treat all of your allocations to the Fixed Account as one option, even if you choose more than one Guarantee Period. You may add or delete Sub-Accounts and/or the Fixed Account from your allocation instructions, but we will not execute instructions that would cause you to have Contract Value in more than twenty-one options. In the future, we may waive this limit.

If your application is complete, we will issue your Contract within two business days of its receipt at our P.O. Box shown on the first page of this prospectus. If your application for a Contract is incomplete, we will notify you and seek to complete the application within five business days. For example, if you do not fill in allocation percentages, we will contact you to obtain the missing percentages. If we cannot complete your application within five business days after we receive it, we will return your application and your Purchase Payment, unless you expressly permit us to take a longer time.

Usually, we will allocate your initial Purchase Payment to the Sub-Accounts and the Fixed Account, as you have instructed us, on the Issue Date. We will allocate your subsequent Purchase Payments on the date that we receive them at the next computed Accumulation Unit Value.

There may be circumstances where the New York Stock Exchange is open, however, due to inclement weather, natural disaster or other circumstances beyond our control, our offices may be closed or our business processing capabilities may be restricted. Under those circumstances, your Contract Value may fluctuate based on changes in the Accumulation Unit Values, but you may not be able to transfer Contract Value, or make a purchase or redemption request.

With respect to any purchase payment that is pending investment in our Variable Account, we may hold the amount temporarily in a suspense account and may earn interest on amounts held in that suspense account. You will not be credited with any interest on amounts held in that suspense account.

In some states, however, we are required to return at least your Purchase Payment if you cancel your Contract during the "free-look" period. In those states, we currently will allocate your Purchase Payments on the Issue Date as you have instructed us, as described above. In the future, however, we reserve the right, if you live in one of those states, to allocate all Purchase Payments received during the "free-look period" to the Fidelity Money Market Sub-Account. If we exercise that right and your state's free look period is ten days, we will transfer your Purchase Payments to your specified Sub-Accounts or the Fixed Account 20 days after the Issue Date; if your state's free look period is longer, we will transfer your Purchase Payment after ten days plus the period required by state law have passed.

We determine the number of Accumulation Units in each Sub-Account to allocate to your Contract by dividing that portion of your Purchase Payment allocated to a Sub-Account by that Sub-Account's Accumulation Unit Value on the Valuation Date when the allocation occurs.

CONTRACT VALUE. We will establish an account for you and will maintain your account during the Accumulation Period. The total value of your Contract at any time is equal to the sum of the value of your Accumulation Units

                               12     PROSPECTUS
in the Sub-Accounts you have selected, plus the value of your investment in the Fixed Account.

SEPARATE ACCOUNT ACCUMULATION UNIT VALUE. As a general matter, the Accumulation Unit Value for each Sub-Account will rise or fall to reflect changes in the share price of the Portfolio in which the Sub-Account invests. In addition, we subtract from Accumulation Unit Value amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value. We determine Withdrawal Charges, transfer fees and contract maintenance charges separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units.

We determine a separate Accumulation Unit Value for each Sub-Account. We also determine a separate set of Accumulation Unit Values reflecting the cost of the enhanced benefit riders described beginning on page 26. If we elect or are required to assess a charge for taxes, we may calculate a separate Accumulation Unit Value for Contracts issued in connection with Non-Qualified and Qualified Plans, respectively, within each Sub-Account. We determine the Accumulation Unit Value for each Sub-Account Monday through Friday on each day that the New York Stock Exchange is open for business.

You should refer to the prospectuses for the Portfolios for a description of how the assets of each Portfolio are valued, since that determination has a direct bearing on the Accumulation Unit Value of the corresponding Sub- Account and, therefore, your Contract Value.

TRANSFER DURING ACCUMULATION PERIOD. During the Accumulation Period, you may transfer Contract Value among the Fixed Account and the Sub-Accounts in writing or by telephone. Currently, there is no minimum transfer amount. The Contract permits us to set a minimum transfer amount in the future. You may not make a transfer that would result in your allocating your Contract Value to more than twenty-one options under the Contract at one time.

As a general rule, we only make transfers on days when the NYSE is open for business. If we receive your request on one of those days, we will make the transfer that day. Requests received before 4:00 p.m. will be effected on that day at that day's price. Requests received after 4:00 p.m. will be effected on the next day on which the NYSE is open for business, at that day's price. If you transfer an amount from the Fixed Account to a Sub-Account before the end of the applicable Guarantee Period or you allocate an amount in the Fixed Account to a new Guarantee Period before the end of the existing Guarantee Period, we usually will increase or decrease the amount by a Market Value Adjustment. The calculation of the Market Value Adjustment is described in "Market Value Adjustment" on page 21.

Transfers within 30 days after the end of the applicable Guarantee Period are not subject to a Market Value Adjustment.

The Contract permits us to defer transfers from the Fixed Account for up to six months from the date you ask us.

You may not transfer Contract Value into the Dollar Cost Averaging Fixed Account Option. You may not transfer Contract Value out of the Dollar Cost Averaging Fixed Account Option except as part of a Dollar Cost Averaging program.

We may charge you the transfer fee described on page 5, although we currently are waiving it. At any time, without notice, we may suspend, modify or terminate your privilege to make transfers via the phone, or via other electronic or automated means previously approved by the Company, including, but not limited to, automated telephone services, facsimile machine, e-mail and electronic services via online access. Among other things, we reserve the right to limit the number of such transfers among the Variable Sub-Accounts in any Contract year, or to refuse any Variable Sub-Account transfer request. We also reserve the right to restrict such transfers in any manner reasonably designed to prevent transfers that we consider disadvantageous to the Contract Owners.

We use procedures that we believe provide reasonable assurance that telephone authorized transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

MARKET TIMING & EXCESSIVE TRADING
The Contracts/Policies are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Portfolio and raise its expenses, which can impair Portfolio performance and adversely affect your Contract/Policy Value. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract/Policy if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract/Policy.

We seek to detect market timing or excessive trading activity by reviewing trading activities. Portfolios also may report suspected market-timing or excessive trading activity to us. If, in our judgment, we determine that the transfers are part of a market timing strategy or are otherwise harmful to the underlying Portfolio, we will impose the trading limitations as described below under "Trading Limitations." Because there is no universally accepted definition of what constitutes market timing or

                               13     PROSPECTUS
excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Variable Sub-Accounts, because our procedures involve the exercise of reasonable judgment, we may not identify or prevent some market timing or excessive trading. Moreover, imposition of trading limitations is triggered by the detection of market timing or excessive trading activity, and the trading limitations are not applied prior to detection of such trading activity. Therefore, our policies and procedures do not prevent such trading activity before it is detected. As a result, some investors may be able to engage in market timing and excessive trading, while others are prohibited, and the Portfolio may experience the adverse effects of market timing and excessive trading described above.

TRADING LIMITATIONS
We reserve the right to limit transfers among the investment alternatives in any Contract/Policy year, require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery, or to refuse any transfer request, if:

..   we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract/Policy Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract/Policy Owners; or

..   we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Portfolio shares.

In making the determination that trading activity constitutes market timing or excessive trading, we will consider, among other things:

..   the total dollar amount being transferred, both in the aggregate and in the transfer request;

..   the number of transfers you make over a period of time and/or the period of time between transfers (note: one set of transfers to and from a Variable Sub-Account in a short period of time can constitute market timing);

..   whether your transfers follow a pattern that appears designed to take advantage of short term market fluctuations, particularly within certain Variable Sub-Account underlying Portfolios that we have identified as being susceptible to market timing activities (e.g., International, High Yield, and Small Cap Variable Sub-Accounts);

..   whether the manager of the underlying Portfolio has indicated that the transfers interfere with Portfolio management or otherwise adversely impact the Portfolio; and

..   the investment objectives and/or size of the Variable Sub-Account underlying Portfolio.

We seek to apply these trading limitations uniformly. However, because these determinations involve the exercise of discretion, it is possible that we may not detect some market timing or excessive trading activity. As a result, it is possible that some investors may be able to engage in market timing or excessive trading activity, while others are prohibited, and the Portfolio may experience the adverse effects of market timing and excessive trading described above.

If we determine that a Contract/Policy Owner has engaged in market timing or excessive trading activity, we will require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery. If we determine that a Contract/Policy Owner continues to engage in a pattern of market timing or excessive trading activity we will restrict that Contract/Policy Owner from making future additions or transfers into the impacted Variable Sub-Account(s) or will restrict that Contract/Policy Owner from making future additions or transfers into the class of Variable Sub-Account(s) if the Variable Sub-Accounts(s) involved are vulnerable to arbitrage market timing trading activity (e.g., International, High Yield, and Small Cap Variable Sub-Accounts).

In our sole discretion, we may revise our Trading Limitations at any time as necessary to better deter or minimize market timing and excessive trading or to comply with regulatory requirements.

SHORT TERM TRADING FEES
The underlying Portfolios are authorized by SEC regulation to adopt and impose redemption fees if a Portfolio's Board of Directors determines that such fees are necessary to minimize or eliminate short-term transfer activity that can reduce or dilute the value of outstanding shares issued by the Portfolio. The Portfolio will set the parameters relating to the redemption fee and such parameters may vary by Portfolio. If a Portfolio elects to adopt and charge redemption fees, these fees will be passed on to the Contract/Policy Owner(s) responsible for the short-term transfer activity generating the fee.

We will administer and collect redemption fees in connection with transfers between the Variable Sub- Accounts and forward these fees to the Portfolio. Please consult the Portfolio's prospectus for more complete information regarding the fees and charges associated with each Portfolio.

                               14     PROSPECTUS

AUTOMATIC DOLLAR COST AVERAGING PROGRAM. Under our Automatic Dollar Cost Averaging program, you may authorize us to transfer a fixed dollar amount at fixed intervals from the Dollar Cost Averaging Fixed Account Option or a Sub-Account of your choosing. The interval between transfers from the Dollar Cost Averaging Fixed Account may be monthly only. The interval between transfers from Sub-Accounts may be monthly, quarterly, or annually, at your option. The transfers will be made at the Accumulation Unit Value on the date of the transfer. The transfers will continue until you instruct us otherwise, or until your chosen source of transfer payments is exhausted. Currently, the minimum transfer amount is $100 per transfer. However, if you wish to Dollar Cost Average to a Guaranteed Maturity Fixed Account Option, the minimum amount that must be transferred into any one Option is $500. We may change this minimum or grant exceptions. For each purchase payment allocated to this Option, your first monthly transfer will occur 25 days after such purchase payment. If we do not receive an allocation from you within 25 days of the purchase payment, we will transfer the payment plus associated interest to the Fidelity Money Market Variable Sub-Account in equal monthly payments. You may not use the Dollar Cost Averaging program to transfer amounts from the Guaranteed Maturity Fixed Account Option.

Your request to participate in this program will be effective when we receive your completed application at the P.O. Box given on the first page of this prospectus. Call or write us for a copy of the application. You may elect to increase, decrease or change the frequency or amount of transfers under a Dollar Cost Averaging program. We will not charge a transfer fee for Dollar Cost Averaging.

The theory of Dollar Cost Averaging is that by spreading your investment over time, you may be able to reduce the effect of transitory market conditions on your investment. In addition, because a given dollar amount purchases more units when the unit prices are relatively low rather than when the prices are higher, in a fluctuating market, the average cost per unit may be less than the average of the unit prices on the purchase dates. However, participation in this program does not assure you of a greater profit from your purchases under the program, nor will it prevent or necessarily reduce losses in a declining market. Moreover, while we refer to this program of periodic transfers generally as dollar cost averaging, periodic transfers from a Sub-Account with more volatile performance experience is unlikely to produce the desired effects of dollar cost averaging as would transfers from a less volatile Sub-Account. You may not use Dollar Cost Averaging and Portfolio Rebalancing at the same time.

PORTFOLIO REBALANCING. Portfolio Rebalancing allows you to maintain the percentage of your Contract Value allocated to each Sub-Account at a pre-set level. Over time, the variations in each Sub-Account's investment results will shift the balance of your Contract Value allocations. Under the Portfolio Rebalancing feature, each period, if the allocations change from your desired percentages, we will automatically transfer your Contract Value, including new Purchase Payments (unless you specify otherwise), back to the percentages you specify. Portfolio Rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.

You may choose to have rebalances made monthly, quarterly, semi-annually, or annually. We will not charge a transfer fee for Portfolio Rebalancing. A one-time request to rebalance the amounts allocated to the Sub- Accounts is not part of a Portfolio Rebalancing program and is subject to all of the requirements that are applicable to transfers. We will automatically terminate this program if you request any transfers outside the Portfolio Rebalancing program. If you wish to resume Portfolio Rebalancing after it has been canceled, then you must complete a new Portfolio Rebalancing form and send it to our home office. You may not include the Fixed Account in a Portfolio Rebalancing program.

You may request Portfolio Rebalancing at any time by submitting a completed written request to us at the P.O. Box given on the first page of this prospectus. Please call or write us for a copy of the request form. If you stop Portfolio Rebalancing, you must wait 30 days to begin again. In your request, you may specify a date for your first rebalancing. If you specify a date fewer than 30 days after your Issue Date, your first rebalance will be delayed one month. If you request Portfolio Rebalancing in your Contract application and do not specify a date for your first rebalancing, your first rebalance will occur one period after the Issue Date. For example, if you specify quarterly rebalancing, your first rebalance will occur three months after your Issue Date. Otherwise, your first rebalancing will occur twenty-five days after we receive your completed request form. All subsequent rebalancing will occur at the intervals you have specified on the day of the month that coincides with the same day of the month as your Contract Anniversary Date.

Generally, you may change the allocation percentages, frequency, or choice of Sub-Accounts at any time. If your total Contract Value subject to rebalancing falls below any minimum value that we may establish, we may prohibit or limit your use of Portfolio Rebalancing. You may not use Dollar Cost Averaging and Portfolio Rebalancing at the same time. We may change, terminate, limit, or suspend Portfolio Rebalancing at any time.

                               15     PROSPECTUS

THE INVESTMENT AND FIXED ACCOUNT OPTIONS: SEPARATE ACCOUNT INVESTMENTS


THE PORTFOLIOS. Each of the Sub-Accounts of the Separate Account invests in the shares of one of the Portfolios. Each Portfolio is either an open-end management investment company registered under the Investment Company Act of 1940 or a separate investment series of an open-end management investment company. We have briefly described the Portfolios below. You should consult the current prospectuses for the Portfolios for more detailed and complete information concerning the Portfolios. If you do not have a prospectus for a Portfolio, contact us and we will send you a copy.

We do not promise that the Portfolios will meet their investment objectives. Amounts you have allocated to Sub-Accounts may grow in value, decline in value, or grow less than you expect, depending on the investment performance of the Portfolios in which those Sub- Accounts invest. You bear the investment risk that those Portfolios possibly will not meet their investment objectives. You should carefully review their prospectuses before allocating amounts to the Sub-Accounts of the Separate Account.


PORTFOLIO                                EACH PORTFOLIO SEEKS                                   INVESTMENT ADVISER
----------------------------------------------------------------------------------------------------------------------------
AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)
----------------------------------------------------------------------------------------------------------------------------
Invesco Van Kampen V.I. Mid Cap Value,   Above-average total return over a market cycle of
 Series I                                 three to five years by investing in common stocks     MORGAN STANLEY INVESTMENT
                                          and other equity securities.                          MANAGEMENT, INC./(2)/
----------------------------------------------------------------------------------------------------------------------------
Invesco Van Kampen V.I. Mid Cap Growth,  Capital growth
 Series II
------------------------------------------------------------------------------------------------VAN KAMPEN ASSET
Invesco Van Kampen V.I. Growth and       Long-term growth of capital and income.                MANAGEMENT
 Income, Series II
------------------------------------------------------------------------------------------------
Invesco V.I. Basic Value Fund - Series I Long-term growth of capital                            INVESCO ADVISERS, INC.
----------------------------------------------------------------------------------------------------------------------------
THE ALGER PORTFOLIOS
----------------------------------------------------------------------------------------------------------------------------
Alger LargeCap Growth Portfolio - Class  Long-term capital appreciation
 I-2
------------------------------------------------------------------------------------------------
Alger Income & Growth Portfolio -        To provide a high level of dividend income. Its
 Class I-2                                secondary goal is to provide capital appreciation.    FRED ALGER MANAGEMENT, INC.
------------------------------------------------------------------------------------------------
Alger Capital Appreciation Portfolio -   Long-term capital appreciation
 Class I-2
------------------------------------------------------------------------------------------------
Alger MidCap Growth Portfolio -          Long-term capital appreciation
 Class I-2
------------------------------------------------------------------------------------------------
Alger SmallCap Growth Portfolio -        Long-term capital appreciation
 Class I-2
------------------------------------------------------------------------------------------------
DWS VARIABLE SERIES I
----------------------------------------------------------------------------------------------------------------------------
DWS Bond VIP - Class A                   To maximize total return consistent with preservation
                                          of capital and prudent investment management, by
                                          investing for both current income and capital
                                          appreciation                                          DEUTSCHE INVESTMENT
------------------------------------------------------------------------------------------------MANAGEMENT AMERICAS INC.
DWS VSI Global Small Cap Growth - Class  Above-average capital appreciation over the long
 A (formerly, DWS VSI Global              term
 Opportunities - Class A)
------------------------------------------------------------------------------------------------
DWS Growth & Income VIP - Class A        Long-term growth of capital, current income and
                                          growth of income
------------------------------------------------------------------------------------------------
DWS International VIP - Class A          Long-term growth of capital
------------------------------------------------------------------------------------------------
DWS VARIABLE SERIES II
----------------------------------------------------------------------------------------------------------------------------
DWS Balanced VIP - Class A               High total return, a combination of income and         DEUTSCHE INVESTMENT
                                          capital appreciation                                  MANAGEMENT AMERICAS INC.
----------------------------------------------------------------------------------------------------------------------------
FEDERATED INSURANCE SERIES
----------------------------------------------------------------------------------------------------------------------------
Federated Capital Income Fund II         High current income and moderate capital               FEDERATED EQUITY
                                          appreciation                                          MANAGEMENT COMPANY OF
                                                                                                PENNSYLVANIA
----------------------------------------------------------------------------------------------------------------------------
Federated Fund for U.S. Government       Current income
 Securities II                                                                                  FEDERATED INVESTMENT
------------------------------------------------------------------------------------------------MANAGEMENT COMPANY
Federated High Income Bond Fund II       High current income
------------------------------------------------------------------------------------------------


                               16     PROSPECTUS


PORTFOLIO                                EACH PORTFOLIO SEEKS                                     INVESTMENT ADVISER
---------------------------------------------------------------------------------------------------------------------------
FIDELITY(R) VARIABLE INSURANCE PRODUCTS
---------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Asset Manager(SM)           High total return with reduced risk over the long
 Portfolio - Initial Class                term by allocating its assets among stocks, bonds,
                                          and short-term instruments.
--------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund(R) Portfolio -   Long-term capital appreciation.
 Initial Class
--------------------------------------------------------------------------------------------------FIDELITY MANAGEMENT &
Fidelity VIP Equity-Income Portfolio -   Reasonable Income. The fund will also consider the       RESEARCH COMPANY
 Initial Class                            potential for capital appreciation. The fund's goal
                                          is to achieve a yield which exceeds the composite
                                          yield on the securities comprising the Standard &
                                          Poor's 500(SM) Index (S&P 500(R) ).
--------------------------------------------------------------------------------------------------
Fidelity VIP Growth Portfolio - Initial  To achieve capital appreciation.
 Class
--------------------------------------------------------------------------------------------------
Fidelity VIP Index 500 Portfolio -       Investment results that correspond to the total return
 Initial Class                            of common stocks publicly traded in the United
                                          States, as represented by the Standard & Poor's
                                          500(SM) Index (S&P 500(R) ).
--------------------------------------------------------------------------------------------------
Fidelity VIP Money Market Portfolio -    As high a level of current income as is consistent with
 Initial Class                            preservation of capital and liquidity.
--------------------------------------------------------------------------------------------------
Fidelity VIP Overseas Portfolio -        Long-term growth of capital.
 Initial Class
--------------------------------------------------------------------------------------------------
JANUS ASPEN SERIES
---------------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Balanced Portfolio    Long-term capital growth, consistent with
 - Institutional Shares                   preservation of capital and balanced by current
                                          income.
--------------------------------------------------------------------------------------------------
Janus Aspen Series Flexible Bond         To obtain maximum total return, consistent with
 Portfolio - Institutional Shares         preservation of capital.                                JANUS CAPITAL MANAGEMENT
--------------------------------------------------------------------------------------------------LLC
Janus Aspen Series Overseas Portfolio    Long-term growth of capital.
 - Service Shares
--------------------------------------------------------------------------------------------------
Janus Aspen Series Janus Portfolio       Long-term growth of capital
 - Institutional Shares
--------------------------------------------------------------------------------------------------
Janus Aspen Series Enterprise Portfolio  Long-term growth of capital
 - Institutional Shares
--------------------------------------------------------------------------------------------------
Janus Aspen Series Worldwide Portfolio   Long-term growth of capital (prior to May 16, 2011,
 - Institutional Shares                   the Portfolio sought Long-term growth of capital in a
                                          manner consistent with the preservation of capital)
--------------------------------------------------------------------------------------------------
LEGG MASON PARTNERS VARIABLE EQUITY
 TRUST
---------------------------------------------------------------------------------------------------------------------------
Legg Mason ClearBridge Variable Large    Long-term growth of capital with current income as a     LEGG MASON PARTNERS FUND
 Cap Value Portfolio - Class I            secondary objective                                     ADVISOR, LLC
---------------------------------------------------------------------------------------------------------------------------
MFS(R) VARIABLE INSURANCE TRUST/(SM)/
---------------------------------------------------------------------------------------------------------------------------
MFS Growth Series - Initial Class        Capital appreciation
--------------------------------------------------------------------------------------------------
MFS Investors Trust Series - Initial     Capital appreciation
 Class
--------------------------------------------------------------------------------------------------MFS(TM) INVESTMENT
MFS New Discovery Series - Initial Class Capital appreciation                                     MANAGEMENT
--------------------------------------------------------------------------------------------------
MFS Research Series - Initial Class      Capital appreciation
--------------------------------------------------------------------------------------------------
MFS Total Return Series - Initial Class  Total return
--------------------------------------------------------------------------------------------------
OPPENHEIMER VARIABLE ACCOUNT FUNDS
---------------------------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Small- &         Capital appreciation.                                    OPPENHEIMERFUNDS, INC.
 Mid-Cap Fund(R) /VA - Service
 Shares/(3)/
---------------------------------------------------------------------------------------------------------------------------
PIMCO VARIABLE INSURANCE TRUST
---------------------------------------------------------------------------------------------------------------------------
PIMCO VIT Foreign Bond Portfolio (U.S.   Maximum total return, consistent with preservation
 Dollar- Hedged) - Administrative Shares  of capital and prudent investment management.           PACIFIC INVESTMENT
--------------------------------------------------------------------------------------------------MANAGEMENT COMPANY LLC
PIMCO VIT Total Return Portfolio         Maximum total return, consistent with preservation
 - Administrative Shares                  of capital and prudent investment management.
--------------------------------------------------------------------------------------------------
PUTNAM VARIABLE TRUST
---------------------------------------------------------------------------------------------------------------------------
Putnam VT International Value Fund -     Capital growth. Current income is a secondary            PUTNAM INVESTMENT
 Class IB                                 objective.                                              MANAGEMENT, LLC
---------------------------------------------------------------------------------------------------------------------------


                               17     PROSPECTUS


PORTFOLIO                                EACH PORTFOLIO SEEKS                                   INVESTMENT ADVISER
-----------------------------------------------------------------------------------------------------------------------------
T. ROWE PRICE EQUITY SERIES, INC.
-----------------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income Portfolio -  Substantial dividend income as well as long-term
 I                                        growth of capital through investments in the
                                          common stocks of established companies.
------------------------------------------------------------------------------------------------T. ROWE PRICE ASSOCIATES,
T. Rowe Price Mid-Cap Growth Portfolio   Long-term capital appreciation by investing in         INC.
 - I/(1)/                                 mid-cap stocks with potential for above-average
                                          earnings growth.
------------------------------------------------------------------------------------------------
T. Rowe Price New America Growth         Long-term growth of capital by investing primarily in
 Portfolio - I                            the common stocks of growth companies.
------------------------------------------------------------------------------------------------
T. ROWE PRICE INTERNATIONAL SERIES, INC.
-----------------------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock        Long-term growth of capital through investments
 Portfolio - I                            primarily in the common stocks of established         T. ROWE PRICE INTERNATIONAL,
                                          non-U.S. companies.                                   INC.
-----------------------------------------------------------------------------------------------------------------------------
WELLS FARGO VARIABLE TRUST FUNDS
-----------------------------------------------------------------------------------------------------------------------------
Wells Fargo Advantage VT Discovery Fund  Long-term capital appreciation.
                                                                                                WELLS FARGO FUNDS
                                                                                                MANAGEMENT, LLC
------------------------------------------------------------------------------------------------
Wells Fargo Advantage VT Opportunity     Long-term capital appreciation.                        SUB-ADVISOR: WELLS CAPITAL
 Fund(SM)                                                                                       MANAGEMENT INCORPORATED
------------------------------------------------------------------------------------------------



(1) Effective May 1, 2004, the T. Rowe Price Mid-Cap Growth Portfolio - I is no longer available for new investments. If you are currently invested in the Variable Sub-account that invests in this Portfolio you may continue your investment. If, prior to May 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(2) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.



(3) Effective May 1, 2011, the following Portfolio changed its name:



                  PREVIOUS NAME                   NEW NAME
          -----------------------------------------------------------
          Oppenheimer Main Street Small  Oppenheimer Main Street
          Cap Fund(R)/VA-Service Shares  Small- & Mid-Cap Fund(R)/VA-
                                         Service Shares
          -----------------------------------------------------------


Each Portfolio is subject to certain investment restrictions and policies which may not be changed without the approval of a majority of the shareholders of the Portfolio. See the accompanying Prospectuses of the Portfolios for further information.

We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value. The income and realized and unrealized gains or losses on the assets of each Sub-Account are separate and are credited to or charged against the particular Sub-Account without regard to income, gains or losses from any other Sub-Account or from any other part of our business. We will use the net Purchase Payments you allocate to a Sub-Account to purchase shares in the corresponding Portfolio and will redeem shares in the Portfolios to meet Contract obligations or make adjustments in reserves. The Portfolios are required to redeem their shares at net asset value and to make payment within seven days.

Some of the Portfolios have been established by investment advisers which manage publicly traded mutual funds having similar names and investment objectives. While some of the Portfolios may be similar to, and may in fact be modeled after publicly traded mutual funds, you should understand that the Portfolios are not otherwise directly related to any publicly traded mutual fund. Consequently, the investment performance of publicly traded mutual funds and any similarly named Portfolio may differ substantially.

Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio. Although neither we nor any of the Portfolios currently foresees any such disadvantages either to variable life insurance or variable annuity contract owners, each Portfolio's Board of Directors intends to monitor events in order to identify any material conflicts between variable life and variable annuity contract owners and to determine what action, if any, should be taken in response thereto. If a Board of Directors were to conclude that separate investment funds should be established for variable life and variable annuity separate accounts, Lincoln Benefit will bear the attendant expenses.

VOTING RIGHTS. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. We will notify you when your instructions are needed. We will also provide proxy materials or other information to assist you in understanding the matter at issue. We will determine the number of shares for which you may give voting instructions as of the record date set by the relevant Portfolio for the shareholder meeting at which the vote will occur.

As a general rule, before the Annuity Date, you are the person entitled to give voting instructions. After the Annuity Date, the payee is that person. Retirement plans, however, may have different rules for voting by plan participants.

                               18     PROSPECTUS

If you send us written voting instructions, we will follow your instructions in voting the Portfolio shares attributable to your Contract. If you do not send us written instructions, we will vote the shares attributable to your Contract in the same proportions as we vote the shares for which we have received instructions from other Contract Owners. We will vote shares that we hold in the same proportions as we vote the shares for which we have received instructions from other Contract Owners.

We may, when required by state insurance regulatory authorities, disregard Contract Owner voting instructions if the instructions require that the shares be voted so as to cause a change in the sub-classification or investment objective of one or more of the Portfolios or to approve or disapprove an investment advisory contract for one or more of the Portfolios.

In addition, we may disregard voting instructions in favor of changes initiated by Contract Owners in the investment objectives or the investment adviser of the Portfolios if we reasonably disapprove of the proposed change. We would disapprove a proposed change only if the proposed change is contrary to state law or prohibited by state regulatory authorities or we reasonably conclude that the proposed change would not be consistent with the investment objectives of the Portfolio or would result in the purchase of securities for the Portfolio which vary from the general quality and nature of investments and investment techniques utilized by the Portfolio. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report to you.

This description reflects our view of currently applicable law. If the law changes or our interpretation of the law changes, we may decide that we are permitted to vote the Portfolio shares without obtaining instructions from our Contract Owners, and we may choose to do so.

ADDITIONS, DELETIONS, AND SUBSTITUTIONS OF SECURITIES. If the shares of any of the Portfolios are no longer available for investment by the Separate Account or if, in the judgment of our Board of Directors, further investment in the shares of a Portfolio is no longer appropriate in view of the purposes of the Contract, we may add or substitute shares of another Portfolio or underlying fund for Portfolio shares already purchased or to be purchased in the future by Purchase Payments under the Contract. Any substitution of securities will comply with the requirements of the 1940 Act.

We also reserve the right to make the following changes in the operation of the Separate Account and the Sub-Accounts:

   (a) to operate the Separate Account in any form permitted by law;

   (b) to take any action necessary to comply with applicable law or obtain and continue any exemption from applicable laws;

   (c) to transfer assets from one Sub-Account to another, or from any Sub-Account to our general account;

   (d) to add, combine, or remove Sub-Accounts in the Separate Account; and

   (e) to change the way in which we assess charges, as long as the total charges do not exceed the maximum amount that may be charged the Separate Account and the Portfolios in connection with the Contracts.

If we take any of these actions, we will comply with the then applicable legal requirements.

THE FIXED ACCOUNT

GENERAL. You may allocate part or all of your Purchase Payments to the Fixed Account in states where it is available. Amounts allocated to the Fixed Account become part of the general assets of Lincoln Benefit. Loan payments may not be allocated to the Fixed Account(s). Allstate Life invests the assets of the general account in accordance with applicable laws governing the investments of insurance company general accounts. The Fixed Account may not be available in all states. Please contact us at 1-800-457-7617 for current information.

GUARANTEED MATURITY FIXED ACCOUNT OPTION. We will credit interest to each amount allocated to the Guaranteed Maturity Fixed Account Option at a specified rate for a specified Guarantee Period. You select the Guarantee Period for each amount that you allocate to this option. We will declare the interest rate that we will guarantee to credit to that amount for that Guarantee Period. Each amount allocated to a Guarantee Period under this option must be at least $500. We reserve the right to limit the number of additional Purchase Payments that may be allocated to this option.

We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may offer Guarantee Periods ranging from one to ten years in length. We will decide in our discretion which Guarantee Periods to offer. Currently, we offer Guarantee Periods of one, three, five, seven and ten years. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

We will credit interest daily to each amount allocated to a Guarantee Period under this option at a rate which compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period. We will not change the interest rate credited to a particular allocation until the end of the relevant Guarantee Period. We may declare different interest rates for Guarantee Periods of the same length that begin at different times.

                               19     PROSPECTUS

The following example illustrates how a Purchase Payment allocated to this option would grow, given an assumed Guarantee Period and effective annual interest rate:

                        EXAMPLE
                        Purchase Payment       $ 10,000
                        Guarantee Period        5 years
                        Effective Annual Rate      4.50%

                                                         End of Contract Year
                                        ------------------------------------------------------
                                          Year 1     Year 2     Year 3     Year 4     Year 5
----------------------------------------------------------------------------------------------
Beginning Contract Value                $10,000.00
  X (1 + Effective Annual Rate)           X  1.045
                                        ----------
                                        $10,450.00

Contract Value at end of Contract Year             $10,450.00
  X (1 + Effective Annual Rate)                      X  1.045
                                                   ----------
                                                   $10,920.25

Contract Value at end of Contract Year                        $10,920.25
  X (1 + Effective Annual Rate)                                 X  1.045
                                                              ----------
                                                              $11,411.66

Contract Value at end of Contract Year                                   $11,411.66
  X (1 + Effective Annual Rate)                                            X  1.045
                                                                         ----------
                                                                         $11,925.19

Contract Value at end of Contract Year                                              $11,925.19
  X (1 + Effective Annual Rate)                                                       X  1.045
                                                                                    ----------
                                                                                    $12,461.82

Total Interest Credited During Guarantee Period = $2,461.82 ($12,461.82 -
$10,000)

NOTE:This example assumes no withdrawals during the entire five-year Guarantee
     Period. If you were to make a partial withdrawal, you might be required to pay a Withdrawal Charge and the amount withdrawn might be increased or decreased by a Market Value Adjustment. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on relevant factors such as then current interest rates, regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. For current interest rate information, please contact us at 1-800-457-7617.

WE WILL DETERMINE THE INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE CAN NEITHER PREDICT NOR GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE.

At the end of each Guarantee Period, we will mail you a notice asking you what to do with the relevant amount, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

1) take no action. If so, we will automatically keep the relevant amount in the Guaranteed Maturity Fixed Account Option. The new Guarantee Period will be the same length as the expiring Guarantee Period and will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for Guarantee Periods of that length; or

2) allocate the relevant Contract Value to one or more new Guarantee Periods of your choice in the Guaranteed Maturity Fixed Account Option. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3) instruct us to transfer all or a portion of the relevant amount to one or more Sub-Accounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or

4) withdraw all or a portion of the relevant amount through a partial withdrawal. You may be required to pay a Withdrawal Charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. The amount withdrawn will be deemed to have been withdrawn on the day the Guarantee Period ends.

Under our Automatic Laddering Program, you may choose, in advance, to use Guarantee Periods of the same length for all renewals in the Guaranteed Maturity Fixed Account Option. You can select this program at any time during the Accumulation Period, including on the Issue Date. We will apply renewals to Guarantee Periods of the selected length until you direct us in writing to stop. We may stop offering this program at any time.

                               20     PROSPECTUS

MARKET VALUE ADJUSTMENT. We may increase or decrease the amount of some transactions involving your investment in the Guaranteed Maturity Fixed Account Option to include a Market Value Adjustment. The formula for determining Market Value Adjustments reflects changes in interest rates since the beginning of the relevant Guarantee Period. As a result, you will bear some of the investment risk on amounts allocated to the Guaranteed Maturity Fixed Account Option.

As a general rule, we will apply a Market Value Adjustment to the following transactions involving your Fixed Account balance:

1) when you withdraw funds from the Guaranteed Maturity Fixed Account Option in an amount greater than the Free Withdrawal Amount, as described on page 20;

2) when you transfer funds from the Guaranteed Maturity Fixed Account Option to the Sub-Accounts;

3) when you allocate part of your balance in the Guaranteed Maturity Fixed Account Option to a new Guarantee Period before the end of the existing Guarantee Period;

4) when you annuitize your Contract; and

5) when we pay a death benefit.

We will not apply a Market Value Adjustment to a transaction, to the extent that:

1) it occurs within 30 days after the end of a Guarantee Period applicable to the funds involved in the transaction;

2) you make a withdrawal to satisfy the IRS' required minimum distribution rules for this Contract; or

3) it is a transfer that is part of a Dollar Cost Averaging program.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment. This formula primarily compares:

1) the Treasury Rate at the time of the relevant transaction for a maturity equal in length to the relevant Guarantee Period; and

2) the Treasury Rate at the beginning of the Guarantee Period for a maturity equal in length to the Guarantee Period.

Generally, if the Treasury Rate at the beginning of the Guarantee Period is higher than the corresponding current Treasury Rate, then the Market Value Adjustment will increase the amount payable to you or transferred. Similarly, if the Treasury Rate at the beginning of the Guarantee Period is lower than the corresponding current Treasury Rate, then the Market Value Adjustment will reduce the amount payable to you or transferred.

For example, assume that you purchased a Contract and selected an initial Guarantee Period of five years and the five-year Treasury Rate for that duration is 4.50%. Assume that at the end of three years, you make a partial withdrawal. If, at that later time, the current five-year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Similarly, if the current five-year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

DOLLAR COST AVERAGING FIXED ACCOUNT OPTION. You may also allocate Purchase Payments to the Dollar Cost Averaging Fixed Account Option. We will credit interest to Purchase Payments allocated to this option for up to one year at the current rate that we declare when you make the allocation. The effective annual rate will never be less than 3%. You may not transfer funds to this option from the Sub-Accounts or the Guaranteed Maturity Fixed Account Option. We will follow your instructions in transferring amounts from this option to the Sub-Accounts or the Guaranteed Maturity Fixed Account Option on a monthly basis only, as described in "Automatic Dollar Cost Averaging Program" on page 15 of this prospectus.

ANNUITY BENEFITS
ANNUITY DATE. You may select the Annuity Date, which is the date on which annuity payments are to begin, in your application. The Annuity Date must always be the business day on or immediately following the tenth day of a calendar month.

The Annuity Date may be no later than the Latest Annuity Date. As a general rule, the Latest Annuity Date is on or immediately following the later of the 10th Contract Anniversary or the youngest Annuitant's 90th birthday. If your Contract was issued pursuant to a Qualified Plan, however, the Tax Code generally requires you to begin to take at least a minimum distribution by the later of:

..   the year of your separation from service; or

..   April 1 of the calendar year following the calendar year in which you attain age 70 1/2.

If your Contract is issued pursuant to Section 408 of the Tax Code (traditional
IRAs), you must begin taking minimum distributions by April 1 of the calendar year following the calendar year in which you reach age 70 1/2. No minimum distributions are required by the Tax Code for Contracts issued pursuant to
Section 408A (Roth IRAs).

If your Contract was purchased by a Qualified Plan, we may require you to annuitize by the date required by the Tax Code.

                               21     PROSPECTUS

If you do not select an Annuity Date, the Latest Annuity Date will automatically become the Annuity Date. You may change the Annuity Date by writing to us at the address given on the first page of the prospectus.

ANNUITY OPTIONS. You may elect an Annuity Option at any time before the Annuity Date. As part of your election, you may choose the length of the applicable guaranteed payment period within the limits available for your chosen Option. If you do not select an Annuity Option, we will pay monthly annuity payments in accordance with the applicable default Option. The default Options are:

..   Option A with 10 years (120 months) guaranteed, if you have designated only one Annuitant; and

..   Option B with 10 years (120 months) guaranteed, if you have designated joint Annuitants.

You may freely change your choice of Annuity Option, as long as you request the change at least thirty days before the Annuity Date.

Three Annuity Options are generally available under the Contract. Each is available in the form of:

..   a Fixed Annuity;

..   a Variable Annuity; or

..   a combination of both Fixed and Variable Annuity.

The three Annuity Options are:

OPTION A: LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay income payments to the Beneficiary until the guaranteed number of payments has been paid. The number of months guaranteed may be 0 months, or range from 60 to 360 months.

OPTION B: JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay income payments to the Beneficiary until the guaranteed number of payments has been paid. The number of months guaranteed may be 0 months, or range from 60 to 360 months.

OPTION C: PAYMENTS FOR A SPECIFIED PERIOD CERTAIN OF 5 YEARS TO 30 YEARS. We make periodic payments for the period you have chosen. If the Annuitant dies before all of the guaranteed payments have been made, we will pay the remaining guaranteed payments to the Beneficiary. If you elect this option, and request Variable Annuity payments, you may at any time before the period expires request a lump sum payment. If you elected Variable Annuity payments, the lump sum payment will depend on:

..   the investment results of the Sub-Accounts you have selected,

..   the Contract Value at the time you elected annuitization, and

..   the length of the remaining period for which the payee would be entitled to payments.

No lump sum payment is available if you request Fixed Annuity payments. If you purchased your Contract under a retirement plan, you may have a more limited selection of Annuity Options to choose from. You should consult your Plan documents to see what is available.

If you choose Income Plan A or B, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant are alive before we make each payment. Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

You may not "annuitize" your Contract for a lump sum payment. Instead, before the Annuity Date you may surrender your Contract for a lump sum. As described on page 30 below, however, we will subtract any applicable Withdrawal Charge and increase or decrease your surrender proceeds by any applicable Market Value Adjustment.

OTHER OPTIONS. We may have other Annuity Options available. You may obtain information about them by writing or calling us.

If your Contract is issued under Sections 401, 403(b), 408 or 408A of the Tax Code, we will only make payments to you and/or your spouse.

ANNUITY PAYMENTS: GENERAL. On the Annuity Date, we will apply the Annuitized Value of your Contract to the Annuity Option you have chosen. Your annuity payments may consist of Variable Annuity payments or Fixed Annuity payments or a combination of the two. We will determine the amount of your annuity payments as described in "Variable Annuity Payments" and "Fixed Annuity Payments" beginning on page 24.

You must notify us in writing at least 30 days before the Annuity Date how you wish to allocate your Annuitized Value between Variable Annuity and Fixed Annuity payments. You must apply at least the Contract Value in the Fixed Account on the Annuity Date to Fixed Annuity payments. If you wish to apply any portion of your Fixed

                               22     PROSPECTUS

Account balance to your Variable Annuity payments, you should plan ahead and transfer that amount to the Sub-Accounts prior to the Annuity Date. If you do not tell us how to allocate your Contract Value among Fixed and Variable Annuity payments, we will apply your Contract Value in the Separate Account to Variable Annuity payments and your Contract Value in the Fixed Account to Fixed Annuity payments.

Annuity payments begin on the Annuity Date. We make subsequent annuity payments on the tenth of the month or, if the NYSE is closed on that day, the next day on which the NYSE is open for business.

Annuity payments will be made in monthly, quarterly, semi-annual or annual installments as you select. If the amount available to apply under an Annuity Option is less than $5,000, however, and state law permits, we may pay you a lump sum instead of the periodic payments you have chosen. In addition, if the first annuity payment would be less than $50, and state law permits us, we may reduce the frequency of payments so that the initial payment will be at least $50.

We may defer for up to 15 days the payment of any amount attributable to a Purchase Payment made by check to allow the check reasonable time to clear.

YOU MAY NOT WITHDRAW CONTRACT VALUE DURING THE ANNUITY PERIOD, IF WE ARE MAKING PAYMENTS TO YOU UNDER ANY ANNUITY OPTION, SUCH AS OPTION A OR B ABOVE, INVOLVING PAYMENT TO THE PAYEE FOR LIFE OR ANY COMBINATION OF PAYMENTS FOR LIFE AND MINIMUM GUARANTEE PERIOD FOR A PREDETERMINED NUMBER OF YEARS.

VARIABLE ANNUITY PAYMENTS. One basic objective of the Contract is to provide Variable Annuity Payments which will to some degree respond to changes in the economic environment. The amount of your Variable Annuity Payments will depend upon the investment results of the Sub-Accounts you have selected, any premium taxes, the age and sex of the Annuitant, and the Annuity Option chosen. We guarantee that the Payments will not be affected by (1) actual mortality experience and (2) the amount of our administration expenses.

We cannot predict the total amount of your Variable Annuity payments. The Variable Annuity payments may be more or less than your total Purchase Payments because (a) Variable Annuity payments vary with the investment results of the underlying Portfolios; and (b) Annuitants may die before their actuarial life expectancy is achieved.

The length of any guaranteed payment period under your selected Annuity Option will affect the dollar amounts of each Variable Annuity payment. As a general rule, longer guarantee periods result in lower periodic payments, all other things being equal. For example, if a life Annuity Option with no minimum guaranteed payment period is chosen, the Variable Annuity payments will be greater than Variable Annuity payments under an Annuity Option for a minimum specified period and guaranteed thereafter for life.

The investment results of the Sub-Accounts to which you have allocated your Contract Value will also affect the amount of your periodic payment. In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3 1/2%. If the actual net investment return is less than the assumed investment rate, then the dollar amount of the Variable Annuity payments will decrease. The dollar amount of the Variable Annuity payments will stay level if the net investment return equals the assumed investment rate and the dollar amount of the Variable Annuity payments will increase if the net investment return exceeds the assumed investment rate. You should consult the Statement of Additional Information for more detailed information as to how we determine Variable Annuity Payments.

FIXED ANNUITY PAYMENTS. You may choose to apply a portion of your Annuitized Value to provide Fixed Annuity payments. We determine the Fixed Annuity payment amount by applying the applicable Annuitized Value to the Annuity Option you have selected.

As a general rule, subsequent Fixed Annuity payments will be equal in amount to the initial payment. However, as described in "Transfers During the Annuity Period" below, after the Annuity Date, you will have a limited ability to increase the amount of your Fixed Annuity payments by making transfers from the Sub-Accounts.

We may defer making Fixed Annuity payments for a period of up to six months or whatever shorter time state law may require. During the deferral period, we credit any applicable interest at a rate at least as high as state law requires.

TRANSFERS DURING THE ANNUITY PERIOD. During the Annuity Period, you will have a limited ability to make transfers among the Sub-Accounts so as to change the relative weighting of the Sub-Accounts on which your Variable Annuity payments will be based. In addition, you will have a limited ability to make transfers from the Sub-Accounts to increase the proportion of your annuity payments consisting of Fixed Annuity payments. You may not, however, convert any portion of your right to receive Fixed Annuity payments into Variable Annuity payments.

You may not make any transfers for the first six months after the Annuity Date. Thereafter, you may make transfers among the Sub-Accounts or make transfers from the Sub-Accounts to increase your Fixed Annuity payments. Your transfers must be at least six months apart.

DEATH BENEFIT DURING ANNUITY PERIOD. If any Contract Owner dies after the Annuity Date, the

                               23     PROSPECTUS
successor Contract Owner will receive any guaranteed annuity payments scheduled to continue. If the successor Owner dies before all of the guaranteed payments have been made, we will continue the guaranteed payments to the Beneficiary(ies). After annuity payments begin, upon the death of the Annuitant and any Joint Annuitant, we will make any remaining guaranteed payments to the Beneficiary. The amount and number of these guaranteed payments will depend on the Annuity Option in effect at the time of the Annuitant's death. After the Annuitant's death, any remaining guaranteed payments will be distributed at least as rapidly as under the method of distribution in effect at the Annuitant's death.

CERTAIN EMPLOYEE BENEFIT PLANS. The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.

OTHER CONTRACT BENEFITS
DEATH BENEFIT: GENERAL.  We will pay a distribution on death, if:

1) the Contract is in force;

2) annuity payments have not begun; and

3) either:

   (a) any Owner dies; or

   (b) any Annuitant dies and the Owner is a non-living person.

DUE PROOF OF DEATH. A complete request for settlement of the Death Proceeds must be submitted before the Annuity Date. Where there are multiple Beneficiaries, we will value the Death Benefit at the time the first Beneficiary submits a complete request for settlement of the Death Proceeds. A complete request must include "Due Proof of Death". We will accept the following documentation as Due Proof of Death:

..   a certified original copy of the Death Certificate;

..   a certified copy of a court decree as to the finding of death; or

..   a written statement of a medical doctor who attended the deceased at the time of death.

In addition, in our discretion we may accept other types of proof.

DEATH PROCEEDS. If we receive a complete request for settlement of the Death Proceeds within 180 days of the date of your death, the Death Proceeds are equal to the Death Benefit described below. Otherwise, the Death Proceeds are equal to the greater of the Contract Value or the Surrender Value. We reserve the right to waive or extend, on a nondiscriminatory basis, the 180-day period in which the Death Proceeds will equal the Death Benefit as described below. This right applies only to the amount payable as Death Proceeds and in no way restricts when the claim may be filed.

DEATH BENEFIT AMOUNT. The standard Death Benefit under the Contract is the greatest of the following:

1) the total Purchase Payments, less a withdrawal adjustment for any prior partial withdrawals;

2) the Contract Value on the date as of which we calculate the Death Benefit.

3) the Surrender Value;

4) the Contract Value on the seventh Contract Anniversary and each subsequent Contract Anniversary evenly divisible by seven, increased by the total Purchase Payments since that anniversary and reduced by a withdrawal adjustment for any partial withdrawals since that anniversary.

The withdrawal adjustment for the Death Benefit will equal (a) divided by (b), with the result multiplied by (c), where:

(a) = the withdrawal amount;

(b) = the Contract Value immediately before the withdrawal; and

(c) = the value of the applicable Death Benefit immediately before the withdrawal.

As described on page 26, you may add optional riders that in some circumstances may increase the Death Benefit under your contract.

DEATH BENEFIT PAYMENTS

1. If your spouse is the sole beneficiary:

   (a) Your spouse may elect to receive the Death Proceeds in a lump sum; or

   (b) Your spouse may elect to receive the Death Proceeds paid out under one of the annuity options, subject to the following conditions:

The Annuity Date must be within one year of your date of death. Annuity payments must be payable:

   (i) over the life of your spouse; or

   (ii) for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse; or

   (iii) over the life of your spouse with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse.

                               24     PROSPECTUS

   (b) If your spouse chooses to continue the Contract, or does not elect one of these options, then the Contract will continue in the Accumulation Period as if the death had not occurred. If the Contract is continued in the Accumulation Period, the following conditions apply.

Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Sub-Accounts. This excess will be allocated in proportion to your Contract Value in those Sub-Accounts as of the end of the Valuation Period during which we receive the complete request for settlement of the Death Proceeds, except that any portion of this excess attributable to the fixed account options will be allocated to the Money Market Sub-Account. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee:

   (i) transfer all or a portion of the excess among the Sub-Accounts;

   (ii) transfer all or a portion of the excess into the Guaranteed Maturity Fixed Account and begin a new Guarantee Period; or

   (iii) transfer all or a portion of the excess into a combination of Sub-Accounts and the Guaranteed Maturity Fixed Account.

Any such transfer does not count as the free transfer allowed each calendar month and is subject to any minimum allocation amount specified in your Contract.

The surviving spouse may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge or Market Value Adjustment.

Prior to the Annuity Date, the death benefit of the continued Contract will be as defined in the Death Benefit provision.

Only one spousal continuation is allowed under this Contract.

If there is no Annuitant at that time, the new Annuitant will be the surviving spouse.

2. If the Beneficiary is not your spouse but is a living person:

   (a) The Beneficiary may elect to receive the Death Proceeds in a lump sum; or

   (b) The Beneficiary may elect to receive the Death Proceeds paid out under one of the annuity options, subject to the following conditions:

The Annuity Date must be within one year of your date of death. Annuity payments must be payable:

   (i) over the life of the Beneficiary; or

   (ii) for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the Beneficiary; or

   (iii) over the life of the Beneficiary with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the Beneficiary.

   (c) If the Beneficiary does not elect one of the options above, then the Beneficiary must receive the Contract Value payable within 5 years of your date of death. We will determine the Death Proceeds as of the date we receive the complete request for settlement of the Death Proceeds. Unless otherwise instructed by the Beneficiary, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Money Market Sub-Account and the Contract Value will be adjusted accordingly. The Beneficiary may exercise all rights as set forth in Transfer During the Accumulation Period on page 13 and Transfer Fees on page 32 during this 5-year period.

The Beneficiary may not pay additional purchase payments into the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this 5-year period.

We reserve the right to offer additional options upon the death of the Contract Owner.

If the Beneficiary dies before the complete liquidation of the Contract Value, then the Beneficiary's named Beneficiary(ies) will receive the greater of the Surrender Value or the remaining Contract Value. This amount must be liquidated as a lump sum within 5 years of the date of the original Contract Owner's death.

3. If the Beneficiary is a corporation or other type of non-living person:

   (a) The Beneficiary may elect to receive the Death Proceeds in a lump sum; or

   (b) If the Beneficiary does not elect to receive the option above, then the Beneficiary must receive the Contract Value payable within 5 years of your date of death. We will determine the Death Proceeds as of the date we receive the complete request for settlement of the Death Proceeds. Unless otherwise instructed by the Beneficiary, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Money Market Sub-Account. The Beneficiary may exercise all rights as set forth in Transfer During the Accumulation Period on page 13 and Transfer Fees on page 32 during this 5-year period.

The Beneficiary may not pay additional purchase payments into the contract under this election. Withdrawal charges will be waived during this 5 year period.

We reserve the right to offer additional options upon Death of Owner.

                               25     PROSPECTUS

If any Beneficiary is a non-living person, all Beneficiaries will be considered to be non-living persons for the above purposes.

Under any of these options, all contract rights, subject to any restrictions previously placed upon the Beneficiary, are available to the Beneficiary from the date of your death to the date on which the Death Proceeds are paid.

Different rules may apply to Contracts issued in connection with Qualified
Plans.

We offer different optional riders under this Contract. If you elect an optional rider, we will charge you a higher mortality and expense charge. We may discontinue offering one or more Riders at any time. The benefits under the Riders are described below. The benefits in the riders discussed below may not be available in all states. For example, the Enhanced Death Benefit, Enhanced Income Benefit and all versions of the Enhanced Death and Income Benefit riders issued in Washington state do not contain the Enhanced Death Benefit B or Enhanced Income Benefit B provisions that are described below. Further they may be offered in certain states as a benefit of the base contract rather than as a separate rider. In those states, the expense charge will remain the same for the benefit.

ENHANCED DEATH BENEFIT RIDER: When you purchase your Contract, you may select the Enhanced Death Benefit Rider. This Rider is available if the oldest Owner or Annuitant is age 80 or less at issue. If you are not an individual, the Enhanced Death Benefit applies only to the Annuitant's death. As described below, we will charge a higher mortality and expense risk charge if you select this Rider. If you select this Rider, the Death Benefit will be the greater of the value provided in your Contract or the Enhanced Death Benefit. The Enhanced Death Benefit will be the greater of the Enhanced Death Benefit A or Enhanced Death Benefit B, defined below.

ENHANCED INCOME BENEFIT RIDER: When you purchase your Contract you may select the Enhanced Income Benefit Rider if available in your state. Lincoln Benefit Life no longer offers this Rider in most states. This Rider is available if the oldest Owner or Annuitant is age 75 or less at issue. If you select this Rider, you may be able to receive higher annuity payments in certain circumstances. As described below, we will charge a higher mortality and expense risk charge if you select this Rider.

The Enhanced Income Benefit under this Rider is equal to the greater of Enhanced Income Benefit A or Enhanced Income Benefit B, defined below, on the Annuity Date. We will not increase or decrease the Enhanced Income Benefit amount by any Market Value Adjustment. To be eligible for the Enhanced Income Benefit, you must select an Annuity Date that is:

   (a) on or after the tenth Contract Anniversary;

   (b) before the Annuitant's age 90; and

   (c) within a 30-day period on or following a Contract Anniversary.

On the Annuity Date, you may apply the Enhanced Income Benefit to an Annuity Option that provides for fixed payments on the basis guaranteed in the Contract for either a single life with a period certain, or joint lives with a period certain of at least:

   (a) 10 years, if the youngest Annuitant's age is 80 or less on the Annuity Date; or

   (b) 5 years, if the youngest Annuitant's age is greater than 80 on the Annuity Date.

If you wish to select a different Annuity Option, you must apply the Annuitized Value and not the Enhanced Income Benefit.

The Enhanced Income Benefit under this Rider only applies to the determination of income payments under the income options described above. It is not a guarantee of Contract Value or performance. The benefit does not enhance the amounts paid in partial withdrawals, surrenders or death benefits. In addition, under some circumstances, you will receive higher initial income payments by applying your Contract Annuitized Value to one of the standard Annuity Options instead of utilizing this optional benefit. If you surrender your Contract, you will not receive any benefit under this Rider.

ENHANCED INCOME BENEFIT A. At issue, the Enhanced Income Benefit A is equal to the initial purchase payment. After issue, Enhanced Income Benefit A is recalculated as follows:

..   When you make a Purchase Payment, we will increase the Enhanced Income
    Benefit A by the amount of your Purchase Payment;

..   When you make a withdrawal, we will decrease Enhanced Income Benefit A by a withdrawal adjustment as defined below;

..   On each Contract Anniversary, the Enhanced Income Benefit A is equal to the greater of the Contract Value or the most recently calculated Enhanced Income Benefit A.

If you do not make any additional Purchase Payments or withdrawals, the Enhanced Income Benefit A will be the greatest of all Contract Anniversary Contract Values prior to the date we calculate the Enhanced Income Benefit.

We will continuously adjust Enhanced Income Benefit A; as described above, until the oldest Contract Owner's 85th birthday, or if the Contract Owner is not a living individual, the oldest Annuitant's 85th birthday. Thereafter, we will adjust Enhanced Income Benefit A only for Purchase Payments and withdrawals.

ENHANCED INCOME BENEFIT B. Enhanced Income Benefit B is equal to your total Purchase Payments

                               26     PROSPECTUS
reduced by any withdrawal adjustments, accumulated daily at an effective annual interest rate of 5% per year, until the earlier of:

   (a) the date we determine the income benefit;

   (b) the first day of the month following the oldest Contract Owner's 85th birthday, or the first day of the month following the oldest Annuitant's 85th birthday, if the Contract Owner is not a living individual.

The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c) where,

   (a) is the withdrawal amount;

   (b) is the Contract Value immediately prior to the withdrawal;

   (c) is the most recently calculated Enhanced Income Benefit A or B, as applicable.

ENHANCED DEATH AND INCOME BENEFIT RIDER II:   When you purchase your Contract
and if available in your state, you may select the Enhanced Death and Income Benefit Rider II. Lincoln Benefit Life no longer offers this Rider in most states. This Rider is available if the oldest Owner or Annuitant is age 75 or less at issue. This Rider provides the same Enhanced Death Benefit as the Enhanced Death Benefit Rider. In addition, this Rider may enable you to receive higher annuity payments in certain circumstances. As described below, we will charge a higher mortality and expense risk charge if you select this Rider.

The Enhanced Income Benefit under this Rider is equal to the greater of Enhanced Death Benefit A or Enhanced Death Benefit B, defined below, on the Annuity Date. We will not increase or decrease the Enhanced Income Benefit amount by any Market Value Adjustment. To be eligible for the Enhanced Income Benefit, you must select an Annuity Date that is:

   (a) on or after the tenth Contract Anniversary;

   (b) before the Annuitant's age 90; and

   (c) within a 30-day period on or following a Contract Anniversary.

On the Annuity Date, you may apply the Enhanced Income Benefit to an Annuity Option that provides for fixed payments on the basis guaranteed in the contract for either a single life with a period certain, or joint lives with a period certain of at least:

   (a) 10 years, if the youngest Annuitant's age is 80 or less on the Annuity Date; or

   (b) 5 years, if the youngest Annuitant's age is greater than 80 on the Annuity Date.

If you wish to select a different Annuity Option, you must apply the Annuitized Value and not the Enhanced Income Benefit.

ENHANCED DEATH AND INCOME BENEFIT RIDER. This Rider was previously available if the oldest Owner or Annuitant is age 75 or less at issue. This rider is no longer available. This Rider provides the same Enhanced Death Benefit as the Enhanced Death Benefit Rider. In addition, this Rider may enable you to receive higher annuity payments in certain circumstances. As described below, we will charge a higher mortality and expense risk charge if you select this Rider.

The Enhanced Income Benefit under this Rider is equal to the value of the Enhanced Death Benefit on the Annuity Date. We will not increase or decrease the Enhanced Income Benefit amount by any Market Value Adjustment. To be eligible for the Enhanced Income Benefit, you must select an Annuity Date that is on or after the tenth Contract Anniversary, but before the Annuitant's age
90. On the Annuity Date, you may apply the Enhanced Income Benefit to an Annuity Option that provides for payments guaranteed for either a single life with a period certain or joint lives with a period certain of at least:

   (a) 10 years, if the youngest Annuitant's age is 80 or less on the Annuity Date; or

   (b) at least 5 years, if the youngest Annuitant's age is greater than 80 on the Annuity Date.

If you wish to select a different Annuity Option, you must apply the Annuitized Value and not the Enhanced Income Benefit.

ENHANCED DEATH BENEFIT A. At issue, Enhanced Death Benefit A is equal to the initial Purchase Payment. After issue, Enhanced Death Benefit A is adjusted whenever you pay a Purchase Payment or make a withdrawal and on each Contract Anniversary as follows:

..   When you pay a Purchase Payment, we will increase Enhanced Death Benefit A by the amount of the Purchase Payment;

..   When you make a withdrawal, we will decrease Enhanced Death Benefit A by a withdrawal adjustment, as described below; and

..   On each Contract Anniversary, we will set Enhanced Death Benefit A equal to the greater of the Contract Value on that Contract Anniversary or the most recently calculated Enhanced Death Benefit A.

If you do not pay any additional purchase payments or make any withdrawals, Enhanced Death Benefit A will equal the greatest of the Contract Value on the Issue Date and all Contract Anniversaries prior to the date we calculate any death benefit.

We will continuously adjust Enhanced Death Benefit A as described above until the oldest Contract Owner's 85th birthday or, if the Contract Owner is not a living individual, the Annuitant's 85th birthday. Thereafter, we will adjust Enhanced Death Benefit A only for Purchase Payments and withdrawals.

                               27     PROSPECTUS

ENHANCED DEATH BENEFIT B. Enhanced Death Benefit B is equal to your total Purchase Payments, reduced by any withdrawal adjustments, accumulated daily at an effective annual rate of 5% per year, until the earlier of:

   (a) the date we determine the death benefit,

   (b) the first day of the month following the oldest Contract Owner's 85th birthday; or

   (c) the first day of the month following the oldest Annuitant's 85th birthday, if the Contract Owner is not a living individual.

Thereafter, we will only adjust Enhanced Death Benefit B to reflect additional Purchase Payments and withdrawals. Enhanced Death Benefit B will never be greater than the maximum death benefit allowed by any nonforfeiture laws that govern the Contract.

The withdrawal adjustment for both Enhanced Death Benefit A and Enhanced Death Benefit B will equal (a) divided by (b), with the result multiplied by (c), where:

(a) = the withdrawal amount;

(b) = the Contract Value immediately before the withdrawal; and

(c) = the most recently calculated Enhanced Benefit A or B, as appropriate.

BENEFICIARY. You name the Beneficiary. You may name a Beneficiary in the application. You may also name one or more contingent Beneficiaries who are entitled to receive benefits under the contract if all primary Beneficiaries are deceased at the time a Contract Owner, or Annuitant if the Contract Owner is not a living person, dies. You may change the Beneficiary or add additional Beneficiaries at any time before the Annuity Date. We will provide a form to be signed and filed with us.

Your changes in Beneficiary take effect when we accept them, effective as of the date you signed the form. Until we accept your change instructions, we are entitled to rely on your most recent instructions in our files. We are not liable for making a payment to a Beneficiary shown in our files or treating that person in any other respect as the Beneficiary prior to accepting a change. Accordingly, if you wish to change your beneficiary, you should deliver your instructions to us promptly.

If you did not name a Beneficiary or if the named Beneficiary is no longer living, the Beneficiary will be:

..   your spouse if he or she is still alive; or, if he or she is no longer alive,

..   your surviving children equally; or if you have no surviving children,

..   your estate.

Unless you have provided directions to the contrary, the Beneficiaries will take equal shares. If there is more than one Beneficiary in a class and one of the Beneficiaries predeceases the Contract Owner or Annuitant, the remaining Beneficiaries in that class will divide the deceased Beneficiary's share in proportion to the original shares of the remaining beneficiaries.

If more than one Beneficiary shares in the Death Proceeds, each Beneficiary will be treated as a separate and independent owner of his or her respective share. Each Beneficiary will exercise all rights related to his or her share, including the sole right to select a payout option, subject to any restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the payout option chosen by the original Beneficiary.

If there is more than one Beneficiary and one of the Beneficiaries is a corporation or other type of non-living person, all beneficiaries will be considered to be non-living persons.

You may specify that the Death Benefit be paid under a specific income Plan by submitting a written request to our Service Center. If you so request, your Beneficiary may not change to a different Income Plan or lump sum. Once we accept the written request, the change or restriction will take effect as of the date you signed the request. Any change is subject to any payment we make or other action we take before we accept the changes.

Different rules may apply to Contracts issued in connection with Qualified
Plans.

CONTRACT LOANS FOR 403(B) CONTRACTS. Subject to the restrictions described below, we will make loans to the Owner of a Contract used in connection with a Tax Sheltered Annuity Plan ("TSA Plan") under Section 403(b) of the Tax Code. Loans are not available under Non-Qualified Contracts. We will only make loans after the free look period and before annuitization. All loans are subject to the terms of the Contract, the relevant Plan, and the Tax Code, which impose restrictions on loans.

We will not make a loan to you if the total of the requested loan and your unpaid outstanding loans will be greater than the Surrender Value of your Contract on the date of the loan. In addition, we will not make a loan to you if the total of the requested loan and all of the plan participant's Contract loans under TSA plans is more than the lesser of (a) or (b) where:

   (a) equals $50,000 minus the excess of the highest outstanding loan balance during the prior 12 months over the current outstanding loan balance; and

   (b) equals the greater of $10,000 or half of the Surrender Value.

The minimum loan amount is $1,000.

To request a Contract loan, write to us at the address given on the first page of the prospectus. You alone are responsible for ensuring that your loan and repayments

                               28     PROSPECTUS
comply with tax requirements. Some of these requirements are stated in
Section 72 of the Tax Code. Please seek advice from your plan administrator or tax advisor.

When we make a loan, we will transfer an amount equal to the loan amount from the Separate Account and/or the Fixed Account to the Loan Account as collateral for the loan. We will transfer to the Loan Account amounts from the Separate Account in proportion to the assets in each Sub-Account. If your loan amount is greater than your Contract Value in the Sub-Accounts, we will transfer the remaining required collateral from the Guaranteed Maturity Fixed Account Options. If your loan amount is greater than your contract value in the Sub-Accounts and the Guaranteed Maturity Fixed Account Options, we will transfer the remaining required collateral from the Dollar Cost Averaging Fixed Account Option.

We will not charge a Withdrawal Charge on the loan or on the transfer from the Sub-Accounts or the Fixed Account. We may, however, apply a Market Value Adjustment to a transfer from the Fixed Account to the Loan Account. If we do, we will increase or decrease the amount remaining in the Fixed Account by the amount of the Market Value Adjustment, so that the net amount transferred to the Loan Account will equal the desired loan amount. We will charge a Withdrawal Charge and apply a Market Value Adjustment, if applicable, on a distribution to repay the loan in full, in the event of loan default.

We will credit interest to the amounts in the Loan Account. The annual interest rate credited to the Loan Account will be the greater of: (a) 3%; or (b) the loan interest rate minus 2.25%. The value of the amounts in the Loan Account are not affected by the changes in the value of the Sub-Accounts.

When you take out a loan, we will set the loan interest rate. That rate will apply to your loan until it is repaid. From time to time, we may change the loan interest rate applicable to new loans. We also reserve the right to change the terms of new loans.

We will subtract the outstanding Contract loan balance, including accrued but unpaid interest, from:

1) the Death Proceeds;

2) surrender proceeds;

3) the amount available for partial withdrawal;

4) the amount applied on the Annuity Date to provide annuity payments; and

5) the amount applied on the Annuity Date to provide annuity payments under the Enhanced Income Benefit Rider, Enhanced Death and Income Benefit Rider, or the Enhanced Death and Income Benefit Rider II.

Usually you must repay a Contract loan within five years of the date the loan is made. Scheduled payments must be level, amortized over the repayment period, and made at least quarterly. We may permit a repayment period of 15 or 30 years if the loan proceeds are used to acquire your principal residence. We may also permit other repayment periods.

You must mark your loan repayments as such. We will assume that any payment received from you is a Purchase Payment, unless you tell us otherwise. Generally, loan payments are allocated to the Sub-Account(s) in the proportion that you have selected for Purchase Payments. Allocations of loan payments are not permitted to the Fixed Accounts (Guaranteed Maturity Fixed Account and Dollar Cost Averaging Fixed Account Option). If your Purchase Payment allocation includes any of the Fixed Accounts, the percentages allocated to the Fixed Accounts will be allocated instead to the Fidelity Money Market Sub-Account.

If you do not make a loan payment when due, we will continue to charge interest on your loan. We also will declare the entire loan in default. We will subtract the defaulted loan balance plus accrued interest from any future distribution under the Contract and keep it in payment of your loan. Any defaulted amount plus interest will be treated as a distribution for tax purposes (as permitted by law). As a result, you may be required to pay taxes on the defaulted amount and incur the early withdrawal tax penalty. We will capitalize interest on a loan in default.

If the total loan balance exceeds the Surrender Value, we will mail written notice to your last known address. The notice will state the amount needed to maintain the Contract in force. If we do not receive payment of this amount within 31 days after we mail this notice, we will terminate your Contract.

We may defer making any loan for 6 months after you ask us for a loan, unless the loan is to pay a premium to us.

WITHDRAWALS (REDEMPTIONS). Except as explained below, you may redeem a Contract for all or a portion of its Contract Value before the Annuity Date. We may impose a Withdrawal Charge, which would reduce the amount paid to you upon redemption. The Withdrawal Charges are described on page 32. Withdrawals from the Fixed Account may be increased or decreased by a Market Value Adjustment, as described in "Market Value Adjustment" on page 21.

In general, you must withdraw at least $50 at a time. You may also withdraw a lesser amount if you are withdrawing your entire interest in a Sub-Account. If your request for a partial withdrawal would reduce the Contract Value to less than $500, we may treat it as a request for a withdrawal of your entire Contract Value, as described in "Minimum Contract Value" on page 31. Your Contract will terminate if you withdraw all of your Contract Value.

                               29     PROSPECTUS

Withdrawals taken prior to annuitization are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distribution of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

We may be required to withhold 20% of withdrawals and distributions from Contracts issued in connection with certain Qualified Plans, as described on page 39.

To make a withdrawal, you must send us a written withdrawal request or systematic withdrawal program enrollment form. You may obtain the required forms from us at the address and phone number given on the first page of this prospectus.

WRITTEN REQUESTS AND FORMS IN GOOD ORDER.
Written requests must include sufficient information and/or documentation, and be sufficiently clear, to enable us to complete your request without the need to exercise discretion on our part to carry it out. You may contact our Customer Service Center to learn what information we require for your particular request to be in "good order." Additionally, we may require that you submit your request on our form. We reserve the right to determine whether any particular request is in good order, and to change or waive any good order requirements at any time.

For partial withdrawals, you may allocate the amount among the Sub-Accounts and the Fixed Accounts. If we do not receive allocation instructions from you, we usually will allocate the partial withdrawal proportionately among the Sub-Accounts and the Guaranteed Maturity Fixed Account Options based upon the balance of the Sub-Accounts and the Guaranteed Maturity Fixed Account Options, with any remainder being distributed from the Dollar Cost Averaging Fixed Account Option. You may not make a partial withdrawal from the Fixed Account in an amount greater than the total amount of the partial withdrawal multiplied by the ratio of the value of the Fixed Account to the Contract Value immediately before the partial withdrawal.

If you request a total withdrawal, you must send us your Contract. The
Surrender Value will equal the Contract Value minus any applicable Withdrawal Charge and adjusted by any applicable Market Value Adjustment. We also will deduct a contract maintenance charge of $35, unless we have waived the contract maintenance charge on your Contract as described on page 31. We determine the Surrender Value based on the Contract Value next computed after we receive a properly completed surrender request. We will usually pay the Surrender Value within seven days after the day we receive a completed request form. However, we may suspend the right of withdrawal from the Separate Account or delay payment for withdrawals for more than seven days in the following circumstances:

1) whenever the New York Stock Exchange ("NYSE") is closed (other than customary weekend and holiday closings);

2) when trading on the NYSE is restricted or an emergency exists, as determined by the SEC, so that disposal of the Separate Account's investments or determination of Accumulation Unit Values is not reasonably practicable; or

3) at any other time permitted by the SEC for your protection.

In addition, we may delay payment of the Surrender Value in the Fixed Account for up to 6 months or a shorter period if required by law. If we delay payment from the Fixed Account for more than 30 days, we will pay interest as required by applicable law.

You may withdraw amounts attributable to contributions made pursuant to a salary reduction agreement (in accordance with Section 403(b)(11) of the Tax
Code) only in the following circumstances:

1) when you attain age 59 1/2;

2) when you terminate your employment with the plan sponsor;

3) upon your death;

4) upon your disability as defined in Section 72(m)(7) of the Tax Code;

5) or in the case of hardship.

If you seek a hardship withdrawal, you may only withdraw amounts attributable to your Purchase Payments; you may not withdraw any earnings. These limitations on withdrawals apply to:

1) salary reduction contributions made after December 31, 1988;

2) income attributable to such contributions; and

3) income attributable to amounts held as of December 31, 1988.

The limitations on withdrawals do not affect transfers between certain
Qualified Plans. Additional restrictions and limitations may apply to distributions from any Qualified Plan. Tax penalties may also apply. You should seek tax advice regarding any withdrawals or distributions from Qualified Plans.

SYSTEMATIC WITHDRAWAL PROGRAM. If your Contract is a non-Qualified Contract or IRA, you may participate in our Systematic Withdrawal Program. You must complete an enrollment form and send it to us. You must complete the withholding election section of the enrollment form before the systematic withdrawals will begin. You may choose withdrawal payments of a flat dollar amount, earnings, or a percentage of Purchase

                               30     PROSPECTUS

Payments. You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis. Systematic withdrawals will be deducted from your Sub-Account and Fixed Account balances, excluding the Dollar Cost Averaging Fixed Account, on a pro rata basis.

Depending on fluctuations in the net asset value of the Sub-Accounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. The minimum amount of each systematic withdrawal is $50.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

ERISA PLANS. A married participant may need spousal consent to receive a distribution from a Contract issued in connection with a Qualified Plan or a Non-Qualified Plan covered by to Title 1 of ERISA. You should consult an adviser.

MINIMUM CONTRACT VALUE. If as a result of withdrawals your Contract Value would be less than $500 and you have not made any Purchase Payments during the previous three full calendar years, we may terminate your Contract and distribute its Surrender Value to you. Before we do this, we will give you 60 days notice. We will not terminate your Contract on this ground if the Contract Value has fallen below $500 due to either a decline in Accumulation Unit Value or the imposition of fees and charges. In addition, in some states we are not permitted to terminate Contracts on this ground. Different rules may apply to Contracts issued in connection with Qualified Plans.

CONTRACT CHARGES
We assess charges under the Contract in three ways:

1) as deductions from Contract Value for contract maintenance charges and, if applicable, for premium taxes;

2) as charges against the assets of the Separate Account for administrative expenses and for the assumption of mortality and expense risks; and

3) as Withdrawal Charges (contingent deferred sales charges) subtracted from withdrawal and surrender payments.

In addition, certain deductions are made from the assets of the Portfolios for investment management fees and expenses. Those fees and expenses are summarized in the Fee Tables on pages 5, and described more fully in the Prospectuses and Statements of Additional Information for the Portfolios.

MORTALITY AND EXPENSE RISK CHARGE. We deduct a mortality and expense risk charge from each Sub-Account during each Valuation Period. The mortality and expense risk charge is equal, on an annual basis, to 1.15% of the average net asset value of each Sub-Account. The mortality risks arise from our contractual obligations:

1) to make annuity payments after the Annuity Date for the life of the Annuitant(s);

2) to waive the Withdrawal Charge upon your death; and

3) to provide the Death Benefit prior to the Annuity Date. A detailed explanation of the Death Benefit may be found beginning on page 24.

The expense risk is that it may cost us more to administer the Contracts and the Separate Account than we receive from the contract maintenance charge and the administrative expense charge. We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Period and the Annuity Period.

If you select the Enhanced Death Benefit Rider, your mortality and expense risk charge will be 1.35% of average net asset value of each Sub-Account. If you select the Enhanced Income Rider, your mortality and expense risk charge will be 1.50% of average daily net asset value of each Sub-Account. If you select the Enhanced Death and Income Benefit Rider, your mortality and expense risk charge will be 1.55% of average daily net asset value of each Sub-Account. If you select the Enhanced Death and Income Benefit Rider II, your mortality and expense risk charge will be 1.70% of average daily net asset value of each Sub-Account. We charge a higher mortality and expense risk charge for the Riders to compensate us for the additional risk that we accept by providing the Riders. We will calculate a separate Accumulation Unit Value for the base Contract, and for Contracts with each type of Rider, in order to reflect the difference in the mortality and expense risk charges.

ADMINISTRATIVE CHARGES.

CONTRACT MAINTENANCE CHARGE. We charge an annual contract maintenance charge of $35 on your Contract. The amount of this charge is guaranteed not to increase. This charge reimburses us for our expenses incurred in maintaining your Contract.

Before the Annuity Date, we assess the contract maintenance charge on each Contract Anniversary. To obtain payment of this charge, on a pro rata basis we will allocate this charge among the Sub-Accounts to which you have allocated your Contract Value, and redeem Accumulation Units accordingly. We will waive this charge if you pay more than $50,000 in Purchase Payments or if you allocate all of your Contract Value to

                               31     PROSPECTUS
the Fixed Account. If you surrender your Contract, we will deduct the full $35 charge as of the date of surrender, unless your Contract qualifies for a waiver.

After the Annuity Date and if allowed in your state, we will subtract this charge in equal parts from each of your annuity payments. We will waive this charge if on the Annuity Date your Contract Value is $50,000 or more or if all of your annuity payments are Fixed Annuity payments.

ADMINISTRATIVE EXPENSE CHARGE. We deduct an administrative expense charge from each Sub-Account during each Valuation Period. This charge is equal, on an annual basis, to 0.10% of the average net asset value of the Sub-Accounts. This charge is designed to compensate us for the cost of administering the Contracts and the Separate Account. The administrative expense charge is assessed during both the Accumulation Period and the Annuity Period.

TRANSFER FEE. We currently are waiving the transfer fee. The Contract, however, permits us to charge a transfer fee of $10 on the second and each subsequent transaction in each calendar month in which transfer(s) are effected between Subaccount(s) and/or the Fixed Account. We will notify you if we begin to charge this fee. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Portfolio Rebalancing program.

The transfer fee will be deducted from Contract Value that remains in the Subaccount(s) or Fixed Account from which the transfer was made. If that amount is insufficient to pay the transfer fee, we will deduct the fee from the transferred amount.

SALES CHARGES.

WITHDRAWAL CHARGE. We may charge a Withdrawal Charge, which is a contingent deferred sales charge, upon certain withdrawals.

As a general rule, the Withdrawal Charge equals a percentage of Purchase Payments withdrawn that are: (a) less than seven years old; and (b) not eligible for a free withdrawal. The applicable percentage depends on how many years ago you made the Purchase Payment being withdrawn, as shown in this chart:

                                        WITHDRAWAL CHARGE
                      CONTRIBUTION YEAR    PERCENTAGE
                      First and Second          7%
                      Third and Fourth          6%
                           Fifth                5%
                           Sixth                4%
                          Seventh               3%
                      Eighth and later          0%

When we calculate the Withdrawal Charge, we do not take any applicable Market Value Adjustment into consideration. Beginning on January 1, 2004, if you make a withdrawal before the Annuity Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge percentage in effect on the following day, whichever is lower.

We subtract the Withdrawal Charge from the Contract Value remaining after your withdrawal. As a result, the decrease in your Contract Value will be greater than the withdrawal amount requested and paid.

For purposes of determining the Withdrawal Charge, the Contract Value is deemed to be withdrawn in the following order:

FIRST. Earnings - the current Contract Value minus all Purchase Payments that have not previously been withdrawn;

SECOND. "Old Purchase Payments" - Purchase Payments received by us more than seven years before the date of withdrawal that have not been previously withdrawn;

THIRD. Any additional amounts available as a "Free Withdrawal," as described on page 33;

FOURTH. "New Purchase Payments" - Purchase Payments received by us less than seven years before the date of withdrawal. These Payments are deemed to be withdrawn on a first-in, first-out basis.

No Withdrawal Charge is applied in the following situations:

..   on annuitization;

..   the payment of a Death Benefit;

..   a free withdrawal amount, as described on page 33;

..   certain withdrawals for Contracts issued under 403(b) plans or 401 plan under our prototype as described on page 42;

..   withdrawals taken to satisfy IRS minimum distribution rules;

..   withdrawals that qualify for one of the waiver benefits described on pages
    33-34; and

..   withdrawal under Contracts issued to employees of Lincoln Benefit Life
    Company or its affiliates, Surety Life Insurance Company and Allstate Financial Services, L.L.C., or to their spouses or minor children if those individuals reside in the State of Nebraska.

We will never waive or eliminate a Withdrawal Charge where such waiver or elimination would be unfairly discriminatory to any person or where it is prohibited by state law.

We may waive withdrawal charges if this Contract is surrendered, and the entire proceeds of the surrender are directly used to purchase a new Contract also issued by us or any affiliated company. Such waivers will be granted on a non-discriminatory basis.

                               32     PROSPECTUS

We use the amounts obtained from the Withdrawal Charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the Withdrawal Charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. The amount of your withdrawal may be affected by a Market Value Adjustment. Additional restrictions may apply to Contracts held in Qualified Plans. We outline the tax requirements applicable to withdrawals on page 35. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

FREE WITHDRAWAL. Withdrawals of the following amounts are never subject to the Withdrawal Charge:

.. In any Contract Year, the greater of: (a) earnings that have not previously been withdrawn; or (b) 15 percent of New Purchase Payments; and

..  Any Old Purchase Payments that have not been previously withdrawn.

However, even if you do not owe a Withdrawal Charge on a particular withdrawal, you may still owe taxes or penalty taxes, or be subject to a market Value Adjustment. The tax treatment of withdrawals is summarized on page 35.

WAIVER BENEFITS

GENERAL. If approved in your state, we will offer the three waiver benefits described below. In general, if you qualify for one of these benefits, we will permit you to make one or more partial or full withdrawals without paying any otherwise applicable Withdrawal Charge or Market Value Adjustment. While we have summarized those benefits here, you should consult your Contract for the precise terms of the waiver benefits.

Some Qualified Plans may not permit you to utilize these benefits. Also, even if you do not need to pay our Withdrawal Charge because of these benefits, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax adviser to determine the effect of a withdrawal on your taxes.

CONFINEMENT WAIVER BENEFIT. Under this benefit, we will waive the Withdrawal Charge and Market Value Adjustment on all withdrawals under your Contract if the following conditions are satisfied:

1) Any Contract Owner or the Annuitant, if the Contract is owned by a company or other legal entity, is confined to a long term care facility or a hospital for at least 90 consecutive days. The Owner or Annuitant must enter the long term care facility or hospital at least 30 days after the Issue Date;

2) You request the withdrawal no later than 90 days following the end of the Owner or Annuitant's stay at the long term care facility or hospital. You must provide written proof of the stay with your withdrawal request; and

3) A physician must have prescribed the stay and the stay must be medically necessary.

You may not claim this benefit if the physician prescribing the Owner or Annuitant's stay in a long term care facility is the Owner or Annuitant or a member of the Owner or Annuitant's immediate family.

TERMINAL ILLNESS WAIVER BENEFIT. Under this benefit, we will waive any Withdrawal Charge and Market Value Adjustment on all withdrawals under your Contract if, at least 30 days after the Issue Date, you, or the Annuitant if the Owner is not a living person, are diagnosed with a terminal illness. We may require confirmation of the diagnosis as provided in the Contract.

UNEMPLOYMENT WAIVER BENEFIT. Under this benefit, we will waive any Withdrawal Charge and Market Value Adjustment on one partial or full withdrawal from your Contract, if you meet the following requirements:

1) you become unemployed at least 1 year after the Issue Date;

2) you receive unemployment compensation for at least 30 consecutive days as a result of that unemployment; and

3) you claim this benefit within 180 days of your initial receipt of unemployment compensation.

You may exercise this benefit once before the Annuity Date.

WAIVER OF WITHDRAWAL CHARGE FOR CERTAIN QUALIFIED PLAN WITHDRAWALS. For Contracts issued under a Section 403(b) plan or a Section 401 plan under our prototype, we will waive the Withdrawal Charge when:

1) the Annuitant becomes disabled (as defined in Section 72(m)(7)) of the Tax Code;

2) the Annuitant reaches age 59 1/2 and at least 5 Contract Years have passed since the Contract was issued;

3) at least 15 Contract Years have passed since the Contract was issued.

Our prototype is a Section 401 Defined Contribution Qualified Retirement plan. This plan may be established as a Money Purchase plan, a Profit Sharing plan, or a paired plan (Money Purchase and Profit Sharing). For more information about our prototype plan, call us at 1-800-457-7617.

                               33     PROSPECTUS

PREMIUM TAXES. We will charge premium taxes or other state or local taxes against the Contract Value, including Contract Value that results from amounts transferred from existing policies (Section 1035 exchange) issued by us or other insurance companies. Some states assess premium taxes when Purchase Payments are made; others assess premium taxes when annuity payments begin. We will deduct any applicable premium taxes upon full surrender, death, or annuitization. Premium taxes generally range from 0% to 3.5%.

DEDUCTION FOR SEPARATE ACCOUNT INCOME TAXES. We are not currently maintaining a provision for taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Separate Account. We will deduct for any taxes we incur as a result of the operation of the Separate Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Tax Code is briefly described in the Statement of Additional Information.

OTHER EXPENSES. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Sub-Accounts to which you allocate your Contract value. For a summary of current estimates of those charges and expenses, see page 5. For more detailed information about those charges and expenses, please refer to the prospectuses for the appropriate Portfolios. We receive compensation from the investment advisers or administrators or the Portfolios in connection with administrative service and cost savings experienced by the investment advisers or administrators. We collect this compensation under agreements between us and the Portfolio's investment adviser, administrators or distributors, and is calculated based on a percentage of the average assets allocated to the Portfolio.

                               34     PROSPECTUS

TAXES
--------------------------------------------------------------------------------

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. LINCOLN BENEFIT MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF LINCOLN BENEFIT LIFE COMPANY
Lincoln Benefit is taxed as a life insurance company under Part I of Subchapter L of the Code. Since the Separate Account is not an entity separate from Lincoln Benefit, and its operations form a part of Lincoln Benefit, it will not be taxed separately. Investment income and realized capital gains of the Separate Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Lincoln Benefit believes that the Separate Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Lincoln Benefit does not anticipate that it will incur any federal income tax liability attributable to the Separate Account, and therefore Lincoln Benefit does not intend to make provisions for any such taxes. If Lincoln Benefit is taxed on investment income or capital gains of the Separate Account, then Lincoln Benefit may impose a charge against the Separate Account in order to make provision for such taxes.

TAXATION OF VARIABLE ANNUITIES IN GENERAL
TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

..   the Contract Owner is a natural person,

..   the investments of the Separate Account are "adequately diversified"
    according to Treasury Department regulations, and

..   Lincoln Benefit is considered the owner of the Separate Account assets for federal income tax purposes.

NON-NATURAL OWNERS. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain Qualified Plans; (4) certain contracts used in connection with structured settlement agreements; and
(5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the beneficiary. A trust named beneficiary, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment, or 2) payment deferred up to five years from date of death.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Separate Account must be "adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Separate Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Lincoln Benefit does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of

                               35     PROSPECTUS
the separate account investments may cause a Contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Separate Account. If this occurs, income and gain from the Separate Account assets would be includible in your gross income. Lincoln Benefit does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Separate Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.


PARTIAL ANNUITIZATION

Effective January 1, 2011, an individual may partially annuitize their non-qualified annuity if the contract so permits. The Small Business Jobs Act of 2010 included a provision which allows for a portion of a non-qualified annuity, endowment or life insurance contract to be annuitized while the balance is not annuitized. The annuitized portion must be paid out over 10 or more years or over the lives of one or more individuals. The annuitized portion of the contract is treated as a separate contract for purposes of determining taxability of the payments under IRC section 72. We do not currently permit partial annuitization.


TAXATION OF LEVEL MONTHLY VARIABLE ANNUITY PAYMENTS. You may have an option to elect a variable income payment stream consisting of level monthly payments that are recalculated annually. Although we will report your levelized payments to the IRS in the year distributed, it is possible the IRS could determine that receipt of the first monthly payout of each annual amount is constructive receipt of the entire annual amount. If the IRS were to take this position, the taxable amount of your levelized payments would be accelerated to the time of the first monthly payout and reported in the tax year in which the first monthly payout is received.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

..   if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

..   if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of

                               36     PROSPECTUS
  such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;

..   if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.


We administer certain spousal rights under the Contract and related tax reporting in accordance with our understanding of the Defense of Marriage Act (which defines a "marriage" as a legal union between a man and a woman and a "spouse" as a person of the opposite sex). Depending on the state in which your Contract is issued, we may offer certain spousal benefits to civil union couples or same-sex marriage spouses. You should be aware, however, that federal tax law does not recognize civil unions or same-sex marriages. Therefore, we cannot permit a civil union partner or same-sex spouse to continue the Contract within the meaning of the tax law upon the death of the first partner under the Contract's "spousal continuance" provision. Please note there may be federal tax consequences at the death of the first civil union or same-sex marriage partner. Civil union couples and same-sex marriage spouses should consider that limitation before selecting a spousal benefit under the Contract.


TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

..   if distributed in a lump sum, the amounts are taxed in the same manner as a total withdrawal, or

..   if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..   made on or after the date the Contract Owner attains age 59 1/2,

..   made as a result of the Contract Owner's death or becoming totally disabled,

..   made in substantially equal periodic payments (as defined by the Code) over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..   made under an immediate annuity, or

..   attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-Qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

PARTIAL EXCHANGES. The IRS has issued rulings that permit partial exchanges of annuity contracts. Effective June 30, 2008, a partial exchange, of a deferred annuity contract for another deferred annuity contract, will qualify for tax-deferral only if no amount is withdrawn or surrendered from either contract for a period of 12 months. The 12 month period begins on the date when exchange proceeds are treated as premiums paid for the recipient contract. Withdrawals from, annuitizations, taxable Owner or Annuitant changes, or surrenders of either contract within the 12 month period will retroactively negate the partial exchange, unless one of the following applies:


..   the contract owner is at least 591/2 or dies; or becomes totally disabled or obtains a divorce or suffers a loss of employment after the partial exchange was completed and prior to the withdrawal, annuitization, Owner or Annuitant change, or surrender;


..   if the annuity is owned by an entity, the annuitant dies after the partial exchange was completed and prior to the withdrawal, annuitization, Owner or Annuitant change or surrender;

                               37     PROSPECTUS

..   the withdrawal is allocable to investment in the Contract before August 14,
    1982; or,

..   the annuity is a qualified funding asset within the meaning of Code section
    130(d).

If a partial exchange is retroactively negated, the amount originally transferred to the recipient contract is treated as a withdrawal from the source contract, taxable to the extent of any gain in that contract on the date of the exchange. An additional 10% tax penalty may also apply if the Contract Owner is under age 59 1/2. Your Contract may not permit partial exchanges.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Lincoln Benefit (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.



INCOME TAX WITHHOLDING
Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made or no U.S. taxpayer identification number is provided we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Lincoln Benefit is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8BEN at issue to certify the owners' foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

TAX QUALIFIED CONTRACTS
The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA. Tax Qualified Contracts are contracts purchased as or in connection with:

..   Individual Retirement Annuities (IRAs) under Code Section 408(b);

..   Roth IRAs under Code Section 408A;

..   Simplified Employee Pension (SEP IRA) under Code Section 408(k);

..   Savings Incentive Match Plans for Employees (SIMPLE IRA) under Code
    Section 408(p);

..   Tax Sheltered Annuities under Code Section 403(b);

..   Corporate and Self Employed Pension and Profit Sharing Plans under Code
    Section 401; and

..   State and Local Government and Tax-Exempt Organization Deferred
    Compensation Plans under Code Section 457.

Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements. If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waiver of charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if Qualified Plan limits on distributions and other conditions are not met. Please consult your Qualified Plan administrator for more information. Lincoln Benefit no longer issues deferred annuities to employer sponsored qualified retirement plans.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified

                               38     PROSPECTUS
commencement and minimum distribution rules. Lincoln Benefit can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Lincoln Benefit does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored qualified retirement plan.

Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain Qualified Plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT. If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and generally all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

..   made on or after the date the Contract Owner attains age 59 1/2,

..   made to a beneficiary after the Contract Owner's death,

..   attributable to the Contract Owner being disabled, or

..   made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, Tax Qualified Contracts (excluding Roth IRAs) require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Effective December 31, 2005, the IRS requires annuity contracts to include the actuarial present value of other benefits for purposes of calculating the required minimum distribution amount. These other benefits may include accumulation, income, or death benefits. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under Qualified Plans, such as in connection with a TSA or employer sponsored qualified retirement plan.

Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above.

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..   made on or after the date the Contract Owner attains age 59 1/2,

..   made as a result of the Contract Owner's death or total disability,

..   made in substantially equal periodic payments (as defined by the Code) over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..   made after separation from service after age 55 (does not apply to IRAs),

..   made pursuant to an IRS levy,

..   made for certain medical expenses,

..   made to pay for health insurance premiums while unemployed (applies only for IRAs),

..   made for qualified higher education expenses (applies only for IRAs),

..   made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs), and

                               39     PROSPECTUS

..   from an IRA or attributable to elective deferrals under a 401(k) plan,
    403(b) annuity, or certain similar arrangements made to individuals who (because of their being members of a reserve component) are ordered or called to active duty after Sept. 11, 2001, for a period of more than 179 days or for an indefinite period; and made during the period beginning on the date of the order or call to duty and ending at the close of the active duty period.

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS. Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, or if no U.S. taxpayer identification number is provided, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Lincoln Benefit is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Tax Qualified Contracts, including TSAs but excluding IRAs, with the exception of:

..   required minimum distributions, or,

..   a series of substantially equal periodic payments made over a period of at least 10 years, or,

..   a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

..   hardship distributions.

With respect to any Contract held under a Section 457 plan or by the trustee of a Section 401 Pension or Profit Sharing Plan, we will not issue payments directly to a plan participant or beneficiary. Consequently, the obligation to comply with the withholding requirements described above will be the responsibility of the plan.

For all annuitized distributions that are not subject to the 20% withholding requirement, Lincoln Benefit is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8BEN at issue to certify the owners' foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.


CHARITABLE IRA DISTRIBUTIONS. The Pension Protection Act of 2006 included a charitable giving incentive permitting tax-free IRA distributions for charitable purposes. The Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010 extended this provision until the end of 2011.

For distributions in tax years beginning after 2005 and before 2012, the Act provides an exclusion from gross income, up to $100,000, for otherwise taxable IRA distributions from a traditional or Roth IRA that are qualified charitable distributions. To constitute a qualified charitable distribution, the distribution must be


                               40     PROSPECTUS
made (1) directly by the IRA trustee to certain qualified charitable organizations and (2) on or after the date the IRA owner attains age 70 1/2. Distributions that are excluded from income under this provision are not taken into account in determining the individual's deduction, if any, for charitable contributions.

The IRS has indicated that an IRA trustee is not responsible for determining whether a distribution to a charity is one that satisfies the requirements for the new income tax exclusion added by the Pension Protection Act. As a result the general rules for reporting IRA distributions apply.

INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408(b) permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified retirement plans may be "rolled over" on a tax-deferred basis into an Individual Retirement Annuity.

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408A permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

A traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth Individual Retirement Annuity. For distributions after 2007, the Pension Protection Act of 2006 allows distributions from qualified retirement plans including tax sheltered annuities and governmental Section 457 plans to be rolled over directly into a Roth IRA, subject to the usual rules that apply to conversions from a traditional IRA into a Roth IRA. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions. Prior to January 1, 2010, income and filing status limitations applied to rollovers from non-Roth accounts to a Roth IRA. Effective January 1, 2005, the IRS requires conversions of annuity contracts to include the actuarial present value of other benefits for purposes of valuing the taxable amount of the conversion.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL
IRAS). Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

If you have a contract issued as an IRA under Code Section 408(b) and request to change the ownership to an IRA custodian permitted under Section 408, we will treat a request to change ownership from an individual to a custodian as an indirect rollover. We will send a Form 1099R to report the distribution and the custodian should issue a Form 5498 for the contract value contribution.

Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1) The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the Contract;

2) The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

3) We receive a complete request for settlement for the death of the Annuitant; and

4) The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

   (a) The Annuitant's surviving spouse is the sole beneficiary of the Individual Retirement Account;

   (b) The Annuitant's surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

   (c) The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse's election.

SIMPLIFIED EMPLOYEE PENSION IRA. (SEP IRA) Code Section 408(k) allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA). Code Section 408(p) allows eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract

                               41     PROSPECTUS
as a SIMPLE IRA should seek competent tax and legal advice. SIMPLE IRA plans must include the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2007 (EGTRRA) to avoid adverse tax consequences. If your current SIMPLE IRA plan uses IRS Model Form 5304-SIMPLE with a revision date of March 2002 or later, then your plan is up to date. If your plan has a revision date prior to March 2002, please consult with your tax or legal advisor to determine the action you need to take in order to comply with this requirement.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Code Section 403(b) provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

..   attains age 59 1/2,

..   severs employment,

..   dies,

..   becomes disabled, or

..   incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Lincoln Benefit is directed to transfer some or all of the Contract Value to another 403(b) plan. Generally, we do not accept funds in 403(b) contracts that are subject to the Employee Retirement Income Security Act of 1974 (ERISA).


CAUTION: Under IRS regulations we can accept contributions, transfers and rollovers only if we have entered into an information-sharing agreement, or its functional equivalent, with the applicable employer or its plan administrator. Unless your contract is grandfathered from certain provisions in these regulations, we will only process certain transactions (e.g, transfers, withdrawals, hardship distributions and, if applicable, loans) with employer approval. This means that if you request one of these transactions we will not consider your request to be in good order, and will not therefore process the transaction, until we receive the employer's approval in written or electronic form.


CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS.

Section 401(a) of the Code permits corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees (commonly referred to as "H.R.10" or "Keogh"). Such retirement plans may permit the purchase of annuity contracts. Lincoln Benefit no longer issues annuity contracts to employer sponsored qualified retirement plans.

There are two owner types for contracts intended to qualify under
Section 401(a): a qualified plan fiduciary or an annuitant owner.

..   A qualified plan fiduciary exists when a qualified plan trust that is intended to qualify under Section 401(a) of the Code is the owner. The qualified plan trust must have its own tax identification number and a named trustee acting as a fiduciary on behalf of the plan. The annuitant should be the person for whose benefit the contract was purchased.

..   An annuitant owner exists when the tax identification number of the owner and annuitant are the same, or the annuity contract is not owned by a qualified plan trust. The annuitant should be the person for whose benefit the contract was purchased.

If a qualified plan fiduciary is the owner of the contract, the qualified plan must be the beneficiary so that death benefits from the annuity are distributed in accordance with the terms of the qualified plan. Annuitant owned contracts require that the beneficiary be the annuitant's spouse (if applicable), which is consistent with the required IRS language for qualified plans under
Section 401(a). A completed Annuitant Owned Qualified Plan Designation of Beneficiary form is required in order to change the beneficiary of an annuitant owned Qualified Plan contract.

STATE AND LOCAL GOVERNMENT AND TAX-EXEMPT ORGANIZATION DEFERRED COMPENSATION PLANS. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan. Lincoln Benefit no longer issues annuity contracts to 457 plans.

                               42     PROSPECTUS

DESCRIPTION OF LINCOLN BENEFIT LIFE COMPANY AND THE SEPARATE ACCOUNT
--------------------------------------------------------------------------------

LINCOLN BENEFIT LIFE COMPANY

Lincoln Benefit is a stock life insurance company organized under the laws of the state of Nebraska in 1938. Our legal domicile and principal business address is 2940 S. 84th Street , Lincoln, NE 68506-4142. Lincoln Benefit is a wholly-owned subsidiary of Allstate Life Insurance Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly-owned subsidiary of Allstate Insurance Company ("Allstate"), a stock property-liability insurance company incorporated under the laws of the State of Illinois. All of the capital stock issued and outstanding of Allstate Insurance Company is owned by Allstate Insurance Holdings, LLC, which is wholly owned by The Allstate Corporation.

We are authorized to conduct life insurance and annuity business in the District of Columbia, Guam, U.S. Virgin Islands and all states except New York. We will market the Contract everywhere we conduct variable annuity business. The Contracts offered by this prospectus are issued by us and will be funded in the Separate Account and/or the Fixed Account.

Under our reinsurance agreement with Allstate Life, substantially all contract related transactions are transferred to Allstate Life, and substantially all of the assets backing our reinsured liabilities are owned by Allstate Life. Accordingly, the results of operations with respect to applications received and contracts issued by Lincoln Benefit are not reflected in our financial statements. The amounts reflected in our financial statements relate only to the investment of those assets of Lincoln Benefit that are not transferred to Allstate Life under the reinsurance agreement. These assets represent our general account and are invested and managed by Allstate Life. While the reinsurance agreement provides us with financial backing from Allstate Life, it does not create a direct contractual relationship between Allstate Life and you.

Under the Company's reinsurance agreements with Allstate Life, the Company reinsures all reserve liabilities with Allstate Life except for variable contracts. The Company's variable Contract assets and liabilities are held in legally-segregated, unitized Separate Accounts and are retained by the Company. However, Lincoln Benefit's economic risks and returns related to such variable contracts are transferred to Allstate Life.

Effective June 1, 2006, Allstate Life entered into an agreement ("the Agreement") with Prudential Financial, Inc. and its subsidiary, The Prudential Insurance Company of America ("PICA") pursuant to which Allstate Life sold, through a combination of coinsurance and modified coinsurance reinsurance, substantially all of its variable annuity business, including that of its subsidiary Lincoln Benefit. Pursuant to the Agreement Allstate Life and PICA also entered into an administrative services agreement which provides that PICA or an affiliate administer the Variable Account and the Contracts. The benefits and provisions of the Contracts have not been changed by these transactions and agreements. None of the transactions or agreements have changed the fact that we are primarily liable to you under your Contract.

SEPARATE ACCOUNT. Lincoln Benefit Life Variable Annuity Account was originally established in 1992, as a segregated asset account of Lincoln Benefit. The Separate Account meets the definition of a "separate account" under the federal securities laws and is registered with the SEC as a unit investment trust under the Investment Company Act of 1940. The SEC does not supervise the management of the Separate Account or Lincoln Benefit.

We own the assets of the Separate Account, but we hold them separate from our other assets. To the extent that these assets are attributable to the Contract Value of the Contracts offered by this prospectus, these assets are not chargeable with liabilities arising out of any other business we may conduct. Income, gains, and losses, whether or not realized, from assets allocated to the Separate Account are credited to or charged against the Separate Account without regard to our other income, gains, or losses. Our obligations arising under the Contracts are general corporate obligations of Lincoln Benefit.

The Separate Account is divided into Sub-Accounts. The assets of each Sub-Account are invested in the shares of one of the Portfolios. We do not guarantee the investment performance of the Separate Account, its Sub-Accounts or the Portfolios. Values allocated to the Separate Account and the amount of Variable Annuity payments will rise and fall with the values of shares of the Portfolios and are also reduced by Contract charges. We may also use the Separate Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Separate Account.

We have included additional information about the Separate Account in the Statement of Additional Information. You may obtain a copy of the Statement of Additional Information by writing to us or calling us at 1-800-457-7617. We have reproduced the Table of Contents of the Statement of Additional Information on page 46.

STATE REGULATION OF LINCOLN BENEFIT. We are subject to the laws of Nebraska and regulated by the Nebraska Department of Insurance. Every year we file an annual

                               43     PROSPECTUS
statement with the Department of Insurance covering our operations for the previous year and our financial condition as of the end of the year. We are inspected periodically by the Department of Insurance to verify our contract liabilities and reserves. Our books and records are subject to review by the Department of Insurance at all times. We are also subject to regulation under the insurance laws of every jurisdiction in which we operate.

FINANCIAL STATEMENTS. The financial statements of Lincoln Benefit and the financial statements of the Separate Account, which are comprised of the financial statements of the underlying Sub-Accounts, are set forth in the Statement of Additional Information.

ADMINISTRATION

We have primary responsibility for all administration of the Contracts and the Variable Account. We entered into an administrative services agreement with The Prudential Insurance Company of America ("PICA") whereby, PICA or an affiliate provides administrative services to the Variable Account and the Contracts on our behalf. In addition, PICA entered into a master services agreement with se/2/, inc., of 5801 SW 6th Avenue, Topeka, Kansas 66636, whereby se/2/, inc. provides certain business process outsourcing services with respect to the Contracts. se/2/, inc. may engage other service providers to provide certain administrative functions. These service providers may change over time, and as of December 31, 2010, consisted of the following: Keane BPO, LLC (administrative services) located at 625 North Michigan Avenue, Suite 1100, Chicago, IL 60611; RR Donnelly Global Investment Markets (compliance printing and mailing) located at 111 South Wacker Drive, Chicago, IL 60606; Jayhawk File Express, LLC (file storage and document destruction) located at 601 E. 5th Street, Topeka, KS 66601-2596; Co-Sentry.net, LLC (back-up printing and disaster recovery) located at 9394 West Dodge Rd, Suite 100, Omaha, NE 68114; Convey Compliance Systems, Inc. (withholding calculations and tax statement mailing) located at 3650 Annapolis Lane, Suite 190, Plymouth, MN 55447; Spangler Graphics, LLC (compliance mailings) located at 29305 44th Street, Kansas City, KS 66106; Veritas Document Solutions, LLC (compliance mailings) located at 913 Commerce Ct, Buffalo Grove, IL 60089; Records Center of Topeka, a division of Underground Vaults & Storage, Inc. (back-up tapes storage) located at 1540 NW Gage Blvd. #6, Topeka, KS 66618; EquiSearch Services, Inc. (lost shareholder search) located at 11 Martime Avenue, Suite 665, White Plains, NY 10606; ZixCorp Systems, Inc. (email encryption) located at 2711 N. Haskell Ave., Suite 2300, Dallas, TX 75204; DST Systems, Inc. (FAN mail, positions, prices) located at 333 West 11 Street, 5th Floor, Kansas City, MO 64105.


In administering the Contracts, the following services are provided, among others:

..   maintenance of Contract Owner records;

..   Contract Owner services;

..   calculation of unit values;

..   maintenance of the Variable Account; and

..   preparation of Contract Owner reports.

We will send you Contract statements at least annually. We will also send you transaction confirmations. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement or a confirmation. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

DISTRIBUTION OF CONTRACTS
The Contracts described in this prospectus are sold by registered representatives of broker-dealers who are our licensed insurance agents, either individually or through an incorporated insurance agency. Commissions paid to broker-dealers may vary, but we estimate that the total commissions paid on all Contract sales will not exceed 6% of all Purchase Payments (on a present value basis). From time to time, we may offer additional sales incentives of up to 1% of Purchase Payments to broker-dealers who maintain certain sales volume levels.


Contingent on regulatory approval, ALFS, Inc ("ALFS") is expected to merge into Allstate Distributors, LLC ("ADLLC"), effective April 29, 2011. At that time, ALFS will assign its rights and delegate its duties as principal underwriter to ADLLC. This change will have no effect on Lincoln Benefit's obligations to you under your Contract.

ADLLC, located at 3100 Sanders Road, Northbrook, IL 60062-7154 serves as distributor of the Contracts. ADLLC, an affiliate of Lincoln Benefit, is a wholly owned subsidiary of Allstate Life Insurance Company. ADLLC is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority.

Lincoln Benefit does not pay ADLLC a commission for distribution of the Contracts. The underwriting agreement with ADLLC provides that we will reimburse ADLLC for expenses incurred in distributing the Contracts, including liability arising out of services we provide on the Contracts.

Lincoln Benefit and ADLLC have also entered into wholesaling agreements with certain independent contractors and their broker-dealers. Under these


                               44     PROSPECTUS
agreements, compensation based on a percentage of premium payments and/or Contract values is paid to the wholesaling broker-dealer for the wholesaling activities of their registered representative.

LEGAL PROCEEDINGS
There are no pending legal proceedings affecting the Separate Account. Lincoln Benefit is engaged in routine lawsuits which, in our management's judgment, are not of material importance to their respective total assets or material with respect to the Separate Account.

LEGAL MATTERS
All matters of Nebraska law pertaining to the Contract, including the validity of the Contract and our right to issue the Contract under Nebraska law, have been passed upon by Susan L. Lees, General Counsel of Lincoln Benefit.

REGISTRATION STATEMENT
We have filed a registration statement with the SEC, under the Securities Act of 1933 as amended, with respect to the Contracts offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits filed as part of the registration statement. You should refer to the registration statement and the exhibits for further information concerning the Separate Account, Lincoln Benefit, and the Contracts. The descriptions in this prospectus of the Contracts and other legal instruments are summaries. You should refer to those instruments as filed for the precise terms of those instruments. You may inspect and obtain copies of the registration statement as described on the cover page of this prospectus.

ABOUT LINCOLN BENEFIT LIFE COMPANY
Rule 12h-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") exempts an insurance company from filing reports under the Exchange Act when the insurance company issues certain types of insurance products that are registered under the Securities Act of 1933 and such products are regulated under state law. The variable annuities described in this prospectus fall within the exemption provided under rule 12h-7. We rely on the exemption provided under rule 12h-7 and do not file reports under the Exchange Act.

                               45     PROSPECTUS

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

           ---------------------------------------------------------
           THE CONTRACT
           ---------------------------------------------------------
              Annuity Payments
           ---------------------------------------------------------
              Initial Monthly Annuity Payment
           ---------------------------------------------------------
              Subsequent Monthly Payments
           ---------------------------------------------------------
              Transfers After Annuity Date
           ---------------------------------------------------------
              Annuity Unit Value
           ---------------------------------------------------------
           Illustrative Example of Annuity Unit Value Calculation
           ---------------------------------------------------------
           Illustrative Example of Variable Annuity Payments
           ---------------------------------------------------------
           EXPERTS
           ---------------------------------------------------------
           FINANCIAL STATEMENTS
           ---------------------------------------------------------

                               46     PROSPECTUS

APPENDIX A
--------------------------------------------------------------------------------

                           ACCUMULATION UNIT VALUES

Appendix A presents the Accumulation Unit Values and number of Accumulation Units outstanding for each Sub-Account since the Sub-Accounts were first offered under the Contracts. This Appendix includes Accumulation Unit Values representing the highest and lowest available combinations of Contract charges that affect Accumulation Unit Values for each Contract. The Statement of Additional Information, which is available upon request without charge, contains the Accumulation Unit Values for all other available combinations of Contract charges that affect Accumulation Unit Values for each Contract. Please contact us at 1-800-457-7617 to obtain a copy of the Statement of Additional Information.


The LBL Consultant Variable Annuity I Contracts and all of the Variable Sub-Accounts shown below were first offered under the Contracts on September 9, 1998, except for the Janus Aspen Series Foreign Stock - Service Shares Sub-Account, LSA Balanced, Oppenheimer Main Street Small Cap/VA - Service Shares Sub-Account, PIMCO VIT Foreign Bond (U.S. Dollar-Hedged) - Administrative Shares Sub-Account, PIMCO VIT Total Return - Administrative Shares Sub-Account, Premier VIT OpCap Balanced Sub-Account, Premier VIT NACM Small Cap Portfolio Class 1 Sub-Account, Putnam VT International Value Fund - Class IB Sub-Account, Invesco Van Kampen V.I. Growth and Income Fund - Series II Sub-Account which were first offered under the Contracts on May 1, 2002; the Invesco V.I. Basic Value Fund - Series I Sub-Account, Legg Mason ClearBridge Variable Large Cap Value Portfolio - Class I Sub-Account, Invesco Van Kampen V.I. Mid Cap Value Fund - Series I Sub-Account which were first offered under the Contracts on April 30, 2004; the Wells Fargo Advantage VT Discovery Sub-Account, Wells Fargo Advantage VT Opportunity Sub-Account which were first offered under the Contracts on April 8, 2005; and the DWS Balanced - Class A Sub-Account which was first offered under the Contracts on April 29, 2005 and Janus Aspen Overseas Portfolio - Service Share Sub-Account which was first offered under the Contracts on April 30, 2008. Accumulation unit value: unit of measure used to calculate the value or a Contract Owner's interest in a Sub-Account for any Valuation Period. An Accumulation Unit Value does not reflect deduction of certain charges under the Contract that are deducted from your Contract Value, such as the Contract Maintenance Charge.

The name of the following Sub-Accounts changed since December 31, 2010. The name shown in the tables of Accumulation Units correspond to the name of the Sub-Accounts as of December 31, 2010:



               SUB-ACCOUNT NAME AS OF
               DECEMBER 31, 2010 (AS
              APPEARS IN THE FOLLOWING
               TABLES OF ACCUMULATION    SUB-ACCOUNT NAME AS OF
                    UNIT VALUES)              MAY 1, 2011
              ---------------------------------------------------
              DWS Global Opportunities  DWS VSI Global Small Cap
              VIP - Class A             Growth - Class A
              Oppenheimer Main Street   Oppenheimer Main Street
              Small Cap                 Small- & Mid-Cap
              Fund(R)/VA-Service Shares Fund(R)/VA-Service Shares
              ---------------------------------------------------


                               47     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

                                 BASIC POLICY

                          MORTALITY & EXPENSE = 1.15



                                                                                         Number of
                                                              Accumulation Accumulation    Units
                                                 For the Year  Unit Value   Unit Value  Outstanding
                                                    Ending    at Beginning    at End      at End
Sub-Accounts                                     December 31   of Period    of Period    of Period
---------------------------------------------------------------------------------------------------
ALGER CAPITAL APPRECIATION PORTFOLIO--CLASS I-2
                                                     2001       $16.720      $13.880      560,418
                                                     2002       $13.880       $9.061      474,441
                                                     2003        $9.061      $12.055      518,914
                                                     2004       $12.055      $12.881      454,884
                                                     2005       $12.881      $14.559      380,525
                                                     2006       $14.559      $17.148      318,953
                                                     2007       $17.148      $22.613      307,354
                                                     2008       $22.613      $12.252      182,353
                                                     2009       $12.252      $18.283      147,379
                                                     2010       $18.283      $20.589      125,277
---------------------------------------------------------------------------------------------------
ALGER INCOME & GROWTH PORTFOLIO--CLASS I-2
                                                     2001       $15.770      $13.340      888,850
                                                     2002       $13.340       $9.078      781,602
                                                     2003        $9.078      $11.641      775,012
                                                     2004       $11.641      $12.398      686,795
                                                     2005       $12.398      $12.665      553,769
                                                     2006       $12.665      $13.673      412,877
                                                     2007       $13.673      $14.870      289,123
                                                     2008       $14.870       $8.889      189,627
                                                     2009        $8.889      $11.603      144,735
                                                     2010       $11.603      $12.865      102,497
---------------------------------------------------------------------------------------------------
ALGER LARGE CAP GROWTH PORTFOLIO--CLASS I-2
                                                     2001       $13.260      $11.540      996,256
                                                     2002       $11.540       $7.640      734,340
                                                     2003        $7.640      $10.198      807,544
                                                     2004       $10.198      $10.625      719,914
                                                     2005       $10.625      $11.756      607,853
                                                     2006       $11.756      $12.208      452,187
                                                     2007       $12.208      $14.460      340,976
                                                     2008       $14.460       $7.689      252,531
                                                     2009        $7.689      $11.206      202,899
                                                     2010       $11.206      $12.549      159,401
---------------------------------------------------------------------------------------------------
ALGER MID CAP GROWTH PORTFOLIO--CLASS I-2
                                                     2001       $16.280      $15.030      515,103
                                                     2002       $15.030      $10.457      410,450
                                                     2003       $10.457      $15.264      559,837
                                                     2004       $15.264      $17.040      571,188
                                                     2005       $17.040      $18.482      583,687
                                                     2006       $18.482      $20.104      495,198
                                                     2007       $20.104      $26.119      395,122
                                                     2008       $26.119      $10.741      307,529
                                                     2009       $10.741      $16.093      251,589
                                                     2010       $16.093      $18.974      201,160


                               48     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

                                 BASIC POLICY

                          MORTALITY & EXPENSE = 1.15



                                                                                    Number of
                                                         Accumulation Accumulation    Units
                                            For the Year  Unit Value   Unit Value  Outstanding
                                               Ending    at Beginning    at End      at End
Sub-Accounts                                December 31   of Period    of Period    of Period
----------------------------------------------------------------------------------------------
ALGER SMALLCAP GROWTH PORTFOLIO--CLASS I-2
                                                2001       $11.520       $8.020      328,999
                                                2002        $8.020       $5.842      283,731
                                                2003        $5.842       $8.212      468,871
                                                2004        $8.212       $9.454      355,278
                                                2005        $9.454      $10.913      404,918
                                                2006       $10.913      $12.935      399,147
                                                2007       $12.935      $14.976      268,659
                                                2008       $14.976       $7.898      187,715
                                                2009        $7.898      $11.349      171,410
                                                2010       $11.349      $14.043      140,374
----------------------------------------------------------------------------------------------
DWS BALANCED VIP--CLASS A
                                                2005       $10.000      $10.602      449,167
                                                2006       $10.602      $11.543      346,262
                                                2007       $11.543      $11.950      249,164
                                                2008       $11.950       $8.576      165,654
                                                2009        $8.576      $10.454      114,278
                                                2010       $10.454      $11.483       87,837
----------------------------------------------------------------------------------------------
DWS BOND VIP--CLASS A
                                                2001       $10.880      $11.360      507,663
                                                2002       $11.360      $12.081      558,679
                                                2003       $12.081      $12.535      493,622
                                                2004       $12.535      $13.046      507,579
                                                2005       $13.046      $13.219      458,975
                                                2006       $13.219      $13.671      362,090
                                                2007       $13.671      $14.064      339,879
                                                2008       $14.064      $11.560      255,646
                                                2009       $11.560      $12.566      186,602
                                                2010       $12.566      $13.253      155,647
----------------------------------------------------------------------------------------------
DWS GLOBAL OPPORTUNITIES VIP--CLASS A
                                                2001       $16.510      $12.290      103,294
                                                2002       $12.290       $9.724      130,916
                                                2003        $9.724      $14.317      193,561
                                                2004       $14.317      $17.440      176,147
                                                2005       $17.440      $20.357      193,166
                                                2006       $20.357      $24.544      166,415
                                                2007       $24.544      $26.499      131,794
                                                2008       $26.499      $13.094       97,138
                                                2009       $13.094      $19.164       83,558
                                                2010       $19.164      $23.968       72,183


                               49     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

                                 BASIC POLICY

                          MORTALITY & EXPENSE = 1.15



                                                                                          Number of
                                                               Accumulation Accumulation    Units
                                                  For the Year  Unit Value   Unit Value  Outstanding
                                                     Ending    at Beginning    at End      at End
Sub-Accounts                                      December 31   of Period    of Period    of Period
----------------------------------------------------------------------------------------------------
DWS GROWTH & INCOME VIP--CLASS A
                                                      2001       $10.660       $9.340       218,214
                                                      2002        $9.340       $7.087       201,541
                                                      2003        $7.087       $8.871       178,003
                                                      2004        $8.871       $9.651       150,151
                                                      2005        $9.651      $10.109       139,183
                                                      2006       $10.109      $11.345       102,347
                                                      2007       $11.345      $11.355        73,259
                                                      2008       $11.355       $6.918        49,772
                                                      2009        $6.918       $9.164        38,191
                                                      2010        $9.164      $10.354        21,260
----------------------------------------------------------------------------------------------------
DWS INTERNATIONAL VIP--CLASS A
                                                      2001       $12.250       $8.360       100,581
                                                      2002        $8.360       $6.743       105,081
                                                      2003        $6.743       $8.507       114,835
                                                      2004        $8.507       $9.790       121,969
                                                      2005        $9.790      $11.232       127,476
                                                      2006       $11.232      $13.967       127,598
                                                      2007       $13.967      $15.805       113,896
                                                      2008       $15.805       $8.083       101,279
                                                      2009        $8.083      $10.658        69,353
                                                      2010       $10.658      $10.697        54,718
----------------------------------------------------------------------------------------------------
FEDERATED CAPITAL INCOME FUND II
                                                      2001       $10.060       $8.570       420,723
                                                      2002        $8.570       $8.959       460,608
                                                      2003        $8.959       $7.668       309,555
                                                      2004        $7.668       $8.325       297,389
                                                      2005        $8.325       $8.738       271,194
                                                      2006        $8.738       $9.980       220,546
                                                      2007        $9.980      $10.253       154,739
                                                      2008       $10.253       $8.062       102,548
                                                      2009        $8.062      $10.213       101,513
                                                      2010       $10.213      $11.305        68,578
----------------------------------------------------------------------------------------------------
FEDERATED FUND FOR U.S. GOVERNMENT SECURITIES II
                                                      2001       $11.050      $11.670     1,994,814
                                                      2002       $11.670      $12.572     2,695,911
                                                      2003       $12.572      $12.710     1,589,894
                                                      2004       $12.710      $13.005     1,136,236
                                                      2005       $13.005      $13.104       879,855
                                                      2006       $13.104      $13.478       722,780
                                                      2007       $13.478      $14.146       603,659
                                                      2008       $14.146      $14.568       494,396
                                                      2009       $14.568      $15.136       374,113
                                                      2010       $15.136      $15.721       305,850


                               50     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

                                 BASIC POLICY

                          MORTALITY & EXPENSE = 1.15



                                                                                             Number of
                                                                  Accumulation Accumulation    Units
                                                     For the Year  Unit Value   Unit Value  Outstanding
                                                        Ending    at Beginning    at End      at End
Sub-Accounts                                         December 31   of Period    of Period    of Period
-------------------------------------------------------------------------------------------------------
FEDERATED HIGH INCOME BOND FUND II
                                                         2001        $8.940       $8.950       785,823
                                                         2002        $8.950       $6.435       296,496
                                                         2003        $6.435      $10.814       707,583
                                                         2004       $10.814      $11.797       729,703
                                                         2005       $11.797      $11.960       606,875
                                                         2006       $11.960      $13.088       539,007
                                                         2007       $13.088      $13.368       432,506
                                                         2008       $13.368       $9.770       344,383
                                                         2009        $9.770      $14.748       260,044
                                                         2010       $14.748      $16.710       201,597
-------------------------------------------------------------------------------------------------------
FIDELITY VIP ASSET MANAGER PORTFOLIO--INITIAL CLASS
                                                         2001       $11.250      $10.650       334,328
                                                         2002       $10.650       $9.601       371,447
                                                         2003        $9.601      $11.186       420,226
                                                         2004       $11.186      $11.652       437,716
                                                         2005       $11.652      $11.973       433,897
                                                         2006       $11.973      $12.690       338,607
                                                         2007       $12.690      $14.474       252,896
                                                         2008       $14.474      $10.189       202,629
                                                         2009       $10.189      $12.992       144,646
                                                         2010       $12.992      $14.661       116,581
-------------------------------------------------------------------------------------------------------
FIDELITY VIP CONTRAFUND PORTFOLIO--INITIAL CLASS
                                                         2001       $12.970      $11.240     1,006,844
                                                         2002       $11.240      $10.060     1,084,534
                                                         2003       $10.060      $12.763     1,311,861
                                                         2004       $12.763      $14.555     1,438,118
                                                         2005       $14.555      $16.809     1,469,954
                                                         2006       $16.809      $18.546     1,308,454
                                                         2007       $18.546      $21.536     1,005,803
                                                         2008       $21.536      $12.226       742,971
                                                         2009       $12.226      $16.386       631,023
                                                         2010       $16.386      $18.969       511,344
-------------------------------------------------------------------------------------------------------
FIDELITY VIP EQUITY-INCOME PORTFOLIO--INITIAL CLASS
                                                         2001       $12.180      $11.430     1,289,762
                                                         2002       $11.430       $9.375     1,218,166
                                                         2003        $9.375      $12.067     1,403,132
                                                         2004       $12.067      $13.291     1,384,897
                                                         2005       $13.291      $13.896     1,176,532
                                                         2006       $13.896      $16.496       941,565
                                                         2007       $16.496      $16.539       684,837
                                                         2008       $16.539       $9.366       412,487
                                                         2009        $9.366      $12.044       308,304
                                                         2010       $12.044      $13.697       252,183


                               51     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

                                 BASIC POLICY

                          MORTALITY & EXPENSE = 1.15



                                                                                            Number of
                                                                 Accumulation Accumulation    Units
                                                    For the Year  Unit Value   Unit Value  Outstanding
                                                       Ending    at Beginning    at End      at End
Sub-Accounts                                        December 31   of Period    of Period    of Period
------------------------------------------------------------------------------------------------------
FIDELITY VIP GROWTH PORTFOLIO--INITIAL CLASS
                                                        2001       $13.870      $11.280     1,366,004
                                                        2002       $11.280       $7.786     1,121,334
                                                        2003        $7.786      $10.215     1,141,572
                                                        2004       $10.215      $10.429     1,091,575
                                                        2005       $10.429      $10.897       953,608
                                                        2006       $10.897      $11.500       769,995
                                                        2007       $11.500      $14.418       618,823
                                                        2008       $14.418       $7.523       492,708
                                                        2009        $7.523       $9.531       405,357
                                                        2010        $9.531      $11.688       320,051
------------------------------------------------------------------------------------------------------
FIDELITY VIP INDEX 500 PORTFOLIO--INITIAL CLASS
                                                        2001       $12.110      $10.510     2,032,615
                                                        2002       $10.510       $8.073     1,782,207
                                                        2003        $8.073      $10.237     1,907,842
                                                        2004       $10.237      $11.183     1,817,054
                                                        2005       $11.183      $11.578     1,583,665
                                                        2006       $11.578      $13.233     1,319,112
                                                        2007       $13.233      $13.778     1,041,479
                                                        2008       $13.778       $8.572       756,199
                                                        2009        $8.572      $10.718       592,792
                                                        2010       $10.718      $12.176       493,294
------------------------------------------------------------------------------------------------------
FIDELITY VIP MONEY MARKET PORTFOLIO--INITIAL CLASS
                                                        2001       $11.070      $11.390     2,969,960
                                                        2002       $11.390      $11.436     3,542,199
                                                        2003       $11.436      $11.406     2,015,425
                                                        2004       $11.406      $11.401     1,544,840
                                                        2005       $11.401      $11.601     1,335,848
                                                        2006       $11.601      $12.017     1,166,577
                                                        2007       $12.017      $12.487     1,221,039
                                                        2008       $12.487      $12.705     1,305,720
                                                        2009       $12.705      $12.637       985,343
                                                        2010       $12.637      $12.511       775,634
------------------------------------------------------------------------------------------------------
FIDELITY VIP OVERSEAS PORTFOLIO--INITIAL CLASS
                                                        2001       $11.810       $9.200       137,725
                                                        2002        $9.200       $7.240       200,173
                                                        2003        $7.240      $10.251       294,264
                                                        2004       $10.251      $11.504       402,967
                                                        2005       $11.504      $13.526       394,476
                                                        2006       $13.526      $15.773       366,639
                                                        2007       $15.773      $18.273       327,028
                                                        2008       $18.273      $10.141       276,821
                                                        2009       $10.141      $12.672       211,336
                                                        2010       $12.672      $14.155       161,268


                               52     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

                                 BASIC POLICY

                          MORTALITY & EXPENSE = 1.15



                                                                                                                Number of
                                                                                     Accumulation Accumulation    Units
                                                                        For the Year  Unit Value   Unit Value  Outstanding
                                                                           Ending    at Beginning    at End      at End
Sub-Accounts                                                            December 31   of Period    of Period    of Period
--------------------------------------------------------------------------------------------------------------------------
INVESCO V.I. BASIC VALUE FUND--SERIES I FORMERLY, AIM V.I. BASIC VALUE
 FUND--SERIES I
                                                                            2004       $10.000      $10.821      269,780
                                                                            2005       $10.821      $11.301      253,928
                                                                            2006       $11.301      $12.634      235,944
                                                                            2007       $12.634      $12.669      199,610
                                                                            2008       $12.669       $6.034      176,998
                                                                            2009        $6.034       $8.820      148,589
                                                                            2010        $8.820       $9.351      119,425
--------------------------------------------------------------------------------------------------------------------------
INVESCO VAN KAMPEN V.I. GROWTH AND INCOME FUND--SERIES II FORMERLY,
 VAN KAMPEN LIT GROWTH AND INCOME PORTFOLIO, CLASS II
                                                                            2002       $10.000       $8.163       36,430
                                                                            2003        $8.163      $10.293      152,145
                                                                            2004       $10.293      $11.600      354,336
                                                                            2005       $11.600      $12.570      434,444
                                                                            2006       $12.570      $14.397      396,566
                                                                            2007       $14.397      $14.576      306,627
                                                                            2008       $14.576       $9.758      199,062
                                                                            2009        $9.758      $11.960      183,308
                                                                            2010       $11.960      $13.252      150,424
--------------------------------------------------------------------------------------------------------------------------
INVESCO VAN KAMPEN V.I. MID CAP GROWTH FUND--SERIES II FORMERLY,
 VAN KAMPEN LIT MID CAP GROWTH PORTFOLIO, CLASS II
                                                                            2004       $10.000      $11.156       44,940
                                                                            2005       $11.156      $12.242       49,948
                                                                            2006       $12.242      $12.686       45,228
                                                                            2007       $12.686      $14.732       39,490
                                                                            2008       $14.732       $7.735       29,220
                                                                            2009        $7.735      $11.945       38,907
                                                                            2010       $11.945      $15.014       25,399
--------------------------------------------------------------------------------------------------------------------------
INVESCO VAN KAMPEN V.I. MID CAP VALUE FUND--SERIES I FORMERLY, UIF
 U.S. MID CAP VALUE PORTFOLIO, CLASS I
                                                                            2004       $10.000      $11.333      309,322
                                                                            2005       $11.333      $12.570      353,741
                                                                            2006       $12.570      $14.984      276,970
                                                                            2007       $14.984      $15.958      210,481
                                                                            2008       $15.958       $9.252      158,166
                                                                            2009        $9.252      $12.720      131,570
                                                                            2010       $12.720      $15.356      113,395
--------------------------------------------------------------------------------------------------------------------------
JANUS ASPEN ENTERPRISE PORTFOLIO--INSTITUTIONAL SHARES
                                                                            2001       $18.390      $11.000      926,849
                                                                            2002       $11.000       $7.827      694,192
                                                                            2003        $7.827      $10.443      656,913
                                                                            2004       $10.443      $12.453      642,333
                                                                            2005       $12.453      $13.812      539,509
                                                                            2006       $13.812      $15.497      434,028
                                                                            2007       $15.497      $18.677      344,083
                                                                            2008       $18.677      $10.380      288,564
                                                                            2009       $10.380      $14.846      221,943
                                                                            2010       $14.846      $18.452      186,653


                               53     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

                                 BASIC POLICY

                          MORTALITY & EXPENSE = 1.15



                                                                                                          Number of
                                                                               Accumulation Accumulation    Units
                                                                  For the Year  Unit Value   Unit Value  Outstanding
                                                                     Ending    at Beginning    at End      at End
Sub-Accounts                                                      December 31   of Period    of Period    of Period
--------------------------------------------------------------------------------------------------------------------
JANUS ASPEN JANUS PORTFOLIO--INTERNATIONAL SHARES
                                                                      2001       $14.230      $10.570     1,856,493
                                                                      2002       $10.570      $12.531       623,206
                                                                      2003       $12.531       $9.984     1,211,583
                                                                      2004        $9.984      $10.306     1,041,507
                                                                      2005       $10.306      $10.614       860,239
                                                                      2006       $10.614      $11.676       645,480
                                                                      2007       $11.676      $13.270       469,901
                                                                      2008       $13.270       $7.900       371,128
                                                                      2009        $7.900      $10.637       290,538
                                                                      2010       $10.637      $12.031       230,669
--------------------------------------------------------------------------------------------------------------------
JANUS ASPEN OVERSEAS PORTFOLIO--SERVICE SHARES
                                                                      2008       $10.000       $7.495        62,852
                                                                      2009        $7.495      $13.254        86,323
                                                                      2010       $13.254      $16.365        71,833
--------------------------------------------------------------------------------------------------------------------
JANUS ASPEN SERIES BALANCED PORTFOLIO--INSTITUTIONAL SHARES
                                                                      2001       $14.120      $13.290     1,044,409
                                                                      2002       $13.290       $7.762        94,361
                                                                      2003        $7.762      $13.832     1,496,830
                                                                      2004       $13.832      $14.825     1,365,759
                                                                      2005       $14.825      $15.805     1,195,782
                                                                      2006       $15.805      $17.282       970,410
                                                                      2007       $17.282      $18.865       747,492
                                                                      2008       $18.865      $15.679       535,796
                                                                      2009       $15.679      $19.493       427,444
                                                                      2010       $19.493      $20.865       348,978
--------------------------------------------------------------------------------------------------------------------
JANUS ASPEN SERIES FLEXIBLE BOND PORTFOLIO--INSTITUTIONAL SHARES
                                                                      2001       $10.800      $11.490       418,584
                                                                      2002       $11.490      $12.280     1,721,351
                                                                      2003       $12.280      $13.166       584,216
                                                                      2004       $13.166      $13.519       527,949
                                                                      2005       $13.519      $13.619       492,874
                                                                      2006       $13.619      $14.017       393,774
                                                                      2007       $14.017      $14.816       327,277
                                                                      2008       $14.816      $15.514       272,856
                                                                      2009       $15.514      $17.346       231,270
                                                                      2010       $17.346      $18.496       202,832
--------------------------------------------------------------------------------------------------------------------
JANUS ASPEN SERIES FOREIGN STOCK PORTFOLIO--SERVICE SHARES
                                                                      2002       $10.000       $7.675     1,378,111
                                                                      2003        $7.675      $10.226        58,782
                                                                      2004       $10.226      $11.939       152,105
                                                                      2005       $11.939      $12.526       114,760
                                                                      2006       $12.526      $14.605        84,464
                                                                      2007       $14.605      $17.055        73,894
                                                                      2008       $17.055      $16.058             0


                               54     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

                                 BASIC POLICY

                          MORTALITY & EXPENSE = 1.15



                                                                                                            Number of
                                                                                 Accumulation Accumulation    Units
                                                                    For the Year  Unit Value   Unit Value  Outstanding
                                                                       Ending    at Beginning    at End      at End
Sub-Accounts                                                        December 31   of Period    of Period    of Period
----------------------------------------------------------------------------------------------------------------------
JANUS ASPEN WORLDWIDE PORTFOLIO--INSTITUTIONAL SHARES
                                                                        2001       $14.450      $11.070     2,316,369
                                                                        2002       $11.070       $8.143     1,719,720
                                                                        2003        $8.143       $9.971     1,479,355
                                                                        2004        $9.971      $10.318     1,193,225
                                                                        2005       $10.318      $10.788       997,853
                                                                        2006       $10.788      $12.594       775,658
                                                                        2007       $12.594      $13.634       562,020
                                                                        2008       $13.634       $7.451       410,898
                                                                        2009        $7.451      $10.132       336,082
                                                                        2010       $10.132      $11.591       263,086
----------------------------------------------------------------------------------------------------------------------
LEGG MASON CLEARBRIDGE VARIABLE LARGE CAP VALUE PORTFOLIO--CLASS I
 SHARES FORMERLY, LEGG MASON CLEARBRIDGE VARIABLE INVESTORS
 PORTFOLIO--CLASS I
                                                                        2004       $10.000      $10.954        60,840
                                                                        2005       $10.954      $11.525        49,518
                                                                        2006       $11.525      $13.461        49,417
                                                                        2007       $13.461      $13.811        35,322
                                                                        2008       $13.811       $8.781        26,875
                                                                        2009        $8.781      $10.796        20,239
                                                                        2010       $10.796      $11.671        17,945
----------------------------------------------------------------------------------------------------------------------
LSA BALANCED
                                                                        2002       $10.000       $8.678         2,230
                                                                        2003        $8.678      $11.074        83,852
----------------------------------------------------------------------------------------------------------------------
MFS GROWTH--INITIAL CLASS
                                                                        2001       $16.280      $10.690       331,023
                                                                        2002       $10.690       $6.994       247,624
                                                                        2003        $6.994       $8.995       248,807
                                                                        2004        $8.995      $10.035       231,814
                                                                        2005       $10.035      $10.821       202,017
                                                                        2006       $10.821      $11.531       165,550
                                                                        2007       $11.531      $13.798       126,996
                                                                        2008       $13.798       $8.528       102,015
                                                                        2009        $8.528      $11.594        78,308
                                                                        2010       $11.594      $13.207        66,211
----------------------------------------------------------------------------------------------------------------------
MFS INVESTORS TRUST SERIES--INITIAL CLASS
                                                                        2001       $11.630       $9.660       295,343
                                                                        2002        $9.660       $7.536       269,101
                                                                        2003        $7.536       $9.091       270,484
                                                                        2004        $9.091       $9.998       244,156
                                                                        2005        $9.998      $10.596       207,370
                                                                        2006       $10.596      $11.824       171,767
                                                                        2007       $11.824      $12.880       126,138
                                                                        2008       $12.880       $8.512       100,457
                                                                        2009        $8.512      $10.668        84,052
                                                                        2010       $10.668      $11.704        56,558


                               55     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

                                 BASIC POLICY

                          MORTALITY & EXPENSE = 1.15



                                                                                                   Number of
                                                                        Accumulation Accumulation    Units
                                                           For the Year  Unit Value   Unit Value  Outstanding
                                                              Ending    at Beginning    at End      at End
Sub-Accounts                                               December 31   of Period    of Period    of Period
-------------------------------------------------------------------------------------------------------------
MFS NEW DISCOVERY SERIES--INITIAL CLASS
                                                               2001       $18.820      $17.650       188,675
                                                               2002       $17.650      $11.918       183,131
                                                               2003       $11.918      $15.738       224,760
                                                               2004       $15.738      $16.556       232,616
                                                               2005       $16.556      $17.209       188,078
                                                               2006       $17.209      $19.241       161,666
                                                               2007       $19.241      $19.479       139,957
                                                               2008       $19.479      $11.671       119,273
                                                               2009       $11.671      $18.809        94,439
                                                               2010       $18.809      $25.325        80,183
-------------------------------------------------------------------------------------------------------------
MFS RESEARCH SERIES--INITIAL CLASS
                                                               2001       $12.750       $9.920       207,793
                                                               2002        $9.920       $7.389       186,178
                                                               2003        $7.389       $9.100       190,978
                                                               2004        $9.100      $10.412       189,969
                                                               2005       $10.412      $11.085       142,585
                                                               2006       $11.085      $12.095       119,287
                                                               2007       $12.095      $13.521        86,910
                                                               2008       $13.521       $8.534        55,904
                                                               2009        $8.534      $11.002        49,781
                                                               2010       $11.002      $12.593        38,970
-------------------------------------------------------------------------------------------------------------
MFS TOTAL RETURN SERIES--INITIAL CLASS
                                                               2001       $12.380      $12.250       436,363
                                                               2002       $12.250      $11.473       642,776
                                                               2003       $11.473      $13.180       943,486
                                                               2004       $13.180      $14.490     1,033,566
                                                               2005       $14.490      $14.714       970,559
                                                               2006       $14.714      $16.260       802,883
                                                               2007       $16.260      $16.734       661,560
                                                               2008       $16.734      $12.868       464,793
                                                               2009       $12.868      $15.000       347,219
                                                               2010       $15.000      $16.285       279,717
-------------------------------------------------------------------------------------------------------------
OPPENHEIMER MAIN STREET SMALL CAP FUND/VA--SERVICE SHARES
                                                               2002       $10.000       $7.847        97,205
                                                               2003        $7.847      $11.178       214,471
                                                               2004       $11.178      $13.157       347,171
                                                               2005       $13.157      $14.256       305,883
                                                               2006       $14.256      $16.144       279,529
                                                               2007       $16.144      $15.720       219,803
                                                               2008       $15.720       $9.625       151,992
                                                               2009        $9.625      $13.011       120,823
                                                               2010       $13.011      $15.812        98,906


                               56     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

                                 BASIC POLICY

                          MORTALITY & EXPENSE = 1.15



                                                                                                 Number of
                                                                      Accumulation Accumulation    Units
                                                         For the Year  Unit Value   Unit Value  Outstanding
                                                            Ending    at Beginning    at End      at End
Sub-Accounts                                             December 31   of Period    of Period    of Period
-----------------------------------------------------------------------------------------------------------
PIMCO VIT FOREIGN BOND PORTFOLIO (U.S. DOLLAR-HEDGED)--
 ADMINISTRATIVE SHARES
                                                             2002       $10.000      $10.565        75,670
                                                             2003       $10.565      $10.669       337,271
                                                             2004       $10.669      $11.122       347,113
                                                             2005       $11.122      $11.550       338,440
                                                             2006       $11.550      $11.657       247,334
                                                             2007       $11.657      $11.929       175,543
                                                             2008       $11.929      $11.501       185,837
                                                             2009       $11.501      $13.133       139,898
                                                             2010       $13.133      $14.072       137,307
-----------------------------------------------------------------------------------------------------------
PIMCO VIT TOTAL RETURN PORTFOLIO--ADMINISTRATIVE SHARES
                                                             2002       $10.000      $10.557       539,429
                                                             2003       $10.557      $10.951     1,001,817
                                                             2004       $10.951      $11.343     1,060,049
                                                             2005       $11.343      $11.476     1,156,641
                                                             2006       $11.476      $11.771       944,261
                                                             2007       $11.771      $12.643       737,286
                                                             2008       $12.643      $13.088       699,373
                                                             2009       $13.088      $14.744       709,743
                                                             2010       $14.744      $15.743       639,674
-----------------------------------------------------------------------------------------------------------
PREMIER VIT NACM SMALL CAP PORTFOLIO CLASS 1
                                                             2002       $10.000       $7.200        88,999
                                                             2003        $7.200      $10.143       236,796
                                                             2004       $10.143      $11.809       274,798
                                                             2005       $11.809      $11.669       207,018
                                                             2006       $11.669      $14.300       198,198
                                                             2007       $14.300      $14.203       142,608
                                                             2008       $14.203       $8.186       108,005
                                                             2009        $8.186       $9.344        85,491
                                                             2010        $9.344      $10.843             0
-----------------------------------------------------------------------------------------------------------
PREMIER VIT OPCAP BALANCED PORTFOLIO
                                                             2004       $10.000      $10.812       129,223
                                                             2005       $10.812      $10.971       113,375
                                                             2006       $10.971      $12.005        99,054
                                                             2007       $12.005      $11.330        58,167
                                                             2008       $11.330       $7.700        43,630
                                                             2009        $7.700       $7.432             0


                               57     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

                                 BASIC POLICY

                          MORTALITY & EXPENSE = 1.15



                                                                                                          Number of
                                                                               Accumulation Accumulation    Units
                                                                  For the Year  Unit Value   Unit Value  Outstanding
                                                                     Ending    at Beginning    at End      at End
Sub-Accounts                                                      December 31   of Period    of Period    of Period
--------------------------------------------------------------------------------------------------------------------
PUTNAM VT INTERNATIONAL VALUE FUND--CLASS IB FORMERLY, PUTNAM VT
 INTERNATIONAL GROWTH AND INCOME FUND--CLASS IB
                                                                      2002       $10.000       $8.198       38,105
                                                                      2003        $8.198      $11.161       43,231
                                                                      2004       $11.161      $13.335       89,040
                                                                      2005       $13.335      $15.027      123,886
                                                                      2006       $15.027      $18.881      158,576
                                                                      2007       $18.881      $19.952      125,260
                                                                      2008       $19.952      $10.636       74,027
                                                                      2009       $10.636      $13.254       56,664
                                                                      2010       $13.254      $14.022       39,029
--------------------------------------------------------------------------------------------------------------------
RIDGEWORTH LARGE CAP GROWTH STOCK FUND
                                                                      2001       $10.260       $9.590       42,077
                                                                      2002        $9.590       $7.397       56,403
                                                                      2003        $7.397       $8.653       63,977
                                                                      2004        $8.653       $9.123       60,421
                                                                      2005        $9.123       $8.929       57,402
                                                                      2006        $8.929       $9.773       67,263
                                                                      2007        $9.773      $11.125       88,003
                                                                      2008       $11.125       $6.517       81,011
                                                                      2009        $6.517       $6.634            0
--------------------------------------------------------------------------------------------------------------------
RIDGEWORTH LARGE CAP VALUE EQUITY FUND
                                                                      2001        $9.420       $9.200      196,823
                                                                      2002        $9.200       $7.540      104,266
                                                                      2003        $7.540       $9.168       53,974
                                                                      2004        $9.168      $10.439      192,125
                                                                      2005       $10.439      $10.696       91,183
                                                                      2006       $10.696      $12.937      142,829
                                                                      2007       $12.937      $13.229       83,673
                                                                      2008       $13.229       $8.781       59,269
                                                                      2009        $8.781       $8.309            0
--------------------------------------------------------------------------------------------------------------------
T. ROWE PRICE EQUITY INCOME PORTFOLIO--I
                                                                      2001       $12.330      $12.360      581,145
                                                                      2002       $12.360      $10.602      608,043
                                                                      2003       $10.602      $13.140      744,659
                                                                      2004       $13.140      $14.913      895,153
                                                                      2005       $14.913      $15.306      874,317
                                                                      2006       $15.306      $17.984      762,467
                                                                      2007       $17.984      $18.339      575,733
                                                                      2008       $18.339      $11.571      402,473
                                                                      2009       $11.571      $14.353      288,947
                                                                      2010       $14.353      $16.304      227,597


                               58     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

                                 BASIC POLICY

                          MORTALITY & EXPENSE = 1.15



                                                                                        Number of
                                                             Accumulation Accumulation    Units
                                                For the Year  Unit Value   Unit Value  Outstanding
                                                   Ending    at Beginning    at End      at End
Sub-Accounts                                    December 31   of Period    of Period    of Period
--------------------------------------------------------------------------------------------------
T. ROWE PRICE INTERNATIONAL STOCK PORTFOLIO--I
                                                    2001       $11.520       $8.850       92,572
                                                    2002        $8.850       $7.137       99,915
                                                    2003        $7.137       $9.201      173,635
                                                    2004        $9.201      $10.338      264,060
                                                    2005       $10.338      $11.847      255,863
                                                    2006       $11.847      $13.934      244,192
                                                    2007       $13.934      $15.553      191,891
                                                    2008       $15.553       $7.879      149,103
                                                    2009        $7.879      $11.858      116,835
                                                    2010       $11.858      $13.403       95,977
--------------------------------------------------------------------------------------------------
T. ROWE PRICE MID-CAP GROWTH PORTFOLIO--I
                                                    2001       $14.910      $14.590      368,137
                                                    2002       $14.590      $11.345      436,260
                                                    2003       $11.345      $15.505      619,155
                                                    2004       $15.505      $18.121      586,887
                                                    2005       $18.121      $20.534      504,417
                                                    2006       $20.534      $21.626      404,390
                                                    2007       $21.626      $25.097      295,779
                                                    2008       $25.097      $14.931      222,831
                                                    2009       $14.931      $21.476      160,985
                                                    2010       $21.476      $27.173      125,304
--------------------------------------------------------------------------------------------------
T. ROWE PRICE NEW AMERICA GROWTH PORTFOLIO--I
                                                    2001       $11.050       $9.620      108,815
                                                    2002        $9.620       $6.813      165,424
                                                    2003        $6.813       $9.090      155,957
                                                    2004        $9.090       $9.995      173,326
                                                    2005        $9.955      $10.271      157,832
                                                    2006       $10.271      $10.888      129,696
                                                    2007       $10.888      $12.233      117,852
                                                    2008       $12.233       $7.461       92,406
                                                    2009        $7.461      $11.035       64,870
                                                    2010       $11.035      $13.040       49,935
--------------------------------------------------------------------------------------------------
WELLS FARGO ADVANTAGE VT DISCOVERY FUND
                                                    2005       $10.000      $11.481      293,780
                                                    2006       $11.481      $12.999      225,795
                                                    2007       $12.999      $15.702      161,353
                                                    2008       $15.702       $8.628      115,632
                                                    2009        $8.628      $11.956       82,156
                                                    2010       $11.956      $16.004       68,993
--------------------------------------------------------------------------------------------------
WELLS FARGO ADVANTAGE VT OPPORTUNITY FUND
                                                    2005       $10.000      $11.040      510,068
                                                    2006       $11.040      $12.235      431,405
                                                    2007       $12.235      $12.884      339,846
                                                    2008       $12.884       $7.622      257,232
                                                    2009        $7.622      $11.120      196,311
                                                    2010       $11.120      $13.591      157,062



* The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.15% and an administrative expense charge of 0.10%.


                               59     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

          BASIC POLICY PLUS DEATH BENEFIT AND INCOME BENEFIT RIDER II

                           MORTALITY & EXPENSE = 1.7



                                                                                         Number of
                                                              Accumulation Accumulation    Units
                                                 For the Year  Unit Value   Unit Value  Outstanding
                                                    Ending    at Beginning    at End      at End
Sub-Accounts                                     December 31   of Period    of Period    of Period
---------------------------------------------------------------------------------------------------
ALGER CAPITAL APPRECIATION PORTFOLIO--CLASS I-2
                                                     2001        $7.680       $6.340       136,468
                                                     2002        $6.340       $4.116       264,242
                                                     2003        $4.116       $5.447       542,296
                                                     2004        $5.447       $5.788       727,607
                                                     2005        $5.788       $6.506       721,253
                                                     2006        $6.506       $7.621       732,706
                                                     2007        $7.621       $9.995       759,050
                                                     2008        $9.995       $5.385       521,910
                                                     2009        $5.385       $7.992       457,894
                                                     2010        $7.992       $8.951       466,843
---------------------------------------------------------------------------------------------------
ALGER INCOME & GROWTH PORTFOLIO--CLASS I-2
                                                     2001        $9.280       $7.810        92,660
                                                     2002        $7.810       $5.284       202,665
                                                     2003        $5.284       $6.738       354,359
                                                     2004        $6.738       $7.137       396,418
                                                     2005        $7.137       $7.252       381,157
                                                     2006        $7.252       $7.786       339,270
                                                     2007        $7.786       $8.421       308,605
                                                     2008        $8.421       $5.006       254,925
                                                     2009        $5.006       $6.499       249,853
                                                     2010        $6.499       $7.166       199,795
---------------------------------------------------------------------------------------------------
ALGER LARGE CAP GROWTH PORTFOLIO--CLASS I-2
                                                     2001        $8.160       $7.070        97,242
                                                     2002        $7.070       $4.651       108,296
                                                     2003        $4.651       $6.175       308,042
                                                     2004        $6.175       $6.398       439,952
                                                     2005        $6.398       $7.041       492,261
                                                     2006        $7.041       $7.271       413,156
                                                     2007        $7.271       $8.565       371,317
                                                     2008        $8.565       $4.529       324,912
                                                     2009        $4.529       $6.565       298,212
                                                     2010        $6.565       $7.311       266,498
---------------------------------------------------------------------------------------------------
ALGER MID CAP GROWTH PORTFOLIO--CLASS I-2
                                                     2001        $9.440       $8.670       107,872
                                                     2002        $8.670       $5.996       295,309
                                                     2003        $5.996       $8.703       836,891
                                                     2004        $8.703       $9.663       999,864
                                                     2005        $9.663      $10.424     1,007,060
                                                     2006       $10.424      $11.277       894,467
                                                     2007       $11.277      $14.569       822,716
                                                     2008       $14.569       $5.959       721,972
                                                     2009        $5.959       $8.878       656,392
                                                     2010        $8.878      $10.410       560,969


                               60     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

          BASIC POLICY PLUS DEATH BENEFIT AND INCOME BENEFIT RIDER II

                           MORTALITY & EXPENSE = 1.7



                                                                                    Number of
                                                         Accumulation Accumulation    Units
                                            For the Year  Unit Value   Unit Value  Outstanding
                                               Ending    at Beginning    at End      at End
Sub-Accounts                                December 31   of Period    of Period    of Period
----------------------------------------------------------------------------------------------
ALGER SMALLCAP GROWTH PORTFOLIO--CLASS I-2
                                                2001        $7.220       $4.990      116,699
                                                2002        $4.990       $3.619      128,015
                                                2003        $3.619       $5.060      283,201
                                                2004        $5.060       $5.793      359,793
                                                2005        $5.793       $6.651      408,709
                                                2006        $6.651       $7.840      400,994
                                                2007        $7.840       $9.027      386,201
                                                2008        $9.027       $4.734      324,933
                                                2009        $4.734       $6.765      302,059
                                                2010        $6.765       $8.326      273,464
----------------------------------------------------------------------------------------------
DWS BALANCED VIP--CLASS A
                                                2005       $10.000      $10.562      140,966
                                                2006       $10.562      $11.437      117,438
                                                2007       $11.437      $11.776      108,626
                                                2008       $11.776       $8.404       99,008
                                                2009        $8.404      $10.189       96,552
                                                2010       $10.189      $11.130       85,675
----------------------------------------------------------------------------------------------
DWS BOND VIP--CLASS A
                                                2001       $10.610      $11.020       60,002
                                                2002       $11.020      $11.655       89,305
                                                2003       $11.655      $12.026      179,258
                                                2004       $12.026      $12.447      242,774
                                                2005       $12.447      $12.544      235,908
                                                2006       $12.544      $12.902      203,670
                                                2007       $12.902      $13.200      192,164
                                                2008       $13.200      $10.790      162,984
                                                2009       $10.790      $11.665      139,150
                                                2010       $11.665      $12.234      131,495
----------------------------------------------------------------------------------------------
DWS GLOBAL OPPORTUNITIES VIP--CLASS A
                                                2001        $9.120       $6.750       24,877
                                                2002        $6.750       $5.313       51,809
                                                2003        $5.313       $7.780      159,642
                                                2004        $7.780       $9.425      254,808
                                                2005        $9.425      $10.942      309,298
                                                2006       $10.942      $13.120      368,488
                                                2007       $13.120      $14.087      319,396
                                                2008       $14.087       $6.922      292,135
                                                2009        $6.922      $10.076      295,598
                                                2010       $10.076      $12.533      247,927


                               61     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

          BASIC POLICY PLUS DEATH BENEFIT AND INCOME BENEFIT RIDER II

                           MORTALITY & EXPENSE = 1.7



                                                                                          Number of
                                                               Accumulation Accumulation    Units
                                                  For the Year  Unit Value   Unit Value  Outstanding
                                                     Ending    at Beginning    at End      at End
Sub-Accounts                                      December 31   of Period    of Period    of Period
----------------------------------------------------------------------------------------------------
DWS GROWTH & INCOME VIP--CLASS A
                                                      2001        $9.590       $8.350       23,428
                                                      2002        $8.350       $6.305       37,769
                                                      2003        $6.305       $7.849       76,611
                                                      2004        $7.849       $8.492       99,749
                                                      2005        $8.492       $8.847       85,054
                                                      2006        $8.847       $9.874       79,081
                                                      2007        $9.874       $9.829       76,673
                                                      2008        $9.829       $5.955       67,583
                                                      2009        $5.955       $7.846       85,215
                                                      2010        $7.846       $8.815       73,664
----------------------------------------------------------------------------------------------------
DWS INTERNATIONAL VIP--CLASS A
                                                      2001        $8.710       $5.910       18,248
                                                      2002        $5.910       $4.740       36,822
                                                      2003        $4.740       $5.948      144,072
                                                      2004        $5.948       $6.808      174,503
                                                      2005        $6.808       $7.768      190,759
                                                      2006        $7.768       $9.606      229,934
                                                      2007        $9.606      $10.810      202,975
                                                      2008       $10.810       $5.498      253,788
                                                      2009        $5.498       $7.210      164,420
                                                      2010        $7.210       $7.197      126,785
----------------------------------------------------------------------------------------------------
FEDERATED CAPITAL INCOME FUND II
                                                      2001        $9.140       $7.740        1,970
                                                      2002        $7.740       $9.115       92,428
                                                      2003        $9.115       $6.855       51,656
                                                      2004        $6.855       $7.401       76,744
                                                      2005        $7.401       $7.726       76,010
                                                      2006        $7.726       $8.776      100,300
                                                      2007        $8.776       $8.966       65,968
                                                      2008        $8.966       $7.012       98,652
                                                      2009        $7.012       $8.834       87,864
                                                      2010        $8.834       $9.725       54,559
----------------------------------------------------------------------------------------------------
FEDERATED FUND FOR U.S. GOVERNMENT SECURITIES II
                                                      2001       $10.610      $11.150       69,662
                                                      2002       $11.150      $11.942      408,779
                                                      2003       $11.942      $12.006      580,553
                                                      2004       $12.006      $12.218      605,532
                                                      2005       $12.218      $12.243      530,059
                                                      2006       $12.243      $12.523      381,051
                                                      2007       $12.523      $13.072      721,964
                                                      2008       $13.072      $13.388      610,475
                                                      2009       $13.388      $13.834      473,221
                                                      2010       $13.834      $14.289      324,041


                               62     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

          BASIC POLICY PLUS DEATH BENEFIT AND INCOME BENEFIT RIDER II

                           MORTALITY & EXPENSE = 1.7



                                                                                             Number of
                                                                  Accumulation Accumulation    Units
                                                     For the Year  Unit Value   Unit Value  Outstanding
                                                        Ending    at Beginning    at End      at End
Sub-Accounts                                         December 31   of Period    of Period    of Period
-------------------------------------------------------------------------------------------------------
FEDERATED HIGH INCOME BOND FUND II
                                                         2001        $9.190       $9.150        52,109
                                                         2002        $9.150       $5.784        24,658
                                                         2003        $5.784      $10.941       246,278
                                                         2004       $10.941      $11.870       444,657
                                                         2005       $11.870      $11.968       439,857
                                                         2006       $11.968      $13.026       430,206
                                                         2007       $13.026      $13.231       379,607
                                                         2008       $13.231       $9.617       307,223
                                                         2009        $9.617      $14.437       275,990
                                                         2010       $14.437      $16.268       242,351
-------------------------------------------------------------------------------------------------------
FIDELITY VIP ASSET MANAGER PORTFOLIO--INITIAL CLASS
                                                         2001        $9.590       $9.030        33,474
                                                         2002        $9.030       $8.095        73,114
                                                         2003        $8.095       $9.379       116,121
                                                         2004        $9.379       $9.716       181,632
                                                         2005        $9.716       $9.929       176,415
                                                         2006        $9.929      $10.466       129,882
                                                         2007       $10.466      $11.872       125,667
                                                         2008       $11.872       $8.311       130,724
                                                         2009        $8.311      $10.540       122,598
                                                         2010       $10.540      $11.828       129,616
-------------------------------------------------------------------------------------------------------
FIDELITY VIP CONTRAFUND PORTFOLIO--INITIAL CLASS
                                                         2001        $9.380       $8.080       104,405
                                                         2002        $8.080       $7.195       348,537
                                                         2003        $7.195       $9.078       888,353
                                                         2004        $9.078      $10.296     1,158,838
                                                         2005       $10.296      $11.826     1,260,810
                                                         2006       $11.826      $12.977     1,273,768
                                                         2007       $12.977      $14.986     1,188,207
                                                         2008       $14.986       $8.461     1,080,956
                                                         2009        $8.461      $11.277     1,046,007
                                                         2010       $11.277      $12.983       998,155
-------------------------------------------------------------------------------------------------------
FIDELITY VIP EQUITY-INCOME PORTFOLIO--INITIAL CLASS
                                                         2001       $11.040      $10.300        75,559
                                                         2002       $10.300       $8.405       174,403
                                                         2003        $8.405      $10.759       306,020
                                                         2004       $10.759      $11.786       434,981
                                                         2005       $11.786      $12.255       395,964
                                                         2006       $12.255      $14.468       396,481
                                                         2007       $14.468      $14.426       349,218
                                                         2008       $14.426       $8.125       273,985
                                                         2009        $8.125      $10.390       270,828
                                                         2010       $10.390      $11.751       237,804


                               63     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

          BASIC POLICY PLUS DEATH BENEFIT AND INCOME BENEFIT RIDER II

                           MORTALITY & EXPENSE = 1.7



                                                                                            Number of
                                                                 Accumulation Accumulation    Units
                                                    For the Year  Unit Value   Unit Value  Outstanding
                                                       Ending    at Beginning    at End      at End
Sub-Accounts                                        December 31   of Period    of Period    of Period
------------------------------------------------------------------------------------------------------
FIDELITY VIP GROWTH PORTFOLIO--INITIAL CLASS
                                                        2001        $8.390       $6.790        98,555
                                                        2002        $6.790       $4.659       305,305
                                                        2003        $4.659       $6.080       625,498
                                                        2004        $6.080       $6.173       939,071
                                                        2005        $6.173       $6.415       831,880
                                                        2006        $6.415       $6.732       682,021
                                                        2007        $6.732       $8.394       682,803
                                                        2008        $8.394       $4.356       663,776
                                                        2009        $4.356       $5.488       676,234
                                                        2010        $5.488       $6.693       597,279
------------------------------------------------------------------------------------------------------
FIDELITY VIP INDEX 500 PORTFOLIO--INITIAL CLASS
                                                        2001        $9.040       $7.800       312,663
                                                        2002        $7.800       $5.960       365,351
                                                        2003        $5.960       $7.516       978,400
                                                        2004        $7.516       $8.166     1,444,339
                                                        2005        $8.166       $8.407     1,362,101
                                                        2006        $8.407       $9.557     1,346,569
                                                        2007        $9.557       $9.896     1,295,792
                                                        2008        $9.896       $6.123     1,150,557
                                                        2009        $6.123       $7.614     1,043,678
                                                        2010        $7.614       $8.602       911,514
------------------------------------------------------------------------------------------------------
FIDELITY VIP MONEY MARKET PORTFOLIO--INITIAL CLASS
                                                        2001       $10.230      $10.470       140,649
                                                        2002       $10.470      $10.456       310,441
                                                        2003       $10.456      $10.373       819,516
                                                        2004       $10.373      $10.311       618,241
                                                        2005       $10.311      $10.435       694,730
                                                        2006       $10.435      $10.750       725,670
                                                        2007       $10.750      $11.108       714,035
                                                        2008       $11.108      $11.240     1,173,850
                                                        2009       $11.240      $11.119       894,758
                                                        2010       $11.119      $10.947       697,719
------------------------------------------------------------------------------------------------------
FIDELITY VIP OVERSEAS PORTFOLIO--INITIAL CLASS
                                                        2001        $8.440       $6.540        58,855
                                                        2002        $6.540       $5.119       109,892
                                                        2003        $5.119       $7.208       235,043
                                                        2004        $7.208       $8.045       382,839
                                                        2005        $8.045       $9.406       426,944
                                                        2006        $9.406      $10.909       513,031
                                                        2007       $10.909      $12.569       470,601
                                                        2008       $12.569       $6.937       476,598
                                                        2009        $6.937       $8.620       469,624
                                                        2010        $8.620       $9.577       413,895


                               64     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

          BASIC POLICY PLUS DEATH BENEFIT AND INCOME BENEFIT RIDER II

                           MORTALITY & EXPENSE = 1.7



                                                                                                                Number of
                                                                                     Accumulation Accumulation    Units
                                                                        For the Year  Unit Value   Unit Value  Outstanding
                                                                           Ending    at Beginning    at End      at End
Sub-Accounts                                                            December 31   of Period    of Period    of Period
--------------------------------------------------------------------------------------------------------------------------
INVESCO V.I. BASIC VALUE FUND--SERIES I FORMERLY, AIM V.I. BASIC VALUE
 FUND--SERIES I
                                                                            2004       $10.000      $10.781      244,914
                                                                            2005       $10.781      $11.197      251,607
                                                                            2006       $11.197      $12.450      294,765
                                                                            2007       $12.450      $12.415      241,174
                                                                            2008       $12.415       $5.881      236,766
                                                                            2009        $5.881       $8.549      231,753
                                                                            2010        $8.549       $9.014      197,346
--------------------------------------------------------------------------------------------------------------------------
INVESCO VAN KAMPEN V.I. GROWTH AND INCOME FUND--SERIES II FORMERLY,
 VAN KAMPEN LIT GROWTH AND INCOME PORTFOLIO, CLASS II
                                                                            2002       $10.000       $8.133       12,359
                                                                            2003        $8.133      $10.199      106,750
                                                                            2004       $10.199      $11.431      238,529
                                                                            2005       $11.431      $12.319      277,577
                                                                            2006       $12.319      $14.033      291,195
                                                                            2007       $14.033      $14.129      213,247
                                                                            2008       $14.129       $9.407      187,559
                                                                            2009        $9.407      $11.466      182,380
                                                                            2010       $11.466      $12.635      151,891
--------------------------------------------------------------------------------------------------------------------------
INVESCO VAN KAMPEN V.I. MID CAP GROWTH FUND--SERIES II FORMERLY,
 VAN KAMPEN LIT MID CAP GROWTH PORTFOLIO, CLASS II
                                                                            2004       $10.000      $11.114       77,019
                                                                            2005       $11.114      $12.130       52,894
                                                                            2006       $12.130      $12.500       60,010
                                                                            2007       $12.500      $14.437       59,849
                                                                            2008       $14.437       $7.538       46,687
                                                                            2009        $7.538      $11.577       51,595
                                                                            2010       $11.577      $14.472       53,523
--------------------------------------------------------------------------------------------------------------------------
INVESCO VAN KAMPEN V.I. MID CAP VALUE FUND--SERIES I FORMERLY, UIF
 U.S. MID CAP VALUE PORTFOLIO, CLASS I
                                                                            2004       $10.000      $11.290      220,091
                                                                            2005       $11.290      $12.455      280,918
                                                                            2006       $12.455      $14.765      311,438
                                                                            2007       $14.765      $15.638      269,763
                                                                            2008       $15.638       $9.017      244,967
                                                                            2009        $9.017      $12.329      201,588
                                                                            2010       $12.329      $14.802      159,248
--------------------------------------------------------------------------------------------------------------------------
JANUS ASPEN ENTERPRISE PORTFOLIO--INSTITUTIONAL SHARES
                                                                            2001        $6.650       $3.960      266,218
                                                                            2002        $3.960       $2.799      307,400
                                                                            2003        $2.799       $3.715      412,644
                                                                            2004        $3.715       $4.405      466,868
                                                                            2005        $4.405       $4.860      505,828
                                                                            2006        $4.860       $5.423      510,006
                                                                            2007        $5.423       $6.499      505,513
                                                                            2008        $6.499       $3.592      433,329
                                                                            2009        $3.592       $5.110      419,789
                                                                            2010        $5.110       $6.316      360,339


                               65     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

          BASIC POLICY PLUS DEATH BENEFIT AND INCOME BENEFIT RIDER II

                           MORTALITY & EXPENSE = 1.7



                                                                                                          Number of
                                                                               Accumulation Accumulation    Units
                                                                  For the Year  Unit Value   Unit Value  Outstanding
                                                                     Ending    at Beginning    at End      at End
Sub-Accounts                                                      December 31   of Period    of Period    of Period
--------------------------------------------------------------------------------------------------------------------
JANUS ASPEN JANUS PORTFOLIO--INTERNATIONAL SHARES
                                                                      2001        $8.320       $6.150      116,481
                                                                      2002        $6.150       $4.441      162,987
                                                                      2003        $4.441       $5.746      251,235
                                                                      2004        $5.746       $5.898      275,805
                                                                      2005        $5.898       $6.042      257,364
                                                                      2006        $6.042       $6.610      266,266
                                                                      2007        $6.610       $7.471      225,942
                                                                      2008        $7.471       $4.423      195,932
                                                                      2009        $4.423       $5.923      193,524
                                                                      2010        $5.923       $6.662      183,375
--------------------------------------------------------------------------------------------------------------------
JANUS ASPEN OVERSEAS PORTFOLIO--SERVICE SHARES
                                                                      2008       $10.000       $7.225       81,678
                                                                      2009        $7.225      $12.707      127,139
                                                                      2010       $12.707      $15.603      120,730
--------------------------------------------------------------------------------------------------------------------
JANUS ASPEN SERIES BALANCED PORTFOLIO--INSTITUTIONAL SHARES
                                                                      2001        $9.620       $9.000      199,196
                                                                      2002        $9.000       $8.273      356,912
                                                                      2003        $8.273       $9.267      699,022
                                                                      2004        $9.267       $9.878      705,500
                                                                      2005        $9.878      $10.473      691,502
                                                                      2006       $10.473      $11.389      664,165
                                                                      2007       $11.389      $12.364      559,884
                                                                      2008       $12.364      $10.220      522,134
                                                                      2009       $10.220      $12.636      495,193
                                                                      2010       $12.636      $13.451      424,233
--------------------------------------------------------------------------------------------------------------------
JANUS ASPEN SERIES FLEXIBLE BOND PORTFOLIO--INSTITUTIONAL SHARES
                                                                      2001       $10.400      $11.010      104,700
                                                                      2002       $11.010      $11.943      114,051
                                                                      2003       $11.943      $12.480      254,643
                                                                      2004       $12.480      $12.743      312,969
                                                                      2005       $12.743      $12.767      291,063
                                                                      2006       $12.767      $13.069      350,195
                                                                      2007       $13.069      $13.738      380,041
                                                                      2008       $13.738      $14.306      355,482
                                                                      2009       $14.306      $15.908      323,948
                                                                      2010       $15.908      $16.870      295,938
--------------------------------------------------------------------------------------------------------------------
JANUS ASPEN SERIES FOREIGN STOCK PORTFOLIO--SERVICE SHARES
                                                                      2002       $10.000       $7.734       36,688
                                                                      2003        $7.734      $10.132       37,023
                                                                      2004       $10.132      $11.765       71,988
                                                                      2005       $11.765      $12.276       79,929
                                                                      2006       $12.276      $14.235       72,800
                                                                      2007       $14.235      $16.532       78,321
                                                                      2008       $16.532      $15.537            0


                               66     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

          BASIC POLICY PLUS DEATH BENEFIT AND INCOME BENEFIT RIDER II

                           MORTALITY & EXPENSE = 1.7



                                                                                                            Number of
                                                                                 Accumulation Accumulation    Units
                                                                    For the Year  Unit Value   Unit Value  Outstanding
                                                                       Ending    at Beginning    at End      at End
Sub-Accounts                                                        December 31   of Period    of Period    of Period
----------------------------------------------------------------------------------------------------------------------
JANUS ASPEN WORLDWIDE PORTFOLIO--INSTITUTIONAL SHARES
                                                                        2001        $8.190       $6.240      167,331
                                                                        2002        $6.240       $4.564      245,789
                                                                        2003        $4.564       $5.558      365,025
                                                                        2004        $5.558       $5.719      414,342
                                                                        2005        $5.719       $5.947      364,847
                                                                        2006        $5.947       $6.905      335,256
                                                                        2007        $6.905       $7.434      327,739
                                                                        2008        $7.434       $4.040      279,358
                                                                        2009        $4.040       $5.464      445,607
                                                                        2010        $5.464       $6.216      264,635
----------------------------------------------------------------------------------------------------------------------
LEGG MASON CLEARBRIDGE VARIABLE LARGE CAP VALUE PORTFOLIO--CLASS I
 SHARES FORMERLY, LEGG MASON CLEARBRIDGE VARIABLE INVESTORS
 PORTFOLIO--CLASS I
                                                                        2004       $10.000      $10.913       47,102
                                                                        2005       $10.913      $11.419       45,145
                                                                        2006       $11.419      $13.264       47,405
                                                                        2007       $13.264      $13.534       46,980
                                                                        2008       $13.534       $8.557       42,904
                                                                        2009        $8.557      $10.464       43,855
                                                                        2010       $10.464      $11.250       44,795
----------------------------------------------------------------------------------------------------------------------
LSA BALANCED
                                                                        2002       $10.000       $8.646        2,157
                                                                        2003        $8.646      $10.973       46,166
----------------------------------------------------------------------------------------------------------------------
MFS GROWTH--INITIAL CLASS
                                                                        2001        $8.150       $5.330      107,324
                                                                        2002        $5.330       $3.465      123,692
                                                                        2003        $3.465       $4.432      227,669
                                                                        2004        $4.432       $4.917      274,686
                                                                        2005        $4.917       $5.273      269,766
                                                                        2006        $5.273       $5.588      247,942
                                                                        2007        $5.588       $6.650      220,878
                                                                        2008        $6.650       $4.087      314,346
                                                                        2009        $4.087       $5.527      175,017
                                                                        2010        $5.527       $6.261      155,208
----------------------------------------------------------------------------------------------------------------------
MFS INVESTORS TRUST SERIES--INITIAL CLASS
                                                                        2001        $9.850       $8.130       22,985
                                                                        2002        $8.130       $6.308       52,812
                                                                        2003        $6.308       $7.567      121,843
                                                                        2004        $7.567       $8.276      136,211
                                                                        2005        $8.276       $8.724      135,382
                                                                        2006        $8.724       $9.682      134,594
                                                                        2007        $9.682      $10.488      127,128
                                                                        2008       $10.488       $6.893      180,349
                                                                        2009        $6.893       $8.591      197,186
                                                                        2010        $8.591       $9.375       86,881


                               67     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

          BASIC POLICY PLUS DEATH BENEFIT AND INCOME BENEFIT RIDER II

                           MORTALITY & EXPENSE = 1.7



                                                                                                   Number of
                                                                        Accumulation Accumulation    Units
                                                           For the Year  Unit Value   Unit Value  Outstanding
                                                              Ending    at Beginning    at End      at End
Sub-Accounts                                               December 31   of Period    of Period    of Period
-------------------------------------------------------------------------------------------------------------
MFS NEW DISCOVERY SERIES--INITIAL CLASS
                                                               2001        $8.970       $8.360      118,208
                                                               2002        $8.360       $5.615      205,837
                                                               2003        $5.615       $7.374      477,819
                                                               2004        $7.374       $7.715      623,501
                                                               2005        $7.715       $7.975      560,525
                                                               2006        $7.975       $8.868      514,110
                                                               2007        $8.868       $8.928      480,804
                                                               2008        $8.928       $5.320      407,025
                                                               2009        $5.320       $8.527      412,667
                                                               2010        $8.527      $11.418      350,753
-------------------------------------------------------------------------------------------------------------
MFS RESEARCH SERIES--INITIAL CLASS
                                                               2001        $8.870       $6.860       23,332
                                                               2002        $6.860       $5.084       32,958
                                                               2003        $5.084       $6.227       50,336
                                                               2004        $6.227       $7.085       53,593
                                                               2005        $7.085       $7.502       52,102
                                                               2006        $7.502       $8.141       49,634
                                                               2007        $8.141       $9.050       50,049
                                                               2008        $9.050       $5.681       46,891
                                                               2009        $5.681       $7.284       43,067
                                                               2010        $7.284       $8.291       38,811
-------------------------------------------------------------------------------------------------------------
MFS TOTAL RETURN SERIES--INITIAL CLASS
                                                               2001       $11.200      $11.030       60,889
                                                               2002       $11.030      $10.273      250,026
                                                               2003       $10.273      $11.736      454,021
                                                               2004       $11.736      $12.832      590,723
                                                               2005       $12.832      $12.959      622,265
                                                               2006       $12.959      $14.243      569,919
                                                               2007       $14.243      $14.577      589,170
                                                               2008       $14.577      $11.148      454,138
                                                               2009       $11.148      $12.923      417,681
                                                               2010       $12.923      $13.953      393,032
-------------------------------------------------------------------------------------------------------------
OPPENHEIMER MAIN STREET SMALL CAP FUND/VA--SERVICE SHARES
                                                               2002       $10.000       $7.818       41,593
                                                               2003        $7.818      $11.076      193,863
                                                               2004       $11.076      $12.965      323,468
                                                               2005       $12.965      $13.972      312,606
                                                               2006       $13.972      $15.735      325,308
                                                               2007       $15.735      $15.238      316,074
                                                               2008       $15.238       $9.278      291,787
                                                               2009        $9.278      $12.473      266,203
                                                               2010       $12.473      $15.075      255,321


                               68     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

          BASIC POLICY PLUS DEATH BENEFIT AND INCOME BENEFIT RIDER II

                           MORTALITY & EXPENSE = 1.7



                                                                                                 Number of
                                                                      Accumulation Accumulation    Units
                                                         For the Year  Unit Value   Unit Value  Outstanding
                                                            Ending    at Beginning    at End      at End
Sub-Accounts                                             December 31   of Period    of Period    of Period
-----------------------------------------------------------------------------------------------------------
PIMCO VIT FOREIGN BOND PORTFOLIO (U.S. DOLLAR-HEDGED)--
 ADMINISTRATIVE SHARES
                                                             2002       $10.000      $10.526        4,596
                                                             2003       $10.526      $10.571       79,683
                                                             2004       $10.571      $10.960      100,873
                                                             2005       $10.960      $11.319      106,489
                                                             2006       $11.319      $11.362       99,214
                                                             2007       $11.362      $11.563      106,231
                                                             2008       $11.563      $11.086      122,885
                                                             2009       $11.086      $12.591      135,635
                                                             2010       $12.591      $13.417      119,213
-----------------------------------------------------------------------------------------------------------
PIMCO VIT TOTAL RETURN PORTFOLIO--ADMINISTRATIVE SHARES
                                                             2002       $10.000      $10.518       85,455
                                                             2003       $10.518      $10.851      428,033
                                                             2004       $10.851      $11.178      604,097
                                                             2005       $11.178      $11.247      614,406
                                                             2006       $11.247      $11.473      512,461
                                                             2007       $11.473      $12.255      483,376
                                                             2008       $12.255      $12.616      572,089
                                                             2009       $12.616      $14.135      536,002
                                                             2010       $14.135      $15.010      502,876
-----------------------------------------------------------------------------------------------------------
PREMIER VIT NACM SMALL CAP PORTFOLIO CLASS 1
                                                             2002       $10.000       $7.173        8,929
                                                             2003        $7.173      $10.051      172,641
                                                             2004       $10.051      $11.637      244,720
                                                             2005       $11.637      $11.436      236,295
                                                             2006       $11.436      $13.938      205,170
                                                             2007       $13.938      $13.767      172,785
                                                             2008       $13.767       $7.892      167,008
                                                             2009        $7.892       $8.958      160,896
                                                             2010        $8.958      $10.376            0
-----------------------------------------------------------------------------------------------------------
PREMIER VIT OPCAP BALANCED PORTFOLIO
                                                             2004       $10.000      $10.772       91,944
                                                             2005       $10.772      $10.870      106,673
                                                             2006       $10.870      $11.829       97,834
                                                             2007       $11.829      $11.102       94,157
                                                             2008       $11.102       $7.504       80,619
                                                             2009        $7.504       $7.230            0


                               69     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

          BASIC POLICY PLUS DEATH BENEFIT AND INCOME BENEFIT RIDER II

                           MORTALITY & EXPENSE = 1.7



                                                                                                          Number of
                                                                               Accumulation Accumulation    Units
                                                                  For the Year  Unit Value   Unit Value  Outstanding
                                                                     Ending    at Beginning    at End      at End
Sub-Accounts                                                      December 31   of Period    of Period    of Period
--------------------------------------------------------------------------------------------------------------------
PUTNAM VT INTERNATIONAL VALUE FUND--CLASS IB FORMERLY, PUTNAM VT
 INTERNATIONAL GROWTH AND INCOME FUND--CLASS IB
                                                                      2002       $10.000       $8.168        6,727
                                                                      2003        $8.168      $11.059       39,731
                                                                      2004       $11.059      $13.141       58,105
                                                                      2005       $13.141      $14.727       61,333
                                                                      2006       $14.727      $18.403      109,461
                                                                      2007       $18.403      $19.339      175,336
                                                                      2008       $19.339      $10.253       80,251
                                                                      2009       $10.253      $12.707       72,272
                                                                      2010       $12.707      $13.369       62,701
--------------------------------------------------------------------------------------------------------------------
RIDGEWORTH LARGE CAP GROWTH STOCK FUND
                                                                      2001        $9.630       $8.950        7,596
                                                                      2002        $8.950       $6.870       31,178
                                                                      2003        $6.870       $7.992       54,246
                                                                      2004        $7.992       $8.380       63,858
                                                                      2005        $8.380       $8.157       58,249
                                                                      2006        $8.157       $8.879       51,761
                                                                      2007        $8.879      $10.052       47,830
                                                                      2008       $10.052       $5.856       43,139
                                                                      2009        $5.856       $5.951            0
--------------------------------------------------------------------------------------------------------------------
RIDGEWORTH LARGE CAP VALUE EQUITY FUND
                                                                      2001       $11.700      $11.360       18,026
                                                                      2002       $11.360       $9.262       19,587
                                                                      2003        $9.262      $11.201       30,898
                                                                      2004       $11.201      $12.683      100,258
                                                                      2005       $12.683      $12.925       68,271
                                                                      2006       $12.925      $15.546       93,618
                                                                      2007       $15.546      $15.810       49,278
                                                                      2008       $15.810      $10.437       30,278
                                                                      2009       $10.437       $9.859            0
--------------------------------------------------------------------------------------------------------------------
T. ROWE PRICE EQUITY INCOME PORTFOLIO--I
                                                                      2001       $11.520      $11.480       47,501
                                                                      2002       $11.480       $9.895      228,732
                                                                      2003        $9.895      $12.073      526,597
                                                                      2004       $12.073      $13.627      761,565
                                                                      2005       $13.627      $13.909      796,314
                                                                      2006       $13.909      $16.254      661,730
                                                                      2007       $16.254      $16.483      601,481
                                                                      2008       $16.483      $10.343      537,201
                                                                      2009       $10.343      $12.759      523,378
                                                                      2010       $12.759      $14.414      428,716


                               70     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

          BASIC POLICY PLUS DEATH BENEFIT AND INCOME BENEFIT RIDER II

                           MORTALITY & EXPENSE = 1.7



                                                                                        Number of
                                                             Accumulation Accumulation    Units
                                                For the Year  Unit Value   Unit Value  Outstanding
                                                   Ending    at Beginning    at End      at End
Sub-Accounts                                    December 31   of Period    of Period    of Period
--------------------------------------------------------------------------------------------------
T. ROWE PRICE INTERNATIONAL STOCK PORTFOLIO--I
                                                    2001        $8.550       $6.530       16,460
                                                    2002        $6.530       $5.239       39,170
                                                    2003        $5.239       $6.716      110,909
                                                    2004        $6.716       $7.505      176,753
                                                    2005        $7.505       $8.554      203,771
                                                    2006        $8.554      $10.006      257,698
                                                    2007       $10.006      $11.107      256,965
                                                    2008       $11.107       $5.596      188,929
                                                    2009        $5.596       $8.375      202,112
                                                    2010        $8.375       $9.415      262,241
--------------------------------------------------------------------------------------------------
T. ROWE PRICE MID-CAP GROWTH PORTFOLIO--I
                                                    2001       $10.060       $9.790       82,744
                                                    2002        $9.790       $7.569      231,318
                                                    2003        $7.569      $10.288      574,018
                                                    2004       $10.288      $11.957      675,635
                                                    2005       $11.957      $13.476      621,478
                                                    2006       $13.476      $14.114      575,076
                                                    2007       $14.114      $16.289      538,625
                                                    2008       $16.289       $9.638      472,274
                                                    2009        $9.638      $13.787      438,741
                                                    2010       $13.787      $17.348      371,524
--------------------------------------------------------------------------------------------------
T. ROWE PRICE NEW AMERICA GROWTH PORTFOLIO--I
                                                    2001        $9.010       $7.800       14,973
                                                    2002        $7.800       $5.489       80,509
                                                    2003        $5.489       $7.284       84,065
                                                    2004        $7.284       $7.933      120,707
                                                    2005        $7.933       $8.140      126,892
                                                    2006        $8.140       $8.581      132,467
                                                    2007        $8.581       $9.589      126,622
                                                    2008        $9.589       $5.816      125,436
                                                    2009        $5.816       $8.555      120,111
                                                    2010        $8.555      $10.054      108,637
--------------------------------------------------------------------------------------------------
WELLS FARGO ADVANTAGE VT DISCOVERY FUND
                                                    2005       $10.000      $11.435      177,119
                                                    2006       $11.435      $12.876      174,427
                                                    2007       $12.876      $15.468      167,923
                                                    2008       $15.468       $8.453      150,363
                                                    2009        $8.453      $11.648      130,113
                                                    2010       $11.648      $15.507      125,559


                               71     PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY--PROSPECTUS

 ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
                             VARIABLE SUB-ACCOUNT*

          BASIC POLICY PLUS DEATH BENEFIT AND INCOME BENEFIT RIDER II

                           MORTALITY & EXPENSE = 1.7



                                                                                   Number of
                                                        Accumulation Accumulation    Units
                                           For the Year  Unit Value   Unit Value  Outstanding
                                              Ending    at Beginning    at End      at End
Sub-Accounts                               December 31   of Period    of Period    of Period
---------------------------------------------------------------------------------------------
WELLS FARGO ADVANTAGE VT OPPORTUNITY FUND
                                               2005       $10.000      $10.996      449,486
                                               2006       $10.996      $12.120      420,788
                                               2007       $12.120      $12.692      391,679
                                               2008       $12.692       $7.467      344,261
                                               2009        $7.467      $10.835      303,876
                                               2010       $10.835      $13.169      278,789



* The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.70% and an administrative expense charge of 0.10%.


                               72     PROSPECTUS

APPENDIX B
--------------------------------------------------------------------------------

ILLUSTRATION OF A MARKET VALUE ADJUSTMENT

           Purchase Payment:                $40,000.00
           ---------------------------------------------------------
           Guarantee Period:                5 Years
           ---------------------------------------------------------
           Guaranteed Interest Rate:        5% Annual Effective Rate
           ---------------------------------------------------------
           5-year Treasury Rate at Time of
           Purchase Payment:                6%
           ---------------------------------------------------------

The following examples illustrate how the Market Value Adjustment and the Withdrawal Charge may affect the values of a Contract upon a withdrawal. The 5% assumed Guaranteed Interest Rate is the rate required to be used in the "Summary of Expenses." In these examples, the withdrawal occurs one year after the Issue Date. The Market Value Adjustment operates in a similar manner for transfers, except that there is no free amount for transfers. No Withdrawal Charge applies to transfers.

Assuming that the entire $40,000.00 Purchase Payment is allocated to the Guaranteed Maturity Fixed Account for the Guarantee Period specified above, at the end of the five-year Guarantee Period the Contract Value would be $51,051.26. After one year, when the withdrawals occur in these examples, the Contract Value would be $42,000.00. We have assumed that no prior partial withdrawals or transfers have occurred.

The Market Value Adjustment and the Withdrawal Charge only apply to the portion of a withdrawal that is greater than the Free Withdrawal Amount. Accordingly, the first step is to calculate the Free Withdrawal Amount.

The Free Withdrawal Amount is equal to:

   (a) the greater of:

   . earnings not previously withdrawn; or

   . 15% of your total Purchase Payments in the most recent seven years; plus

   (b) an amount equal to your total Purchase Payments made more than seven years ago, to the extent not previously withdrawn.

Here, (a) equals $6,000.00, because 15% of the total Purchase Payments in the most recent seven years ($6,000.00 = 15% X $40,000.00) is greater than the earnings not previously withdrawn ($2,000.00). (b) equals $0, because all of the Purchase Payments were made less than seven years age. Accordingly, the Free Withdrawal Amount is $6,000.00.

The formula that we use to determine the amount of the Market Value Adjustment is:

   .9 X (I - J) X N

where: I = the Treasury Rate for a maturity equal to the relevant Guarantee Period for the week preceding the beginning of the Guarantee Period;

J = the Treasury Rate for a maturity equal to the relevant Guarantee Period for the week preceding our receipt of your withdrawal request, death benefit request, transfer request, or annuity option request; and

N = the number of whole and partial years from the date we receive your request until the end of the relevant Guarantee Period.

We will base the Market Value Adjustment on the current Treasury Rate for a maturity corresponding in length to the relevant Guarantee Period. These examples also show the Withdrawal Charge (if any), which would be calculated separately from the Market Value Adjustment.

EXAMPLE OF A DOWNWARD MARKET VALUE ADJUSTMENT

A downward Market Value Adjustment results from a full or partial withdrawal that occurs when interest rates have increased. Assume interest rates have increased one year after the Purchase Payment, such that the five-year Treasury Rate is now 6.5%. Upon a withdrawal, the market value adjustment factor would be:

   .9 X (.06 - .065) X 4 = -.0180

The Market Value Adjustment is a reduction of $648.00 from the amount withdrawn:

   $ - 648.00 = -.0180 X ($42,000.00 - $6,000.00)

A Withdrawal Charge of 7% would be assessed against the Purchase Payments withdrawn that are less than seven years old and are not eligible for free withdrawal. Under the Contract, earnings are deemed to be withdrawn before Purchase Payments. Accordingly, in this example, the amount of the Purchase Payment eligible for free withdrawal would equal the Free Withdrawal Amount less the interest credited or $4,000.00 ($6,000.00 - $2,000.00).

Therefore, the Withdrawal Charge would be:

   $2,520.00 = 7% X (40,000.00 - $4,000.00)

As a result, the net amount payable to you would be:

   $38,832.00 = $42,000.00-$648.00 - $2,520.00

                               73     PROSPECTUS

EXAMPLE OF AN UPWARD MARKET VALUE ADJUSTMENT

An upward Market Value Adjustment results from a withdrawal that occurs when interest rates have decreased. Assume interest rates have decreased one year after the Purchase Payment, such that the five-year

Treasury Rate is now 5.5%. Upon a withdrawal, the market value adjustment factor would be:

   .9 X (.06 - .055) X 4 = .0180

The Market Value Adjustment would increase the amount withdrawn by $648.00, as follows:

   $648.00 = .0180 X ($42,000.00 - $6,000.00)

As above, in this example, the amount of the Purchase Payment eligible for free withdrawal would equal the Free Withdrawal Amount less the interest credited or $4,000.00 ($6,000.00 - $2,000.00). Therefore, the Withdrawal Charge would be:

   $2,520.00 = 7% X ($40,000.00 - $4,000.00)

As a result, the net amount payable to you would be:

   $40,128.00 = $42,000.00 + $648.00 - $2,520.00

EXAMPLE OF A PARTIAL WITHDRAWAL

If you request a partial withdrawal from a Guarantee Period, we can either
(1) withdraw the specified amount of Contract Value and pay you that amount as adjusted by any applicable Market Value Adjustment or (2) pay you the amount requested, and subtract an amount from your Contract Value that equals the requested amount after application of the Market Value Adjustment and Withdrawal Charge. Unless you instruct us otherwise, when you request a partial withdrawal we will assume that you wish to receive the amount requested. We will make the necessary calculations and on your request provide you with a statement showing our calculations.

For example, if in the first example you wished to receive $20,000.00 as a partial withdrawal, the Market Value Adjustment and Withdrawal Charge would be calculated as follows:

                Let:   AW =   the total amount to be withdrawn
                                from your Contract Value
                      MVA =   Market Value Adjustment
                       WC =   Withdrawal Charge
                      AW' =   amount subject to Market Value
                                Adjustment and Withdrawal
                                Charge
                Then   AW -   $20,000.00 = WC - MVA

Since neither the Market Value Adjustment nor the Withdrawal Charge apply to the free withdrawal amount, we can solve directly for the amount subject to the Market Value Adjustment and the Withdrawal Charge (i.e., AW'), which equals AW
- $6,000.00. Then, AW = AW' + $6,000, and AW' + $6,000.00 - $20,000.00 = WC -
MVA.

                 MVA. =   - .018 X AW'
                 WC.. =   .07 X AW'
                 WC.. -   MVA = .088AW'
                 AW'. -   $14,000.00 = .088AW'
                 AW'. =   $14,000.00 / (1 - .088) = $15,350.88
                 MVA. =   - .018 X $15,350.88 = - $276.32
                 WC.. =   .07 X $15,350.88 = $1,074.56

AW = Total amount withdrawn = $15,350.88 + $6,000.00 = $21,350.88

You receive $20,000.00; the total amount subtracted from your contract is $21,350.88; the Market Value Adjustment is $276.32; and the Withdrawal Charge is $1,074.56. Your remaining Contract Value is $20,649.12.

If, however, in the same example, you wished to withdraw $20,000.00 from your Contract Value and receive the adjusted amount, the calculations would be as follows:

By definition, AW = total amount withdrawn from your Contract Value = $20,000.00

                 AW'  =   amount that MVA & WC are applied to
                      =   amount withdrawn in excess of Free
                            Amount = $20,000.00 - $6,000.00 =
                            $14,000.00
                 MVA  =   - .018 X $14,000.00 = - $252.00
                 WC   =   .07 X $14,000.00 = $980.00

You would receive $20,000.00 - $252.00 - $980.00 = $18,768.00; the total amount subtracted from your Contract Value is $20,000.00. Your remaining Contract Value would be $22,000.00.

EXAMPLE OF FREE WITHDRAWAL AMOUNT

Assume that in the foregoing example, after four years $8,620.25 in interest had been credited and that the Contract Value in the Fixed Account equaled $48,620.25. In this example, if no prior withdrawals have been made, you could withdraw up to $8,620.25 without incurring a Market Value Adjustment or a Withdrawal Charge. The Free Withdrawal Amount would be $8,620.25, because the interest credited ($8,620.25) is greater than 15% of the Total Purchase Payments in the most recent seven years ($40,000.00 X .15 = $6,000.00).

                               74     PROSPECTUS

LBL3055-7

[LOGO]

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of issuance and Distribution.

Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

              Registration fees.................. $       0
              Cost of printing and engraving..... $4,000.00
              Legal fees......................... $       0
              Accounting fees.................... $   3,000
              Mailing fees....................... $6,500.00

Item 14. Indemnification of Directors and Officers

The Articles of Incorporation of Lincoln Benefit Life Company (Registrant) provide for the indemnification of its directors and officers against expenses, judgments, fines and amounts paid in settlement as incurred by such person, so long as such person shall not have been adjudged to be liable for negligence or misconduct in the performance of a duty to the Company. This right of indemnity is not exclusive of other rights to which a director or officer may otherwise be entitled.

The By-Laws of Allstate Distributors, LLC (Distributor) provide that the corporation will indemnify a director, officer, employee or agent of the corporation to the full extent of Delaware law. In general, Delaware law provides that a corporation may indemnify a director, officer, employee or agent against expenses, judgments, fines and amounts paid in settlement if that individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. No indemnification shall be made for expenses, including attorney's fees, if the person shall have been judged to be liable to the corporation unless a court determines such person is entitled to such indemnity. Expenses incurred by such individual in defending any action or proceeding may be advanced by the corporation so long as the individual agrees to repay the corporation if it is later determined that he or she is not entitled to such indemnification.

Under the terms of the form of Underwriting Agreement, the Registrant agrees to indemnify the Distributor for any liability that the latter may incur to a Contract owner or party-in-interest under a Contract, (a) arising out of any act or omission in the course of or in connection with rendering services under such Agreement, or (b) arising out of the purchase, retention or surrender of a Contract; provided that the Registrant will not indemnify the Distributor for any such liability that results from the latter's willful misfeasance, bad faith or gross negligence, or from the reckless disregard by the latter of its duties and obligations under the Underwriting Agreement.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15 RECENT SALES OF UNREGISTERED SECURITIES

During the period beginning on December 1, 2008 and ending on March 26, 2009, the Registrant inadvertently sold participating interests in existing deferred annuity contracts pursuant to registration statements on Form S-3 that were not in compliance with Rule 415(a)(5) under the Securities Act of 1933. The aggregate amount of securities sold was $13,933,172. Purchasers, however, did receive all material information relating to the security prior to sale, including the prospectus from the existing registration statement. When the technical violation was discovered, the Registrant filed new registration statements on Form S-3 with the Commission to comply with the requirements of Rule 415(a)(5) for continuous offering. These registration statements were declared effective on March 27, 2009 (SEC File Nos. 333-158172, 333-158176, 333-158180, 333-158181, 333-158192). Although the legal effect of a violation of Rule 415(a)(5) is not entirely clear, the Registrant may have been deemed to have inadvertently sold unregistered securities during the time period noted above. New procedures have been implemented to ensure timely submission of future registration statement filings.

ITEM 16 EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

16(a)

Exh. No. Description
1 Principal Underwriting Agreement. Incorporated herein by reference to Post-Effective Amendment to Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333- 50545, 811- 07924) filed January 28, 1999
3(i) Amended and Restated Articles of Incorporation of Lincoln Benefit Life Company dated September 26, 2000. Incorporated herein by reference to
         Exhibit 3(i) to Lincoln Benefit Life Company's Quarterly Report on
         Form 10-Q for quarter ended March 31, 2002. (SEC File No. 333-111553)
3(ii) Amended and Restated By-Laws of Lincoln Benefit Life Company effective March 10, 2006. Incorporated herein by reference to Exhibit 3.2 to Lincoln Benefit Life Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2006. (SEC File No. 333-111553)
4(a) Form of Variable Annuity Contract. Incorporated herein by reference to Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-50545, 811-07924) filed April 21, 1998
4(b)     Form of Application. Incorporated herein by reference to
         Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-50545, 811-07924) filed April 21, 1998
5(a) Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Post-Effective Amendment to Form S-1 on Form S-3 for Lincoln Benefit Life Company (File No. 333-59765) filed April 28, 2000.
5(b) Opinion and Consent of Counsel regarding legality. Opinion of General Counsel Re: Legality (Incorporated herein by reference to Registrant's Form S-3 Registration Statement (File No. 333-158192) dated March 24,
         2009)
8        None
9        None
10       Material Contracts
10.1 Form of Investment Management Agreement among Allstate Investments, LLC, Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2007. Incorporated herein by reference to Exhibit 10.12 to Allstate Life Insurance Company's Annual Report on Form 10-K for 2007. (SEC File No. 000-31248)
10.2 Form of Tax Sharing Agreement among The Allstate Corporation and certain affiliates dated as of November 12, 1996. Incorporated herein by reference to Exhibit 10.24 to Allstate Life Insurance Company's Annual Report on Form 10-K for 2007. (SEC File No. 000-31248)
10.3 Supplemental Intercompany Tax Sharing Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company effective December 21, 2000. Incorporated herein by reference to Exhibit 10.3 to Lincoln Benefit Life Company's Annual Report on Form 10-K for the year ended December 31, 2009. (SEC File No. 333-111553)
10.4 Cash Management Services Master Agreement between Allstate Insurance Company and Allstate Bank (aka Allstate Federal Savings Bank) dated March 16, 1999. Incorporated herein by reference to Exhibit 10.4 to Lincoln Benefit Life Company's Quarterly Report on Form 10-Q for quarter ended March 31, 2002. (SEC File No. 333-111553)
10.5 Amendment No.1 to Cash Management Services Master Agreement effective January 5, 2001. Incorporated herein by reference to Exhibit 10.5 to Lincoln Benefit Life Company's Quarterly Report on Form 10-Q for quarter ended March 31, 2002. (SEC File No. 333-111553)
10.6 Amendment No. 2 entered into November 8, 2002 to the Cash Management Services Master Agreement between Allstate Insurance Company, Allstate Bank and Allstate Motor Club, Inc. dated March 16, 1999. Incorporated herein by reference to Exhibit 10.19 to Allstate Life Insurance Company's Annual Report on Form 10-K filed for 2007. (SEC File No. 000-31248)
10.7     Premium Depository Service Supplement dated as of September 30, 2005 to Cash Management Services Master Agreement between Allstate
         Insurance Company, Allstate Bank, Allstate Motor Club, Inc. and
         certain other parties. Incorporated herein by reference to Exhibit
         10.20 to Allstate Life Insurance Company's Annual Report on Form 10-K filed for 2007. (SEC File No. 000-31248)
10.8 Variable Annuity Service Supplement dated November 10, 2005 to Cash Management Services Agreement between Allstate Bank, Allstate Life Insurance Company of New York and certain other parties. Incorporated herein by reference to Exhibit 10.21 to Allstate Life Insurance Company's Annual Report on Form 10-K filed for 2007. (SEC File No. 000-31248)
10.9     Sweep Agreement Service Supplement dated as of October 11, 2006 to
         Cash Management Services Master Agreement between Allstate Life Insurance Company, Allstate Bank, Allstate Motor Club, Inc. and
         certain other companies. Incorporated herein by reference to Exhibit
         10.22 to Allstate Life Insurance Company's Annual Report on Form 10-K filed for 2007. (SEC File No. 000-31248)
10.10 Form of Amended and Restated Service and Expense Agreement between Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2004. Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company's Annual Report on Form 10-K for 2007. (SEC File No. 000-31248)
10.11 Form of Amendment No. 1 to Amended and Restated Service and Expense Agreement between Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2009. Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company's Current Report on Form 8-K filed February 17, 2010. (SEC File No. 000-31248)
10.12 Administrative Services Agreement between Lincoln Benefit Life Company and Allstate Life Insurance Company effective June 1, 2006. Incorporated herein by reference to Exhibit 10.1 to Lincoln Benefit Life Company's Quarterly Report on Form 10-Q for the quarter ended
         June 30, 2006. (SEC File No. 333-111553)
10.13 Principal Underwriting Agreement between Lincoln Benefit Life Company and ALFS, Inc., effective November 25, 1998. (Variable Universal Life Account). Incorporated herein by reference to Exhibit 10.6 to Lincoln Benefit Life Company's Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-111553)
10.14 Amended and Restated Principal Underwriting Agreement between Lincoln Benefit Life Company and ALFS, Inc. effective June 1, 2006. Incorporated herein by reference to Exhibit 10.1 to Lincoln Benefit Life Company's Current Report on Form 8-K filed December 20, 2007.
         (SEC File No. 333-111553)
10.15 Selling Agreement between Lincoln Benefit Life Company, ALFS, Inc. (f/k/a Allstate Financial Services, Inc.) and Allstate Financial Services, LLC (f/k/a LSA Securities, Inc.) effective August 2, 1999. Incorporated herein by reference to Exhibit 10.8 to Allstate Life Insurance Company's Annual Report on Form 10-K for 2003. (SEC File No. 000-31248)
10.16 Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001.
         Incorporated herein by reference to Exhibit 10.11 to Lincoln Benefit Life Company's Quarterly Report on Form 10-Q for quarter ended June
         30, 2002. (SEC File No. 333-111553)
10.17 Modified Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.12 to Lincoln Benefit Life Company's Quarterly Report on Form 10-Q for quarter ended June
         30, 2002. (SEC File No. 333-111553)
10.18 Modified Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.13 to Lincoln Benefit Life Company's Quarterly Report on Form 10-Q for quarter ended June
         30, 2002. (SEC File No. 333-111553)
10.19 Intercompany Loan Agreement among The Allstate Corporation, Allstate Life Insurance Company, Lincoln Benefit Life Company and other certain subsidiaries of The Allstate Corporation dated February 1, 1996. Incorporated herein by reference to Exhibit 10.24 of Allstate Life Insurance Company's Annual Report on Form 10-K for 2006. (SEC File No. 000-31248)
10.20 Form of Service Agreement between Lincoln Benefit Life Company and Allstate Assignment Company effective June 25, 2001. Incorporated herein by reference to Exhibit 10.22 of Lincoln Benefit Life Company's Annual Report on Form 10-K for 2007. (SEC File No. 333-111553)
10.21 First Amendment to Service Agreement between Lincoln Benefit Life Company and Allstate Assignment Company effective December 1, 2007. Incorporated herein by reference to Exhibit 10.23 of Lincoln Benefit Life Company's Annual Report on Form 10-K for 2007. (SEC File No. 333-111553)
10.22 Agreement for the Settlement of State and Local Tax Credits among Allstate Insurance Company and certain affiliates effective January 1, 2007. Incorporated herein by reference to Exhibit 10.1 to Lincoln Benefit Life Company's Current Report on Form 8-K filed February 21, 2008. (SEC File No. 333-111553)
10.23 Administrative Services Agreement between ALFS, Inc., Allstate Life Insurance Company, Lincoln Benefit Life Company and Charter National Life Insurance Company effective January 1, 2000. Incorporated herein by reference to Exhibit 10.22 to Lincoln Benefit Life Company's Annual Report on Form 10-K for the year ended December 31, 2008. (SEC File
         No. 333-111553)
10.24 Form of Assignment & Delegation of Administrative Services Agreements, Underwriting Agreements, and Selling Agreements between ALFS, Inc. and Allstate Life Insurance Company, Allstate Life Insurance Company of
         New York, Charter National Life Insurance Company, Intramerica Life Insurance Company, Allstate Distributors, LLC & Lincoln Benefit Life Company. Filed herewith.
11       None
12       None
15       Not applicable
16       Letter re change in certifying accountant.  Not Applicable.
21       Subsidiaries of the registrant.  Not applicable.
23       Consent of Independent Registered Public Accounting Firm.
         Filed herewith.
24(a) Powers of Attorney for Lawrence W. Dahl, Matthew S. Easley, Samuel H. Pilch, and John Pintozzi. Incorporated herein by reference to the Registration Statement on Form S-3 File No. 333-158192 dated March 24, 2009.
24(b) Power of Attorney for Matthew E. Winter. Incorporated herein by reference to Exhibit 24(b) to the Registration Statement on Form S-1 for Lincoln Benefit Life Company (File No. 333-158192) filed on
         April 14, 2010.
24(c)    Power of Attorney for Anurag Chandra. Filed herewith.

16(b)

Financial statement schedules required by Regulation S-X (17 CFR Part 210) and
Item 11(e) of Form S-1 are included in Part I.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the determining of any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted in directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

As required by the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincoln and State of Nebraska on April 12, 2011.

                    LINCOLN BENEFIT LIFE COMPANY (Registrant)


                                    * By:           /s/ Susan L. Lees
                                          -------------------------------------
                                                        Susan L. Lees
                                            Director, Senior Vice President,
                                              General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons and in the capacities indicated on April 12, 2011.

(Signature) (Title)


*/ Lawrence W. Dahl             Director, President, and Chief Operating Officer
-----------------------------
Lawrence W. Dahl


*/ Matthew S. Easley            Director and Senior Vice President
-----------------------------
Matthew S. Easley


/s/ Susan L. Lees               Director, Senior Vice President,
-----------------------------     General Counsel and Secretary
Susan L. Lees


*/ Samuel H. Pilch              Group Vice President and Controller
-----------------------------
Samuel H. Pilch


*/ John C. Pintozzi             Director, Senior Vice President and
-----------------------------     Chief Financial Officer
John C. Pintozzi


*/ Matthew E. Winter            Director, Chief Executive Officer and
-----------------------------     Chairman of the Board
Matthew E. Winter


*/ Anurag Chandra               Director and Senior Vice President
-----------------------------
Anurag Chandra

* By Susan L. Lees, pursuant to Power of Attorney.

                                    EXHIBITS

Exhibit No.   Description

10.24         Form of Assignment & Delegation of Administrative Services
              Agreements, Underwriting Agreements, and Selling Agreements
              between ALFS, Inc. and Allstate Life Insurance Company, Allstate
              Life Insurance Company of New York, Charter National Life
              Insurance Company, Intramerica Life Insurance Company, Allstate
              Distributors, LLC & Lincoln Benefit Life Company
23            Consent of Independent Registered Public Accounting Firm
24(c)         Power of Attorney for Anurag Chandra